As filed with the Securities and Exchange Commission on August 20, 1996

                                                     Registration No. 333-5364
 -----------------------------------------------------------------------------
 -----------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                -------------
                               Amendment No. 1
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    Under
                          The Securities Act of 1933



                                -------------
                          THE STANDISH CARE COMPANY
            (Exact Name of registrant as specified in its charter)

             Delaware                             8316
  (State or other jurisdiction of          (Primary Standard
  incorporation or organization)               Industrial                           04-3069586
                                          Classification Code          (I.R.S. Employer Identification No.)
                                                Number)


                               197 First Avenue
                         Needham, Massachusetts 02194
                                (617) 433-1000


                                -------------

              (Address, including zip code and telephone number, including area code of Registrant's Principal Executive Offices)


                          MICHAEL J. DOYLE, CHAIRMAN
                          THE STANDISH CARE COMPANY
                               197 First Avenue
                         Needham, Massachusetts 02194
                                (617) 433-1000


                                -------------

          (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                -------------

                                   Copy to:

                           DAVID A. GARBUS, ESQUIRE
                               ROBINSON & COLE
                               One Boston Place
                         Boston, Massachusetts 02108
                                (617) 557-5900

                                -------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement and upon consummation of the Merger as described herein.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                       CALCULATION OF REGISTRATION FEE

- - -----------------------------------------------------------------------------

                                                   Proposed
                                                    Maximum
                                                   Offering
                                                     Price          Amount of
   Title Of Each Class Of       Amount to be       Per Share      Registration
Securities To Be Registered    Registered (1)         (2)              Fee
- - ---------------------------     --------------    ------------   ---------------
Common Stock, $.01 par           50,540,000
  value                             shares          $3.625           $63,175


(1) This Registration Statement covers the maximum number of shares of the Registrant's Common Stock that may be issued in connection with the
    Merger described in the enclosed Proxy Statement-Prospectus. Includes 540,000 shares of the Registrant's Common Stock that may be issued to National Westminster Bank Plc, New York Branch, as financial advisor to CareMatrix, as described in the enclosed Proxy Statement-Prospectus.
(2) Pursuant to Rule 457(l) computed on the basis of the market value of the Registrant's Common Stock that may be issued in the Merger. The value of the Registrant's Common Stock is computed in accordance with Rule 457(c) on the basis of the closing price per share of the Registrant's Common Stock reported on the Nasdaq Small Cap Market on August 2, 1996.
     -------------------------------------------------------------------------
     -------------------------------------------------------------------------

                          THE STANDISH CARE COMPANY
                         Needham, Massachusetts 02194
                                (617) 433-1000



                               August 23, 1996


Dear Stockholder:


   You are cordially invited to attend the Special Meeting of Stockholders of The Standish Care Company ("Standish") to be held on September 26, 1996 at Standish's executive offices at 197 First Avenue, Needham, Massachusetts 02194, starting at 10:00 a.m. local time.


   At this important meeting you will be asked to approve the separate mergers of twelve wholly-owned subsidiaries of Standish with and into one of twelve affiliated corporations (collectively, the "Merger") which are known as CareMatrix of Massachusetts, Inc., CareMatrix of Amber Lights, Inc., CareMatrix of Amethyst Arbor, Inc., CareMatrix of Emerald Springs, Inc., CareMatrix of Cypress Station, Inc., CarePlex of Cragganmore, Inc., CarePlex of Homestead, Inc., CareMatrix of Darien, Inc., CarePlex of Miami Shores, Inc., CareMatrix of ARI, Inc., CCC of Maryland, Inc. and A.M.A. New Jersey Development, Inc. (each a "CareMatrix Corporation" and collectively, "CareMatrix") and which are owned by a group of persons consisting of Abraham
D. Gosman, Andrew D. Gosman, Michael M. Gosman, certain key CareMatrix employees and others (collectively, the "CareMatrix Stockholders").

   As a result of the Merger, Standish would issue an aggregate of 50,000,000 shares of Standish's common stock to the CareMatrix Stockholders. The Merger would result in the CareMatrix Stockholders holding approximately 91% of Standish common stock on a fully-diluted and fully-converted basis.

   Upon consummation of the Merger, the CareMatrix Corporations will be the surviving corporations, and exist as subsidiaries of Standish. Standish will be headquartered in Needham, Massachusetts. Standish's Board of Directors will consist of seven persons and will include Michael J. Doyle, currently Standish's Chief Executive Officer and a member of the Board, Abraham D. Gosman of CareMatrix, as Chairman, and Andrew D. Gosman of CareMatrix, who will serve as Vice Chairman, as well as four outside directors. Mr. Doyle will be the Chief Executive Officer upon consummation of the Merger.

   Details of the proposed Merger are described in the accompanying Proxy Statement-Prospectus. This important document contains information called for by requirements of Federal securities laws and the Securities and Exchange Commission, which are applicable to Standish. You are urged to give this document your prompt attention and consult with such advisors as you may think desirable.

   After a thorough examination of the Merger conducted with the assistance of outside financial and legal advisors, Standish's Board of Directors has unanimously approved the Merger and the Merger Agreement and unanimously recommends that you vote FOR the proposal relating to it.

   Approval of the Merger requires the affirmative vote of a majority of the issued and outstanding shares of Standish Common Stock and Standish Series A Preferred Stock taken together and voting as a class. It is, therefore, important that your shares be represented and voted at the Special Meeting.

   All Stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to fill-in, sign, date and return the enclosed proxy (blue form) as promptly as possible in the postage-paid envelope enclosed for that purpose. If you do find it possible to attend the Special Meeting and wish to vote in person, you may withdraw your proxy card at that time.

On behalf of the Board of Directors

Sincerely,

Michael J. Doyle
Chairman and Chief Executive Officer

                          THE STANDISH CARE COMPANY
                               197 First Avenue
                         Needham, Massachusetts 02194
                                (617) 433-1000



                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To Be Held September 26, 1996


To the Stockholders of The Standish Care Company:


   A Special Meeting of Stockholders of The Standish Care Company
("Standish") will be held at Standish's executive offices at 197 First Avenue, Needham, Massachusetts 02194, Massachusetts on September 26, 1996, at 10:00 a.m. local time, to consider and act upon the following proposals:


   1. Approval of an Agreement and Plan of Merger by and among Standish, twelve wholly-owned subsidiaries of Standish ("Standish Subs"), twelve affiliated corporations which are known as CareMatrix of Massachusetts, Inc., CareMatrix of Amber Lights, Inc., CareMatrix of Amethyst Arbor, Inc., CareMatrix of Emerald Springs, Inc., CareMatrix of Cypress Station, Inc., CarePlex of Cragganmore, Inc., CarePlex of Homestead, Inc., CareMatrix of Darien, Inc., CarePlex of Miami Shores, Inc., CareMatrix of ARI, Inc. and A.M.A. New Jersey Development, Inc. (each a "CareMatrix Corporation" and collectively, "CareMatrix") and which are owned by a group of persons consisting of Abraham D. Gosman, Andrew D. Gosman, Michael M. Gosman, certain key CareMatrix employees and others (collectively, the "CareMatrix Stockholders"), pursuant to which each of the Standish Subs will be merged with and into a CareMatrix Corporation and the CareMatrix Stockholders will receive an aggregate of 50,000,000 shares of Common Stock of Standish, $.01 par value per share ("Standish Common Stock").

   2. To consider and act upon a proposal to amend Standish's Restated Certificate of Incorporation to increase the number of authorized shares of Standish Common Stock, from 30,000,000 shares to 75,000,000 shares (the "Authorized Stock Amendment");

   3. To consider and act upon a proposed amendment to Standish's Restated 1991 Combination Stock Option Plan, as described in the enclosed Proxy Statement-Prospectus;

   4. To elect five persons to the Standish Board of Directors to serve until the earlier of (a) the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or (b) the consummation of the Merger in accordance with the Merger Agreement; and

   5. To consider and transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


   Only holders of Standish Common Stock and Series A Preferred Stock of record at the close of business on August 23, 1996 are entitled to notice of and to vote at the Special Meeting.


   All Stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to fill-in, sign, date and return the enclosed proxy (blue form) as promptly as possible in the postage-paid envelope enclosed for that purpose. If you do find it possible to attend the Standish Special Meeting and wish to vote in person, you may withdraw your proxy card at that time.

   If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting, you must obtain and bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Further, in such case, in order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors


Daniel O. Gaquin
Secretary


Boston, Massachusetts
August 23, 1996


YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE FILL-IN, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                          THE STANDISH CARE COMPANY



                             PROXY STATEMENT FOR
                       Special Meeting Of Stockholders
                        To Be Held September 26, 1996

                                -------------


                          THE STANDISH CARE COMPANY
                      50,540,000 SHARES OF COMMON STOCK

                                -------------

   The Standish Care Company, a Delaware corporation ("Standish"), has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act"), relating to 50,000,000 shares of Standish common stock, $.01 par value (the "Standish Common Stock"), to be issued in connection with the proposed mergers of twelve wholly-owned subsidiaries of Standish ("Standish Subs") with and into one of twelve affiliated corporations which are known as CareMatrix of Massachusetts, Inc., CareMatrix of Amber Lights, Inc., CareMatrix of Amethyst Arbor, Inc., CareMatrix of Emerald Springs, Inc., CareMatrix of Cypress Station, Inc., CarePlex of Cragganmore, Inc., CarePlex of Homestead, Inc., CareMatrix of Darien, Inc., CarePlex of Miami Shores, Inc., CareMatrix of ARI, Inc., CCC of Maryland, Inc. and A.M.A. New Jersey Development, Inc. (each a "CareMatrix Corporation" and collectively, "CareMatrix") and which are owned by a group of persons consisting of Abraham D. Gosman, Andrew D. Gosman, Michael M. Gosman, certain key CareMatrix employees and others (collectively, the "CareMatrix Stockholders") and the resale of the shares of Standish Common Stock issued to CareMatrix Stockholders at the Effective Time of the Merger.

   The Registration Statement of which this Proxy Statement-Prospectus forms a part also covers up to 540,000 shares of Standish Common Stock that may be issued to National Westminster Bank Plc, New York Branch, ("NatWest") as financial advisor to CareMatrix. See "The Merger--Interests of Certain Persons in the Merger-- Advisory Fees."


   This Proxy Statement-Prospectus is being furnished to holders of the shares of Standish Common Stock and of Standish's Series A Cumulative Convertible Preferred Stock, $.01 par value per share ("Series A Preferred Stock") in connection with the solicitation of proxies for use at the special meeting of Stockholders of Standish (the "Standish Special Meeting") to be held on September 26, 1996, at 10:00 a.m., at Standish's executive offices at 197 First Avenue, Needham, Massachusetts 02194 and at any adjournment or postponement thereof.



   See "Risk Factors" beginning on page 8 for a discussion of certain factors that should be considered by Standish Stockholders in determining how to vote with respect to matters to be considered at the Standish Special Meeting.


   All information herein with respect to CareMatrix has been furnished by CareMatrix.

                                -------------

THE SECURITIES OF STANDISH OFFERED HEREBY HAVE NOT BEEN APPROVED OR
   DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
       COMMISSION NOR HAS THE COMMISSION OR ANY STATE COMMISSION PASSED
          UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
             STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.

                                -------------


   The date of this Proxy Statement-Prospectus is August 19, 1996. This Proxy Statement-Prospectus and the related Form of Proxy are first being mailed to the Stockholders of Standish on or about August 26, 1996.

No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information must not be relied upon as having been authorized by CareMatrix or Standish. This document does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Proxy Statement-Prospectus nor any distribution of shares of Standish Common Stock shall, under any circumstances, create any implication that there has not been any change in the affairs of Standish or CareMatrix since the date hereof.


                            AVAILABLE INFORMATION

   Standish has filed a Registration Statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of the Standish Common Stock to be issued in connection with the Mergers of the twelve wholly-owned subsidiaries of Standish, a Delaware corporation, which subsidiaries are known as Standish Acquisition 1, Inc., Standish Acquisition 2, Inc., Standish Acquisition 3, Inc., Standish Acquisition 4, Inc., Standish Acquisition 5, Inc., Standish Acquisition 6, Inc., Standish Acquisition 7, Inc., Standish Acquisition 8, Inc., Standish Acquisition 9, Inc., Standish Acquisition 10, Inc., Standish Acquisition 11, Inc. and Standish Acquisition 12, Inc. (collectively, the "Standish Subs") with and into one of twelve affiliated corporations, which affiliated corporations are known as CareMatrix of Massachusetts, Inc., CareMatrix of Amber Lights, Inc., CareMatrix of Amethyst Arbor, Inc., CareMatrix of Emerald Springs, Inc., CareMatrix of Cypress Station, Inc., CarePlex of Cragganmore, Inc., CarePlex of Homestead, Inc., CareMatrix of Darien, Inc., CarePlex of Miami Shores, Inc., CareMatrix of ARI, Inc., CCC of Maryland, Inc. and A.M.A. New Jersey Development, Inc. (each a "CareMatrix Corporation" and collectively, "CareMatrix").

   As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information contained in the Registration Statement on file with the Commission. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto, which may be inspected and copied at, and copies of such material may be obtained at prescribed rates from, the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the
Commission: New York Regional Office at 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the Commission upon payment of the prescribed fees.

   Standish is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements, and other information with the Commission. Such reports, proxy and information statements, and other information filed by Standish with the Commission in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the
Commission: New York Regional Office at 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of all or any portion of the material may be obtained from the Public Reference Section of the Commission upon payment of the prescribed fees. Such materials call also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W. Washington, D.C. 20006. The Commission maintains a site on the World Wide Web (http:// www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that submit electronic filings to the Commission.

                               TABLE OF CONTENTS

                                                                                           Page No.
                                                                                          -----------
Available Information                                                                           ii
Table of Contents                                                                              iii
Summary of Proxy Statement-Prospectus                                                            1
Selected Historical and Unaudited Combined Pro Forma Financial Data                              6
Risk Factors                                                                                     8
Solicitation, Voting and Revocation of Proxies                                                  14
The Merger                                                                                      15
Market Prices and Dividends                                                                     37
Unaudited Pro Forma Combined Financial Statements                                               39
Management's Discussion and Analysis of Financial Condition and Results of Operations
  for Standish                                                                                  44
Business of Standish                                                                            51
Management of Standish                                                                          60
Principal Stockholders and Security Ownership of Management of Standish                         67
Business of CareMatrix                                                                          69
Management of CareMatrix                                                                        75
Principal Stockholders and Security Ownership of Management of CareMatrix                       76
Management's Discussion and Analysis of Financial Condition and Results of Operations
  for CareMatrix                                                                                78
Description of Standish Capital Stock                                                           80
Other Matters to be Considered at Standish Special Meeting
    Proposal No. 2--Amendment to the Standish Restated Certificate of Incorporation             84
   Proposal No. 3--Amendment to Standish Stock Option Plan                                      85
   Proposal No. 4--Election of Directors                                                        86
   Other Matters                                                                                87
Experts                                                                                         87
Presence of Independent Public Accountants                                                      87
Legal Opinions                                                                                  87
Stockholder Proposals                                                                           87
Index to Financial Statements                                                                  F-1
Appendix I--Agreement and Plan of Merger                                                       I-1
Appendix II--Opinion of Stonebridge Associates, LLC                                           II-1
Appendix III--Proposed Article Fourth of Standish's Restated Certificate
  of Incorporation                                                                           III-1
Appendix IV--Proposed Amendment No. 5 to Standish 1991 Restated
  Stock Option Plan                                                                           IV-1

                     SUMMARY OF PROXY STATEMENT-PROSPECTUS

   The following is a brief summary of certain information contained elsewhere in this Proxy Statement- Prospectus together with information concerning Standish and CareMatrix, the proposed Merger and the Standish Common Stock, the Standish Preferred Stock and the common stock of CareMatrix, respectively. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained in this Proxy Statement- Prospectus, the Appendices hereto and the documents referred to herein, including the Agreement and Plan of Merger, dated as of July 3, 1996, by and among Standish, twelve wholly-owned subsidiaries of Standish ("Standish Subs"), twelve affiliated corporations which are known as CareMatrix of Massachusetts, Inc., CareMatrix of Amber Lights, Inc., CareMatrix of Amethyst Arbor, Inc., CareMatrix of Emerald Springs, Inc., CareMatrix of Cypress Station, Inc., CarePlex of Cragganmore, Inc., CarePlex of Homestead, Inc., CareMatrix of Darien, Inc., CarePlex of Miami Shores, Inc., CareMatrix of ARI, Inc., CCC of Maryland, Inc. and A.M.A. New Jersey Development, Inc. (each a "CareMatrix Corporation" and collectively, "CareMatrix") and which are owned by a group of persons consisting of Abraham
D. Gosman, Andrew D. Gosman, Michael M. Gosman, certain key CareMatrix employees and others (collectively, the "CareMatrix Stockholders"), pursuant to which each of the Standish Subs will be merged with and into a CareMatrix Corporation (the "Merger Agreement") which is attached to this Proxy Statement-Prospectus as Appendix I.

                         THE STANDISH SPECIAL MEETING

Time, Date and Place of Meeting


   The special meeting (the "Standish Special Meeting") of Stockholders of Standish will be held at 10:00 a.m., local time, on September 26, 1996, 197 First Avenue, Needham, Massachusetts 02194. The Standish Special Meeting is being held in lieu of Standish's 1996 Annual Meeting.



Record Date


   Only holders of record of shares of Standish Common Stock and of Series A Preferred Stock at the close of business on August 23, 1996 will be entitled to vote at the Standish Special Meeting. See "Solicitation, Voting and Revocation of Proxies."



Purpose of the Meeting

   The purpose of the Standish Special Meeting is to consider and vote upon a proposal (i) to approve and adopt the Merger Agreement which provides for the merger of each of the Standish Subs with and into one of the CareMatrix Corporations (the "Merger"); (ii) to approve and adopt an amendment to the Standish Restated Certificate of Incorporation, as amended (the "Standish Restated Certificate of Incorporation") to increase the number of authorized shares of Standish Common Stock, from 30,000,000 shares to 75,000,000 shares (the "Authorized Stock Amendment"); (iii) to approve and adopt an amendment to Standish's Restated 1991 Combination Stock Option Plan to increase from 785,000 to 2,000,000 the total number of shares of Standish's Common Stock reserved for issuance thereunder (the "Stock Option Plan Amendment"); and
(iv) to elect five persons to the Standish Board of Directors to serve until the earlier of (a) the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or (b) the consummation of the Merger in accordance with the Merger Agreement. For more detailed information, see "Other Matters to be Considered at Standish Special Meeting--Proposal No. 2--Amendment to Standish Restated Certificate of Incorporation" and "--Proposal No. 3--Amendment to Standish Stock Option Plan" and "--Proposal No. 4--Election of Directors."

   For information concerning the consideration offered to the CareMatrix Stockholders in the Merger, see "Merger Terms" in this Summary. For more detailed information, see "The Merger--Terms of the Merger Agreement"; and "Description of Standish Capital Stock."

Shares Outstanding on the Record Date Entitled to Vote


   On the record date, 3,697,366 shares of Standish Common Stock and 29,000 shares of Series A Preferred Stock will be issued and outstanding and entitled to vote at the Standish Special Meeting.

Vote Required

   The holders of a majority in interest of all Standish Common Stock and Series A Preferred Stock issued and outstanding and taken together as a class are required to be present in person or represented by proxy at the Standish Special Meeting in order to constitute a quorum for the transaction of business.

   Approval of the Merger Agreement at the Standish Special Meeting requires the affirmative vote of a majority of the issued and outstanding shares of Standish Common Stock and Series A Preferred Stock entitled to vote taken together as a class.

   Approval of the proposal authorizing the Authorized Stock Amendment will require the affirmative vote of a majority of the outstanding shares of Standish Common Stock and of Series A Preferred Stock taken together voting as a class. The five nominees for election as Directors of Standish who receive the greatest number of votes properly cast by Stockholders present in person or represented by proxy at the Standish Special Meeting will be elected Directors of Standish. Approval of the Stock Option Plan Amendment and approval of any other matter properly coming before the Standish Special Meeting will require the affirmative vote of the holders of at least a majority of shares of the Standish Common Stock and the Series A Preferred Stock taken together as a class and represented at the Standish Special Meeting.

                                  THE MERGER

The Parties

   Standish. The Standish Care Company ("Standish"), a Delaware corporation, is a publicly-held assisted living company engaged in the business of providing long term care services through the operation and management of assisted living communities throughout the eastern United States. See "Business of Standish." Standish's principal executive offices are located at 197 First Avenue, Needham, Massachusetts 02194 and its telephone number is
(617) 433-1000.

   CareMatrix. CareMatrix consists of a group of twelve affiliated corporations which are privately-held and in the business of the development, operation and management of assisted living communities and other senior care facilities. Each of the CareMatrix Corporations is a Delaware corporation except A.M.A. New Jersey Development, Inc., which is a New Jersey corporation. See "Business of CareMatrix." CareMatrix's principal executive offices are located at 197 First Avenue, Needham, Massachusetts 02194, and its telephone number is (617) 433-1000.

   Standish Subs. Each of the Standish Subs is a Delaware corporation and a wholly-owned subsidiary of Standish formed for the purpose of the Merger.

Merger Terms

   In the Merger, each of the Standish Subs will be merged with and into a CareMatrix Corporation, which CareMatrix Corporations will be the surviving corporations and will become subsidiaries of Standish. In addition, Standish will change its name to "CareMatrix Corporation" (herein referred to as "New Standish").

   At the effective time of the Merger (the "Effective Time"), the shares of common stock of the CareMatrix Corporations shall, by virtue of the Merger and without any action on the part of any holder hereof, be converted into the right to receive an aggregate of 50,000,000 of newly issued, fully-paid and non-assessable shares of common stock, par value $.01 per share, of Standish ("Standish Common Stock") allocated as set forth in the Merger Agreement. The shares of Standish Common Stock issuable in exchange for the shares of stock of each CareMatrix Corporation are referred to as the "Merger Consideration."

   The Merger Consideration was arrived at as a result of arms-length negotiations between representatives of CareMatrix and Standish and approved by the Standish Board of Directors, based on consultation with Stonebridge Associates, LLC ("Stonebridge") and Prager, McCarthy & Sealy, as financial advisors (the "Financial Advisors") to the Standish Board of Directors. It should be recognized, however, that the Standish Common Stock will be newly issued in the Merger and that the market value of the CareMatrix Common Stock to be exchanged in the aggregate for 50,000,000 shares of Standish Common Stock in the Merger, at the Effective Time, may be more or less than the value of the aggregate number of shares of Standish Common Stock to be issued in the Merger, depending on market prices.

Recommendations of the Board of Directors; Opinion of Financial Advisor

   The Board of Directors of Standish believes that the terms of the Merger are fair to and in the best interest of the Stockholders of Standish. The decision of the Board of Directors of Standish to approve the Merger Agreement, the Authorized Stock Amendment and the Stock Option Plan Amendment and to recommend the approval of the proposal authorizing the Authorized Stock Amendment and the Stock Option Plan Amendment to the Stockholders of Standish was based upon a number of considerations described in "The Merger--Reasons for the Merger and Recommendation of the Board of Directors of Standish." In reaching its decision, the Board of Directors of Standish was advised by Stonebridge, one of Standish's Financial Advisors, that based on Stonebridge's analyses, the resulting approximately 9% ownership of the outstanding shares of Standish Common Stock to be retained by Standish's current Stockholders after giving effect to the Standish Common Stock to be issued to the CareMatrix Stockholders in the Merger, is fair to Standish's current Stockholders from a financial point of view. See "The Merger--Opinion of Financial Advisor."

   The Board of Directors of Standish unanimously recommends that the Stockholders of Standish vote FOR the adoption of the proposals approving and authorizing the Merger Agreement, the Authorized Stock Amendment and the Stock Option Plan Amendment, respectively.

Management of Standish's Business after the Merger; Interests of Certain Persons in the Merger

   The CareMatrix Corporations' businesses will be carried on under their present names and management, as subsidiaries of New Standish. Following consummation of the Merger, New Standish's business will be carried on under the name "CareMatrix Corporation." Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, New Standish will be obligated to increase its Board of Directors to seven persons and name as directors, Messrs. Abraham D. Gosman and Andrew D. Gosman, who are presently CareMatrix Stockholders, as well as Michael J. Doyle, who is currently Standish's Chief Executive Officer, and four outside directors not yet identified. For further information regarding the interests of certain persons in the Merger, see "The Merger-- Interests of Certain Persons in the Merger."

Accounting Treatment

   Standish and CareMatrix intend to treat the Merger as a "reverse acquisition" for accounting purposes, with CareMatrix treated as the accounting acquiror, even though New Standish will be the survivor for legal purposes. See "The Merger--Accounting Treatment."

Conditions and Termination

   The Merger is subject to certain conditions pursuant to the Merger Agreement which, if not fulfilled or waived, permit termination by the party entitled to the benefit thereof. In the event that the Merger is not consummated by February 15, 1997 (which date is subject to extension for up to an additional three months), either Standish or CareMatrix may terminate the Merger. See "The Merger--Terms of the Merger Agreement."

Effective Time of the Merger

   Standish and CareMatrix intend to consummate the Merger as soon as practicable after the adoption of the proposal authorizing the Merger Agreement, the Authorized Stock Amendment and the Stock Option Plan Amendment by the Stockholders of Standish and after all conditions to the Merger have been satisfied or waived.

Dissenters' Rights

   The Delaware General Corporation Law does not provide for dissenters' rights to holders of Standish Common Stock or Series A Preferred Stock with respect to the proposal to approve the Merger Agreement inasmuch as Standish is not a "constituent corporation" within the purview of applicable provisions of the Delaware General Corporation Law. Further, there are no dissenters' rights with respect to the other proposals to be considered at the Standish Special Meeting.

Description of Standish Capital Stock


   As of the date of this Proxy Statement-Prospectus, Standish is authorized to issue 30,000,000 shares of Standish Common Stock, of which 3,697,366 shares are outstanding; 345,268 shares of preferred stock, $.01 par value per share, issuable in series--Series A Preferred Stock, of which 29,000 are outstanding, and Series B Cumulative Convertible Preferred Stock, $.01 par value per share ("Series B Preferred Stock"), of which 100 are outstanding. See "Description of Capital Stock."



Market Prices


   Standish Common Stock is currently traded on the Nasdaq Small Cap System and is quoted under the symbol "STAN". The following table sets forth for the periods indicated the range of high and low sales prices as reported on Nasdaq from Standish's fiscal year ended December 31, 1993 to and including August 16, 1996.



                                              High      Low
                                              ----      ---
FISCAL YEAR ENDED DECEMBER 31, 1993
  First Quarter                               5-3/4     4-1/8
  Second Quarter                              5-1/8     3-5/8
  Third Quarter                               4-1/2     3-5/8
  Fourth Quarter                              6-1/2     4-1/8
FISCAL YEAR ENDED DECEMBER 31, 1994
  First Quarter                               6-3/4     5-3/8
  Second Quarter                              5-3/8     3-3/8
  Third Quarter                               4-1/8    2-7/16
  Fourth Quarter                            2-11/16     2-1/4
FISCAL YEAR ENDED DECEMBER 31, 1995
  First Quarter                               2-1/2     1-7/8
  Second Quarter                              2-1/4         2
  Third Quarter                               2-7/8     2-1/4
  Fourth Quarter                              4-1/8     2-3/8
FISCAL YEAR ENDING DECEMBER 31, 1996
  First Quarter                              4-7/16     2-7/8
  Second Quarter                              5-7/8     2-1/8
  Third Quarter through August 16, 1996       5-3/8     3-1/2


   On June 3, 1996, the last full trading day preceding the first public announcement of the Merger, the closing price for the Standish Common Stock was $2-15/16 per share. On August 16, 1996, the closing price for the Standish Common Stock as reported in The Wall Street Journal was $4.00 per share.


   There is no public trading market for the common stock of CareMatrix.

Regulatory Approvals

   Standish and CareMatrix believe that they have complied with all Federal and state regulatory requirements and obtained all governmental approvals necessary in connection with the Merger other than the filing of certificates with the Secretaries of State of the State of Delaware and the State of New Jersey, as applicable, and compliance with certain state securities laws and related requirements in connection with the issuance of the Standish Common Stock to the CareMatrix Stockholders in accordance with the Merger Agreement.

                                OTHER MATTERS

Authorized Stock Amendment

   At the Standish Special Meeting, Standish Stockholders will also be asked to approve and adopt an amendment to the Standish Restated Certificate of Incorporation to increase the number of authorized shares of Standish Common Stock from 30,000,000 shares to 75,000,000 shares. Such Amendment is required in order to permit Standish to consummate the Merger Agreement with CareMatrix. See "Other Matters to be Considered at Standish Special Meeting--Proposal No. 2--Amendment to the Standish Restated Certificate of Incorporation."

Stock Option Plan Amendment

   At the Special Standish Meeting, Standish Stockholders will be asked to approve and adopt an amendment to Standish's 1991 Restated Combination Stock Option Plan to increase from 785,000 to 2,000,000 the total authorized shares of Standish Common Stock reserved for issuance thereunder. The Stock Option Plan Amendment is necessary in order to permit Standish to issue the full number of shares of Standish Common Stock required to be issued pursuant to the grant of the Management Options to Michael J. Doyle and Kenneth M. Miles, the Chairman of the Board and Chief Financial Officer, respectively, of Standish. See "The Merger--Interest of Certain Persons in the Merger" and "Other Matters to be Considered at Standish Special Meeting--Proposal No. 3-- Amendment to the Standish Stock Option Plan."

Election of Directors

   At the Standish Special Meeting, Standish Stockholders will also be asked to vote for and elect five persons to the Standish Board of Directors. Each director elected at the Special Standish Meeting will hold office until the earlier of (a) the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified or (b) the consummation of the Merger in accordance with the Merger Agreement. See "Management of Standish" and "Other Matters to be Considered at Standish Special Meeting--Proposal No. 4--Election of Directors."

      SELECTED HISTORICAL AND UNAUDITED COMBINED PRO FORMA FINANCIAL DATA
                    (in thousands, except per share data)

   The historical financial data of Standish and CareMatrix for the periods indicated have been derived from their respective historical consolidated and combined financial statements, and should be read in conjunction with such financial statements and the notes thereto, which are included in this Proxy Statement-Prospectus.

   The selected unaudited combined pro forma financial data of Post-Merger CareMatrix (New Standish) are derived from the unaudited pro forma combined financial statements of Post-Merger CareMatrix, and should be read in conjunction with such unaudited pro forma statements and notes thereto which are included in this Proxy Statement-Prospectus. The unaudited pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have existed if the Merger had occurred on January 1, 1995, nor are they necessarily indicative of the future operating results or financial position of Post- Merger CareMatrix.

          STANDISH
          --------

                                                                                      Six Months
                                                                                        Ended
                                     -------Year Ended December 31,------------        June 30,
                                 1991       1992       1993       1994       1995        1996
                                 ------    -------    -------    -------    -------   ----------
                                                   (Audited)                         (Unaudited)
Statement of Operations
  Data:
Net revenues                    $  202    $ 1,006    $ 1,731    $ 6,709    $ 8,436      $4,670
                                ------    -------    -------    -------    -------      ------
Operating costs and expenses       836      3,078      3,049      9,823      9,940       5,023
                                ------    -------    -------    -------    -------      ------
Loss from operations              (634)    (2,072)    (1,318)    (3,114)    (1,504)       (353)
Interest income                    (44)      (145)       (42)       (20)      (153)        (29)
Interest expense                   168        912        352      1,109      1,500         823
Other (income) expense             (98)    (1,557)      (533)       (31)      (558)       (743)
                                ------    -------    -------    -------    -------      ------
Loss                            $ (660)   $(1,282)   $(1,095)   $(4,172)   $(2,293)     $ (404)
                                ======    =======    =======    =======    =======      =======
Loss per share                  $(1.05)   $ (1.02)   $  (.95)   $ (1.81)   $  (.71)     $ (.13)


                                         ------December 31,----------           June 30,
                                  1991    1992     1993      1994      1995        1996
                                  -----    ----    ------    ------    ------   ----------
                                               (Audited)                       (Unaudited)
Balance Sheet Data:
Cash and cash equivalents      $   387  $  714   $ 1,065   $   233   $   368     $   356
Working capital (deficit)          184    (181)      569    (1,068)   (1,584)     (3,474)
Total assets                    11,453   3,505    13,657    13,419    15,975      15,528
Long-term debt, less current
  maturities                    10,266   1,375     5,652     8,440    12,457      10,461
Stockholders' equity
  (deficit)                       (429)    927     6,065     2,327        18        (373)

      SELECTED HISTORICAL AND UNAUDITED COMBINED PRO FORMA FINANCIAL DATA,
                                  continued
                    (in thousands, except per share data)


                                                                         Post-Merger CareMatrix
         CAREMATRIX                          Historical                    Pro Forma Combined
         ----------              -------------------------------------   ------------------------
                                 June 24,
                                   1994
                               (Inception)                     Six
                                    to        Year Ended     Months     Year Ended    Six Months
                                 December      December       Ended      December       Ended
                                   31,            31,       June 30,        31,        June 30,
                                   1994          1995         1996         1995          1996
                                 -------        -------      -------     --------      -------
                                (Audited)      (Audited) (Unaudited)   (Unaudited)   (Unaudited)
Statement of Operations
  Data:
Net revenues                     $   366        $ 2,485      $ 2,389     $ 10,921      $ 7,059
Operating costs and
  expenses                         2,865          9,147        5,591       20,098       11,120
                                 -------        -------      -------     --------      -------
Loss from operations              (2,499)        (6,662)      (3,202)      (9,177)      (4,061)
Interest income                                                  (24)        (153)         (53)
Interest expense                      56            544          559        2,044        1,382
Other                               --             --           --           (558)        (743)
                                 -------        -------      -------     --------      -------
Loss                             $(2,555)       $(7,206)     $(3,737)    $(10,510)     $(4,647)
                                 =======        =======      =======     ========      =======
Pro forma loss per share                                                 $  (0.19)     $ (0.09)
                                                                         ========      =======

                                      ---December 31,----
                                                     June 30,               June 30,
                                  1994      1995       1996                   1996
                                  ------    ------    --------    ------   ----------
                              (Audited) (Audited) (Unaudited)             (Unaudited)
Balance Sheet Data:
Cash and cash equivalents       $     2   $   145    $  2,028               $ 3,284
Working capital (deficit)           174      (691)      1,286                (2,288)
Total assets                        330     2,410       6,022                44,380
Long-term debt, less current
  maturities                      2,730     9,661      16,992                30,753
Stockholders' equity
  (deficit)                      (2,555)   (9,762)    (13,498)                3,326

                                  RISK FACTORS

   The Stockholders of Standish should consider carefully the factors set forth below, as well as the other information set forth in this Proxy Statement-Prospectus, in determining whether to vote for the approval and adoption of the Merger Agreement, the approval of the proposals authorizing the Authorized Stock Amendment and the Stock Option Plan Amendment and with respect to the other matters to be considered at the Standish Special Meeting.

History of Continuing Losses From Standish Operations. Since its formation in October 1989, Standish has experienced significant losses from operations. Through June 30, 1996, Standish had cumulative losses from operations of $9.2 million. For the year ended December 31, 1995, Standish incurred a loss from operations of $1.5 million (including $263,000 in the aggregate for severance costs). During the three months and six months ended June 30, 1996, Standish sustained losses from operations of $122,000 and $353,000, respectively. At June 30, 1996, Standish's accumulated deficit was $10.3 million. Standish expects to continue to incur losses from operations through at least the end of 1996, whether or not the Merger is consummated. There can be no assurance that Standish will be able to generate income from operations or net income at any time, whether from its existing operations or from any communities that are operated in the future. If Standish fails to achieve profitability, Standish's and/or New Standish's viability could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations for Standish" and the Standish Financial Statements.

History of Continuing Losses From CareMatrix Operations. Since its formation in June 1994, CareMatrix has experienced significant losses from operations. Through June 30, 1996, CareMatrix had cumulative losses from operations of $12.4 million. For the year ended December 31, 1995, CareMatrix incurred a loss from operations of $6.7 million (including an $895,000 provision for closing a facility). During the six months ended June 30, 1996, CareMatrix sustained losses from operations of $3.2 million. At June 30, 1996, CareMatrix's accumulated deficit was $13.5 million. CareMatrix may incur losses from operations through at least the end of 1996, whether or not the Merger is consummated. There can be no assurance that CareMatrix will be able to generate income from operations or net income at any time, whether from its existing operations or from any communities that are operated in the future. If CareMatrix fails to achieve profitability, New Standish's viability could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations for CareMatrix" and the CareMatrix Financial Statements.

Standish Working Capital and Liquidity Deficiencies. Since its inception, Standish has experienced working capital and liquidity deficiencies. Standish has provided for its working capital and liquidity needs through sales of securities in the public markets, including its initial public offering of Standish Common Stock in February 1992 and its public offering of Series A Preferred Stock in September and October 1993, through private placements of debt and equity securities and through the sale of assets for cash as well as through the deferral of certain payables and preferred stock dividends. Some of these transactions were with affiliated parties. Although Standish believes that it will have sufficient funds to meet its working capital needs for its existing operations for at least 12 months following the completion of the Merger, there can be no assurance that Standish's working capital requirements will not exceed those currently anticipated by Standish. Moreover, to the extent Standish acquires communities which do not generate operating cash flow (after interest and community rent expense), Standish may be required to seek additional financing for working capital and liquidity purposes. In the event Standish is not able to meet its working capital or liquidity needs with bank borrowings (which to date have been unavailable to Standish) or other financing sources, it would become necessary for Standish to consider reductions in its then existing operations and the deferral of any planned capital expenditures as well as to reassess the timing and extent of its acquisition program. See "--Adverse Impact of Merger on Standish Net Operating Loss Carryforwards" below, and "Management's Discussion and Analysis of Financial Condition and Results of Operations for Standish."


CareMatrix Reliance Upon Related Party for Working Capital. CareMatrix's working capital requirements have been funded historically through loans made available by Abraham D. Gosman, the principal CareMatrix Stockholder. At December 31, 1995 and December 31, 1994, CareMatrix had borrowed approximately $9.7 million and $2.7 million, respectively, from Mr. Gosman. At June 30, 1996, $17.0 million was owed to Mr. Gosman. These loans bear interest at the prime rate, payable upon demand, and the principal is repayable in January 1998. Although CareMatrix expects to obtain additional financing, as required, from Mr. Gosman for working capital purposes, Mr. Gosman is under no obligation to provide such additional financing indefinitely. There can be no assurance that such financing can be obtained from Mr. Gosman, and if such financing is not obtained CareMatrix would be required to seek additional financing for working capital purposes from other sources. There can be no assurance that CareMatrix will be able to obtain such financing on acceptable terms, if at all. See "--Dependence by CareMatrix on Related Party Agreements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations for CareMatrix."

Difficulties Associated with Integrating the Operations of Standish and CareMatrix. Standish and CareMatrix believe that they can successfully integrate and manage the combined operations of Standish and CareMatrix, as well as achieve certain economies of scale. However, because of the inherent uncertainties associated with efforts to integrate and manage the operations of the two companies, there can be no assurance that New Standish will be successful in such integration and management, that any cost savings or operating synergies will be realized, or that there will not be offsetting increases in other expenses or other charges to earnings resulting from the combined operations. It is expected that New Standish will establish a reserve for severance and other non-recurring charges expected to be incurred in connection with the Merger and integration of operations. While Standish has no current plans to do so, New Standish may elect to dispose of certain of its communities and may, as a result, incur further non-recurring expenses. See "Selected Historical and Unaudited Combined Pro Forma Financial Data" and "Unaudited Pro Forma Combined Financial Statements."

Development and Construction Risks. During the next three years, and subject to approval and consummation of the Merger, New Standish plans to develop approximately 40 new facilities with a capacity of approximately 5,500 residents. New Standish's ability to achieve these development plans will depend upon a variety of factors, many of which are beyond New Standish's control. There can be no assurance that New Standish will not suffer delays in its development program, which could slow New Standish's growth. The successful development of additional facilities will involve a number of risks, including the possibility that New Standish may be unable to locate suitable sites at acceptable prices or may be unable to obtain, or may experience delays in obtaining, necessary zoning, land use, building, occupancy, licensing and other required governmental permits and authorizations. New Standish may also incur construction costs that exceed original estimates or even so-called guaranteed maximum cost construction contracts, and may not complete construction projects on schedule. New Standish will rely on third-party general contractors to construct its new facilities. There can be no assurance that New Standish will not experience difficulties in working with general contractors and subcontractors, which could result in increased construction costs and delays. Further, facility development is subject to a number of contingencies over which New Standish will have little control and that may adversely affect project cost and completion time, including shortages of, or the inability to obtain, labor or materials, the inability of the general contractor or subcontractors to perform under their contracts, strikes, adverse weather conditions and changes in applicable laws or regulations or in the method of applying such laws and regulations. Accordingly, if New Standish is unable to achieve its development plans, its business, financial condition and results of operations could be materially adversely affected. See "Business of CareMatrix--Development Strategies."

Need for Additional Financing. To achieve its growth objectives, New Standish and/or the third parties or related parties with which it enters into agreements will need to obtain sufficient financial resources to fund New Standish's development, construction and acquisition activities. The estimated cost to complete and lease approximately 40 new communities targeted for completion over the next three years is between $300 million and $400 million, which substantially exceeds the combined financial resources of Standish and CareMatrix. Accordingly, New Standish's future growth will depend on its ability and/or the ability of some third parties or related parties to obtain additional financing on acceptable terms and on a continuous basis. Standish and CareMatrix currently estimate that New Standish will be required to seek additional funding through public or private financing sources, including equity or debt financing promptly following consummation of the Merger. If additional funds are raised by issuing equity securities, New Standish stockholders will experience dilution. There can be no assurance that adequate funding will be available as needed or on terms acceptable to New Standish. A lack of funds may require New Standish to delay or eliminate all or some of its development projects and acquisition plans. See "--Dependence by CareMatrix on Related Party Agreements" below.

Substantial Debt Obligations. On a pro forma basis, New Standish's long-term debt would have been $33.6 million had the Merger taken place on June 30, 1996. Included in this amount is $20.3 million of long-term debt of CareMatrix, $17.0 million of which was due to Abraham D. Gosman, the principal CareMatrix Stockholder. Long-term debt may increase significantly as New Standish pursues its growth strategy. There can be no assurance that New Standish will generate sufficient cash flow to meet its obligations. Any payment or other default with respect to such obligations could cause the lender to foreclose upon any collateral securing the indebtedness or, in the case of an operating lease, could terminate the lease, with a consequent loss of income and asset value to New Standish. Moreover, because of cross-default and cross-collateralization provisions in certain of New Standish's mortgages, debt instruments and leases, a default by New Standish on one of its payment obligations could result in acceleration of other obligations and adversely affect a significant number of New Standish's other communities and facilities. See "--Potential Adverse Effects of Certain Relationships," and "Management's Discussion and Analysis of Financial Condition and Results of Operations for Standish--Liquidity and Capital Resources."



Potential Adverse Effects of Certain Relationships. Standish has entered into various transactions with Emeritus Corporation ("Emeritus"), a publicly-held company. Emeritus, among other things, operates and manages assisted living communities similar to those of Standish. In June 1994, Standish obtained a $2.0 million credit facility from Emeritus for working capital purposes, under which the entire $2.0 million is currently outstanding. Advances under this facility were made through the purchase by Emeritus of Standish's Convertible Debentures due June 10, 1998 (the "Convertible Debentures"), which bear interest at 8.5% per annum and which are convertible into shares of Standish's Common Stock at a conversion price currently equal to $4.16 per share (subject to anti- dilution adjustments). Concurrently with the establishment of this facility, Standish sold 200,000 shares of Standish Common Stock to Emeritus for a price of $4.16 per share (or $832,000 in the aggregate), and issued to Emeritus four-year warrants to purchase an additional 50,000 shares of Standish Common Stock at an exercise price currently equal to $4.16 per share (subject to anti-dilution adjustments). At the same time, Standish and Daniel R. Baty, the Chairman and a principal stockholder of Emeritus, entered into a three-year consulting agreement in consideration for which Standish issued to Mr. Baty four-year warrants to purchase 50,000 shares of Standish Common Stock at an exercise price currently equal to $4.16 per share (subject to anti-dilution adjustments). As of July 31, 1996, Emeritus and Mr. Baty owned beneficially approximately 780,769 shares in the aggregate, or approximately 18.3%, of Standish Common Stock. Upon consummation of the Merger, Emeritus and Mr. Baty will have beneficial ownership of approximately 1.4% of Standish Common Stock. See "Principal Stockholders and Security Ownership of Management of Standish."


   In addition to its financial relationships with Emeritus and Mr. Baty, Standish and Emeritus also acquired 51% and 49% ownership interests, respectively, in the limited liability company which purchased the Sunny Knoll community. In connection with the Sunny Knoll transaction, Standish borrowed $600,000 from Emeritus to fund cash payments to the seller at closing and Standish guaranteed an aggregate of $1.85 million of the obligations of that limited liability company payable to the seller in future years. Emeritus guaranteed $1.1 million of these same obligations.

   On January 23, 1996, Standish received from Emeritus a notice of termination with respect to its Management and Marketing Agreement ("Agreement") at the Pines of Tewksbury. In its notice, Emeritus alleges that Standish was in material breach of its Agreement. On January 25, 1996, Standish responded to this notice, asserting that under the terms and conditions of the Agreement, Standish could only be terminated by Emeritus if Standish fails to cure any alleged default in performance under the Agreement within thirty days (or longer period if a cure, pursued with reasonable diligence, reasonably requires greater than 30 days) after written notice of an alleged default. There can be no assurance that Standish will be able to resolve amicably its disputes or to continue to maintain satisfactory relations with Emeritus. In addition, there can be no assurance that further conflicts will not arise from these relationships or that Emeritus will not take action to compete more directly with Standish. In the event that Standish's relationship with Emeritus or Mr. Baty were to change, or if Emeritus were to take such action, Standish could be adversely affected.

   Standish has financed three acquisition transactions involving seven communities (including financing expansions at two of these communities after the acquisitions were completed) with Health Care REIT, Inc. ("Health Care REIT") in an aggregate amount of $10.75 million. Health Care REIT, an independent third party, is a real estate investment trust which invests in health care facilities. These transactions were structured so that the assets were acquired by Health Care REIT and leased to Standish under either operating lease or capital lease arrangements. In addition, Health Care REIT may have a right to provide financing for future acquisitions completed by Standish up to an aggregate additional amount of $19.25 million. If Standish were unable to obtain waivers of such right from Health Care REIT, Standish could be precluded from seeking financing on terms more favorable to it than those offered by Health Care REIT. If Health Care REIT were to decline to finance a proposed acquisition, Standish would seek alternative financing through bank borrowings (which to date generally have been unavailable to Standish), debt or equity financing or other sources or a combination thereof. To the extent it obtains financing from Health Care REIT, Standish is obligated to issue warrants entitling Health Care REIT to purchase one share of Standish Common Stock at an exercise price which is currently $4.16 per share (subject to anti-dilution adjustments) for every $300 advanced. To date, Standish has issued to Health Care REIT warrants to purchase 36,722 shares of Standish Common Stock. The warrants are exercisable for five years from the date of issuance, subject to extension under certain circumstances.

   During 1994 and 1995, Standish was in violation of certain covenants under its agreements with Health Care REIT. Standish obtained waivers of those violations. There can be no assurance that Standish will not be in violation of its covenants in the future or that Standish will be able to obtain waivers of any violations which may arise in the future. Any such violations, if not waived, would give Health Care REIT certain rights and/or remedies under the lease agreements pursuant to which Standish operates the affected communities, including the right of acceleration of all lease payments, the right of possession and the right to terminate the leases, which, if exercised, would have material adverse effects upon Standish. In addition, Standish and Health Care REIT may become subject to various conflicts of interest in their relationship, arising in part from Health Care REIT's other activities, which include financing competitors of Standish. There can be no assurance that such conflicts of interest will not have an adverse effect upon Standish. See "Management's Discussion and Analysis of Financial Condition and Results of Operations for Standish."


   In addition to its relationships with CareMatrix under the Merger Agreement, Standish borrowed $1.0 million for working capital purposes from a corporation controlled by Abraham D. Gosman, the principal CareMatrix Stockholder, in accordance with the term sheet with respect to the business combination between Standish and CareMatrix which was signed on June 3, 1996 (the "Term Sheet") and which outlined the provisions upon which the Merger Agreement was prepared. In addition to executing its promissory note to evidence the working capital borrowing, Standish entered into a Mortgage and Option Agreement (the "Mortgage and Option Agreement") with such corporation under which all advances on the working capital loan would be secured by a subordinate lien deed of trust on Standish's Bailey Village community, subordinate to certain prior mortgages. On July 30, 1996, Mr. Gosman purchased from Standish 100 shares of the newly created Series B Preferred Stock for a purchase price of $14,000 per share, or $1.4 million in the aggregate. The Series B Preferred Stock provides for a cumulative dividend rate of 10% per annum, payable quarterly in arrears beginning on December 31, 1996, and carries a liquidation preference of $14,000 per share, plus any accumulated and unpaid dividends. The Series B Preferred Stock is convertible into shares of Standish Common Stock at a conversion price equal to $4.16 per share (subject to customary anti-dilution adjustments). Concurrently with the sale of the Series B Preferred Stock to Mr. Gosman, Standish issued to Mr. Gosman five-year warrants to purchase an additional 400,000 shares of Standish Common Stock at an exercise price equal to $4.16 per share (subject to customary anti-dilution adjustments). Accordingly, as of July 31, 1996, Mr. Gosman is deemed to own beneficially approximately 736,538 shares, or approximately 16.6%, of Standish Common Stock. Upon consummation of the Merger, Mr. Gosman will have beneficial ownership of approximately 77.8% of Standish Common Stock. Standish used $1.0 million from the proceeds of its sale of Series B Preferred Stock to Mr. Gosman to repay its earlier $1.0 million working capital borrowing and discharge the Bailey Village mortgage. Standish expects to use the $400,000 balance of the proceeds from the sale of Series B Preferred Stock for working capital purposes pending consummation of the Merger. See "The Merger--Interest of Certain Persons in the Merger," "Management's Discussion and Analysis of Financial Condition and Results of Operations for Standish," "Principal Stockholders and Security Ownership of Management of Standish" and "Principal Stockholders and Security Ownership of Management of CareMatrix."



Dependence by CareMatrix on Related Party Agreements. It is expected that CareMatrix will enter into agreements with related parties in connection with a significant number of transactions, including development, management and lease agreements. It is expected that CareMatrix and a particular related party will, generally, at the time of the signing of a development agreement, simultaneously enter into a management services agreement for a 10 to 20 year period to become effective upon completion of construction of the project. Each such management agreement is expected to contain an option, on behalf of CareMatrix, to convert the management agreement into a lease for fair market rental value, for an initial term of 10 years with a minimum of two five-year extension periods. CareMatrix does not, however, expect that it will in all cases manage each facility upon completion. Abraham D.

Gosman is the principal owner of the related party entity with which CareMatrix expects to enter into most such agreements. No such agreements between CareMatrix and such related party exist as of the date of this Proxy Statement-Prospectus, and there can be no assurance that Mr. Gosman will enter or will cause such related party to enter into such agreements with CareMatrix in the future. If CareMatrix does not enter into such agreements with Mr. Gosman or such related party, the business, financial condition and results of operations of New Standish could be materially and adversely affected.



Residence Staffing and Labor Costs. Standish now competes and New Standish will compete with other providers of long-term care with respect to attracting and retaining qualified and skilled personnel. New Standish will be dependent upon its ability to attract and retain management personnel responsible for the day-to-day operations of each of New Standish's residences. Any inability of New Standish to attract or retain qualified residence management personnel could have a material adverse effect on New Standish's financial condition or results of operations. In addition, a possible shortage of nurses or trained personnel may require New Standish to enhance its wage and benefits package in order to compete in the hiring and retention of such personnel. New Standish will also be dependent upon the available labor pool of semi-skilled and unskilled employees in each of the markets in which it will operate. No assurance can be given that New Standish's labor costs will not increase, both in absolute dollars and as a percentage of net revenues, or that, if they do increase, they can be matched by corresponding increases in rates charged to residents. Any significant failure by New Standish to attract and retain qualified management and staff personnel, to control its labor costs or to pass on any increased labor costs to residents through rate increases would have a material adverse effect on New Standish's business, operating results and financial condition.



Competition. The long-term care industry is highly competitive and, given the relatively low barriers to entry and continuing health care cost containment pressures, Standish expects that the assisted living segment of such industry will become increasingly competitive in the future. Standish competes with other companies providing assisted living services as well as numerous other companies providing similar service and care alternatives, such as home health care agencies, congregate care facilities, retirement communities and skilled nursing facilities. While Standish believes there is a need for additional assisted living residences in the markets where it is and where New Standish will be constructing or developing residences, Standish expects that as assisted living residences receive increased attention and the number of states which include assisted living services in their Medicaid programs increases, competition will increase from new market entrants, many of whom may have substantially greater financial resources than Standish and New Standish. No assurance can be given that increased competition will not adversely effect Standish's and New Standish's ability to attract or retain residents or maintain existing rate structures or to establish new rate structures effectively. Moreover, in implementing its growth strategy, New Standish expects to face competition for development and acquisition opportunities from local developers and regional and national assisted living companies. Some of New Standish's present and potential competitors have, or may have access to, greater financial resources than those of New Standish. Consequently, there can be no assurance that New Standish will not encounter increased competition in the future which could limit its ability to attract and retain residents, to maintain or increase resident service fees or to expand its business and could have a material adverse effect on New Standish's financial condition, results of operations and prospects.



Dependence on Attracting Seniors with Sufficient Resources to Pay. Standish currently relies, and for the foreseeable future New Standish expects to rely, primarily on the ability of its residents to pay for services from their own and their families' financial resources. Generally, only elderly adults with income or assets meeting or exceeding the comparable median in the regions where Standish's assisted living residences are, and where New Standish's residences are expected to be located, can afford the applicable fees for its residences. Inflation or other circumstances which adversely affect the ability of residents and potential residents to pay for assisted living services could have an adverse effect on New Standish. In the event that New Standish encounters difficulty in attracting seniors with adequate resources to pay for New Standish's services, New Standish would be adversely affected.


Government Regulation. Health care is an area of extensive and frequent regulatory change. The assisted living industry is relatively new, and, accordingly, the manner and extent to which it is regulated at the Federal and state levels are evolving. Changes in the laws or new interpretations of existing laws may have a significant impact on Standish's and New Standish's methods and costs of doing business. Standish is, and New Standish will be, subject to varying degrees of regulation and licensing by health or social service agencies and other regulatory authorities in the various states and localities where it operates or intends to operate.

New Standish's success will depend in part upon its ability to satisfy applicable regulations and requirements and to procure and maintain required licenses in rapidly changing regulatory environments. Any failure to satisfy applicable regulations or to procure or maintain a required license could have a material adverse effect on New Standish's financial condition, results of operations and prospects. New Standish's operations could also be adversely affected by, among other things, regulatory developments such as revisions in building code requirements for assisted living residences, mandatory increases in the scope and quality of care to be offered to residents and revisions in licensing and certification standards. There can be no assurance that Federal, state or local laws or regulations will not be imposed or expanded which would materially adversely impact Standish's and New Standish's business, financial condition, results of operations or prospects, respectively. New Standish's residence operations are also subject to health and other state and local government regulations.

   Investigations or reviews conducted by state regulators also may adversely affect Standish. From December 1994 until March 1995, the State of Florida conducted a review of operating policies and procedures at Standish's Lowry community, during which time the community was subject to a moratorium imposed by the State on the admission of new residents pending correction of various deficiencies. Revenue at that community was adversely affected while the moratorium remained in effect.

   In addition, in most states in which Standish participates in government reimbursement programs, Standish communities are subject to Federal and/or state requirements or provisions which prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicaid. Standish's failure to comply with the regulations and requirements applicable to a community could result in the imposition of significant fines and increased costs, a revocation of Standish's license to operate that community, and, if sufficiently serious in nature, the inability of Standish to maintain or obtain licenses to operate other communities. Those events could have a material adverse effect on Standish's operations and on its ability to make acquisitions. See "Business of Standish--Government Regulation."

   Federal and state anti-remuneration laws, such as the Medicare/Medicaid anti-kickback law, govern certain financial arrangements among health care providers and others who may be in a position to refer or recommend patients to such providers. These laws prohibit, among other things, certain direct and indirect payments that are intended to induce the referral of patients to, the arranging for services by, or the recommending of, a particular provider of health care items or services. The Medicare/Medicaid anti-kickback law has been broadly interpreted to apply to certain contractual relationships between health care providers and sources of patient referral. Similar state laws vary from state to state, are sometimes vague and seldom have been interpreted by courts or regulatory agencies. Violation of these laws can result in loss of licensure, civil and criminal penalties, and exclusion of health care providers or suppliers from participation in (i.e., furnishing covered items or services to beneficiaries of) the Medicare and Medicaid programs. Although Standish is not a Medicare or Medicaid provider or supplier, it is, and it is expected that New Standish will be, subject to these laws. There can be no assurance that such laws will be interpreted in a manner consistent with the practices of Standish and/or New Standish. See "Business of Standish-- Government Regulation."


Environmental Risks. Under various Federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the cost of removal or remediation of certain hazardous or toxic substances, including, without limitation, asbestos-containing materials, that could be located on, in or under such property. Such laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of any required remediation or removal of these substances could be substantial and the liability of an owner or operator as to any property is generally not limited under such laws and regulations and could exceed the property's value and the aggregate assets of the owner or operator. The presence of these substances or failure to remediate such substances properly may also adversely affect the owner's ability to sell or rent the property, or to borrow using the property as collateral. Under these laws and regulations, an owner, operator or an entity that arranges for the disposal of hazardous or toxic substances, such as asbestos-containing materials, at a disposal site may also be liable for the costs of any required remediation or removal of the hazardous or toxic substances at the disposal site. In connection with the ownership or operation of its properties, Standish and/or New Standish could be liable for these costs, as well as certain other costs, including governmental fines and injuries to persons or properties. As a result, the presence, with or without Standish and/or New Standish's knowledge, of hazardous or toxic substances at any property held or operated by Standish and/or New Standish, or acquired or operated by Standish and/or New Standish in the future, could have an adverse effect on its or their business, financial condition and results of operations. Environmental audits performed on properties leased or managed by CareMatrix have not revealed any significant environmental liability that management believes would have a material adverse effect on New Standish's business, financial condition or results of operations. No assurance can be given that existing environmental audits with respect to any of the properties leased or managed by CareMatrix reveal all environmental liabilities.

Liability and Insurance. Standish's business entails an inherent risk of liability. In recent years, participants in the long-term care industry, including Standish, have become subject to an increasing number of lawsuits alleging negligence or related legal theories, many of which involve large claims and significant legal costs. Standish is from time to time subject to such suits as a result of the nature of its business. Standish currently maintains insurance policies in amounts and with such coverage and deductibles as it believes are adequate, based on the nature and risks of its business, historical experience and industry standards. Standish currently maintains professional liability insurance and general liability insurance. Standish's medical professional liability coverage is limited to $1.0 million per occurrence and $2.0 million in the aggregate for all claims per annual policy period. The non-medical, management professional liability insurance coverage is limited to $1.0 million per wrongful act and $1.0 million in the aggregate. The general liability insurance is limited to $1.0 million per occurrence and $2.0 million in the aggregate, with additional specific limitations of $100,000 per event (premises damage), $5,000 per event (medical expenses) and $1,000 per event (patient's property damage). Standish also has an umbrella excess liability protection policy in the total amount of $10.0 million. There can be no assurance that claims will not arise which are in excess of Standish's insurance coverage or are not covered by Standish's insurance coverage. A successful claim against Standish not covered by, or in excess of, Standish's insurance could have a material adverse effect on Standish's financial condition and results of operations. Claims against Standish, regardless of their merit or eventual outcome, may also have a material adverse effect on Standish's ability to attract residents or expand its business and would require management to devote time to matters unrelated to the operation of Standish's business. In addition, Standish's insurance policies must be renewed annually and there can be no assurance that Standish will be able to continue to obtain liability insurance coverage in the future or, if available, that such coverage will be available on acceptable terms. CareMatrix's businesses face similar risks.

Adverse Impact of Merger on Standish Net Operating Loss
Carryforwards. Standish has net operating loss carryforwards of approximately $12.0 million. These carryforwards, if unused, will expire from 2004 to 2010. The issuance of the Standish Common Stock upon consummation of the Merger will subject the utilization of Standish's net operating loss carryforwards to substantial limitations. The inability to obtain the full benefit of the net operating loss carryforwards may reduce the amount of cash which might otherwise be available to Standish for working capital and other purposes. See "--Standish Working Capital and Liquidity Deficiencies" above and Note L to the Standish Financial Statements.

Control by CareMatrix Stockholders. As a result of the Merger, the CareMatrix Stockholders will become the beneficial owners of approximately 91% of the outstanding Standish Common Stock on a fully-diluted and fully-converted basis and will be able to exercise control on all matters, including the election of directors. Moreover, Abraham D. Gosman, directly or as a trustee of trusts for the benefit of his sons, Andrew D. Gosman and Michael M. Gosman, will be deemed to be the beneficial owner of approximately 77.8% of the outstanding Standish Common Stock following the Merger. Accordingly, following the Merger, Mr. Gosman will have the ability, by voting shares of Standish Common Stock, to significantly influence (i) the election of New Standish's Board of Directors and, thus, the direction and future operations of New Standish, and (ii) the outcome of all other matters submitted to New Standish's stockholders, including mergers, consolidations, and the sale of all or substantially all of New Standish's assets. See "Principal Stockholders and Security Ownership of Management of CareMatrix."

                SOLICITATION, VOTING AND REVOCATION OF PROXIES

Standish


   The Standish Board of Directors has fixed the close of business on August 23, 1996, as the record date for determination of Stockholders entitled to notice of, and to vote at, the Standish Special Meeting. As of August 16, 1996, 3,697,366 shares of Standish Common Stock were issued and outstanding, each entitled to one vote per share and 29,000 shares of Series A Preferred Stock were issued and outstanding, each entitled to one vote per share, with both classes taken together voting as a single class. The holders of a majority in interest of all Standish Common Stock and Series A Preferred Stock issued and outstanding and taken together as a class are required to be present in person or represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. Approval of the proposal authorizing the Merger and the Authorized Stock Amendment requires the affirmative vote of a majority of the outstanding shares of Standish Common Stock and Series A Preferred Stock, taken together voting as a class. The five nominees for election as Directors of the Standish who receive the greatest number of votes properly cast by stockholders present in person or represented by proxy at the Meeting will be elected Directors of Standish. Approval of the Stock Option Plan Amendment and approval of any other matter properly coming before the Standish Special Meeting will require the affirmative vote of the holders of at least a majority of shares of Standish Common Stock and the Series A Preferred Stock taken together as a class and represented at the Meeting.

   The executive officers, directors and affiliates of Standish own an aggregate of approximately 5% of the outstanding shares of Standish Common Stock entitled to vote at the Standish Special Meeting and have informed Standish that they intend to vote in FAVOR of each of these proposals.

CareMatrix


   The CareMatrix Stockholders have adopted the Merger Agreement.



Voting and Revocation

   Proxies received by the Standish Board of Directors in the proper form will be voted at the Standish Special Meeting and any adjournments thereof, as specified therein by the Stockholders executing such proxies. Any proxy that does not specify to the contrary will be voted in FAVOR of the Merger Agreement and each of the proposals authorizing the Authorized Stock Amendment and the Stock Option Plan Amendment and FOR the five nominees for election as Directors.

   The votes of Stockholders present in person or represented by proxy at the Meeting will be tabulated by an inspector of elections appointed by Standish.


   At the Standish Special Meeting, (i) in determining whether the Merger Agreement, the Authorized Stock Amendment and the Stock Option Plan Amendment have received the required number of affirmative votes, abstentions and "broker non-votes" will have the same effect as a vote against each such proposal (i.e., Proposals No. 1, No. 2 and No. 3) and (ii) in determining whether the director nominees have received the requisite number of affirmative votes, abstentions and broker non-votes will have no effect on the outcome of the vote for the election of directors. Abstentions and broker non-votes, however, will be counted for purposes of determining the presence or absence of a quorum.


   A Stockholder who has given a proxy may revoke it at any time prior to its exercise at the Standish Special Meeting by filing with the Secretary or Assistant Secretary of Standish at 197 First Avenue, Needham, Massachusetts 02194, a written revocation or a duly executed proxy bearing a later date, or by voting his shares in person at the Standish Special Meeting.

   The cost of the solicitation of proxies from Stockholders of Standish will be borne by Standish. In addition, proxies may be solicited by additional mailings or communications, personal interviews, telephone, and telegram by the directors, officers, employees, or agents of Standish, at no additional compensation. Upon request, Standish will reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of each share of Standish Common Stock and Series A Preferred Stock. Standish has engaged Morrow & Co. for proxy solicitation services and expects to pay Morrow approximately $4,500, for such services, plus reasonable out-of-pocket expenses.

                                  THE MERGER

Background of the Merger

   Since its inception in 1989, Standish has pursued a strategy of growth designed to take advantage of its corporate level experience, its skill in operating assisted living facilities, and the economic benefit derived from the geographic diversity of operating communities in different states. It has been the opinion of the Board of Directors and management that such growth was critical to increasing the value of the Stockholders' interest in Standish. This growth has been achieved primarily through the acquisition of assisted living facilities, as well as through entering into management and development agreements with third parties, under which Standish manages existing facilities or plans and oversees the development of new facilities.

Standish last raised public capital through an offering of equity securities in September and October, 1993. By the end of 1994, the working capital and acquisition funds provided by that offering were largely exhausted and Standish's Board of Directors had become concerned that Standish's further growth and future profitability would be hindered by lack of access to adequate capital. That concern was heightened by the belief that the market price for Standish's publicly traded Common Stock (which during the first quarter of 1995 fell into a historically low trading range) did not reflect Standish's real value, making it difficult for Standish to raise capital in the public markets without unduly diluting the interests of existing Standish Stockholders.

   After a series of discussions and reexamination of Standish's market position, operational strengths and weaknesses, and strategic direction, the Board formed the judgment that the strategy which was most likely to promote increased value for Stockholders was to continue to seek additional capital sources, possibly through a business combination or affiliation with another company, to fund further growth. The Board felt that expanding and broadening Standish's access to additional development opportunities and growth capital would permit Standish to leverage its corporate-level operational skills and expertise over additional facilities, and also that Standish's failure to continue on that course would prevent Standish from gaining access to growth capital.

   Accordingly, Standish initiated discussions with a number of third parties with a view toward exploring new sources of financing to support Standish's strategic direction, including opportunities for business combinations or other affiliations. In aid of its efforts to investigate new sources of capital, in March of 1995 Standish also engaged National Westminster Bank Plc (New York Branch) Ltd. ("NatWest") as a financial advisor. NatWest's efforts focused on finding and assisting Standish in negotiating the acquisition of assisted living facilities, to be financed through an underwritten public offering of Standish's Common Stock. With NatWest's assistance, Standish approached and/or was contacted by several companies engaged in providing assisted living services and by other companies engaged in the health care service market, to discuss on a confidential basis their interest in exploring a strategic transaction with Standish.

   At the same time, Standish continued to pursue its own independent discussions with third parties. On May 1, 1995, Standish, in partnership with and with loan financing from Emeritus Corporation ("Emeritus"), then a privately-held assisted living company headquartered in Seattle, Washington, which earlier had provided other financing to Standish through the purchase of Standish Common Stock and certain Convertible Debentures, completed the acquisition of the Sunny Knoll community in Franklin, New Hampshire, a facility which provides care for residents with Alzheimer's.

   Between the beginning of 1995 and the end of July 1995, Standish, either directly or through NatWest, engaged in discussions with a number of companies or other persons concerning the possibility of a business combination or other affiliation providing favorable access to sources of capital for acquisitions. All such discussions were governed by appropriate confidentiality agreements designed to safeguard Standish's confidential information and to permit Standish to manage carefully the disclosure of sensitive business information.

   By the end of July 1995, Standish had negotiated an Asset Purchase Agreement providing for the purchase by Standish of a regional chain of four assisted living communities operating under the "Green Meadows" name for an aggregate purchase price of $22.6 million in cash payable at the closing. Standish was planning to finance the acquisition through a public offering of its Common Stock through an underwriting group to be managed by NatWest. In connection with those transactions, Standish had drafted and was prepared to file a Registration Statement for those shares on Form S-1 under the Securities Act. On August 1, 1995, Standish issued a press release announcing the execution of its agreement to acquire the Green Meadows facilities. However, because shortly thereafter NatWest informed Standish that NatWest believed that a public offering might not be accomplished at the then market price of approximately $2.50 per share, Standish's Board of Directors determined that proceeding with the public offering would be unduly dilutive of the interests of existing Stockholders.

   Consequently, Standish then decided to explore discussions with other companies concerning a possible transaction under which Standish either (i) would itself be acquired on favorable terms by another company at the same time it completed the Green Meadows acquisition or (ii) would assign its rights and obligations under the Green Meadows acquisition agreement to another entity in exchange for an appropriate fee calculated to compensate Standish for its work in finding the Green Meadows acquisition, performing extensive due diligence investigations, and negotiating the acquisition on favorable terms.

In August 1995, NatWest introduced Standish to a New York Stock Exchange-traded company which was engaged in the health services industry and which had expressed an interest in acquiring an assisted living company. Standish and that third party exchanged information under confidentiality agreements. After approximately two days of discussions, the parties negotiated a transaction by which that company would acquire all of Standish's issued and outstanding Common Stock in exchange for stock in the acquiring company in a transaction which would qualify as a tax-free reorganization. After signing a preliminary letter of intent, the would-be acquiror made due diligence visits to the Green Meadows communities and conducted a brief business, legal and financial due diligence review of Standish. Under that letter of intent, Standish had assigned its rights to the Green Meadows acquisition in exchange for a $1.0 million fee, and a right to be reimbursed for approximately $325,000 for expenses and a deposit paid by Standish in connection with the Green Meadows acquisition agreement. Following site visits by the would- be acquiror to the Green Meadows communities during the last weekend of August, and under the pressure of having to make immediate payment of the $1.0 million fee if it decided to proceed, the would-be acquiror decided that it did not want to proceed with the proposed merger transaction with Standish or to acquire the Green Meadows communities. Thereupon, Standish and the would-be acquiror mutually terminated their letter of intent without any payments or obligations of one party to the other.

   Standish then determined that it would be impracticable to complete the Green Meadows acquisition, and sought to realize as much benefit as it could by assigning its rights under the Asset Purchase Agreement to another third party. Shortly thereafter, on August 31, 1995, Standish entered into the Assignment and Assumption Agreement with Emeritus, under which the Green Meadows acquisition was assigned to Emeritus for a fee of $1.0 million payable in installments.

   During the next few months, Standish turned its management focus principally to continued improvement of operating performance and results at its facilities, but also continued to investigate capital formation alternatives; and in that connection Standish engaged in preliminary discussions and exchanged certain information under confidentiality agreements with third parties regarding their potential interest in possible business combinations. In October 1995, Standish was approached by RAS Securities Corp. ("RAS"), the underwriter of Standish's Convertible Preferred Stock offering in September and October 1993, as to that firm's interest in introducing Standish to a prospective business combination opportunity. On October 6, 1995 Standish and RAS entered into an agreement to permit RAS, on a non-exclusive basis, to introduce Standish to certain third parties and the basis upon which RAS would be compensated in connection with any such efforts. That agreement excluded certain candidates. RAS introduced Standish to a third party, preliminary information was exchanged between Standish and that third party on a confidential basis, but no negotiations regarding a possible business combination ensued.

   On August 29, 1995, Standish held a meeting to discuss a possible transaction with Integrated Health Services, Inc. ("IHS"), another large New York Stock Exchange-traded company which engaged in various segments of the health services industry, other than the assisted living segment. The parties discussed the possible strategic fit between the two organizations, and exchanged confidentiality agreements. Pursuant to those confidentiality agreements, certain information was exchanged. Following that meeting, representatives of the two companies discussed in more detail their possible strategic fit and the complementary operating plans that they were exploring. On December 13, 1995, in New York City, Mr. Doyle, Standish's Chairman and Chief Executive Officer, met with Robert Elkins, M.D., the Chairman and Chief Executive Officer of IHS, to discuss further a possible business combination. On December 20, 1995, Mr. Doyle and Mr. Miles, Standish's Chief Financial Officer, met again with Dr. Elkins in Naples, Florida. Shortly thereafter, in December 1995, in the course of a series of telephone calls, Mr. Doyle indicated to representatives of IHS that if the discussions were to continue leading toward possible acquisition of Standish, the per share consideration would have to be approximately $5.00 per share of Standish Common Stock.

   On December 29, 1995, IHS submitted a proposal to acquire all of Standish's issued and outstanding capital stock. On Friday, January 12, 1996, after two weeks of negotiation and analysis of various key issues, including provisions in the letter of intent prohibiting Standish from soliciting other offers from third-party acquirors, but permitting Standish, at the cost of either a topping fee of $1.0 million (payable if another transaction was consummated within six months) or a termination fee of $1.0 million (payable if Standish terminated the IHS transactions for other reasons), to consider and accept an unsolicited third-party offer if the Board were to determine that such offer was more favorable to Stockholders than the terms of the IHS offer, the parties executed a letter of intent (the "Original Letter of Intent") outlining an agreement under which Standish would merge with IHS.

On the morning of Monday, January 12, 1996, Standish issued a press release to announce that it had entered into a letter of intent to merge Standish with IHS in a cash merger based on a $5.00 per share price for the Standish Common Stock. It was indicated that the merger would be subject to various conditions, including IHS completing its due diligence review and its requirement for a one year indemnification escrow of approximately $1.5 million in the aggregate, or approximately $.30 per share. This escrow was to be used to secure any indemnification claims under the definitive merger agreement as ultimately negotiated. If as a result of indemnification claims the full amount of the escrow fund were exhausted, holders of Standish Common Stock would have realized cash merger consideration of $4.70 per share, net.

   Shortly thereafter, representatives of Standish and IHS met to begin the due diligence review contemplated by the Original Letter of Intent. At the first meeting of those representatives, the financial adviser to IHS, Smith Barney, suggested that the parties consider restructuring the transaction to begin the merger process with a cash tender offer pursuant to a definitive merger agreement as a means of accelerating the timetable. Following discussions and analysis by advisers to both parties, Standish and IHS determined to amend their earlier letter of intent to reflect proceeding by way of a cash tender offer for both Standish Common Stock and Series A Preferred Stock to be followed by a merger under the definitive merger agreement. On February 6, 1996 the parties reached agreement on an amended letter of intent (the "Amended Letter of Intent") which was signed on February 7, 1996. A press release announcing the terms of the amended letter of intent was issued on February 8, 1996.

   In determining to proceed by cash tender offer under a definitive merger agreement, the parties agreed that the escrow fund for indemnification claims should be eliminated. However, after extensive discussions, both Standish (with three of its five directors participating in the discussions) and IHS determined that the tender offer price and the consideration to be paid in the second step merger should be set at $4.80 per share of Standish Common Stock and $13.48 per share of Series A Preferred Stock, respectively, in recognition of the elimination of the escrow fund. Standish polled its two outside directors by telephone to confirm their approval of the revised structure of the business combination with the cash tender offer and the resulting net prices of $4.80 and $13.48 per share, which were unanimously approved, subject to confirmation by a financial adviser as to the fairness, from a financial view point, of those prices to Standish's Stockholders.

   Negotiations as to a definitive merger agreement between representations of Standish and IHS continued through the end of February 1996. During the two-week period preceding the signing of the Amended Letter of Intent, Standish interviewed and obtained written proposals from three firms to act as financial advisor to Standish in connection with the business combination. As a result of that process, on February 1, 1996, Standish engaged Houlihan Lokey Howard & Zukin ("Houlihan Lokey") to provide it with independent financial advice regarding the fairness of the IHS proposed tender offer and merger.

   On February 20, 1996, Standish's Board of Directors convened in connection with considering the proposed merger. The then current draft of the IHS Merger Agreement was presented to the Board along with other information, including a presentation by representatives of Houlihan Lokey as to financial considerations presented by the proposed IHS merger. Houlihan Lokey made a preliminary presentation of its opinion, from a financial point of view, that the consideration offered by IHS in the offer and merger was fair to Standish's Stockholders. After discussion, Standish's Board of Directors unanimously approved the merger agreement in the form presented to the meeting and authorized the executive officers of Standish to complete negotiations to reach agreement on a definitive merger agreement with IHS.

   On or about March 1, 1996, IHS advised Standish that IHS would not proceed with the transaction provided for in the Amended Letter of Intent, claiming that, according to IHS's financial advisor, the acquisition of Standish was no longer desirable from IHS's strategic point of view even though IHS had previously advised Standish that IHS's Board of Directors had considered and approved the proposed merger transaction on the terms set forth in the Amended Letter of Intent. On or about April 9, 1996, Standish asserted a claim against IHS based on IHS's unilateral breach of its contractual obligations under its Amended Letter of Intent with Standish as well for its duties of good faith and fair dealing. As of the date hereof, Standish has not commenced any litigation with respect to its claim against IHS.

   Immediately following IHS's announcement to Standish as to its determination not to proceed with the transaction provided for in the Amended Letter of Intent, Standish and Emeritus began discussions as to a possible stock-for-stock business combination. Following a series of telephone conferences and face-to-face meetings by and among Messrs. Doyle and Miles on behalf of Standish and representatives of Emeritus, Standish and Emeritus entered into an agreement in principle for the acquisition of Standish by Emeritus in a tax-free stock-for-stock exchange. Under the agreement in principle, Standish Stockholders would receive 0.1845 shares of Emeritus common stock for each share of Standish Common Stock and holders of Series A Preferred Stock would receive 0.1845 shares of Emeritus common stock for each share of Standish Common Stock into which the Series A Preferred Stock was convertible. Based on the $21.00 per share closing price for Emeritus common stock on the American Stock Exchange on the date of the signing of the agreement in principal, the exchange ratio was based on a closing price for Standish Common Stock of approximately $3.87 per share. The proposed Standish/Emeritus merger was subject to a number of conditions including Standish renegotiating and restructuring its financing arrangements with HealthCare REIT to the reasonable satisfaction of Emeritus, the merger being treated as a pooling of interests for accounting purposes, the merger qualifying as a tax-free reorganization, the parties negotiating a definitive merger agreement and Standish and Emeritus making appropriate filings under the Hart-Scott-Rodino Anti-trust Improvement Act. The agreement in principle also contemplated that 5% of the Emeritus common stock to be issued in the merger would be deposited in an escrow for a period of one year following the closing and during which period Emeritus would be entitled to recover from the escrowed shares the amount of any loss or damages arising from any material breach of representations and warranties in the definitive merger agreement or any breach by Standish of covenants on its part contained therein.

   Following execution of the agreement in principle, representatives of Standish and Emeritus exchanged extensive due diligence materials, visited each other's communities, and began negotiations on the definitive merger agreement and related closing documents for the transaction. During that process and after approximately one month of negotiations and exchange of proposals and counterproposals with respect to various business matters, Standish determined that Emeritus was seeking substantial purchase price adjustments. Following continued negotiations between the parties, on or about May 1, 1996, Emeritus advised Standish that it would proceed with the merger with a reduction to the purchase price, which price reduction would have put a value of Standish Common Stock of approximately $3.25 per share, assuming that Emeritus would insist on a $21.00 per share exchange valuation for its own common stock. Finally, on Friday evening, May 3, 1996, Mr. Doyle advised representatives of Emeritus that Standish would not proceed with the merger transaction on the revised terms as suggested by Emeritus. On May 6, 1996, Standish announced that it had terminated its agreement in principle with Emeritus since the parties could not agree on an exchange ratio for the merger transaction.


   Following issuance by Standish of its press announcement with respect to termination of the agreement in principal with Emeritus, Mr. Doyle received a telephone call later that day from Andrew D. Gosman of CareMatrix to ascertain whether or not Standish would be interested in entering into discussions about a business combination involving CareMatrix and Standish. Mr. Doyle stated that Standish would be interested in discussing such a business combination and suggested that such a discussion be held as soon as possible. Later that day, at about 2:00 p.m., Messrs. Doyle and Miles, representing Standish, and Messrs. Andrew D. Gosman, Michael M. Gosman and Michael Zaccaro, representing CareMatrix, met for about two hours and discussed the advantages and disadvantages of working out a business combination between the two companies. The individuals present discussed structuring the business combination as a stock-for-stock transaction. The persons present agreed to meet again on May 8, 1996 in New York City with NatWest, acting as the Financial Advisor for CareMatrix.



   On May 8, 1996, a meeting was held in New York City among Messrs. Doyle and Miles from Standish, Andrew D. Gosman and Michael M. Gosman from CareMatrix and representatives from NatWest. At that meeting, a possible business combination between Standish and CareMatrix was discussed including structuring such a transaction as a stock- for-stock transaction. It was agreed by those persons present that further discussions should be held and that a term sheet should be drafted as a frame of reference for further discussions. On May 15, 1996 Standish received a draft term sheet from NatWest outlining a proposed structure of a business combination of the companies. Mr. Doyle had a telephone conversation with Andrew D. Gosman later that afternoon, discussing the pros and cons of such a business combination. Messrs. Doyle and Gosman agreed that the parties should meet again on May 22, 1996 to discuss further a proposed term sheet.


   On May 22, 1996, from approximately 11:00 a.m. to 2:00 p.m. a meeting was held in Palm Beach, Florida among Mr. Doyle from Standish, Abraham, Andrew and Michael Gosman from CareMatrix and a representative from NatWest. At that meeting, many of the points of a proposed term sheet were agreed upon on a preliminary basis subject to further discussions. An additional meeting was held on May 31, 1996 at which Messrs. Doyle and Miles on behalf of Standish and Andrew D. Gosman and James Clary, III, Esquire on behalf of CareMatrix discussed the proposed term sheet in further detail. Later that day, a conference telephone call was held between Messrs. Doyle, Miles and Michael Brenan of Standish, Messrs. Abraham, Andrew and Michael Gosman and James Clary, III, Esquire, on behalf of CareMatrix, David A. Garbus, Esquire, of the law firm of Robinson & Cole, the attorneys for Standish, Michael J. Bohnen, Esquire, of the law firm of Nutter, McClennen & Fish, LLP, the attorneys for CareMatrix, and representatives of NatWest. During that conference call, various open issues in the proposed term sheet were negotiated, a consensus was reached as to those major outstanding issues and the representatives of CareMatrix and Standish instructed their respective attorneys to revise the term sheet and present the revised version for review and signature. Redrafts of the term sheet were thereafter exchanged among Standish and CareMatrix and their respective legal counsel and NatWest.


   At its meeting on June 3, 1996, Mr. Doyle reported to the Standish Board on the status of the recent discussion with CareMatrix, and presented the then current draft of a term sheet. The Standish Board of Directors considered and authorized the execution of a term sheet with CareMatrix. The Board also authorized the grant of incentive stock options to each of Messrs. Doyle and Miles (the "Management Options") as contemplated by the draft term sheet. After considering other financial advisory firms and conferring with Standish's legal counsel, the Standish Board agreed to engage Stonebridge and Prager, McCarthy & Sealy as its Financial Advisors. See "--Interests of Certain Persons in the Merger."


   During the evening of June 3, 1996, a term sheet (the "Term Sheet") was agreed upon and signed between Standish and CareMatrix. The provisions of a press release were also circulated and agreed upon. Early on June 4, 1996, Standish requested and received from the Nasdaq Small Cap Market a delay in the opening of trading in Standish Common Stock pending an announcement as to a prospective business combination with CareMatrix. Shortly thereafter Standish announced that it had agreed in principle to the terms contained in the Term Sheet with CareMatrix regarding the proposed Merger.



   In accordance with the Term Sheet, a corporation controlled by Abraham D. Gosman loaned Standish $1.0 million for working capital purposes, $500,000 of which was advanced on June 4, 1996 and $500,000 of which was advanced on July 10, 1996. Standish executed and delivered to such corporation its promissory note to evidence the working capital borrowing and entered into the Mortgage and Option Agreement with such corporation under which all advances on the working capital loan would be secured by a subordinate lien deed of trust on Standish's Bailey Village community, subordinate to certain prior mortgages. That working capital loan was subsequently repaid by Standish on July 30, 1996 with a portion of the proceeds of its sale of Series B Preferred Stock to Mr. Gosman. See "--Interests of Certain Persons in the Merger," and "Management's Discussion and Analysis of Financial Condition and Results of Operations for Standish."


   The Standish Board next met on June 28, 1996 and considered provisions from drafts of the Merger Agreement prepared in contemplation of the proposed Merger and the negotiations with CareMatrix regarding the terms of such a transaction. The Standish Board also considered the proposed merger consideration. The Standish Board also voted to ratify the issuance of the Management Options to Messrs. Doyle and Miles on June 3, 1996.

   During the June 28th Board meeting, the Financial Advisors delivered a report to the Standish Board which included an oral summary by Stonebridge as to its opinion, which was later confirmed in writing on July 10, 1996, that the Merger would be fair to the Standish Stockholders from a financial point of view. See "The Merger-- Opinion of Financial Advisor." On July 3, 1996, Standish and CareMatrix executed the Merger Agreement, subject to approval by their respective Boards of Directors and stockholders. On July 10, 1996, the Standish Board and the CareMatrix Board unanimously approved the Merger and the Merger Agreement.

Reasons for the Merger and Recommendation of the Board of Directors of Standish

   The Standish Board has unanimously concluded that the Merger Agreement and the terms of the Merger are fair and in the best interests of Standish and Standish's Stockholders and has approved the Merger and the Merger Agreement. The members of the Standish Board unanimously recommend that persons entitled to vote Standish Common Stock vote for approval of the Merger Agreement at the Standish Special Meeting.

   In reaching its conclusion, the Standish Board considered a number of factors, including the following:

   (1) information with respect to the earnings, financial condition, business, assets, prospects, liabilities and management of each company and general economic conditions;

   (2) Standish's current forecasts of revenue and earnings;

(3) by combining with CareMatrix, Standish could increase its size and accelerate expansion within market areas in which Standish was currently operating; gain access to a development pipeline including existing properties and sites under option or other contractual arrangements; the anticipated positive effects of complementary business; access to new capital formation opportunities based on CareMatrix's development pipeline, assisted living communities and other senior living facilities; opportunities to realize the efficiencies and synergies available by combining corporate overhead functions; access by Standish to a senior management team and other personnel with capabilities to implement a complementary business strategy of a development and geographic expansion; the history and track record of the CareMatrix principals and senior management in managing and operating other health care service enterprises successfully;

   (4) the written opinion of Stonebridge that, based on Stonebridge's analyses, the resulting approximately 9% ownership of the outstanding shares of Standish Common Stock to be retained by Standish's current Stockholders after giving effect to the Standish Common Stock to be issued to the CareMatrix Stockholders in the Merger, is fair to Standish's current Stockholders from a financial point of view;

   (5) the fact that while the Merger will create substantial ownership dilution for holders of Standish Common Stock, such holders will have the opportunity of continuing their interest in an ongoing and expanded corporation with potential for future growth, and the fact that such ongoing corporation will have, immediately after the Merger, the business of Standish and the business of CareMatrix as each existed immediately prior to the Merger, but that the business of the ongoing corporation may thereafter change;

   (6) recent market prices for the Standish Common Stock;

   (7) the fact that Standish has explored and negotiated offers to acquire Standish from a large number of parties and held discussions with a number of such parties and even entered into preliminary agreements in principle, but that the Standish Board determined not to continue such discussions based on disagreements over price and the perception that such agreements if consummated would not have been in the best interests of Standish's Stockholders;


   (8) the ability of Standish to terminate the Merger Agreement upon paying $2.0 million to CareMatrix as a Topping Fee if a third party makes a bona fide proposal which could result in Stockholders of Standish receiving value for their shares of Standish Common Stock in excess of the Merger Consideration and if counsel gives a written opinion that the discharge of the Standish directors' fiduciary duties requires the Standish Board to negotiate with and provide information to such third party;



   (9) the terms and conditions of the Merger Agreement, and the fact that the provisions of the Merger Agreement were established through arm's-length negotiations between Standish and CareMatrix and their financial and legal advisors; and



   (10) a number of other factors, including the interests of Standish's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term as well as short-term interests of Standish and its Stockholders, including the possibility that those interests may be best served by the continued independence of Standish.


   The members of the Standish Board considered each of the factors listed above prior to authorizing the Merger Agreement in light of their knowledge of the business and operations of Standish and their business judgment. The Standish Board considered those factors in their totality and, in view of the wide variety of factors considered, did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in making their determination.

   If the Merger is not approved by the Standish Stockholders, the Standish Board expects to continue Standish as an ongoing business. No other alternatives to the Merger are presently being considered by the Standish Board.

   Standish's Board of Directors unanimously authorized Standish to enter into the Merger Agreement; has determined that the Merger is in the best interests of, and is on terms that are fair to, Standish and its Stockholders; and unanimously recommends that the Stockholders vote in favor of the approval and adoption of the Merger Agreement.

Opinion of Financial Advisor

   Standish engaged Stonebridge Associates, LLC ("Stonebridge") and Prager, McCarthy & Sealy as its financial advisors ("Financial Advisors") to render certain financial advisory services to Standish concerning Standish's proposed merger with CareMatrix.


   As part of its role as Financial Advisor to Standish, Stonebridge was engaged to render an opinion, as investment bankers, with respect to the fairness to Standish's current stockholders, from a financial point of view, of the resulting ownership of the outstanding shares of Standish Common Stock to be retained by Standish's current stockholders after giving effect to Standish Common Stock be issued to the CareMatrix Stockholders in the Merger. At the July 10, 1996 meeting of Standish's Board of Directors, Stonebridge rendered its oral opinion to the Board. At the conclusion of the meeting, Stonebridge also delivered a written confirmation of its opinion.



   Pursuant to the terms of its engagement with Standish, Stonebridge delivered an updated written opinion as of August 19, 1996. The Financial Advisors have not made and do not intend to make any review or analysis with respect to the Merger after the date of this Proxy Statement-Prospectus.



   The full text of the opinion of Stonebridge dated August 19, 1996, which sets forth the assumptions made, the matters considered, the scope and limitations of the review undertaken and the procedures followed by Stonebridge in rendering its opinion, is attached to this Proxy Statement-Prospectus as part of Appendix II, and is incorporated herein by reference. STANDISH STOCKHOLDERS SHOULD READ THE STONEBRIDGE OPINION CAREFULLY IN ITS ENTIRETY. The summary of the opinions of Stonebridge dated July 10, 1996 and August 19, 1996 ("the Stonebridge Opinions") is qualifed in its entirety by reference to the full text of the opinion attached hereto. The Stonebridge Opinions are substantially identical. Standish Stockholders should note that the opinion expressed by Stonebridge was provided for the information of the Standish Board of Directors only in connection with its consideration of the Merger.



   Except as described below, no limitations were imposed by Standish on the scope of Stonebridge's investigation or the procedures to be followed by Stonebridge in rendering the Stonebridge Opinions. Stonebridge's engagement did not include a solicitation of potential third party purchasers for all or part of Standish, and Stonebridge did not make any such solicitation in connection with its opinions. Stonebridge was not requested to opine as to, and the Stonebridge Opinions did not in any manner address, Standish's underlying decision to proceed with the transaction contemplated in the Merger Agreement, nor has Stonebridge been requested to make, or made, any recommendation to Standish's Board of Directors as to the number of shares of Standish Common Stock to be issued in the Merger. The Stonebridge Opinions are not intended to be and do not constitute a recommendation to any Standish Stockholder as to whether or not to vote in favor of the Merger.



   In rendering the Stonebridge Opinions, Stonebridge took into account its assessment of general economic, market, financial and other conditions, as well as its experience in connection with similar transactions and securities evaluation, generally. The Stonebridge Opinions were necessarily based upon conditions as they existed and can be evaluated as of the dates of the Stonebridge Opinions. Stonebridge was not engaged to solicit, and did not solicit, potential purchasers for Standish, and did not consider specific alternative transactions involving Standish. For the purposes of rendering the Stonebridge Opinions, Stonebridge assumed that all conditions precedent to the consummation of the Merger would be satisfied and accordingly expressed no opinion as to the likelihood that the Merger would be consummated.



   In connection with rendering the Stonebridge Opinions, Stonebridge reviewed and examined, among other items, the following: (i) the Merger Agreement, (ii) certain publicly available information concerning Standish, including the Annual Reports on Form 10-K and proxy statements of Standish for each of the fiscal years in the three year period ended December 31, 1995 and Quarterly Reports on Form 10-Q of Standish for the quarters ended March 31, 1996 and June 30, 1996, (iii) unaudited financial statements for CareMatrix for the year ended December 31, 1995 and unaudited financial statements for the three and six months ended June 30, 1996, (iv) certain documentation with regard to assisted living and long-term care facilities to be developed, managed, operated, owned or leased by Standish and CareMatrix,
(v) financial and operating information with respect to the business, operations and prospects of Standish and CareMatrix, (vi) certain internal business plans and financial forecasts prepared by the respective managements of Standish and of CareMatrix, and (vii) certain publicly available information concerning other assisted living and long-term care facility companies, the trading markets for such companies' securities and the nature and terms of certain other merger and acquisition transactions Stonebridge believed to be relevant to its inquiry. During the course of its review Stonebridge met and had discussions with the management of Standish and CareMatrix concerning each company's business and operations, assets, liabilities, present financial condition, the general condition and future prospects for the businesses in which each is engaged and other matters which Stonebridge Associates believed to be relevant.


   In conducting its review and analysis and in arriving at the Stonebridge Opinions, Stonebridge took into account such accepted financial and investment banking procedures and considerations as it deemed to be relevant, including, among others: (i) a review of the trading history of Standish Common Stock, (ii) a review of the historical and current financial condition and operating characteristics of Standish and of CareMatrix as compared with those of other companies it deemed comparable, (iii) a review of equity market valuation parameters for securities of companies it deemed comparable,
(iv) a review of the nature and financial terms of certain transactions that it considered relevant for comparison with the financial terms of the Merger,
(v) a discounted cash flow analysis of Standish, CareMatrix and the combined company and (vi) a review of the contribution by each of Standish and CareMatrix to the combined company's revenue, earnings before interest, taxes, depreciation amortization and rent, and net income. In addition, Stonebridge performed such other analyses and examinations and considered such information and financial, economic and market data as it deemed relevant.



   In its review and examination and in arriving at the Stonebridge Opinions, Stonebridge assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information that was available to it from public sources, or that was provided to it by Standish, CareMatrix or their representatives. Stonebridge did not make, nor has obtained, any independent evaluation or appraisal of the assets or liabilities of either company. With respect to the financial forecasts, Stonebridge has assumed that they have been reasonably prepared on the bases reflecting the best currently available estimates and judgments of Standish's and CareMatrix's management as to the future operating and financial performance of each of the companies and that such forecasts will be realized in the amounts and in the time period currently estimated by such managements. The Stonebridge Opinions are necessarily based upon general economic, market, financial and other conditions as they existed and could be evaluated as of the date of the Stonebridge Opinions. Stonebridge expressed no opinion as to what the value of the Standish Common Stock will be when issued to the CareMatrix Stockholders pursuant to the Merger or the prices at which the Standish Common Stock will trade subsequent to the Merger.



   In connection with its analysis and the Stonebridge Opinions, Stonebridge performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances, and therefore such an opinion is not necessarily susceptible to summary description. Furthermore, in arriving at its opinions, Stonebridge did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgements as to the significance and relevance of each analysis and factor. Accordingly, Stonebridge believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Stonebridge Opinions. In performing its analyses, Stonebridge made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Standish and CareMatrix. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. Any theoretical or implied values derived from these analyses are not necessarily indicative of actual fair market values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.


   The following is a summary of the presentation Stonebridge made to the Standish Board of Directors on July 10, 1996.
Transaction Overview

   Stonebridge observed that, upon the issuance of 50,000,000 shares of Standish Common Stock to CareMatrix Stockholders pursuant to the Merger Agreement, and assuming that Standish's current stockholders own 4,964,758 shares on a fully-diluted basis, CareMatrix Stockholders will own approximately 91% of the outstanding shares of common stock in the combined company subsequent to the Merger. That percentage ownership implied a relative equity ownership ratio of 10.1 to 1 in favor of the CareMatrix Stockholders.

Discounted Cash Flow Analysis

   Stonebridge performed several discounted cash flow analyses for CareMatrix, Standish and the combined company. These analyses were based upon the following: (i) two estimates of projected financial performance for CareMatrix (a management case and a conservative case) on a stand-alone basis, as developed using CareMatrix's business plan and discussions with CareMatrix's and Standish's managements; (ii) an estimate of projected financial performance of Standish as provided by Standish's management; and
(iii) two estimates of projected financial performance of the combined company as developed in discussion with Standish's management.

   CareMatrix Stand-Alone. Stonebridge analyzed the valuation of CareMatrix based upon an unlevered discounted cash flow ("DCF") analysis of the projected five year financial performance of CareMatrix as presented in CareMatrix's business plan prepared by CareMatrix's management ("Management Case"). Stonebridge discounted to present value the projected stream of after-tax discounted cash flows and the terminal value (defined as the estimated future sale value) of CareMatrix as reflected in the Management Case, using discount rates ranging from 16% to 20%, which were chosen to reflect different assumptions, including the risk assumptions applied by Stonebridge to the financial forecasts. The terminal value was based on multiples of 2.0 to 2.5 times projected 2001 revenues. This analysis indicated an implied equity valuation range of $287.7 million to $419.8 million for CareMatrix.

   Because the vast majority of CareMatrix's revenues are not projected to be realized until after 1998, Stonebridge, in consultation with Standish management, prepared a conservative set of financial projections for CareMatrix ("Conservative Case"), incorporating a range of probabilities of success to be applied to CareMatrix facilities currently under development. The purpose of this analysis was to provide a basis for considering the relative equity ownership stakes on a more conservative basis, to reflect the uncertainty concerning the timing and financial performance of CareMatrix's pipeline of proposed facilities to be developed. In the Conservative Case, Stonebridge also valued the long-term care nursing facilities of CareMatrix at a separate terminal value. The terminal value used was one times estimated 2001 revenue for such properties. This analysis indicated an implied equity valuation range for CareMatrix of $203.7 million to $290.7 million.

   Standish Stand-Alone. Stonebridge also aggregated the present value of Standish's after-tax cash flows through the year 2001 for the projection of financial performance prepared by Standish's management. Stonebridge discounted these cash flows at discount rates ranging from 12% to 16%, which reflect the different characteristics of Standish's business as compared to that of CareMatrix. The terminal value was computed based upon multiples of projected 2001 revenues of between 2.0 and 2.5 times. This analysis indicated an implied equity valuation range of $21.2 million to $28.0 million for Standish.

   Implied Equity Ownership Ratio. Comparing CareMatrix's DCF valuation range using the Management Case to Standish's DCF valuation range resulted in an implied equity ownership ratio range of 10.3 to 1 and 19.8 to l in favor of CareMatrix Stockholders. Employing a comparison of the CareMatrix Conservative Case DCF valuation range to Standish's DCF valuation range resulted in an implied equity ownership ratio range of between 7.3 to l and
13.6 to 1.
Pro Forma Merger Analysis

   The DCF analysis employed by Stonebridge for Standish on a stand-alone basis yielded an implied per share valuation range of between $4.27 and $5.64. Stonebridge analyzed certain pro forma effects on earnings, cash flow and capitalization resulting from the Merger for the period through 2001. Stonebridge aggregated the present values of cash flows for the combined company incorporating the Conservative Case for CareMatrix, projected Standish financial performance, and certain projected overhead savings and transaction costs estimated by Standish's management. The analysis for the combined company assumed the issuance of 50,000,000 shares of Standish Common Stock to the CareMatrix Stockholders as contemplated by the Merger Agreement. The results of this analysis yielded an implied per share equity value of between $5.03 and $6.97, representing an average accretive difference on the estimated per share equity value between the combined company and Standish on a stand-alone basis of 21.0%.
Contribution Analysis

   In reviewing the proposed relative equity ownership ratio contemplated in the Merger, Stonebridge computed the relative contributions of each of CareMatrix and Standish to the pro forma estimated combined revenue, earnings before interest, taxes, depreciation, amortization and rent ("EBITDAR") and net income for the years 1997 through

2001. For the analysis, Stonebridge employed the Conservative Case of CareMatrix's projected financial performance and the projected financial performance of Standish as prepared by Standish's management. Stonebridge noted that CareMatrix's contribution to revenue averaged 10.4 times Standish's contribution for the five year time period. CareMatrix' EBITDAR and net income contribution averaged 11.8 and 15.6 times, respectively, Standish's contribution.
Comparable Public Company Analysis

   Stonebridge reviewed and compared selected historical, current and projected financial and operating data of CareMatrix and Standish to the corresponding data of certain publicly traded companies that Stonebridge considered comparable based on industry focus, market value, and corporate structure. CareMatrix and Standish were compared with a peer group of publicly traded assisted living services companies consisting of ARV Assisted Living, Inc., Assisted Living Concepts, Inc., Emeritus Corporation, Just Like Home, Inc., Karrington Health, Inc., Regent Assisted Living, Inc., Sterling House Corporation, and Sunrise Assisted Living, Inc. Historical and current financial data compared included total capitalization, market equity capitalization, revenue, operating income, net income, earnings per share, operating margin and net income margin. Projected financial data reviewed included estimated 1996 revenues and projected earnings per share for the period 1998 through 2000. Due to the lack of operating income and net income among CareMatrix and Standish, and the absence of meaningful operating and net income among the peer companies, Stonebridge believed that a purely quantitative comparable company analysis based on historical and current financial performance would not be particularly meaningful within the context of the Merger. Accordingly, Stonebridge analyzed these peer group companies' current equity market valuations as a multiple of projected 1996 revenues and of projected 1998, 1999, and 2000 net income.

   Stonebridge noted that the mean and median equity capitalization values as multiples of estimated 1996 revenues for the peer group of companies were between 2.3 and 2.4 times. Estimates for 1996 revenues for the peer group of companies were derived from published equity research reports on those companies from several Wall Street investment banking firms. Applying those multiples to CareMatrix and Standish's projected 1996 revenues yielded equity valuations of between $60.2 million and $62.0 million for CareMatrix and $22.1 million and $22.8 million for Standish. An implied ownership ratio of between 2.6 to l and to 2.8 to l was then derived. Due to the relatively small number of currently open and operating facilities of each company, the estimated level of 1996 revenues is not particularly reflective of either CareMatrix's or Standish's potential financial performance. Projected profits and earnings are a major component of current estimated value for companies in the assisted living service industry; therefore, Stonebridge did not consider this analysis to be particularly meaningful.

   Stonebridge calculated that the mean and median equity capitalization to projected earnings multiples for the peer group of companies for the years 1998-2000 were, respectively, 15.4 and 15.4 times, 10.9 and 11.2 times and
8.4 and 9.1 times. Earnings estimates for 1998-2000 for the peer group of companies were derived from published equity research reports on those companies from several Wall Street investment banking firms. Applying these multiples to the Conservative Case earnings estimate for CareMatrix produced estimated equity values for CareMatrix of $115.9 to $116.1 million, $164.1 to $168.6 million and $171.3 to $185.5 million. The same analysis applied to Standish's projected earnings yielded estimated equity values of $6.6 to $6.7 million , $9.2 to $9.5 million and $9.8 to $10.6 million, producing implied equity ownership ratios of 17.3 to l to 17.6 to 1 incorporating estimated 1998 earnings; 17.3 to 1 to 18.3 to 1 incorporating estimated 1999 earnings; and 16.2 to 1 to 18.9 to l incorporating estimated 2000 earnings. The average implied equity ownership ratio range suggested by this analysis was 16.2 to 1 to 18.9 to l. When incorporating CareMatrix's Management Case projections into this analysis, the average implied equity ownership range increased to
23.1 to l to 27.0 to 1.
Analysis of Premiums Paid

   Because the issuance of 50,000,000 shares of the Standish Common Stock to the CareMatrix Stockholders results in effective control of Standish by the CareMatrix Stockholders, Stonebridge concluded that the market price of the Standish Common Stock post announcement of the proposed Merger should reflect a premium benefiting Standish's current stockholders that is appropriate to the premiums paid in similar acquisition transactions.

   Stonebridge reviewed and analyzed the results of 16 selected completed acquisitions involving targets in the health care service industry which had been announced since June of 1993. Stonebridge noted that for these acquisitions, the premiums paid relative to the stock price one day prior to the announcement ranged from 20.7% to 46.4% (excluding negative premiums) with a mean of 35.8%. Stonebridge also noted that premiums paid relative to the stock price 30 days prior to announcement in these acquisitions ranged from 20.7% to 55.8% with a mean of 36.0%. At the date of the Stonebridge Opinion, the price of the Standish Common Stock, which reflected the potential issuance of 50,000,000 shares of Standish Common Stock to the CareMatrix Stockholders, represented a 68.1% premium to Standish's stock price both one day and 30 days prior to the announcement of the Merger.
Terms of Engagement

   Stonebridge as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements, corporate restructurings and valuations for estate, corporate and other purposes. Stonebridge, in conjunction with Prager, McCarthy & Sealy, has acted as financial advisor to Standish in connection with the Merger, and the Financial Advisors will receive a fee for their services.

   After the announcement of an agreement in principle relating to the proposed Merger, Standish selected the Financial Advisors to assist in its review of the proposed Merger. The selection of the Financial Advisors was based on a number of factors including: (i) the Financial Advisors' knowledge of the assisted living and senior care industry; (ii) the Financial Advisors' experience in advising on transactions of the type contemplated by the Merger Agreement; and (iii) the general reputation and experience of the Financial Advisors in handling sophisticated acquisition transactions.


   Pursuant to an agreement letter between Standish and the Financial Advisors, Standish has agreed to pay the Financial Advisors $200,000 in connection with their services as financial advisors to Standish, including Stonebridge 's preparation of the Stonebridge Opinions. Of such fee, $25,000 was payable to Stonebridge upon the commencement of the preparation of the Stonebridge Opinions and $50,000 was payable upon the delivery of the Stonebridge opinion on July 10, 1996. Additionally, Standish will pay the Financial Advisors $15,000 per month and the balance of the $200,000 upon consummation of the Merger. In addition, Standish has agreed to indemnify the Financial Advisors against certain liabilities to which the Financial Advisors may become subject arising in connection with the rendering of financial advisory services to Standish, and to reimburse the Financial Advisors for their reasonable out-of-pocket expenses.



Terms of the Merger Agreement

   This portion of the Proxy Statement-Prospectus describes various aspects of the Merger. The following description does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger attached hereto as Appendix I and incorporated herein by reference. All Stockholders of Standish are urged to read the Merger Agreement in its entirety.

General

   The Merger Agreement provides that, subject to the satisfaction or, in certain cases, waiver of certain conditions (including, among other things, adoption of the Merger Agreement by the Stockholders of Standish and CareMatrix, receipt by Standish of an updated Fairness Opinion and receipt of all necessary material regulatory approvals), Standish Subs will be merged with and into the CareMatrix Corporations and the separate corporate existence of the Standish Subs will cease. The CareMatrix Corporations will be the surviving corporations and the CareMatrix Stockholders will become Stockholders of Standish. All outstanding shares of the Standish Subs will be cancelled and each corporation resulting from the Merger will issue one share of stock to Standish and become a wholly owned subsidiary of Standish. Such shares of Standish Common Stock will be allocated among the CareMatrix Stockholders as provided in the Merger Agreement.

Conversion of CareMatrix Capital Stock; Effects on Standish Stockholders; Dissenters' Rights

   Conversion of CareMatrix Common Stock. At the Effective Time, the aggregate shares of Common Stock of the CareMatrix Corporations issued and outstanding shall, by virtue of the Merger and without any action on the part of any holder thereof, cease to be outstanding and will be converted into the right to receive an aggregate of 50,000,000 newly issued, fully-paid and non-assessable shares of Standish Common Stock.


   Issuance of Additional Standish Common Stock in Lieu of Fractional
Shares. No fractional shares of Standish Common Stock will be issued in the Merger, but, in lieu thereof, the CareMatrix Stockholders whose conversion of CareMatrix Common Stock results in more or less than one whole share of Standish Common Stock will have their shares rounded to the nearest whole number.

Dissenters' Rights. No conversion of CareMatrix Common Stock into Standish Common Stock shall be made with respect to any share of CareMatrix Common Stock as to which the CareMatrix Stockholder has properly elected to exercise any rights to dissent and obtain payment of the fair value of his shares under the Delaware General Corporation Law or the New Jersey Business Corporation Act, as applicable. The Delaware General Corporation Law does not provide for dissenters' rights to holders of Standish Common Stock or Series A Preferred Stock with respect to the proposal to approve the Merger Agreement inasmuch as Standish is not a "constituent corporation" within the purview of applicable provisions of the Delaware General Corporation Law. Further, there are no dissenters' rights with respect to the other proposals to be considered at the Standish Special Meeting.

Surrender of Certificates

   Manner of Exchange. CareMatrix and Standish have selected American Securities Transfer, Incorporated, of Denver, Colorado, as exchange agent (the "Exchange Agent") to effect the exchange of certificates representing shares of CareMatrix Common Stock in connection with the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record (other than holders of CareMatrix Common Stock who have properly demanded and perfected dissenters' rights under the Delaware General Corporation Law or New Jersey Business Corporation Act, as applicable) of certificates which immediately prior to the Effective Time represented outstanding shares of CareMatrix Common Stock, a notice advising the holder of the effectiveness of the Merger accompanied by a transmittal form (the "Certificate Transmittal Form"). The Certificate Transmittal Form will contain instructions with respect to the surrender of certificates representing CareMatrix Common Stock to be exchanged for shares of Standish Common Stock (together with cash in lieu of any fractional share) and will specify that delivery will be effected, and risk of loss and title to such certificates will pass, only upon delivery of the certificates to the Exchange Agent. Upon surrender, in accordance with the instructions contained in the Certificate Transmittal Form, to the Exchange Agent of certificates representing shares of CareMatrix Common Stock, the holder thereof will be entitled to receive in exchange therefor a certificate(s) representing the appropriate number of shares of Standish Common Stock to which such holder is entitled including where appropriate shares of Standish Common Stock in lieu of any fractional share of Standish Common Stock.

   Rights of Holders of CareMatrix Stock Certificates Prior to
Surrender. Prior to the time certificates representing shares of CareMatrix Common Stock are surrendered, dividends and other distributions declared or payable to holders of record of Standish Common Stock as of any time subsequent to the Effective Time will be paid to the holder of any unsurrendered certificate representing CareMatrix Common Stock, and such holder's other rights as a Stockholder of Standish (including, if applicable, the right to vote on any matter submitted to Standish Stockholders for their approval) will continue. However, at the Effective Time, in the event a holder fails to physically surrender his certificates representing CareMatrix Common Stock for exchange, no dividend or other distribution payable to holders of record will be paid to any CareMatrix Stockholder until such holder physically surrenders for exchange his certificates representing shares of CareMatrix Common Stock and Standish may suspend such Stockholder's other rights as a Stockholder, including his right to vote, at any time beginning at the Effective Time until such holder physically surrenders his certificates representing CareMatrix Common Stock for exchange. Upon surrender by any such Stockholder of his certificates representing CareMatrix Common Stock to the Exchange Agent, the former CareMatrix Stockholder will receive certificates representing the shares of Standish Common Stock into which such Stockholder's shares of CareMatrix Common Stock were converted and the dividends or other distributions (without interest) that have theretofore become payable with respect to such shares of Standish Common Stock since the Effective Time (or such longer period as determined by Standish) and, if suspended, such Stockholder's other rights as a Stockholder will thereupon be restored.

Name

   At the Effective Time, Standish will change its name to "CareMatrix Corporation."

Conduct of Business Pending the Merger

   General. The Merger Agreement contains certain restrictions, some of which are reciprocal, on the conduct of the respective businesses of CareMatrix and Standish pending the consummation of the Merger. In particular, unless the prior written consent of the other party is obtained, or as permitted by the Merger Agreement, prior to the Effective Time, the Merger Agreement requires Standish and its respective subsidiaries and CareMatrix to:

   (a) conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

(b) use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those persons having business relationships with it;

   (c) amend its charter documents or By-Laws, except as provided for in the Merger Agreement;

   (d) promptly notify the other party of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties and of any litigation or governmental complaints, investigations or hearing (or communications indicating that the same may be contemplated);

   (e) refrain from and avoid: (i) incurring or obligating itself to incur any capital expenditure in excess of $20,000, incurring any long-term indebtedness in addition to that outstanding on the date hereof (other than loans from CareMatrix) or any other indebtedness or liability other than in the ordinary course of business; (ii) making any loans, advances or capital contributions to, or investments in, any other person, other than travel or other advances to employees consistent with past practice; or (iii) assuming, guaranteeing, endorsing or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person, except to endorse checks for collection or deposit in the ordinary course of business;

   (f) declare or pay any dividend or distribution on any shares of its capital stock; or

   (g) agree in writing or otherwise to take any of the foregoing actions or any action that would make any representation or warranty in the Merger Agreement untrue or incorrect as of the date hereof or as of the Effective Time, as if made as of such time.

Options, Warrants and Employee Benefits


   At July 31, 1996, CareMatrix had issued options to purchase 300,000 shares of CareMatrix Common Stock. Subject to approval by Standish Stockholders of the Stock Option Plan Amendment, the holders of such options will receive in exchange therefor stock options under the Standish Stock Option Plan to purchase an aggregate of 300,000 shares of Standish Common Stock at a purchase price of approximately $4.00 per share.


   The Merger Agreement provides that Standish shall notify CareMatrix promptly after any change in its capitalization or the issuance of any options or warrants to acquire any shares of its capital stock not existing on the date hereof; and shall not permit any of its subsidiaries to, (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing at the Effective Time as listed in the Merger Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof,
(ii) grant, confer or award any option, warrant, conversion right or other right to acquire any shares of its capital stock not existing at the Effective Time and listed in the Merger Agreement, (iii) accelerate the vesting or exerciseability of any option, warrant, conversion right or other right to acquire any shares of its capital stock, (iv) increase, or permit any of its subsidiaries to increase, any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except for the payment of cash bonuses to officers or employees pursuant to and consistent with existing plans or programs described in the Merger Agreement, or (v) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect.

   The Merger Agreement provides that CareMatrix shall not (i) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except for the payment of cash bonuses to officers or employees pursuant to and consistent with existing plans or programs described in the Merger Agreement, or (ii) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect.

Transfer of Assets

   Pursuant to the Merger Agreement, both Standish and CareMatrix have agreed not to sell, lease or otherwise dispose of any of their respective assets which are material, individually or in the aggregate, except in the ordinary course of business. Furthermore, prior to the Effective Time and subject to the Merger Agreement, each CareMatrix Corporation will not, without the prior written consent of Standish, (i) assign, convey, pledge, mortgage, or otherwise transfer or agree to transfer any interest in or right of such CareMatrix Corporation or of any other entity of the kind specified in (ii) below to receive or otherwise recognize any development or management fees or other revenues in respect of certain identified projects, and (ii) permit either Abraham D. Gosman, Andrew D. Gosman or Michael M. Gosman, or any entity controlled by any of them (other than a CareMatrix Corporation), to engage in the management and/or development of an assisted and/or independent living facility.

   In addition, each of the CareMatrix Corporations will, prior to the Effective Time, effectuate the assignment and transfer of any right, title or interest that it may have, or any other entity of the kind specified in (ii) above may have, in certain identified projects subject to a reservation of the rights to manage or turnkey develop each such project, and to cause such other entities to transfer to CareMatrix their rights to earn development fees, management fees or other similar operating revenues from such projects. Each CareMatrix Corporation also will, with respect to such projects, execute definitive management, turnkey development or joint venture agreements substantially in the forms required by the Merger Agreement immediately prior to or at the Effective Time by the proposed third party purchaser of the land upon which each such project is to be developed; provided, however, that prior to the execution of such definitive management and turnkey development agreement, the applicable CareMatrix Corporation shall have completed a review of title, survey, environmental and such other customary due diligence materials relating to such project and shall have determined that the matters disclosed by such materials shall not have a material adverse effect upon the project.

No Solicitations and Standstill

   The Merger Agreement provides that until consummation of the Merger, or the earlier termination of the Merger in accordance with its terms (the "Non-Solicitation Period"), Standish and each officer, director, employee, consultant, advisor, agent or investment banker of Standish and its subsidiaries will not, directly or indirectly, solicit, encourage or consider alternative offers for any merger or any business combination transaction involving Standish or the Standish business or for the sale of any of Standish Common Stock, or the lease, purchase option, or sale of any material assets of Standish or the Standish business from parties other than CareMatrix (each, an "Alternative Proposal"). However, notwithstanding the foregoing, Standish may participate in discussions or negotiations with, and may furnish information (pursuant to confidentiality agreements having provisions not less restrictive than those set forth in the Confidentiality Agreement entered into between CareMatrix and Standish) to any third party
(i) which on or before the end of the Non-Solicitation Period, sought to engage in such discussions or negotiations or requested such information or
(ii) which seeks to engage in discussions or negotiations or requires such information if, in either case, the Board of Directors of Standish determines, based on the written opinion of Robinson & Cole or other legal counsel reasonably acceptable to Standish ("Legal Counsel"), that failing to engage in such discussions or negotiations or provide such information would reasonably be expected to violate the fiduciary duties of the Board of Directors of Standish. The Board of Directors of Standish may take and disclose to Standish's Stockholders a position with respect to any tender offer and make such disclosure to the Stockholders of Standish as may be required under applicable law; provided, that the Board of Directors of Standish shall not recommend that the Stockholders of Standish tender their shares unless such recommendation is permitted under the Merger Agreement.

   Unless the Board of Directors of Standish determines, based on the written opinion of Legal Counsel, that doing so would reasonably be expected to violate the fiduciary duties of the Board of Directors of Standish, (i) Standish promptly shall advise CareMatrix orally and in writing of any Alternative Proposal or any inquiry with respect to or which could lead to any Alternative Proposal and the identity of the person making any such Alternative Proposal or inquiry and (ii) Standish shall include in any such notice a description of the terms and conditions of any such Alternative Proposal or inquiry.

   The Merger Agreement also provides that, until the earlier to occur of (a) consummation of the Merger or (b) the expiration of one (1) year following the termination of the Merger Agreement, neither CareMatrix nor any of its affiliates (as defined in Rule 12b-2 under the Exchange Act) will (i) bid for, acquire or seek to acquire any of the assets of the Standish business or any voting or debt securities or preferred stock of Standish, or any rights or options to acquire such ownership, or take any action to effect a change of control of Standish, or initiate contact with any other person in an effort to solicit, encourage or assist such person in a takeover proposal involving Standish; (ii) deposit any voting securities of Standish in a voting trust or subject any such securities to any arrangement, understanding or agreement with respect to the voting, holding or disposition of such securities; (iii) become a member of a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any person for the purpose of acquiring, holding, voting or disposing of securities of Standish; or (iv) seek to have called, or caused to be called, any meeting of Stockholders of Standish, or initiate, propose or solicit any proxy or consent of Stockholders of Standish for the approval of any proposal, or participate in the taking of any action by written consent of Stockholders of Standish in lieu of a meeting, or seek or propose to influence or control the management or policies of Standish, or to obtain representation on the Board of Directors of Standish.

Conditions to the Merger

   The respective obligations of CareMatrix and Standish to effect the Merger are subject to the satisfaction prior to the Effective Time of certain conditions, including, but not limited to, the following significant conditions (some of which may be waived):

   (a) in the case of each party, performance in all material respects at or prior to the Effective Time of the agreements and covenants required to be performed by the other party and no material or adverse change with respect to each party;

   (b) in the case of each party, the truth and correctness in all material respects as of the Effective Time and the date of signing of the Merger Agreement of the representations and warranties of the other party contained in the Merger Agreement, except as expressly contemplated by the Merger Agreement and except for any representation and warranty made as of a specified date (which shall be true and correct as of such date);

   (c) adoption of the Merger Agreement by the requisite approval and votes of the Stockholders and Board of Directors of CareMatrix and Standish, as the case may be, and the production and execution of all documents necessary to consummate the Merger, including but not limited to, the resolutions, certificates of good standing, charter documents, bylaws and estoppel certificates from lessors of and for both CareMatrix and Standish and their related subsidiaries and affiliates, if and where, necessary;


   (d) CareMatrix and Standish shall have obtained all requisite approvals and consents of, and made all filings with, all governmental agencies and third parties, including the requirements of the Hart-Scott-Rodino Anti-trust Improvements Act of 1976, as amended, required to consummate the transactions contemplated by the Merger Agreement and to prevent the termination of any material right, privilege, license, or agreement of either party or any of their respective subsidiaries, without any conditions or restrictions which would so materially and adversely affect the economic or business assumptions of the Merger as to render inadvisable its consummation in the reasonable judgment of the Board of Directors of both CareMatrix and Standish and no stop order shall be effective with respect the Form S-4 Registration Statement of which this Proxy Statement-Prospectus is a part (see "The Merger--Regulatory Approvals");


   (e) CareMatrix shall have received from Standish's independent public accountants a certificate letter, dated as of the Effective Time, stating that, for financial reporting purposes, the Merger qualifies as a purchase by CareMatrix of Standish (see "The Merger--Accounting Treatment");

   (f) absence of any temporary restraining order, injunction, or other order by any federal or state court or agency which enjoins or prohibits consummation of the Merger. In addition, no action, suit, investigation or proceeding brought by any governmental agency or instrumentality or any holder of 10% or more of the voting securities of Standish shall be pending or, to the knowledge of the parties to this Agreement, threatened (in writing, in the case of threatened action by any security holder), before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the Merger and there is no insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Standish or any of its subsidiaries shall be pending, and neither Standish nor any Standish Subsidiary shall have taken any action in contemplation of, or which would constitute the basis for, the institution of such proceedings;

   (g) receipt by each of CareMatrix and Standish of a written opinion from legal counsel;

   (h) the Registration Statement shall have been declared effective by the Commission and shall not be subject to a stop order suspending the effectiveness of the Registration Statement and no proceedings for the purpose of suspending the effectiveness of the Registration Statement shall be pending before or threatened by the Commission;

   (i) Standish shall have entered into amended and restated employment agreements with Michael J. Doyle and Kenneth M. Miles, as set forth in the Merger Agreement;

   (j) There shall not have occurred (i) in any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on The Nasdaq National Market, (ii) a declaration of a banking moratorium or any suspension payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by lending institutions, or (iv) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof; and

   (k) Standish shall have received the written opinion of Stonebridge addressed to the Board of Directors of Standish dated as of date reasonably proximate to the date of the Proxy Statement-Prospectus to Standish's Stockholders, to the effect that, as of the date of such opinion, the resulting ownership of the outstanding shares of Standish Common Stock to be retained by Standish current Stockholders after giving effect to the shares of Standish Common Stock to be issued to the CareMatrix Stockholders is fair, from a financial point of view, to Standish and the Stockholders of Standish, and such opinion shall not have been withdrawn; and, in addition, Standish shall have obtained such investment banking firm opinion as may be necessary in connection with the Merger to avoid exclusion of coverage under its directors and officers liability insurance policy.

Waiver of Conditions, Amendment, or Termination of the Merger Agreement

   Waiver. The Merger Agreement provides that either CareMatrix or Standish may waive the terms and provisions of the Merger Agreement by written document executed by the party entitled to the benefits of such terms or provisions.

   Amendment. The Merger Agreement provides that either party may, with the express approval of the other, in writing, modify or amend the Merger Agreement in writing.

   Termination. The Merger Agreement may be terminated and the Merger abandoned, at any time prior to the Effective Time:

   (a) by mutual written consents duly authorized by the Boards of Directors of CareMatrix and Standish for any reason;

   (b) by Standish or CareMatrix if:

     (i) any court or governmental body of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, provided that no such termination shall be permitted unless the party seeking such termination shall have used its reasonable best efforts to oppose such issuance or taking; or

     (ii) either party commits any material breach of its representations, warranties or covenants set forth in the Merger Agreement and such breach has not been cured within ten days after written notice is given to terminate the Merger Agreement as a result of such breach.

   (c) by CareMatrix or Standish, if the closing conditions specified in the Merger Agreement have not been satisfied or waived by February 15, 1997, or by such later date not more than three months thereafter which Standish and CareMatrix shall mutually select (the "Termination Date");

   (d) by Standish (i) pursuant to a Permitted Action, as described above under "No Solicitations and Standstill" or (ii) at any time following an Alternative Proposal as set out in the Merger Agreement, the Board of Directors of Standish determines, based on the written opinion of Legal Counsel, that such termination is required in order for the Board of Directors of Standish to comply with its fiduciary duties; or

   (e) by CareMatrix, if the Board of Directors of Standish takes any Permitted Action or if a vote of Standish's Stockholders results in the rejection of the adoption or authorization of this Agreement by such Stockholders.

Effect of Termination

   In the event of the termination of the Merger Agreement and abandonment of the Merger:

   (a) the Merger Agreement, except for certain specified provisions, would forthwith become void and be of no effect, without any liability on the part of any party or its affiliates, directors, officers or Stockholders; provided that such termination would not relieve any party to the Merger Agreement of liability for breach of the Agreement; and

   (b) if the representations and warranties of CareMatrix shall be true, complete and correct in all material respects as of the time of termination and CareMatrix has performed and complied in all material respects with all agreements on its parts contained in the Merger Agreement and:

(i) an Alternative Proposal is commenced, publicly disclosed or communicated to Standish and, as a result of such Alternative Proposal, the Board of Directors of Standish takes any Permitted Action and enters into an agreement for any Alternative Proposal or terminates this agreement or this Agreement is terminated by CareMatrix following Standish's taking a Permitted Action; or

     (ii) an Alternative Proposal is publicly commenced, proposed or disclosed and this Agreement is terminated following the failure of Standish's Stockholders to approve this Agreement at the Stockholders meeting, and within twelve months following such termination, an Alternative Proposal is consummated involving consideration (or implicit valuation) for the Standish Common Stock on a fully diluted basis having a present value greater than the value ascribed to the Standish Common Stock in the Merger (a "Higher Transaction"), then Standish would be obligated to pay to CareMatrix within ten business days following such occurrence a fee (the "Topping Fee"), in cash of $2.0 million less the amount of any Standish Break-Up Fee as full and complete liquidated damages (in no event will Standish be obligated to pay more than one Topping Fee with respect to all Higher Transactions);

   (c) in the event that the Merger Agreement is terminated as a result of a material breach by Standish or by Standish as a result of the exercise of its fiduciary duties in connection with the receipt of an Alternative Proposal or as a result of a failure of any condition that is a condition to the obligation of CareMatrix to close (other than within specified exceptions) and CareMatrix is not then in material breach of its representations and warranties or covenants contained in the Merger Agreement, Standish shall thereupon become obligated to pay to CareMatrix $500,000 (the "Standish Break-Up Fee");

   (d) in the event that the Merger Agreement is terminated as a result of a material breach by CareMatrix or as a result of a failure of any condition that is a condition to the obligation of Standish to close (other than certain specified conditions) and Standish is not then in material breach of its representations and warranties or covenants contained in the Merger Agreement, CareMatrix shall thereupon become obligated to pay to Standish $500,000 (the "CareMatrix Break-Up Fee"); and

   (e) in the event Standish is obligated to pay the Standish Break-Up Fee to CareMatrix and CareMatrix is obligated to pay the CareMatrix Break-Up Fee to Standish, then neither party shall be obligated to pay to the other party either the Standish Break-Up Fee or the CareMatrix Break-Up Fee.

Effective Time


   The Merger becomes effective when CareMatrix and Standish file appropriate certificates with, and such filings are accepted by, the Secretaries of State of the State of Delaware and New Jersey, as applicable. Upon the Merger becoming effective, the Standish Subs will be merged with and into the CareMatrix Corporations and the separate corporate existence of the Standish Subs will cease. The CareMatrix Corporations will be the surviving corporations and the shareholders of the CareMatrix Corporations will become shareholders of Standish. All outstanding shares of the Standish Subs will be cancelled and each corporation resulting from the Merger will issue one share of stock to Standish and become a wholly owned subsidiary of Standish. For a description of circumstances under which CareMatrix or Standish may terminate the Merger Agreement, see "--Waiver of Conditions, Amendment, or Termination of the Merger Agreement." If not so terminated by either Board of Directors, the Effective Time will occur as promptly as practicable after the date upon which all of the conditions to the Merger are satisfied or duly waived or at such other time and date as CareMatrix and Standish may agree. CareMatrix and Standish currently anticipate that the Merger will be completed during the third quarter of 1996, but, in any event, prior to December 31, 1996.



Resales of Standish Common Stock Received in the Merger

   The Standish Common Stock that will be issued if the Merger is consummated will have been registered under the Securities Act, and will be freely transferable, except for shares received by persons, including directors and executive officers of CareMatrix, who may be deemed to be "affiliates" of CareMatrix and Standish, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act ("Affiliates"). Affiliates may not sell their shares of Standish Common Stock acquired pursuant to the Merger, except
(a) pursuant to an effective registration statement under the Securities Act covering those shares, (b) in compliance with Rule 145, or (c) in the opinion of counsel reasonably satisfactory to Standish, pursuant to another applicable exemption from the registration requirements of the Securities Act.

The certificates representing shares of Standish Common Stock to be issued to Affiliates in the Merger will bear a legend summarizing the foregoing restriction, and Standish will give its transfer agent stop transfer instructions with respect to the Standish Common Stock that Affiliates receive in connection with the Merger.

   This Proxy Statement-Prospectus does not cover resales by Affiliates of the Standish Common Stock. No person is authorized to make use of this Proxy Statement-Prospectus in connection with any such resales.

Interests of Certain Persons in the Merger


   In considering the recommendations of its Board of Directors with respect to the Merger, Standish's Stockholders should be aware that certain members of Standish's management and Board of Directors and CareMatrix's management and Boards of Directors, respectively, may have certain interests in the Merger that are in addition to the interests of Stockholders of Standish and the CareMatrix Stockholders generally. The Board of Directors of each of Standish and CareMatrix was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby. See "--Board of Directors and Management of Standish at Effective Time."


   Indemnification. Pursuant to the Merger Agreement, Standish and, from and after the Effective Time, New Standish, have agreed to indemnify to the full extent permitted under the Delaware General Corporation Law, each person who is or was a director or officer of Standish at or prior to the Effective Time, from and against certain claims, losses and liabilities arising out of the fact that such person was or is a director or officer of Standish or arising out of or based upon the Merger Agreement or the transactions contemplated thereby. New Standish will maintain for a period of three years Standish's existing directors' and officers' liability insurance policies with respect to claims arising before the Effective Time.

   Employment Agreements. Standish currently has employment agreements with Mr. Doyle, Chairman and Chief Executive Officer, and Mr. Miles, Chief Financial Officer and Treasurer. The employment agreement with Mr. Doyle, as amended effective as of July 1, 1995, provides for an initial employment term ending December 31, 1997, continuing thereafter on year-to-year renewal terms, subject to either Standish's or the employee's electing not to renew, an annual base salary of $165,000 through December 31, 1997, bonus compensation to be determined by the Board of Directors of Standish in its sole discretion up to 40% of Mr. Doyle's annual base salary, restrictions against competition with Standish, an automobile allowance of $10,000 per annum and payment of premiums (amounting to approximately $6,300 in 1995) on a life insurance policy in the amount of $500,000 for a beneficiary to be designated by Mr. Doyle. Such policy is in addition to the key man life insurance policy to be maintained by and for the benefit of Standish.

   The employment agreement between Standish and Mr. Miles is similar in structure to Mr. Doyle's, and contains substantially the same provisions and term through December 31, 1997, subject to renewal on a year-to-year basis, except that Mr. Miles agreement provides for an annual base salary of $105,000 and a 25% bonus limit, and makes no provision for life insurance.

   Both of the employment agreements described above provide also that if the employee's employment terminates within a 24-month period following the occurrence of certain changes in control because, among other events, either
(a) his employment is not renewed by Standish, (b) his employment is involuntarily terminated other than for cause as of a date prior to the end of the initial term or any renewal term or (c) a change in his duties occurs, he is entitled to receive a lump sum severance payment within 30 days after ceasing to be employed equal to 2.99 times (in the case of Mr. Doyle) and 1.0 times (in the case of Mr. Miles), respectively, the yearly average total compensation (consisting of base salary and any cash bonus) payable with respect to the previous five full calendar years.

   Under the Term Sheet, it was agreed that Mr. Doyle would serve New Standish as Chief Executive Officer and that he would be compensated at a rate of $250,000 per annum plus a bonus to be determined by the Board of Directors. In addition, under the Term Sheet, it was agreed that Mr. Miles would serve New Standish as Senior Vice President of Finance and would be compensated at the rate of $125,000 per annum plus a bonus to be determined by the Board of Directors. Also, the Term Sheet provided for the recognition of the grant of stock options to Messrs. Doyle and Miles for an aggregate of 500,000 and 250,000 shares, respectively. The Merger Agreement includes as exhibits the proposed Third Amended and Restated Employment Agreement between Standish and Mr. Doyle and the Amended and Restated Employment Agreement between Standish and Mr. Miles, which would give effect to the provisions of the Term Sheet. Such Agreements would become effective as of the Effective Time. Both of such exhibits are included in Appendix I of this Proxy Statement-Prospectus.


   Management Stock Options. On June 3, 1996, the Board of Directors of Standish authorized the grant of the Management Options to Mr. Doyle to purchase 50,000 shares of Standish Common Stock and to Mr. Miles to purchase 25,000 shares of Standish Common Stock, respectively, at a purchase price equal to $2.94 per share, the closing sale price of the Standish Common Stock in the over-the-counter-market as reported in The Wall Street Journal on that day, with the number of shares for which such options could be exercised subject to increase upon consummation of the Merger by multiplying the number of shares issuable upon exercise by the greater of (a) the number ten or (b) the number which is a fraction (the "Fraction"), the numerator of which would be the aggregate number of shares of Standish Common Stock to be issued to the CareMatrix Stockholders under the then proposed Agreement and Plan of Merger and the denominator of which would be the number of shares of Standish Common Stock issued and outstanding immediately prior to the Effective Time including all shares issued between the date of signing and the Effective Time upon exercise of options, warrants and other similar rights. At its Board Meeting on June 28, 1996, and after reviewing the then most recent draft of the proposed Agreement and Plan of Merger between Standish and CareMatrix, the Board ratified the grant of such Management Options. As of that date, Standish executed and delivered to Messrs. Doyle and Miles written option agreements to purchase 50,000 shares and 25,000 shares of Standish Common Stock, respectively, at the purchase price of $2.94 per share and vesting in installments over two years. In both cases, the number of shares for which Options could be exercised were subject to increase by multiplying the 50,000 share number or the 25,000 share number, as applicable, by the greater of (i) the number ten or (ii) the Fraction. In accordance with action taken by the Standish Board of Directors on July 29 and August 5, 1996, the Management Options of both Messrs. Doyle and Miles were modified to provide for immediate vesting of all of such Options and for fixing the Fraction at ten.


   Acceleration of Options. In accordance with resolutions adopted by the Standish Board of Directors in September 1995, each option then outstanding whether or not currently exercisable, will automatically become fully vested upon consummation of the Merger.

   Termination Agreement. In August 1996, Standish and Michael J. Brenan, the President and Chief Operating Officer of Standish, entered into an agreement (the "Termination Agreement") under which Mr. Brenan resigned as a Director and Officer of Standish and his employment was terminated. Mr. Brenan has agreed to make himself available to provide consulting services for which he would be entitled to receive consulting fees of approximately $12,500 per month, payable through the earlier to occur of the Effective Time or November 15, 1996. Under the Termination Agreement, Standish will make a lump sum severance payment to Mr. Brenan in the amount of $150,000 (less any consulting fees) payable at the earlier to occur of the Effective Time or November 15, 1996, will provide family health insurance through December 31, 1996 and a moving allowance not to exceed $5,000. The Termination Agreement also provides for acceleration of the vesting of Mr. Brenan's unexercised stock options to purchase 45,000 shares of Standish Common Stock at a purchase price of $2.38 per share. In addition, the Termination Agreement prohibits Mr. Brenan, for a period of one year beginning at the Effective Time, from engaging in any competing activity within a twenty-mile radius of any Standish offices or Standish-operated communities or CareMatrix facilities or development sites.

   Advisory Fees. In accordance with the Term Sheet and an agreement between CareMatrix and NatWest dated July 10, 1996, following consummation of the Merger, NatWest will receive advisory fees payable in Standish Common Stock or cash, at the election of New Standish, equal to one (1%) percent of (a) the shares of Standish Common Stock outstanding upon consummation of the Merger, or (b) the market value of such shares based on the closing price of Standish Common Stock immediately preceding consummation of the Merger.

   In accordance with Standish's engagement of its Financial Advisors, upon consummation of the Merger, the Financial Advisors will receive advisory fees of $200,000 in the aggregate, less the amount of prior payments made by Standish to the Financial Advisors for their financial advisory services. See "--Opinion of Financial Advisor."

Board of Directors and Management of Standish at Effective Time

   At the Effective Time, the Chairman, the President and Chief Operating Officer and the Treasurer and Chief Financial Officer of Standish shall resign or be removed, new positions of Chief Executive Officer, Vice Chairman and Senior Vice President of Finance, respectively, shall be created and, concurrently therewith, the following persons shall be elected or appointed to the position listed opposite their name:

 Name                       Present Company Affiliation     Position
- - -----                       ---------------------------     --------
Abraham D. Gosman                CareMatrix                  Chairman, Board of Directors
Michael J. Doyle                 Standish                    Chief Executive Officer
Andrew D. Gosman                 CareMatrix                  Vice Chairman
Robert M. Kaufman                CareMatrix                  President
Michael M. Gosman                CareMatrix                  Executive Vice President
James M. Clary, III              CareMatrix                  Executive Vice President, General Counsel and
                                                             Secretary
Joel A. Kanter, Ph.D.            CareMatrix                  Executive Vice President
Marc H. Benson                   CareMatrix                  Chief Operating Officer
Kenneth M. Miles                 Standish                    Senior Vice President of Finance


   At the Effective Time, each of the members of the Board of Directors of Standish shall resign or be removed and, concurrently therewith, Abraham D. Gosman, Michael J. Doyle, Andrew D. Gosman and Michael M. Gosman shall be appointed to the Board of Directors of New Standish. In addition, the foregoing Board of Directors will expand the Board to nine and appoint four outside directors to fill the vacancies.


   Indemnification. Following the Effective Time, Standish will maintain the indemnification rights currently provided by it with respect to matters occurring before the Effective Time in favor of its respective current and former employees, directors, and officers and, if applicable, in favor of the employees, directors, and officers of its respective subsidiaries, on terms no less favorable than those provided in the charter or by-laws or regulations of CareMatrix or Standish or as otherwise in effect on the date of the Merger Agreement. See "--Interests of Certain Persons in the Merger--Indemnification."

   Directors' and Officers' Liability Insurance. Following the Effective Time, Standish expects to maintain the directors' and officers' liability insurance policies maintained by it at the date of the Merger Agreement. See "-- Interests of Certain Persons in the Merger--Indemnification."


   See "Management of Standish" and "Management of CareMatrix" for disclosure regarding the directors and those individuals who will serve as officers of New Standish.



Accounting Treatment

   The Merger transaction of CareMatrix with and into Standish will be recorded as a "reverse acquisition" for accounting purposes, with CareMatrix treated as the accounting acquiror, even though Standish will be the survivor for legal purposes. In a reverse acquisition, the accounting acquiror is treated as the surviving entity even though Standish's legal existence does not change and the financial statements reflect the historical financial statements of CareMatrix. CareMatrix, as the accounting acquiror, treated the Merger as a purchase acquisition. The Merger will be recorded using the historical basis for the assets and liabilities of CareMatrix, and the estimated fair market value of Standish's assets and liabilities. See "Unaudited Pro Forma Combined Financial Information."

Federal Income Tax Consequences of the Merger

   There will be no material Federal income tax consequences to the Standish Stockholders as a result of the Merger. With respect to Standish, however, issuance of the Standish Common Stock to the CareMatrix Stockholders upon consummation of the Merger will subject the utilization of Standish's net operating loss carryforwards to substantial limitations. A ruling from the Internal Revenue Service is not being sought with regard to the Federal income tax consequences of the Merger. See "Risk Factors--Adverse Impact of Merger on Standish Net Operating Loss Carryforwards."

CareMatrix Stockholders are urged to consult their own tax advisors as to the Federal or any other tax consequences as a result of the Merger.

Operation of New Standish after the Merger

   Operation of New Standish. Following the Merger, Standish's business will be carried on by New Standish under the name of "CareMatrix Corporation." New Standish's headquarters and operations will continue at 197 First Avenue, Needham, Massachusetts 02194. See "--Board of Directors and Management of Standish at Effective Time."

   Employee Benefits. As a result of the Merger, New Standish shall become the sponsoring employer for the 401(k) Employee Savings Plan for employees of both New Standish and CareMatrix, taken together. In addition, New Standish shall assume CareMatrix's obligations with respect to its health, dental and other customary employee plans.

Regulatory Approvals


   Standish and CareMatrix believe that they have complied with all Federal and state regulatory requirements and obtained all governmental approvals necessary in connection with the Merger other than the filing of certificates with the Secretaries of the States of Delaware and New Jersey and compliance with certain state securities laws requirements in connection with the issuance of the Standish Common Stock to the CareMatrix Stockholders.



Related Party Transactions

   In May 1996, Standish and CareMatrix exchanged confidentiality agreements (the "Confidentiality Agreements") with respect to all information previously exchanged or to be exchanged by them in the negotiation and evaluation of the Merger. Copies of the Confidentiality Agreements have been filed with the Commission as exhibits to the Registration Statement of which this Proxy Statement-Prospectus forms a part. See "Available Information."


   In accordance with the Term Sheet, Standish borrowed $1.0 million from a corporation controlled by Abraham D. Gosman, the principal CareMatrix Stockholder, for working capital purposes, which borrowing was secured by the grant of a subordinate mortgage on Standish's Bailey Village Community. On July 30, 1996, Standish sold to Mr. Gosman 100 shares of Series B Preferred Stock for a purchase price of $1.4 million. Standish used $1.0 million of the proceeds from this stock sale to repay its earlier $1.0 million working capital borrowing and discharge the Bailey Village mortgage. Concurrently with the sale of the Series B Preferred Stock, Standish issued warrants to Mr. Gosman to purchase 400,000 shares of Standish Common Stock at an initial exercise price of $4.16 per share. See "Risk Factors--Potential Conflicts of Interest of Certain Executive Officers and Directors," "Management's Discussion and Analysis of Financial Condition and Results of Operations for Standish" and "Description of Standish Capital Stock."

                          MARKET PRICES AND DIVIDENDS

Market Prices


   The Standish Common Stock is currently traded on the Nasdaq Small Cap System and is quoted under the symbol "STAN". The following table sets forth for the periods indicated the range of high and low sales prices as reported on Nasdaq from Standish's fiscal year ended December 31, 1993 to and including August 16, 1996.



                                             High      Low
                                              -----   ------
FISCAL YEAR ENDED DECEMBER 31, 1993
  First Quarter                              5-3/4     4-1/8
  Second Quarter                             5-1/8     3-5/8
  Third Quarter                              4-1/2     3-5/8
  Fourth Quarter                             6-1/2     4-1/8
FISCAL YEAR ENDED DECEMBER 31, 1994
  First Quarter                              6-3/4     5-3/8
  Second Quarter                             5-3/8     3-3/8
  Third Quarter                              4-1/8    2-7/16
  Fourth Quarter                           2-11/16     2-1/4
FISCAL YEAR ENDED DECEMBER 31, 1995
  First Quarter                              2-1/2     1-7/8
  Second Quarter                             2-1/4         2
  Third Quarter                              2-7/8     2-1/4
  Fourth Quarter                             4-1/8     2-3/8
FISCAL YEAR ENDING DECEMBER 31, 1996
  First Quarter                             4-7/16     2-7/8
  Second Quarter                             5-7/8     2-1/8
  Third Quarter through August 16, 1996      5-3/8     3-1/2


   On June 3, 1996, the last full trading day preceding the first public announcement of the Merger, the closing price for the Standish Common Stock was $2-15/16 per share. On August 16, 1996, the closing price for the Standish Common Stock as reported in The Wall Street Journal was $4.00 per share.



Dividend Policy

   Standish has not declared or paid any cash dividends on its Common Stock since its inception and does not currently plan to declare or pay any cash dividends on its Common Stock in the foreseeable future. Dividends may be paid only out of legally available funds as proscribed by statute, subject to the discretion of Standish's Board of Directors. In addition, Standish's ability to pay cash dividends is restricted by the provisions of its Restated Certification of Incorporation pertaining to the Series A Preferred Stock and the Series B Preferred Stock, respectively. In that regard, no dividends may be paid on any shares of Standish Common Stock unless and until all accumulated and unpaid dividends on both the Series A and Series B Preferred Stock have been declared and paid in full.

   Holders of Series A Preferred Stock are entitled to receive if, when and as declared by the Board of Directors out of funds legally available as prescribed by statute, dividends at the rate of $1.00 per share per year, payable quarterly on September 30, December 31, March 31 and June 30 of each year, commencing September 30, 1993. Any dividends accrued but not paid on the Series A Preferred Stock accumulate and must be declared and paid in full before any dividends may be paid on shares of any other capital stock (including the Standish Common Stock) ranking junior to the Series A Preferred Stock. Dividends were in arrears for the quarters ended June 30, 1994, September 30, 1994, December 31, 1994, September 30, 1995, December 31, 1995, March 31, 1996 and June 30, 1996. Quarterly dividends in arrears totaled approximately $207,300 as of June 30, 1996. No interest is payable on any accrued but unpaid dividends on the Series A Preferred Stock. The next scheduled dividend payment date for the Series A Preferred Stock is September 30, 1996 and Standish does not expect to make payment of that dividend. Except for payment of dividends on its Series A and Series B Preferred Stock, Standish's current policy is to retain any future earnings to finance future growth. As a result of Standish's failure to pay quarterly dividend on its Series A Preferred Stock, holders of outstanding Series A Preferred Stock are entitled to vote with holders of Standish Common Stock on all matters thereafter submitted to stockholders including the election of directors.

   Holders of Series B Preferred Stock are entitled to receive if, when and as declared by the Board of Directors out of funds legally available as prescribed by statute, dividends at the rate of $1,400.00 per share per year, payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996. Any dividends accrued but not paid on the Series B Preferred Stock accumulate and must be declared and paid in full before any dividends may be paid on shares of any other capital stock (including the Common Stock) ranking junior to the Series B Preferred Stock. No interest is payable on any accrued but unpaid dividends on the Series B Preferred Stock. Except for payment of dividends on its Series A and Series B Preferred Stock, Standish's current policy is to retain any future earnings to finance future growth.

                   POST-MERGER CAREMATRIX ("NEW STANDISH")



              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

   Under the terms of the Merger Agreement, Standish will issue 50,000,000 shares of Standish Common Stock in exchange for all the outstanding shares of Common Stock of CareMatrix. The Merger of CareMatrix and Standish will be accounted for as a reverse acquisition, whereby CareMatrix is the acquiror for accounting purposes. Accordingly, the financial history presented will be that of CareMatrix. Therefore, the Post-Merger CareMatrix Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1995 and the six month period ended June 30, 1996 presents the CareMatrix Combined Statement of Operations for the year ended December 31, 1995 and the six month period ended June 30, 1996 adjusted for the following effects of the
Merger: (i) increased amortization resulting from goodwill generated in the purchase accounting treatment of the Merger, (ii) increased depreciation from the recording of Standish fixed assets at fair market value, (iii) increased compensation expense to reflect new employment agreements, and (iv) increased amortization and depreciation to reflect the purchase of management contracts and fixed assets by CareMatrix concurrent with the Merger closing, as if the Merger had occurred on January 1, 1995. The Post-Merger CareMatrix Unaudited Pro Forma Combined Balance Sheet as of June 30, 1996, presents the CareMatrix Balance Sheet as of June 30, 1996, adjusted for the following effects of the
Merger: (i) the value of the common stock deemed to be issued by the accounting acquiror; (ii) the purchase adjustments, including goodwill generated in the purchase accounting treatment of the Merger; (iii) equity and debt transactions of Standish that occurred in July 1996 subsequent to the June 30, 1996 balance sheet; and (iv) the purchase of management contracts and fixed assets by CareMatrix concurrent with the Merger closing.

   The Post-Merger CareMatrix Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of the results of operations which actually would have occurred had the Merger taken place on January 1, 1995, or which may be expected to occur in the future. The Post-Merger Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the CareMatrix Financial Statements and Standish Financial Statements included elsewhere in this Proxy Statement-Prospectus.

                             POST-MERGER CAREMATRIX
                       PRO FORMA COMBINED BALANCE SHEET
                                June 30, 1996

                                 (Unaudited)

                                (in thousands)

                                                                           Pro Forma         Pro Forma
                                                CareMatrix   Standish    Adjustments         Combined
                                                ----------   --------    -----------         --------
ASSETS
Current assets
  Cash and cash equivalents                        $  2,028   $    356      $   900 (2,3)    $  3,284
  Accounts receivable, net                              939        178                          1,117
  Prepaid expenses and other current assets             318        802                          1,120
                                                   --------   --------                       --------
    Total current assets                              3,285      1,336                          5,521
Property, plant & equipment, net                      1,444     10,916        3,833 (4,5)      16,193
Note receivable                                         770                                       770
Goodwill and other intangibles, net                              1,661       18,097 (4,5)      19,758
Other assets                                            523      1,615                          2,138
                                                   --------   --------                       --------
    Total assets                                   $  6,022   $ 15,528                       $ 44,380
                                                   ========   ========                       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses            $    841   $  1,081      $ 1,500 (4)      $  3,422
  Accrued interest -- stockholder                     1,158                                     1,158
  Current portion of long-term debt                              3,316         (500) (2,3)      2,816
  Other current liabilities                                        413                            413
                                                   --------   --------                       --------
    Total current liabilities                         1,999      4,810                          7,809
Due to stockholder                                   16,992                   3,300 (5)        20,292
Long-term debt                                                  10,461                         10,461
Other long-term liabilities                             529        521        1,333 (4)         2,383
Minority interest                                                  109                            109
Stockholders' equity
  Preferred stock                                                  920        1,400 (3)         1,400
  Common stock                                                      35          543 (1)           543
  Additional paid-in capital                                     8,964       14,881 (1)        14,881
  Accumulated deficit                               (13,498)   (10,292)                       (13,498)
                                                   --------   --------                       --------
    Total stockholders' equity (deficit)            (13,498)      (373)                         3,326
                                                   --------   --------                       --------
    Total liabilities and stockholders' equity     $  6,022   $ 15,528                       $ 44,380
                                                   ========   ========                       ========

    See accompanying notes to the Pro Forma Combined Financial Statements.

                             POST-MERGER CAREMATRIX
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    For the six months ended June 30, 1996
                                 (Unaudited)
                    (in thousands, except per share data)

                                                                           Pro Forma    Pro Forma
                                                CareMatrix   Standish    Adjustments    Combined
                                                ----------   --------    -----------    --------
Net revenues                                       $ 2,389      $4,670                   $ 7,059
Operating costs and expenses
  Salaries, wages and benefits                       1,575                     533         1,628
  Salaries, wages and benefits -- related
  party                                              1,406                                 1,406
  Community operating expense                                    3,209                     3,209
  Community rent expense                                           304                       304
  Selling, general and administrative expense                      931                       931
  Depreciation and amortization expense                 65         393        3061
                                                                               912
                                                                               564           911
  Other operating expenses                           2,007         186                     2,193
  Other -- related party expense                       538                                   538
                                                   -------      ------                   -------
    Total operating costs and expenses               5,591       5,023                    11,120
Interest income                                        (24)        (29)                      (53)
Interest expense                                       559         823                     1,382
Other                                                             (743)                     (743)
Loss                                               $(3,737)     $ (404)                  $(4,647)
Loss per common share                                                                     ($0.09)
Shares outstanding                                                                        54,3305

    See accompanying notes to the Pro Forma Combined Financial Statements.

                             POST-MERGER CAREMATRIX
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     For the year ended December 31, 1995
                                 (Unaudited)
                    (in thousands, except per share data)

                                                                           Pro Forma    Pro Forma
                                                CareMatrix   Standish    Adjustments     Combined
                                                ---------    --------    -----------    ---------
Net revenues                                       $ 2,485     $ 8,436                   $ 10,921
Operating costs and expenses
  Salaries, wages and benefits                       2,100                    1053          2,205
  Salaries, wages and benefits -- related
  party                                              2,123                                  2,123
  Community operating expense                                    5,961                      5,961
  Community rent expense                                           616                        616
  Selling, general and administrative expense                    2,347                      2,347
  Depreciation and amortization expense                  3         680        6121
                                                                              1124
                                                                              1822          1,589
  Provision for closure loss                           895                                    895
  Other operating expenses                           3,009         336                      3,345
  Other -- related party expense                     1,017                                  1,017
                                                   -------     -------                   --------
    Total operating costs and expenses               9,147       9,940                     20,098
Interest income                                                   (153)                      (153)
Interest expense                                       544       1,500                      2,044
Assignment fee from related party                               (1,000)                    (1,000)
Other                                                              442                        442
Loss                                               $(7,206)    $(2,293)                  $(10,510)
                                                   =======     =======                   ========
Loss per common share                                                                      ($0.19)
Shares outstanding                                                                        54,3305

    See accompanying notes to the Pro Forma Combined Financial Statements.

Notes to Pro Forma Combined Balance Sheet



   1. To record the 4,330,000 shares issued at a value of $15,424,000 by CareMatrix in consideration for Standish and the related merger costs.



   2. To record the $500,000 of proceeds received by Standish on July 10, 1996 pursuant to a promissory note.



   3. To record the issuance of $1,400,000 of Series B Preferred Stock by Standish on July 30, 1996 and the repayment of a $1,000,000 promissory note with the proceeds.


   4. To adjust the assets and liabilities of Standish to their estimated fair value and to recognize other liabilities in connection with the purchase transaction:

 Net assets of Standish at June 30, 1996                $  (373,000)
Writeup of fixed assets to fair market value              3,333,000
Tax effect of fixed asset writeup                        (1,333,000)
Provision for the cost of closing certain facilities     (1,000,000)
Acquisition costs                                          (500,000)
Goodwill recorded                                        15,297,000
                                                        -----------
                                                        $15,424,000



   5. To record the purchase of management contracts for $2,800,000 and fixed assets for $500,000 by CareMatrix concurrent with the closing of the Merger.



Notes to Pro Forma Combined Statements of Operations

   1. To reflect the amortization of goodwill over a period of 25 years.

   2. To adjust depreciation expense to reflect the writeup of fixed assets to fair market value and the purchase of additional fixed assets concurrent with the merger closing.

   3. Increased compensation expense to reflect new employment agreements signed at the time of the transaction.

   4. To reflect the amortization of management contracts purchased concurrent with the merger closing over the lives of the contracts (25 years).

   5. Reflects CareMatrix's 50,000,000 shares plus the 4,330,000 shares issued by CareMatrix in consideration for Standish and the related merger costs.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS FOR STANDISH

   Overview. Standish is a long term care services company which operates assisted living communities throughout the eastern United States. Standish also provides management, marketing, development and other services to third party owners of assisted living communities. Since its organization in October 1989, Standish has achieved significant growth in revenues, primarily by acquiring existing senior living communities and by providing management, marketing, development and other services to communities owned by third parties, but it has not realized income from operations. Standish operates ten communities for its own account with a resident capacity of 516, and provides managing and marketing services for four communities with a resident capacity of 385. For the three and six months ended June 30, 1996, Standish generated total revenues of $2,346,000 and $4,670,000, respectively, and incurred a loss from operations of $122,000 and $353,000, respectively.

   In February 1996, Standish consummated agreements with Cornish Realty Associates, L.P. ("Cornish") and the principals of its corporate general partner. Under the agreements, Standish agreed to resign as the manager of Laurelmead effective April 1, 1996. In addition, Standish sold its limited partnership investment interest in Cornish to the two principals of the corporate general partner for an amount equal to the sum of Standish's then remaining $125,000 capital investment in Cornish plus an amount equivalent to the accrued priority return on that capital investment less certain adjustments. The net amount due Standish of $215,000 is payable as follows: monthly installments of $10,000 each for the months of May through October 1996, the sum of $80,000 in December 1996 and the sum of $75,000 in December 1997.

   On March 15, 1996, Standish and Emeritus jointly announced the signing of an agreement in principal to merge in a tax-free stock-for-stock transaction. On May 6, 1996, Standish announced it had terminated Merger discussions with Emeritus. Standish and Emeritus could not reach agreement on an exchange ratio.

   On March 25, 1996, Standish received approximately $825,000 in back management fees, prior investments and advances in connection with the refinancing and sale by a third party owner of the Fox Ridge Manor community located in Dover, Pennsylvania. Standish recorded a gain of approximately $596,000 related to this transaction in the first quarter of 1996. That community had been owned by Senior Lifestyles, Inc. ("SLI"), a third party, and Standish had managed that community for SLI since July 1992. Standish has been retained by the new owner, Northwood Retirement Community, Inc. ("Northwood"), a Pennsylvania not-for-profit corporation, to manage the Fox Ridge community under a three year management agreement (with two 1 year renewable options). Standish expects to receive management fees in a fixed monthly amount of approximately $5,200 plus an additional incentive management fee of approximately 2% of monthly operating revenues during the term of its new management agreement. Under certain circumstances, the fixed and incentive management fees may be subordinate to payments due certain holders of bonds issued in connection with the acquisition of Fox Ridge by the new owner. Simultaneously with its management agreement, Standish made available to Northwood a $150,000 line of credit to be used by the new owner in connection with the Fox Ridge Manor community. In connection with these transactions, SLI bonds in the face amount of $900,000 (the "Group A SLI Bonds") resold by Standish to an investor group in 1993 and guaranteed by Standish as to the payment of interest and principal, were refinanced and exchanged for new subordinated 1996 Series C Bonds in the face amount of $800,000. Of these bonds, $750,000 face amount are held for the benefit of the investor group and $50,000 are held for the benefit of Standish. Standish has provided credit enhancement commitments to the investor group with respect to the $750,000 1996 Series C bonds. Reference is made to Standish's financial statements and the footnotes to the financial statements included in this Proxy Statement-Prospectus.

   Standish anticipates an improvement in operating cash flow during the remainder of 1996 as compared to 1995 primarily as a result of Standish's continuing efforts to improve operating performance of certain of the communities operated by it for its own account and the expansion of its Statesville, North Carolina community. However, Standish expects to continue to incur losses from operations through at least the third quarter of 1996.

   Of the ten communities currently operated by Standish for its own account, two communities (Bailey and Sunny Knoll) are owned and the others are leased under either capital lease or operating lease arrangements. Community rent expense represents lease payments paid by Standish as lessee under operating lease arrangements at its Piedmont Village and Bailey Suites communities.

   Standish recognizes service revenue in the period in which it provides services to residents at the communities that it operates for its own account. Management fees and marketing revenue are realized in the period in which

Standish provides services. Development fees and other revenue are recorded when Standish fulfills its contractual obligations and all contingencies for payment are met.

   The results of operations for the three and six month periods ended June 30, 1996 include the accounts of Standish, Bailey Retirement Center, Inc., ("Bailey"), an assisted living community in Gainesville, Florida which Standish acquired in July 1992, Dominion Villages, Inc. ("Dominion"), a chain of three assisted living communities in the Tidewater, Virginia area which Standish acquired on November 10, 1993, Lowry Village, Inc. ("Lowry"), a stand-alone Alzheimer's facility in Tampa, Florida which Standish acquired in January 1994, Piedmont Villages, Inc. ("Piedmont"), a chain of three assisted living facilities in North Carolina which Standish acquired on March 2, 1994, Bailey Home Suites ("Bailey Suites"), an assisted living community in Gainesville, Florida which Standish began leasing in September 1994 and Lakes Region, L.L.C. ("Sunny Knoll"). Standish and Emeritus, through a limited liability company, acquired 51% and 49% ownership interests, respectively, in the Sunny Knoll community located in Franklin, New Hampshire on May 1, 1995.

   The results of operations for the three and six month periods ended June 30, 1995 include the accounts of Standish, Bailey, Dominion, Lowry, Piedmont and Bailey Suites. The results of operations also include the accounts of Sunny Knoll for the period May 1, 1995 to June 30, 1995.

   The following table sets forth the approximate percentage of Standish's total revenues represented by certain items from Standish's consolidated financial statements for the respective periods presented:

                                                      For the three                    For the six
                                                      months ended                     months ended
                                                June 30,        June 30,        June 30,
                                                  1996            1995            1996        June 30, 1995
                                               ------------    ------------    ------------   --------------
                                                       (unaudited)                     (unaudited)
Revenues:
Service revenue                                    93.5%           85.6%           93.8%           88.4%
Management fees and marketing revenue               3.7             8.9             4.6             7.7
Development fees and other revenue                  2.8             5.5             1.6             3.9
                                                  -----           -----           -----           -----
                                                  100.0           100.0           100.0           100.0
Operating costs and expenses:
Community operating expense                        69.3            66.1            68.7            69.1
Community rent expense                              6.6             6.5             6.6             6.8
Selling, general and administrative
  expense                                          19.8            28.4            19.9            29.0
Transaction termination costs                       1.2             --              4.0             --
Depreciation and amortization expense               8.3             7.7             8.4             8.1
                                                  -----           -----           -----           -----
Total operating costs and expenses                105.2           108.7           107.6           113.0
Loss from operations                               (5.2)           (8.7)           (7.6)          (13.0)
Interest expense                                  (17.3)          (16.9)          (17.6)          (17.1)
Interest income                                     0.8             1.9             0.6             2.0
Other income                                        4.3             --             15.0             --
Minority interest                                   1.2             1.1             1.0             1.3
                                                  -----           -----           -----           -----
Loss before income taxes                          (16.2)          (22.6)           (8.6)          (26.8)
                                                  =====           =====           =====           =====

   The following table sets forth the approximate percentage of Standish's service revenue represented by certain items from the Company's consolidated financial statements for the respective periods presented:

                                      For the three                    For the six
                                      months ended                     months ended
                                June 30,        June 30,        June 30,
                                  1996            1995            1996        June 30, 1995
                               ------------    ------------    ------------   --------------
                                       (unaudited)                     (unaudited)
Service revenue                   100.0%          100.0%          100.0%          100.0%
Community operating
expense                            74.1            77.2            73.2            78.2
Community rent expense              7.0             7.6             6.9             7.7

RESULTS OF OPERATIONS

Six Months Ended June 30, 1996 Compared to the Six Months Ended June 30, 1995

Revenues

   Revenues for the three and six month periods ended June 30, 1996 were $2,346,000 and $4,670,000, representing increases of $155,000 or 7% and $689,000 or 17%, respectively, from revenues of approximately $2,191,000 and $3,981,000 in the comparable periods in 1995.

   Service revenue for the three and six month periods ended June 30, 1996 were $2,193,000 and $4,380,000, representing increases of $318,000 or 17% and $862,000 or 25%, respectively, from service revenue of $1,875,000 and $3,518,000 in the comparable periods in 1995. Of these increases, $87,000 and $369,000 respectively, was attributable to service revenue for the Sunny Knoll community acquired by Standish in May 1995 and thus not fully reflected in Standish's results for the first two quarters of 1995. The $231,000 and $493,000 balances of these increases in service revenue were primarily attributable to higher service revenues at certain of the communities operated by Standish throughout both periods, primarily due to increased resident census and higher average service fee rates at these communities.

   Management fees and marketing revenue for the three and six month periods ended June 30, 1996 were $88,000 and $213,000, representing decreases of $108,000 or 55% and $92,000 or 30%, respectively, from management fees and marketing revenue of $196,000 and $305,000 in the comparable periods in 1995. The higher management fees and marketing revenue during the 1995 comparable periods were attributable primarily to $100,000 of management fee revenue Standish recorded during the second quarter of 1995 related to Crystal Cove, a senior living community in Florida. These management fees reflect a partial recovery of $132,000 of management fees related to Crystal Cove which Standish had written off in 1992. Standish resigned as manager of Crystal Cove during the second quarter of 1995.

   Development fees and other revenue for the three and six month periods ended June 30, 1996 were $65,000 and $77,000, representing a decrease of $55,000 or 46% and $81,000 or 51%, respectively, from development fees and other revenue of $120,000 and $158,000 in the comparable periods in 1995. Development fees and other revenue for the three and six month periods ended June 30, 1996 were primarily comprised of fees associated with one assisted living community being developed in Cambridge, Massachusetts while development fees and other revenue in the comparable periods in 1995 were primarily related to fees associated with assisted living communities being developed in Pikesville, Maryland, Cambridge, Massachusetts and the Laurelmead community which was co- developed by Standish and Cornish in Providence, Rhode Island.

Community Operating Expense

   Community operating expense for the three and six month periods ended June 30, 1996 were $1,626,000 and $3,208,000, representing increases of $178,000 or 13% and $458,000 or 17%, respectively, from community operating expense of $1,448,000 and $2,750,000 in the comparable periods in 1995. As a percentage of service revenue, community operating expense decreased to 74.1% and 73.2% for the three and six month periods ended June 30, 1996, respectively, versus 77.2% and 78.2% in the comparable periods in 1995. Of the increases in the amount of community operating expense, $82,000 and $255,000, respectively was attributable to community operating expense for the Sunny Knoll community acquired by Standish in May 1995 and thus not fully reflected in Standish's results for the first two quarters of 1995. The $96,000 and $203,000 remaining increases in community operating expense was primarily attributable to increased community operating expense at Standish's Piedmont and Bailey communities. The increase in community operating expense at Piedmont was primarily due to an increase in census while the increase at Bailey was primarily due to increases in staffing.

Community Rent Expense

   Community rent expense represents lease payments Standish is required to make under operating leases at its Piedmont Villages and Bailey Suites communities. Community rent expense for the three and six month periods ended June 30, 1996 were $154,000 and $304,000, representing increases of $12,000 or 9% and $32,000 or 12%, respectively, from community rent expense of $142,000 and $272,000 in the comparable periods in 1995. As a percentage of service revenue, community rent expense decreased to 7.0% and 6.9% for the three and six month periods ended June 30, 1996, respectively, versus 7.6% and 7.7% in the comparable periods in 1995. The increase in the amount of community rent expense is primarily due to increased lease advances at Piedmont to fund the expansion at Standish's Statesville, North Carolina community. The decrease in community rent expense as a percentage of service revenue was primarily due to the allocation of these expenses over increased levels of total revenues for the first two quarters of 1996.

Selling, General and Administrative Expense

   Selling, general and administrative expense for the three and six month periods ended June 30, 1996 were $463,000 and $931,000, representing decreases of $160,000 or 26% and $225,000 or 19%, respectively, from selling, general and administrative expense of $623,000 and $1,156,000 in the comparable periods in 1995. As a percentage of total revenues, selling, general and administrative expense decreased to 19.8% and 19.9% for the three and six month periods ended June 30, 1996, respectively, versus 28.4% and 29.0% in the comparable periods in 1995. The decrease in the amount of selling, general and administrative expense for the three and six month periods ended June 30, 1996 versus the comparable periods in 1995 was due primarily to decreases in salaries, recruitment costs, consulting costs, marketing and public relations costs and travel and related costs. The decrease in selling, general and administrative expense as a percentage of total revenues was due to reduced spending and the allocation of these expenses over increased levels of total revenues for the first two quarters of 1996.

Transaction Termination Costs

   Transaction termination costs were $27,000 and $186,000 for the three and six month periods June 30, 1996, respectively. These costs represent legal, accounting, travel and other related costs primarily associated with the proposed merger between Integrated Health Services, Inc. ("IHS") and Standish. In February 1996, IHS informed Standish that it was terminating their business combination discussions. Transaction termination costs also include legal, accounting, travel and other related costs associated with the proposed merger between Emeritus Corporation ("Emeritus") and Standish. In May 1996, Standish informed Emeritus that it was terminating those merger discussions. Standish and Emeritus could not agree on an exchange ratio.

Depreciation and Amortization Expense

   Depreciation and amortization expense for the three and six month periods ended June 30, 1996 was approximately $197,000 and $393,000, representing increases of $28,000 or 17% and $72,000 or 22%, respectively, from depreciation and amortization expense of $169,000 and $321,000 in the comparable periods in 1995. As a percentage of total revenues, depreciation and amortization expense increased to 8.3% and 8.4% for the three and six month periods ended June 30, 1996, respectively, versus 7.7% and 8.1% in the comparable periods in 1995. Of the increases in the amount of depreciation and amortization expense, $9,000 and $34,000, respectively, was attributable to depreciation and amortization expense for the Sunny Knoll community acquired by Standish in May 1995 and thus not fully reflected in Standish's results for the first two quarters of 1995. The increase in the amount of depreciation and amortization expense was also attributable to higher depreciation and amortization expense at Dominion due to certain additions at that facility during the three and six month periods ended June 30, 1996 versus the comparable periods in 1995. The increase in depreciation and amortization expense was also attributable to amortization of a non-compete agreement with a former Director and officer of Standish.

Interest Expense

   Interest expense for the three and six month periods ended June 30, 1996 was $406,000 and $824,000, representing increases of $36,000 or 10% and $146,000 or 22%, respectively, from interest expense of $370,000 and $678,000 for the comparable periods in 1995. As a percentage of total revenues, interest expense was 17.3% and 17.6% for the three and six month periods ended June 30, 1996, respectively, versus 16.9% and 17.1% for the comparable periods in 1995. The increases in the amount of interest expense is attributable primarily to interest expense due to increased borrowings associated with Dominion Village, and interest expense associated with the acquisition of Sunny Knoll which was acquired on May 1, 1995.

Interest Income

   Interest income for the three and six month periods ended June 30, 1996 was $18,000 and $29,000, representing decreases of $24,000 and $52,000 respectively, compared to interest income of $42,000 and $81,000 in the comparable periods in 1995. As a percentage of total revenues, interest income was 0.8% and 0.6% for the three and six month periods ended June 30, 1996, respectively, versus 1.9% and 2.0% in the comparable periods in 1995. Interest income for the three and six month periods ended June 30, 1996 represents interest earned on cash and cash equivalents. Interest income for the three and six month periods ended June 30, 1995 is primarily comprised of the accrued preferred return at the rate of 15% per annum on Standish's investment in Laurelmead.

Minority Interest

   Minority interest for the three and six month periods ended June 30, 1996 was $29,000 and $48,000, representing an increase of $5,000 or 21% and a decrease of $2,000 or 4% respectively, versus $24,000 and $50,000 in the comparable periods in 1995. As a percentage of total revenues, minority interest was 1.2% and 1.0% for the three and six month periods ended June 30, 1996, respectively, versus 1.1% and 1.3% in the comparable periods in 1995. The increases in the amount of minority interest reflect the increased losses associated with Lowry and the corresponding chargeback of 20% of these losses to the minority partners. These increases were partially offset by the allocation of 49% of the income of Sunny Knoll to the minority partner.

Other Income

   Other income for the three and six month periods ended June 30, 1996 was $100,000 and $696,000. Other income for the three months ended June 30, 1996 represents Standish's portion of the proceeds to which it is entitled in connection with the sale of The Pines of Tewksbury community by Emeritus to a third party. In addition to its development, management and marketing contracts and its rights to 15% of excess cash flow, Standish owns a 15% residual interest to share in the proceeds of a sale or refinancing of The Pines of Tewksbury community. Other income for the six months ended June 30, 1996 is primarily composed of cash received for previously reserved management fees and certain investments in SLI which Standish received in connection with the sale and financing of Fox Ridge Manor to Northwood and the refinancing of that community's related debt.

Liquidity and Capital Resources

   Since its inception, Standish has experienced working capital and liquidity deficiencies. Standish has provided for its working capital and liquidity needs through sales of securities in the public markets, including its initial public offering of Common Stock in February 1992 and its public offering of Convertible Preferred Stock in September and October 1993, through private placements of debt and equity securities and through the sale of assets for cash, as well as through the deferral of certain payables and preferred stock dividends. Some of these transactions were with affiliated parties.

   Cash and equivalents at June 30, 1996 were approximately $356,000 compared to approximately $368,000 at December 31, 1995, a decrease of $12,000 or 3%. At June 30, 1996, Standish had a working capital deficit of approximately $3,474,000 compared to a working capital deficit of $1,584,000 at December 31, 1995.

   During the six months ended June 30, 1996, Standish financed its working capital and general corporate needs primarily through four sources: (i) approximately $825,000 in back management fees and related investments from the refinancing of Fox Ridge Manor; (ii) $500,000 in connection with a $1.0 million promissory note between Standish and a corporation controlled by Abraham D. Gosman (the balance of $500,000 was received on July 10, 1996);
(iii) $300,000 in connection with its assignment of the Green Meadows communities to Emeritus and (iv) $250,000 in connection with a promissory note between Standish and IHS.

   Standish used the proceeds from these sources (counting only the initial $500,000 borrowed from a corporation controlled by Mr. Gosman on June 4,
1996) approximately as follows: (i) $626,000 to reduce accounts payable including certain professional fee payments; (ii) $509,000 to fund the working capital needs of Standish; (iii) $180,000 to pay down existing debt;
(iv) $171,000 to fund interest payments associated with Standish's convertible debentures; (v) $200,000 to fund a line of credit to Northwood in connection with Standish's management of Fox Ridge Manor and to fund other costs associated with the Fox Ridge transaction; (vi) $104,000 to fund additions to property, plant and equipment; and (vii) $97,000 for other corporate and community matters.

On July 10, 1996, the corporation controlled by Mr. Gosman funded the second installment of $500,000 in connection with its promissory note with Standish. On July 30, 1996, through the issuance and sale to the principal stockholder of CareMatrix (the "purchaser"), for $14,000 per share or $1.4 million in the aggregate, Standish issued 100 shares of its newly created Series B Preferred Stock with a liquidation value of $14,000 per share. Standish used a portion of the proceeds from the share issuance to repay the promissory note of $1.0 million and obtained an additional $400,000 to be used for working capital purposes. The Series B Preferred Stock is redeemable by Standish at any time after December 1, 1996 at $14,000 per share plus accrued dividends provided that the market price of the Standish Common Stock exceeds 150% of the conversion price ($4.16) then in effect for twenty consecutive trading days. The Series B Preferred Stock will be entitled to a quarterly dividend of $350 per share with quarterly dividend payments on each of December 31, March 31, June 30 and September 30. Concurrently with the issuance of the Series B Preferred Stock, Standish issued five year warrants to the purchaser to purchase 400,000 shares of Standish's Common Stock at an exercise price of $4.16 per share.

   At June 30, 1994, Standish had outstanding 782,350 shares of Series A Preferred Stock. Effective July 1, 1994, Standish consummated an Exchange Offer (the "Offer") pursuant to which it exchanged 2.6 shares of its Common Stock for each share of Series A Preferred Stock tendered. Subsequent to the Offer, there were 128,050 shares of Series A Preferred Stock outstanding. The Offer had the effect of decreasing Standish's quarterly dividend requirement on the Series A Preferred Stock from $195,588 to $32,013. Since issuing the Series A Preferred Stock in September 1993, Standish has failed to make seven quarterly dividend payments. Series A Preferred Stockholders who tendered their shares in the Offer forfeited any right to a dividend for the quarter ended June 30, 1994. At September 30, 1995, Standish was in arrears on four quarterly dividends of approximately $32,013, or approximately $128,050 in the aggregate. Under the terms of the Series A Preferred Stock, should Standish fail to pay any portion of the quarterly dividend on its Series A Preferred Stock on four separate payment dates, whether or not consecutively, holders of the Series A Preferred Stock would be entitled to voting rights, including the election of directors. These voting rights became effective on September 30, 1995 when Standish's Board of Directors voted to omit the dividend for the quarter ended September 30, 1995, the fourth such dividend which had been omitted. In addition, each quarterly dividend not paid results in a $0.25 reduction in the initial $5.00 per share conversion price. The conversion price at June 30, 1996 was $3.25 per share (subject to anti-dilution adjustments).

   As of June 30, 1996, Standish had financed three acquisition transactions involving seven communities with Health Care REIT in the aggregate amount of $10.75 million. These transactions were structured so that the assets were acquired by Health Care REIT and leased to Standish under either operating lease or capital lease arrangements. Health Care REIT may have a right to provide financing for future acquisitions completed by Standish up to an aggregate additional amount of $19.250 million. Under the terms of the agreement, Health Care REIT is entitled to receive a warrant to purchase one share of Standish's Common Stock at an exercise price which is currently $4.16 per share (subject to anti-dilution adjustments), for every $300 advanced. In March 1995, Standish agreed to re-price all warrants previously granted to Health Care REIT from $7.09 to $4.16 per share. To date, Standish has granted Health Care REIT, on account of such financing, warrants to purchase approximately 35,833 shares of Standish Common Stock. The warrants are exercisable for five years from the date of issuance, subject to extension under certain circumstances.

   During 1995, Standish did not comply with certain of its debt covenants (primarily related to the debt coverage ratio requirements associated with its Dominion, Lowry and Piedmont lease agreements). In addition, Standish did not comply with its covenant of maintaining at least $500,000 of consolidated net worth. In March 1996, Standish (a) obtained waivers for each of the defaults which occurred in 1995 and (b) modified certain of its covenants for 1996. The modified covenants for 1996 require Dominion, Lowry and Piedmont to maintain a combined quarterly weighted debt coverage ratio of at least 1.0 to
1.0 through December 31, 1996 and requires Standish to maintain a consolidated negative net worth no greater than $110,000, $609,000, $1.0 million and $1.4 million for the quarters ended March 31, June 30, September 30 and December 31, 1996, respectively.

   There can be no assurance that Standish will not be in violation of its covenants in the future or that Standish will be able to obtain waivers of such violations that may arise in the future. Any such violations, if not waived, would give Health Care REIT certain rights and/or remedies under the lease agreements pursuant to which Standish operates the affected communities, including rights of acceleration of all lease payments, rights of possession and rights to terminate the lease, which, if exercised, would have a material adverse effect upon Standish.

The growth of Standish will be dependent primarily on its ability to: (i) continue to expand and improve the results of its existing operations; (ii) identify and make suitable acquisitions of assisted living communities or companies which own, lease or manage such communities; and (iii) develop communities for its own account. Standish has been and will continue to be dependent upon third party financing for acquisitions and developments. There can be no assurance that financing for acquisitions or developments will be available to Standish on acceptable terms, if at all. Even if Standish is able to obtain financing, the financing terms may impose burdens or restrictions on Standish's future operations. Moreover, to the extent Standish acquires or develops communities which do not generate operating cash flow (after interest and/or community rent expense), Standish may be required to seek additional financing for working capital and liquidity purposes. Further, any additional financing obtained by Standish could have a dilutive effect on then existing stockholders. In the event Standish is not able to meet its working capital or liquidity needs with bank borrowings (which to date have been unavailable to Standish) or other financing sources, it would become necessary for Standish to implement a cost reduction plan for its then existing operations and consider the sale of certain assets to raise working capital and potentially defer any planned capital expenditures and to reassess the timing and extent of its acquisition and development program. Based upon management's ability to implement these plans, Standish believes it has sufficient resources to meet its cash flow needs through December 31, 1996.

   Although Standish anticipates an improvement in operating cash flow during 1996 as a result primarily of Standish's continuing efforts to improve the operating performance of certain of its owned communities, Standish expects to continue to incur losses from operations through at least the end of 1996, whether or not the Merger is consummated.. The magnitude of Standish's potential cash flow deficit makes it likely that it will for some time remain dependent on external sources of cash to finance both its operations and its community acquisition and development activities, which are key to its continued growth and eventual profitability. There can be no assurance, however, that Standish will be able to obtain additional financing for its operations and its community acquisition and development activities.

Forward-Looking Information is Subject to Risk and Uncertainty

   Certain statements in the foregoing management's discussion and analysis of financial condition and results of operations contain "forward-looking" information (as defined in the Private Securities Litigation Reform Act of
1995) that involves risk and uncertainty, including Standish's expectations as to the success of its efforts to improve operations of its owned communities, the success of fill-up of expanded communities and access to additional financing. Actual future results and trends may differ materially depending on a variety of factors including successful implementation of Standish's operating plans, certain regulatory uncertainties as more states implement regulations relating to assisted living communities, possible contractual disputes and/or termination of agreements and dealing with alleged failures to perform in connection with third party owners and operators of communities for which Standish provides services.

                              BUSINESS OF STANDISH

   Standish. Standish is a long term care services company which operates assisted living communities throughout the eastern United States, primarily in suburban and small town locations. In addition to operating for its own account the communities which it owns or leases, Standish also provides management, marketing, development and other services to third party owners of assisted living communities. Residents of Standish's communities are primarily frail elderly individuals, or seniors, who pay for Standish's services from their own financial resources. Standish believes that its communities are attractive to those seniors who do not require 24-hour skilled nursing care but do require supervision and assistance with activities of daily living ("ADL's"), such as bathing, dressing, grooming, toileting, ambulating and eating. Certain health care services are also provided at Standish's communities, including medication supervision and health monitoring. Other support services at Standish's communities include 24-hour staffing, emergency call systems, restaurant-style dining, housekeeping and laundry service, maintenance and social and recreational activities. Standish's operating approach allows seniors to reside in a private or semi-private residential unit for a monthly fee which is based on the overall care needs of each resident.

   Since its inception in 1989, Standish has grown primarily through acquisitions. Standish currently operates or manages fourteen assisted living communities with a resident capacity of 901 located in Massachusetts, Virginia, North Carolina, Florida, Pennsylvania and New Hampshire. Of these, ten communities are operated by Standish for its own account and four communities are managed by Standish for third parties under management agreements. Standish has selected the communities which it operates for its own account and which it manages for third parties on the basis of its belief that small- to medium-sized assisted living communities have a higher likelihood of achieving operating success, particularly during initial occupancy periods and in cases where the community's operations are being repositioned. Moreover, Standish believes that these small- to medium-sized communities are better suited to develop a long term care setting which emphasizes personalized care and continuity of residence. Standish believes that the physical layouts, combined with the operating philosophy of its assisted living communities, also contribute to resident satisfaction and allow seniors residing at Standish's communities to maintain a greater degree of autonomy.

   Standish's target market consists of seniors age 75 and older. This age group is one of the fastest growing segments of the United States population and is expected to grow by 26% between 1990 and 2000. The growth of this segment is increasing the demand for all types of long term care. Standish believes that assisted living is becoming a more common approach to providing long term care for seniors, particularly in light of the increasing emphasis at federal and state government levels on cost containment for long term care, nursing home operators' focus on patients whose care needs are more acute, the relative affluence of the most elderly segment of the population, and the decreasing availability of family care. The services provided in an assisted living facility traditionally have been paid for by non-governmental sources, and Standish believes that this will continue to be the case at least for the foreseeable future. Standish believes that the cost to the resident for assisted living services is approximately 60% to 65% of the cost to the resident for skilled nursing care in private rooms at nursing facilities. Standish's growth strategy relies primarily on acquiring assisted living communities with potential for operating improvement and, to a lesser extent, on providing management, marketing, development and other services to assisted living communities owned by third parties. Standish believes that its management activities, which contributed approximately 6% of its revenues for the year ended December 31, 1995, enable it to use the experience which it has gained over the last six years of operating assisted living communities to enhance its revenues while, at the same time, diversifying geographically its base of operations.

   Standish's acquisition strategy focuses primarily on groupings of two or more communities in its existing or new markets. Using its expertise in operating assisted living communities, Standish seeks to improve both the quality of care provided by its communities and the operating margins at these communities. Standish seeks to achieve these operating margin improvements primarily by: (i) increasing occupancy levels through extensive marketing efforts to area hospitals and other referral sources and through programs designed to offer residents a range of care and service options to allow them to remain in Standish's communities as they age; (ii) increasing revenues through modifications in rate structures, where appropriate; and
(iii) identifying opportunities to create operating efficiencies and to reduce costs. As part of this strategy, Standish seeks to enhance operating results through the provision of extended care services at an additional fee to residents who require greater assistance with ADL's and through the introduction of specialty health care services, such as early and mid-stage Alzheimer's care and short-term respite care.

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

The Assisted Living Market. The long term care industry encompasses a broad range of accommodations and health care services that are provided primarily to seniors. For seniors who require limited services, home-based care in their own or family members' homes or in congregate living or retirement centers offers a viable option for assistance on an "as required" basis. For seniors who are interested in a community housing option, congregate and retirement centers offer services which are often limited to meals, housekeeping and laundry. As a senior's needs for assistance increase, care in an assisted living community is often preferable and more cost-effective than home-based care. Assisted living residents usually enter a community when other living accommodations no longer provide the level of care required by the individual. An assisted living community can provide assistance with various activities of daily living (such as bathing, dressing, grooming, toileting, ambulating and eating), support services (such as housekeeping and laundry service), and routine health care services (such as medication supervision and health monitoring), while allowing seniors to preserve a high degree of autonomy. For seniors who need more intensive or continuous 24-hour care, a skilled nursing facility may be required. Generally, residents of assisted living communities require higher levels of care than residents of congregate and retirement living centers, but require lower levels of care than patients in skilled nursing facilities. Because seniors in assisted living communities require less labor-intensive services, Standish believes that the cost of providing assisted living services is typically 60% to 65% of the cost of providing skilled nursing care in private rooms at nursing facilities. Standish believes that a number of demographic, regulatory and other trends which are described below are contributing to the rapid growth in the assisted living market.

   Aging Population. The primary market for assisted living services is comprised of seniors aged 75 and older. This age group is one of the fastest growing segments of the U.S. population. According to the U.S. Census Bureau, this population will increase from approximately 13.2 million in 1990 to over
16.6 million, or 26%, by the year 2000. The population of seniors aged 85 and over is expected to increase from approximately 3.1 million in 1990 to over
4.3 million, or 39%, by the year 2000. As the number of seniors aged 75 and over continues to grow, Standish believes that there will be corresponding increases in the number of those seniors who need assistance with activities of daily living. According to the U.S. General Accounting Office, in 1991 there were over 7.0 million people in the U.S. who needed assistance with activities of daily living, and the number of people who need such assistance was expected to double by the year 2020.

   Restricted Supply of Nursing Homes Beds. The majority of the states in the U.S. have adopted certificate of need ("CON") or similar statutes which generally require that, prior to the construction of new nursing facility beds, the provision of new services or the making of certain capital expenditures the cost of which would be reimbursable either in whole or in part by one or more state funded programs, a state agency must determine that a need exists for the new beds or other proposed activities. Standish believes that this CON process tends to restrict the supply of licensed nursing facility beds. Standish also believes that high construction costs, limitations on government reimbursement for the full costs of construction, and start-up expenses also act to constrain growth in the supply of such facilities and beds.

   Cost Containment Pressures. In response to rapidly rising health care costs, governmental and private pay sources have adopted cost containment measures that have encouraged reduced lengths of stay in hospitals. The Federal government has acted to curtail increases in health care costs under Medicare by limiting acute care hospital reimbursement for specific services to pre-established fixed amounts. Private insurers have begun to limit reimbursement for medical services in general to predetermined "reasonable charges", while managed care organizations, such as health maintenance organizations, are attempting to limit the hospitalization costs by negotiating for discounted rates for hospital services and by monitoring and reducing hospital use. In response, hospitals are discharging patients earlier and referring seniors, who may be too sick or frail to manage their lives without assistance, to nursing homes where the cost of providing care is lower than in a hospital.

   As a result of these factors, there has been an increase in the number of discharged hospital patients seeking nursing facility care. At the same time, nursing facility operators are continuing to focus on improving occupancy and expanding service to sub-acute patients requiring significantly higher levels of nursing care. As a result, Standish believes that there has been a decrease in the number of skilled nursing beds available to patients with lower acuity levels and that this trend should increase the demand for assisted living communities. Moreover, third party payors are increasingly becoming involved in determining the appropriate health care setting for their insured or clients based primarily on cost and quality of care. Standish believes that cost containment pressures should encourage health care delivery networks to align themselves with assisted living providers in order to utilize these lower-priced alternatives to acute and nursing care. Studies indicate that between 25% and 40% of nursing home patients could be more appropriately cared for in a less institutional, less costly environment such as an assisted living community.

   Senior Affluence. According to the U.S. Census Bureau, the average net income per senior citizen household member is nine percent higher than in non-senior citizen households. In addition, seniors frequently have accumulated equity, primarily through home ownership. As a consequence, Standish's target population is comprised of middle to upper middle income seniors who have accumulated some assets and receive income from sources such as investments and pensions, as well as from Social Security. Standish believes that many of these seniors have the economic resources to pay for an assisted living alternative to traditional long-term care.

   Reduced Reliance on Family Care. Historically, the family has been the primary provider of care for seniors. However, Standish believes that the increase in the percentage of women in the work force and the increased mobility in society are reducing the role of the family as the traditional care giver for aging seniors. Standish believes that this trend will make it necessary for many seniors to look outside the family for assistance as they age.

   Operating and Growth Strategy. Since its inception Standish has grown primarily through acquisitions. In 1992, Standish operated two communities with a resident capacity of 206 for its own account and currently operates ten communities with a resident capacity of 516 for its own account. In addition, Standish currently is managing four communities with a resident capacity of 385 for third parties under management agreements.

   Standish plans to continue to grow, primarily by acquiring assisted living communities with the potential for operating improvement and, to a lesser extent, by providing management, marketing, development and other services to assisted living communities owned by third parties. Standish intends to focus its acquisition program primarily on groups of two or more communities in its existing or new markets. Using its expertise in operating assisted living communities, Standish seeks to improve both the quality of care provided by its communities and the operating margins at these communities. Standish seeks to achieve these operating margin improvements primarily by: (i) increasing occupancy levels through extensive marketing efforts to area hospitals and other referral sources and through programs designed to offer residents a range of care and service options to allow them to remain in Standish's communities as they age; (ii) increasing revenues through modifications in rate structures, where appropriate; and (iii) identifying opportunities to create operating efficiencies and to reduce costs. Standish believes that the physical layouts, combined with the operating philosophy of its assisted living communities, also contribute to resident satisfaction and allow seniors residing at Standish's communities to maintain a greater degree of autonomy.

   Standish utilizes specially designed and individualized care programs, which Standish centrally manages, to maximize the quality and continium of care provided to the residents of its communities. Standish regularly monitors and modifies these programs as needed. Standish has found that quality of care and operating efficiency are enhanced not only by customizing care plans, but also by designing or modifying the configuration of its communities so as to create a "care village" with "neighborhoods" or residents having similar care needs residing in close proximity. These small, twelve to fifteen unit neighborhood groupings allow Standish's staff to be better acquainted with and to tailor and monitor the provision of services to each resident. In addition to enhancing the quality of care, these neighborhood groupings allow staffing hours to be adjusted as the acuity levels of residents change. The neighborhood groups also allow Standish to train its staff to perform a variety of functions (i.e. to be "cross-trained"). Accordingly, Standish believes that these neighborhood groupings lead to higher job satisfaction and lower staff turnover and, ultimately, higher resident satisfaction. Finally, because there are often several care villages in a single community, Standish is able to offer residents a range of care and service options. These care and service options in turn, allow residents to remain in Standish's community as they age, thereby minimizing the personal disruption associated with relocation and the cost to Standish associated with attracting additional residents.

   Standish believes that its emphasis on quality and continium of care will enable it to increase occupancy and enhance revenue. By creating a long term care setting which maximizes resident autonomy and provides customized care programs, Standish seeks to attract seniors at an earlier stage of their search for long term care, before they have the need for the higher level of care provided in a skilled nursing environment. By providing programs designed to offer residents a range of care and service options as their needs change, Standish seeks to achieve greater continuity of care, enabling seniors to "age in place" and thus maintain their residency for longer periods of time. These programs include the provision of extended care services at an additional fee to residents who require greater assistance with ADL's and specialty health care services, such as early and mid-stage Alzheimer's care and short- term respite care.

The average resident capacity of the assisted living communities which Standish operates for its own account is currently 52. Standish intends to focus on facilities in the 60- to 100-resident size range as it pursues its acquisition strategy. Standish has selected the communities which it operates for its own account on the basis of its belief that small- to medium-sized assisted living communities have a higher likelihood of achieving operating success, particularly during initial occupancy periods and in cases where the community's operations are better suited to develop a long term care setting which emphasizes personalized care and continuity of residence. It is Standish's experience that communities comprising 60 to 100 residents are small enough to offer marketing and operating advantages but large enough to foster economies of scale. Standish believes that this feature positions its assisted living communities to achieve and maintain higher, more stable rates of occupancy.

   Another major component of Standish's operating strategy is to continue to integrate its assisted living communities into the health care continuum of providers in the markets in which it operates. One objective of this strategy is to assure residents and their families that, should the need arise for additional health care services, Standish has relationships with local hospitals, home health care agencies and skilled nursing facilities which should allow for the provision of the most appropriate level of care. Thus, Standish seeks to establish relationships with local hospitals (including joint marketing efforts when appropriate), home health care agencies, alliances with visiting nurse associations and, on a more limited basis, priority transfer agreements with local, high quality nursing homes. In addition to the benefits that can be made available to residents, the implementation of this operating strategy has strengthened and expanded Standish's network of referral services. Standish believes that approximately equal proportions of its current resident base has resulted from referrals from local hospitals, nursing homes and adult children and other decision-makers. Standish also will continue to seek contracts to provide third parties with management and marketing services. The average resident capacity of the communities which Standish currently manages for third parties is 96. Since management fees are based on percentages of community gross revenues, Standish believes that its management of these communities enables Standish to realize higher management fees than would be realized from managing smaller resident capacity communities. Standish believes that its management activities, which contributed approximately 6% of its revenues for the year ended December 31, 1995, enable it to use the experience which it has gained over the last six years of operating assisted living communities to enhance its revenues while, at the same time, diversifying geographically its base of operations. Standish's strategy for obtaining these contracts focuses on the following sources: (i) hospitals and other health care providers who own senior living communities or projects; (ii) real estate developers and other non-health care professionals who have built or purchased senior living communities or projects; (iii) non-profit, church or other religiously-affiliated groups who own senior living communities; and
(iv) lenders who are managing senior living communities after defaults by borrowers.

   Standish's development strategy focuses on third party alliances and joint development services, which enable Standish to define and limit its development efforts and to leverage the time and skills of its management and that of its development partners. In addition, in Standish's experience, joint development alliances typically lead to opportunities for additional marketing and management contracts. Moreover, joint development alliances often afford access to development financing and in some cases, this financing may be available on terms more favorable than those Standish would enjoy access to independent of the alliance.

   Assisted Living and Specialized Services Provided by Standish. Standish provides its residents with personal assistance with ADL's, such as bathing, dressing, grooming, toileting, ambulating and eating. In addition to assistance with ADL's, Standish's support services for its residents include 24-hour staffing, emergency call systems, restaurant-style dining, housekeeping and laundry services, maintenance and social and recreational activities. Standish charges its residents an all-inclusive standard fee for their ADL's and support services.

   For those seniors whose care needs warrant more extensive assistance with ADL's than offered on a standard basis, Standish provides extended care services for an additional charge. This more intensive level of service, which is offered on a 24-hour basis, is designed to address the particular needs of each resident. In certain of its communities, Standish also offers specialized care utilizing specially-trained personnel who care for residents suffering from the early and mid-stages of Alzheimer's disease. As these residents reach more advanced stages of Alzheimer's disease or have other impairments which require a level of care not provided by Standish, those residents are referred to other health care providers.

   Management, Marketing and Development Services to Third
Parties. Standish's management agreements typically provide for a fixed term of up to three years, subject to earlier termination by the owner of the facility in the case of a breach of the agreement by Standish. Nearly all of Standish's management agreements permit automatic extensions from year to year unless either party elects to allow the agreement to expire as scheduled. However, there can be no assurance that any of the management agreements to which Standish is a party will continue to be renewed or otherwise remain in effect or will not be terminated in the event of a breach by Standish. Standish's management fees are typically based on percentages, ranging from 4.5% to 5.5% of community monthly gross revenues. In some cases, Standish is also entitled to certain incentive fees and/or residual sharing arrangements.

   In addition to a base management fee of 4.5% of monthly revenues of Standish Village at Lower Mills, Standish is entitled to a base marketing fee of $1,400 per move-in. As holder of a 30% interest in the corporate general partner of Adams Square, Standish is entitled to share in certain cash flow and capital distributions to the corporate general partner when certain milestones are achieved. Since Standish held a limited partnership interest in the predecessor of Adams Square, it is also entitled to reimbursement of certain out-of-pocket expenses and deferred development fees as priority payments from the cash flow, if any, of Adams Square.

   Under its three year management agreement (with two one-year renewable options) with Northwood Retirement Community, Inc., dated March 21, 1996 to manage the Fox Ridge community in Dover, Pennsylvania (which Standish had managed for the previous owner), Standish is entitled to a monthly base management fee of approximately $5,200 per month and an incentive management fee of 2% of monthly gross operating revenues. These management fees are subject to subordination under certain circumstances pursuant to the provisions of the new owner's financing arrangements.

   In addition to a base management fee of $7,500 or 5.5% of monthly gross revenues of Cadbury Commons, whichever is higher, Standish is entitled to a marketing fee of $1,200 per move-in.

   In addition to a base management fee of $4,000 with respect to Cortland House, Standish is entitled to an incentive management fee of 10% of net operating income. Standish is also entitled to a base marketing fee of $2,500 per month for twenty-four months up to $60,000. Standish is also entitled to an incentive monthly fee of $500 per move-in for a maximum of eighty move-ins.

   Standish provides development services for senior living communities owned by third parties. In some cases, Standish acquires a minor equity position to obtain these engagements. Standish also pursues development opportunities through joint development alliances in which Standish holds or expects to hold more substantial equity positions, although less than a majority. In most cases, Standish charges a fixed fee in connection with its provision of development services to third parties. Standish charges separate fees for marketing services, which fees are usually based on a fixed dollar amount if specified milestones are achieved or on a fixed dollar amount per available bed payable upon occupancy by a resident. Standish recognizes revenue from its development engagements as services are performed and all contingencies for payment are met. Typically, these engagements provide for progress payments to Standish as certain milestones are reached. For example, these milestones may include the passage of time (e.g., 30, 60, 90 and/or 120 days), the receipt of zoning and other permit approvals, the closing of construction financing, the commencement of construction and the issuance of a certificate of occupancy for all or a specified portion of a project.

   Service Revenue Sources. Standish currently and for the foreseeable future expects to rely primarily on the ability of its residents to pay Standish's charges from their own resources and/or the resources of their families. Although care in an assisted living environment tends to be less expensive than nursing care in most markets, typically only seniors with income or assets exceeding the regional median will be able to afford Standish's fees. Inflation or other circumstances which adversely affect the ability of seniors to pay for services such as assisted living could have an adverse effect on Standish. In the event Standish encounters difficulty in attracting seniors with adequate resources to pay for Standish's services, Standish would be adversely affected. For example, it could become necessary for Standish to modify its business strategy of relying primarily on the private pay market for its residents. These modifications might include increased reliance on the limited number of government reimbursement programs.

   Currently, the Federal government provides no reimbursement for the type of assisted living services which Standish provides. Although some states, including Florida, Massachusetts, Virginia and North Carolina, do have reimbursement programs in place, in many cases the level of reimbursement is insufficient to cover the costs of delivering the level of care which Standish currently provides. Approximately 80% of the residents of Standish's three Piedmont Village communities receive benefits under North Carolina's special assistance program, eligibility for which is determined using Medicaid-like criteria focusing on matters such as a resident's income level and assets. Standish is eligible to collect special assistance money from residents for room and board, food service and personal care services provided to them in accordance with state regulations. These payments range from $975 to $1,089 per month, which benefit amounts Standish accepts as full payment for its standard assisted living services. Under state regulations currently in effect, special assistance benefits are paid by the state directly to residents, and are paid by them, in turn, to the communities where they live. Under regulations which went into effect in late October 1995, Standish collects from special-assistance subsidized residents only for room and board and is reimbursed by the state at prescribed rates for personal care services provided over and above room and board.

   Standish currently relies upon government reimbursement programs at its communities in Florida and Virginia to a substantially lesser extent than in North Carolina. Standish currently serves approximately 12 residents in Florida and Virginia who are eligible for subsidies in the form of additional payments for those who receive Supplemental Security Insurance ("SSI"). SSI is a Federal recipient assistance program administered primarily at the state level, which among other things, provides financial assistance to indigent persons requiring placement in a residential care facility (which are similar to Standish's assisted living communities in Florida and Virginia). Qualifications are generally similar to those of Medicaid. As a result of the reliance on these government reimbursement programs, Standish is subject to various regulatory and government reimbursement policies. Although Standish believes that it is in substantial compliance with these governmental policies and regulations, there can be no assurance that Standish will continue to meet the requirements for participation in these programs.

   Payments to Standish under the North Carolina and the other government reimbursement programs in which Standish participates are currently sufficient to cover virtually all the operating (but not financing) costs allocable to Standish's participating residents. Payments to Standish under the SSI program are currently sufficient to cover a substantial portion, but not all, of the operating costs of furnishing services to Standish's limited number of SSI residents. Payments under SSI do not cover Standish's financing costs.

   As residents participating in state or SSI programs depart Standish's communities, Standish seeks to replace them with private pay residents. These efforts have been successful, particularly at Bailey Village in Florida and at the Dominion Village communities in Virginia. There can be no assurance, however, that Standish can continue to improve its private pay mix at its communities or that Standish will not in the future become more dependent on government reimbursement programs.

   Administration. Standish provides management support services to each of its operated and managed communities, including the development of operating standards, recruiting and training, and financial and accounting services. As Standish acquires or develops additional communities, it expects to realize savings through regionally combined purchasing of supplies and equipment. Through these programs, Standish strives to provide efficient and quality services in the operation of its communities. Each community is operated under the direction of an administrator (who must be licensed in those jurisdictions where such licensing is required) who is responsible for supervising the day-to-day operation of the community.

   Competition. The number of assisted living communities in the U.S. is increasing rapidly and the ownership of these communities is highly fragmented. The industry has been subject to pressures which have resulted in consolidation of small local operations into larger, multi-facility operations. Standish believes that factors such as increasing care requirements and a changing regulatory environment have limited the effectiveness of operators who lack the expertise and financial resources to compete effectively. While there are several national and regional companies that provide senior living alternatives, Standish anticipates that its primary source of competition will come from the smaller local and regional assisted living operating, management and development companies. Standish's competitors include other assisted living communities as well as retirement facilities and communities, home health care agencies and to a lesser extent nursing homes and convalescent centers. Standish's competitors include not-for-profit or charitable operators. In addition, some of Standish's competitors have significantly greater resources, experience and recognition within the health care community than does Standish.

   Standish believes that nursing homes and independent living retirement communities, although ostensibly competitors, offer a level of service which is less appropriate for Standish's target population. As a consequence, Standish expects that its major competition will come from other assisted living communities, especially those communities located within the same geographic area as Standish's. Currently, there are relatively few assisted living communities in the primary markets served by Standish. Where Standish faces direct local competition from other assisted living communities, Standish believes that quality of service, reputation, location, physical appearance of the living environment and price will all be significant competitive factors.

   Government Regulation. Standish is subject to varying degrees of regulation and licensing by health care agencies and other regulatory authorities in the various states and localities in which it operates or may operate. While regulations and licensing requirements vary significantly from state to state, they generally include requirements relating to such matters as licensure, fire safety, sanitation, staff training, staffing levels, and living accommodations such as size of rooms, number of bathrooms and ventilation, as well as regulatory requirements related more specifically to certain of the health care services provided by Standish. The success of Standish will be dependent in part upon its ability to satisfy those regulations and requirements and to maintain any required licenses. Standish's operations could also be adversely affected by, among other things, regulatory developments such as mandatory increases in the scope and quality of care to be afforded residents and revisions in licensing and certification standards. In Massachusetts, new legislation governing assisted living became effective in June 1995. This legislature requires that every assisted living residence in Massachusetts obtain and maintain certification, and imposes certain financial reporting and operational requirements on their sponsors. In addition, Massachusetts, like other states where Standish operates, has adopted a "Patient's Bill of Rights" for residents which sets forth, among other things, standards dealing with such issues as prescribed treatment and the maintenance of residents' confidentiality, allowing residents access to telephones and mail, allowing residents to see their lawyers and requiring residents to be treated with dignity. Standish does not anticipate that compliance with these provisions will have an adverse effect on its operations. In the ordinary course of its business, Standish receives notices of deficiencies for failure to comply with various regulatory requirements. In nearly all cases, Standish and the agencies have agreed upon the measures to be taken to correct the noted deficiencies and the communities have been brought into compliance usually within 30 days. However, in the case of Standish's Lowry community located in Tampa, Florida, Standish's deficiency correction program extended over approximately a three month period, during which Standish was subject to a moratorium against admitting new residents. By approximately March 6, 1995, the deficiencies at Lowry had been corrected, and new residents were admitted commencing April 6, 1995.

   Failure of Standish to satisfy the regulations and requirements applicable to a community could result in the imposition of significant fines and increased costs, a revocation of Standish's license to operate that community, and, where sufficiently serious in nature, the inability of Standish to maintain or obtain licenses to operate other communities. These actions could have a material adverse effect on Standish's current operations and on its ability to make new acquisitions in the future.

   As a provider of services under Medicaid and related state requirement reimbursement programs, Standish is subject to the Fraud and Abuse Provisions. The Fraud and Abuse Provisions prohibit any bribe, kickback, rebate or remuneration of any kind in return for the referral of Medicaid patients, or to induce the purchasing, leasing, ordering or arranging of any goods or services to be paid for by Medicaid. Violations of these Provisions may result in civil and criminal penalties and exclusions from participation in the Medicaid program. The Inspector General of the U.S. Department of Health and Human Services issued "safe harbor" regulations specifying certain business practices which are exempt from sanctions under the Fraud and Abuse Provisions. Several states in which Standish operates or expects to operate have laws that prohibit certain direct or indirect payments or fee-splitting arrangements between health care providers if such arrangements are designed to induce or encourage the referral of patients to a particular provider. Standish at all times seeks to comply with all applicable fraud and abuse laws. There can be no assurance that administrative or judicial interpretation of existing laws or regulations or enactments of laws or regulations will not have a material adverse effect on Standish's results of operations or financial condition.

   Liability and Insurance. In recent years, participants in the long term care industry have been subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant legal costs. It is expected that Standish from time to time will be subject to such suits as a result of the nature of its business. Standish currently maintains insurance policies in amounts and with such coverages and deductibles which are deemed appropriate by Standish, based upon the nature and risks of its business, historical experience and industry standards. There can be no assurance, however, that claims in excess of Standish's insurance coverage or claims not covered by such insurance will not arise. A successful claim against Standish not covered by, or in excess of, Standish's insurance coverage could have a material adverse effect upon Standish's financial condition and results of operations. In addition, Standish's insurance policies must be renewed annually. There can be no assurance that Standish will be able to obtain liability insurance coverage in the future or that, if such coverage is available, the terms of such coverage will be acceptable to Standish.

   Employees. As of June 30, 1996, Standish had 10 full-time corporate employees and employed 302 persons full or part-time at Standish's Bailey, Bailey Suites, Dominion Village, Lowry, Piedmont Village and Sunny Knoll communities. In addition, administrators of certain managed communities, while not employees of Standish, are under supervision of Standish. None of the corporate or community employees is represented by a union. Standish considers its employee relations to be good. Although Standish believes it is able to employ sufficient skilled personnel to staff the communities it operates or manages, a shortage of skilled personnel in any of the geographic areas in which it operates could adversely affect Standish's ability to recruit and retain qualified employees and its operating expenses.

   Properties. Standish's executive office is located in Needham, Massachusetts. Standish sub-leases this space from CareMatrix and pays $5,000 per month for such space and certain support services. This arrangement commenced August 15, 1996 and expires on the earlier of consummation of the Merger or December 31, 1996.

   Standish owns or leases for its own account ten assisted living communities with a resident capacity of 516. The Bailey community is owned by Standish, subject to a bank mortgage securing debt of approximately $1.0 million. Standish owns a 51% interest in the New Hampshire limited liability company through which Sunny Knoll was acquired. With the exception of the Bailey, Bailey Suites, and the Sunny Knoll communities, all other communities currently operated by Standish for its own account are leased under operating or capital leases from Health Care REIT expiring from November 2003 to March 2004 (subject to renewal and purchase options). Subject to periodic renovation and routine maintenance Standish considers all of these properties to be suitable for their intended use. Standish anticipates making capital improvements to its communities totaling approximately $265,000 during the twelve month period ending December 31, 1996. In addition to operating for its own account the communities which it owns or leases, Standish also provides management, marketing, development and other services to third party owners of assisted living communities.

   Set forth below is a summary of certain information regarding the communities owned and leased by Standish for its own account.

The Standish Care Company

                                                                                                               As of June 30, 1996
                                                                                                               -------------------
                                                                                                                Avg.
                                                                                                               Rate/
                                                                    Ownership      Date          Resident     Resident  Occupancy
       Community            Location          Care Level                           Acquired      Capacity       (1)        Rate (2)
- - -----------------------     -----------   --------------------    --------------    ---------    ---------    ---------  ----------
Owned/Leased
- - ------------
Florida
 Bailey Suites              Gainesville    Assisted Living         Leased (3)        Nov-94          14       $1,563       84.8%
 Bailey Village             Gainesville    Assisted Living         Owned             Jul-92          72       $1,482       87.8%
 Courtyard at Lowry                                                Leased (4)
  Place                     Tampa          Dementia Care           (5)               Jan-94          74       $1,638       50.0%
New Hampshire
 Sunny Knoll                Franklin       Dementia Care           Owned (6)         May-95          32       $3,573       83.8%
North Carolina
 Piedmont Village at
  Newton                    Newton         Assisted Living         Leased (3)        Mar-94          39       $1,121       99.8%
 Piedmont Village at
  Statesville               Statesville    Assisted Living         Leased (3)        Mar-94          75       $1,158       99.9%
 Piedmont Village at
  Yadkinville               Yadkinville    Assisted Living         Leased (3)        Mar-94          50       $1,098       97.5%
Virginia
 Dominion Village at
  Chesapeake                Chesapeake     Assisted Living         Leased (4)        Nov-93          55       $1,469       82.0%
 Dominion Village at
  Poquoson                  Poquoson       Assisted Living         Leased (4)        Nov-93          45       $1,956       92.0%
 Dominion Village at
  Williamsburg              Williamsburg   Assisted Living         Leased (4)        Nov-93          60       $1,927       88.6%
Subtotal                                                                                             516      $1,616       85.5%
Managed
- - -----------------------
Massachusetts                                                                        Contract
                                                                                      Term
                                                                                      -------
 Cadbury Commons (7)        Cambridge      Assisted Living              --           Sept-96-Sept-01  82      $--          --%
 Cortland House of
  Leominster (8)            Leominster     Assisted Living              --           Sept-95-Sept-00  74      $2,461       24.9%
 Standish Village at
  Lower Mills (9)           Boston         Assisted Living              --           Apr-94-Apr-04    93      $2,674       82.8%
Pennsylvania
 Fox Ridge Manor            Dover          Assisted Living              --           Mar-96-Mar-99   136      $1,313       85.5%
Subtotal (10)                                                                                        385      $2,011       69.9%
Grand Total                                                                                          901      $1,762       79.7%


Footnotes
 1 Average rate per resident is determined by dividing the residence's total monthly service revenues for the period by full month equivalency ("FME census") for the period.
 2 Occupancy is determined by dividing FME census for the period by resident capacity.
 3 Denotes operating lease.
 4 Denotes capital lease.
 5 A 20% minority interest is owned by a third party.
 6 A 49% minority interest is owned by Emeritus, a principal stockholder of
   Standish.
 7 Cadbury Commons opened on July 8, 1996 and therefore had no occupants as of
   June 30, 1996. As of that date, 44 residences had been pre-leased.
 8 Cortland House of Leominster opened on May 7, 1996. As manager, Standish is entitled to 10% of excess cash flow under certain circumstances.
 9 Standish holds a 30% interest in the corporate general partner which owns a
   1% interest in the owner partnership.
10 Cadbury Commons has been included in the resident capacity total but not in the weighted average calculations for average rate per resident or occupancy rate.

Environmental

   The management of Standish believes that Standish and its operating subsidiaries are in material compliance with applicable Federal, state and local environmental regulations. Compliance with these regulations has not in the past had any material effect on Standish's consolidated earnings nor does Standish anticipate that compliance with existing regulations will have any such effect in the future.

Legal Proceedings

   Standish from time to time is named as a defendant in lawsuits which arise in the normal course of its business. As of August 1, 1996, Standish was involved in six such lawsuits. Standish believes it has meritorious defenses to each of the complaints and is vigorously defending its position in each claim. Should Standish be found to be liable in any instance, management believes that resulting claim against Standish, if any, would not be material.

                            MANAGEMENT OF STANDISH

Directors and Officers

   The directors and executive officers of Standish are as follows:

        Name          Age                Position
- - -------------------     -      -------------------------------
Michael J. Doyle       38     Chairman of the Board and Chief
                               Executive Officer
Kenneth M. Miles       36     Chief Financial Officer,
                              Treasurer,
                               Assistant Secretary and
                              Director
Marshall S.            64     Director
  Sterman*
Robert W.              55     Director
  DeVore*/**
John A. Carucci***     37     Director

- - -------------

  * Member of the Compensation Committee
 ** Member of the Audit Committee
*** Mr. Carucci was elected as a director of Standish effective as of August 15, 1996

   Mr. Doyle founded Standish and has served as its Chief Executive Officer since its inception in October 1989. Mr. Doyle also became Chairman of the Board in January, 1994. Mr. Doyle has been involved in health care and senior housing for 14 years. From 1984 to 1986, Mr. Doyle served as the Director of Development for the Hillhaven Corporation, an owner and operator of assisted living, independent living communities and nursing facilities. From 1986 to October 1989, Mr. Doyle served as vice president of Voluntary Hospitals of America Development Company, a developer and operator of senior living communities and related projects. In these and other capacities, Mr. Doyle has been involved in the development of a substantial number of independent and assisted living communities and nursing facilities. Mr. Doyle received an M.B.A. degree from the University of Chicago, where he was a Kaiser Fellow specializing in health administration and finance and a B.S. from Tufts University. Mr. Doyle is a member of the American College of Health Care Executives. He is a founding member, director and is on the executive committee of the Assisted Living Facilities Association of America ("ALFAA"). Mr. Doyle is a founder and a director of the Massachusetts Assisted Living Facilities Association. He is also a corporator of Lawrence Memorial Hospital. Mr. Doyle has been a featured speaker at numerous local, regional and national industry conferences and he is also the author of numerous articles published in local and national publications.

   Mr. Miles joined Standish in August 1992, becoming its Controller and, in 1993, also its Treasurer and a Vice President. Mr. Miles consented to become a director of Standish effective January 1996. On November 1, 1994, he became Standish's Chief Financial Officer. He oversees the development implementation and review of all financial systems, and is responsible for assuring compliance with applicable tax and regulatory reporting requirements. Prior to joining Standish, Mr. Miles was employed by Coopers & Lybrand for five years and specialized in the high-tech and health care industries. Mr. Miles is a Certified Public Accountant in the Commonwealth of Massachusetts and a member of the Massachusetts Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Miles received his B.S. degree from the University of Lowell with a concentration in finance.

   Mr. Sterman has served as a director of Standish since its organization. For more than the past five years, Mr. Sterman has been the President of The Mayflower Group, Ltd. ("Mayflower"), a merchant banking firm, and Chairman of Rebound Programs, LLC, a provider of education and training for incarcerated youth. Mr. Sterman is a director of Microfluidics International Corporation, Epigen, Inc., U.S. Lan Systems Corporation and KTI, Inc., publicly-held companies. Mr. Sterman is a Fellow of Brandeis University, where he received his B.A. degree. He also received an M.B.A. degree from Harvard University.


   Mr. DeVore is the President of Stonybrook, an executive search firm focusing on the Health Care Industry which he reactivated in November 1994. Mr. DeVore has been a director of Standish since 1992. From July, 1992 to October 1994, Mr. DeVore was employed as a consultant for Heidrick & Struggles, a management consulting company. He also is President of Par Management, Inc., a real estate company. From 1986 to June 1992, he was the Chairman and sole Stockholder of a management consulting and facility development company specializing in health care and real estate projects. Mr. DeVore received a Master of Architecture degree from the Harvard Graduate School of Design, and his B.A. from Harvard College.


   Mr. Carucci became a Director of Standish on August 15, 1996. For more than the past five years, Mr. Carucci has been a partner of the public accounting firm, Harte, Carucci & Driscoll, P.C. of Woburn, Massachusetts. He is a corporator of the Winchester Hospital and is a member of the Winchester Hospital Development Committee. Mr. Carucci is a member of the American Institute of Certified Public Accountants, the Massachusetts Society of Certified Public Accountants and a former member of the State Tax Committee and Non-Profit Committee of the Massachusetts Society of Certified Public Accountants. Mr. Carucci received his B.S. degree from Bentley College in 1980 and his Master of Science in Taxation degree from Bentley College in 1987.


   All directors are elected to hold office until the next annual meeting of Stockholders and until their successors are duly elected and qualified. Executive officers serve at the discretion of the Board of Directors.

   Michael J. Brenan, age 48, who had served as a Director and as President and Chief Operating Officer since July 1, 1995, will not be standing for re-election as a Director. See "Other Matters to be Considered at Standish Special Meeting--Proposal No. 4--Election of Directors." Effective August 15, 1996, Mr. Brenan resigned as President and Chief Operating Officer to pursue other interests. See "The Merger--Interests of Certain Persons in the Merger--Termination Agreement."

Executive Compensation

   The following Summary Compensation Table sets forth the annual and long term compensation paid by Standish with regard to 1993, 1994 and 1995 to Mr. Doyle, its Chief Executive Officer, and to the other individuals who served as executive officers of Standish as of December 31, 1995 and whose cash compensation exceeded $100,000 for services in all capacities to Standish. Information regarding the annual and long term compensation paid by Standish to individuals who formerly served as executive officers of Standish and whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 1995 is set forth in the footnotes to the Summary Compensation Table.

                            SUMMARY COMPENSATION(1)

                                                                                           Securities/
     Name and                                                         Other Annual         Underlying           All Other
Principal Position  Year          Salary($)           Bonus($)     Compensation($)    Options/SARs/ ($) (2)    Compensation
- - ------------------     ---   --------------------   --------------     ------------   ---------------------   -------------
Michael J. Doyle,    1995          157,500  (3)          ** (4)            --               50,000 (7)
Chairman and Chief   1994          150,000               *                *                  **                     (5)
Executive Officer    1993          150,000             19,500            19,528             50,000
Michael J. Brenan,   1995           67,998  (3)(6)
President and
  Chief
Operating Officer                                        ** (4)          ** (6)             45,000 (7)
Kenneth M. Miles,    1995           90,000  (3)
Chief Financial      1994              *                 *                * (8)             35,000 (7)
Officer and          1993              *                 *                *                  **
Treasurer                                               **               **                 19,500
C. Joel Glovsky,     1995          150,000  (3)(9)      **               -- (9)               ** (9)
Executive Vice       1994        150,000*              22,000 (8)        **
President            1993          127,500             19,500             *                 15,000

- - -------------
* Amount insufficient to be reportable under applicable rules of the Commission.

** No such awards were made to the individual during the relevant fiscal years.

(1) In addition to the information shown on the table above in respect of the four named executive officers (the "Named Executive Officers"), during 1994 Standish paid a salary of $95,000 to Christopher W. Hollister, who resigned from his position as Standish's Executive Vice President and a director effective May 1995. During 1994, Mr. Hollister received a housing relocation allowance of $25,000 and an automobile allowance of $8,000. During 1994, Standish also paid salary in the amount of $101,327 to G. Faye Godwin, who resigned from her position as Standish's Chief Operating Officer in May 1995. During 1994 Standish granted options to Ms. Godwin under its 1991 Combination Stock Option Plan (the "Plan") to purchase 50,000 shares of its Common Stock at a price of $6.25 per share. Two-thirds of those options had not vested and expired in May 1995 upon the termination of her employment. In accordance with the terms of the Plan. Ms. Godwin's remaining options expired within three months of her departure from Standish.

(2) In February 1995, Standish adjusted the exercise price of shares issuable upon exercise of stock options previously awarded or granted to the named executive officers by replacing such options with a like number of options repriced to $2.00 per share, which was the closing bid price for the Common Stock as reported by Nasdaq for the day preceding the date such repricing was authorized.

(3) All compensation figures shown for 1995 reflect the amounts which the named executive officer received by year end at the annual base salary increased from $150,000 to $165,000 as of July 1, 1995. Mr. Brenan's employment with Standish commended as of July 25, 1995 at an annual base salary of $150,000. Mr. Miles annual base salary increased from $75,000 to $105,000 as of July 1, 1995. Dr. Glovsky's annual base salary was $150,000.

(4) Bonus compensation, if any, is determined by Standish's Board of Directors in its sole discretion up to 40%, 30% and 25% of the annual base salaries of Messrs. Doyle, Brenan and Miles, respectively. No bonuses were paid in 1995.

(5) Under the terms of his employment agreement, Mr. Doyle is entitled to receive an automobile allowance of $10,000 per annum and payment of premiums of approximately $624 on a life insurance policy for a beneficiary designated by Mr. Doyle. During 1993, Mr. Doyle received an automobile allowance of $10,000 and a housing relocation allowance of $9,000.

(6) Under the terms of his employment agreement, Mr. Brenan was entitled to receive an automobile allowance of $6,000 per annum. Mr. Brenan resigned from his position as President and Chief Operating Officer of Standish and Director effective August 15, 1996. For amounts of consulting fees, a lump sum severance payment and other sums and benefits payable to Mr. Brenan under the Termination Agreement, see "The Merger--Interest of Certain Persons in the Merger."

(7) Stock options were granted to each of Messrs. Doyle, Brenan and Miles, dated as of July 1, 1995 at an exercise price per share as established in September 1995 at $2.38 per share. In the case of Messrs. Doyle and Miles, the options vest over two years, with one-third vesting on the date of grant and an additional one-third on each anniversary provided that the grantee remains in the employ of the company. In the case of Mr. Brenan, vesting of his options was accelerated under this Termination Agreement. See "The Merger--Interest on Certain Persons in the Merger."

(8) Under the terms of his employment agreement, Mr. Miles is entitled to receive an automobile allowance of $6,000 per annum, effective as of March 1, 1996.

(9) During 1994 Dr. Glovsky received an automobile allowance of $9,492 and Standish paid premiums in the amount of $12,508 on an insurance policy on Dr. Glovsky's life for a beneficiary to be designated by him. Dr. Glovsky retired from his position as an Executive Vice President of Standish and director effective December 31, 1995. For amounts of severance pay and other sums and benefits to be paid or granted to Dr. Glovsky in connection with his early retirement from Standish, see "Employment and Related Agreements" below.

Directors' Compensation

   Directors who are not employees of Standish or who do not receive compensation for services receive a payment of $500 for each Board meeting attended. Directors are also entitled to receive reimbursement for out-of-pocket expenses incurred in attending each meeting. In addition, on May 26, 1993, Standish granted to Mr. DeVore warrants to purchase 15,000 shares of Standish Common Stock at an exercise price of $4.50 per share in recognition of his services as a director and pursuant to action taken by the Board of Directors in June 1995, the expiration date of these warrants was extended from February 6, 1997 to February 6, 1999. Also, effective November 12, 1993, Standish granted to each of Messrs. DeVore and Sterman and Dr. Jeffrey F. Rayport, who then was a director of Standish, options to purchase 15,000 shares each of Standish Common Stock at an exercise price of $4.25 per share in recognition of their respective services as directors. Pursuant to action taken by the Board of Directors in February 1995, the exercise price of these options was adjusted to $2.00 per share, which was the closing bid for the Standish Common Stock as reported by Nasdaq Small Cap Market for the day preceding the date such action was taken.

   Directors who are not employees of Standish are eligible to participate in Standish's 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "1995 Non-Qualified Stock Option Plan") which was adopted by Standish's stockholders in June 1995. Non-employee directors are automatically granted options to purchase 6,000 shares of Standish Common Stock pursuant to the 1995 Non-Qualified Stock Option Plan upon being elected or re-elected a director, subject to vesting over three years, based upon the formula provisions of the Plan. Pursuant to such plan, Standish granted options to purchase 6,000 shares of Standish Common Stock in June 1995 to each of Messrs. DeVore and Sterman and Dr. Rayport. Dr. Rayport surrendered his options when he resigned as a director in July 1995.

Employment and Related Agreements

   Standish currently has employment agreements with Mr. Doyle, Chairman and Chief Executive Officer and Mr. Miles, Chief Financial Officer and Treasurer. See "The Merger--Interests of Certain Persons in the Merger-- Employment Agreements."

   In May 1995, Standish and Mr. Hollister entered into an agreement (the "Hollister Termination Agreement") under which his employment was terminated. Under the Hollister Termination Agreement, Standish made severance payments to Mr. Hollister of $7,917 per month and continued to provide health insurance and reimbursement for automobile expense for the six-month period following May 26, 1995. The Hollister Termination Agreement also provided for surrender and cancellation of Mr. Hollister's unexercised stock options to purchase 35,000 shares of Standish Common Stock in exchange for a cash payment in the amount of $35,000 to be made to him in 12 monthly installments beginning on October 1, 1995. In addition, the Hollister Termination Agreement prohibits Mr. Hollister, for a period of one year beginning on May 26, 1995, from engaging in any competing activity within a twenty-mile radius of any Standish offices or Standish-operated communities.

During 1995, Standish also had an employment agreement with Dr. Glovsky, which provided for a term of employment through December 31, 1997, a base annual salary of $150,000 and various other benefits.

   On December 29, 1995, Standish and Dr. Glovsky, a co-founder, director and officer of Standish, entered into an Early Retirement and Non-Competition Agreement (the "Early Retirement Agreement"). Under the terms of the Early Retirement Agreement, Dr. Glovsky resigned as a director and an officer of Standish effective December 31, 1995, Standish and Dr. Glovsky agreed to terminate his employment agreement which was scheduled to expire on December 31, 1997 and Standish agreed to enter into a five year consulting arrangement. Under the Early Retirement Agreement, Dr. Glovsky will provide services to Standish on an as needed basis over the next five years. Standish will pay Dr. Glovsky $60,000 per annum for these services and will also provide Dr. Glovsky with health insurance, life insurance and other certain benefits through 1997. As part of the Early Retirement Agreement, Standish also agreed to forgive loans totalling approximately $139,000 (including interest) that Standish had extended to Dr. Glovsky as well as pay approximately $49,900 for income taxes on behalf of Dr. Glovsky for the forgiveness of these loans. Standish also entered into a non-compete agreement with Dr. Glovsky providing for payments totalling $40,000 under a promissory note and fully vested Dr. Glovsky's stock options.

   Until Dr. Glovsky's shares of Standish Common Stock beneficially owned by him are acquired as part of a merger or take-over proposal at a per share value of at least $5.00 or are otherwise disposed by Dr. Glovsky, whichever shall occur first, but not after December 31, 1996, Dr. Glovsky's monthly consulting fee under the Early Retirement Agreement will be increased by $4,000 per month and his non-compete note is subject to adjustment and Dr. Glovsky has the right to require Standish to purchase up to 65,000 of his shares at a purchase price of $6.00 per share.

   During 1995 and 1996, Standish had an employment agreement with Michael J. Brenan, which provided for a term of employment through December 31, 1997, a base salary of $150,000 and various other benefits. As noted above, effective August 15, 1996, Mr. Brenan resigned as a Director, officer and employee. See "The Merger-- Interests of Certain Persons in the Merger--Termination Agreement."

Compensation Committee Interlocks and Insider Participation

   Messrs. DeVore and Sterman served as members of the Compensation Committee of the Board of Directors. Reference is made to the discussion under "Directors' Compensation", "Executive Compensation" as to information concerning options granted or held by Messrs. DeVore and Sterman.

Limitation of Liability and Indemnification Agreements

   As permitted by the Delaware General Corporation Law, Standish's Restated Certificate of Incorporation provides for the elimination, subject to certain conditions, for the personal liability of directors of Standish for monetary damages for breach of their fiduciary duties.

   Standish's by-laws provide for the indemnification of directors and officers. In addition, Standish has entered into indemnification agreements with each of its directors. Standish may also enter into similar agreements with certain of Standish's officers who are not also directors. Generally, Standish's by-laws and the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors and officers.

   The indemnification agreements, like Standish's by-laws, provide that Standish will pay certain amounts incurred by a director or officer in connection with any civil or criminal action or proceeding, and specifically including actions by or in the name of Standish (derivative suits), where the individual's involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney's fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements and Standish's by-laws, a director or officer will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Standish.

Stock Option Plans

   Standish's 1991 Combination Stock Option Plan (as amended and restated to date, the "Stock Option Plan") was adopted initially in October 1991, and has been amended several times subsequently, most recently at the Annual Meeting of Stockholders held June 19, 1995, in order to increase the number of shares of Standish Common Stock reserved for issuance under it. The number of shares currently reserved for issuance under the Stock Option Plan is 785,000. The purpose of the Stock Option Plan is to provide long-term incentives and rewards to Standish's key employees, officers, directors and others in a position to contribute to the success of Standish.

   Under the Stock Option Plan, Standish may grant both incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended ("incentive stock options"), and options which are not qualified as incentive stock options ("non-qualified stock options"). Incentive stock options may be granted only to persons who are employees of Standish at the time of the grant, which may include officers and directors (other than members of the Compensation Committee) who are also employees. Non-qualified stock options may be granted to officers, directors (other than members of the Compensation Committee) or employees of, or consultants or advisors to, Standish at the time of the grant, and other persons, provided that directors who serve on the Compensation Committee are not eligible to receive options under the Stock Option Plan.

   No stock appreciation rights ("SARs") have been granted by Standish. None of the Named Executive Officers exercised stock options during 1995, and no stock options were repriced during 1995, except on February 18, 1995, as permitted by the terms of the Stock Option Plan, the Board of Directors determined to make appropriate adjustments in the exercise price of stock options previously awarded under the Stock Option Plan to take into account the effect of issuance of a substantial number of shares of Standish Common Stock pursuant to the exchange offer (the "Exchange Offer") made by Standish in 1994, pursuant to which, on the basis of a 2.6:1 ratio, an aggregate of 1,701,180 shares of Standish Common Stock were issue in exchange for 654,300 shares of Standish's Series A Preferred Stock. Pursuant to the adjustments adopted by the Board of Directors, Standish exchanged options to purchase an aggregate of 205,700 shares of Standish Common Stock for outstanding options to purchase a like number of shares and the exercise price was set at $2.00 per share (the closing sale price as reported by Nasdaq Small Cap Market for the day immediately preceding the Board's determination to make such adjustment).

   Directors who are not also employees of Standish are eligible to participate in Standish's 1995 Non-Qualified Stock Option Plan. Under the 1995 Non-Qualified Stock Option Plan, each non- employee director, upon becoming a director, is automatically granted options to purchase 6,000 shares of Standish Common Stock, subject to vesting over three years, and options to purchase additional shares hereafter are based upon the formula provisions of said Plan. In June 1995, pursuant to the 1995 Non-Qualified Stock Option Plan, Standish granted options to purchase 6,000 shares of Standish Common Stock to each of Messrs. DeVore and Sterman and Dr. Rayport. Dr. Rayport surrendered his options when he resigned as a director in July 1995.

                                               Options/SAR Grants in 1995
                                                   Individual Grants
                               Number of         % of Total       Exercise
                              Securities        Options/SARs         or
                              Underlying         Granted to         Base
                             Options/SAR's      Employees in       Price        Expiration
          Name                  Granted             1995           ($/sh)          Date
 -----------------------    ----------------    --------------    ---------   --------------
Michael J. Doyle                50,000              23.9%          $2.38          7/1/05
Michael J. Brenan               45,000              21.5%          $2.38          7/1/05
Kenneth M. Miles                35,000              16.7%          $2.38          7/1/05

   None of the Named Executive Officers exercised stock options during 1995, and no stock options were repriced during 1995 except, as noted above, action by the Board of Directors to reprice outstanding stock options was taken in February 1995.

   Standish does not maintain a long-term incentive plan.

Certain Relationships and Related Transactions

   Reference is made to the discussion under "Risk Factors--Potential Adverse Effects of Certain Relationships," "The Merger--Interests of Certain Persons in the Merger" and "-- Related Party Transactions" for information concerning certain transactions between Standish and its directors, executive officers or any security holder who is known to Standish to own of record or beneficially more than 5% of Standish Common Stock or Series A Preferred Stock.

    PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF STANDISH


   The following table sets forth information regarding the beneficial ownership of Standish Common Stock and Series A Preferred Stock, as of July 31, 1996, by each Director and each Named Executive Officer, by persons who beneficially own 5% or more of the outstanding shares of Standish Common Stock and Series A Preferred Stock, and by all Directors and executive officers of Standish as a group. The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Exchange Act. It does not constitute an admission of beneficial ownership for any other purpose.


                                                                                      Series A
                                                   Common Stock                   Preferred Stock
                                                   Beneficially                     Beneficially
                                                      Owned1                           Owned1
Name and Address of Beneficial Owner                  Number       Percentage2         Number        Percentage
- - ---------------------------------------------     ---------------    ----------    ---------------   -----------
Emeritus Corporation                                  780,7693         18.3%              --
Market Place 1
2001 Western Ave
Seattle, WA 98121
Abraham D. Gosman                                    736,5384          16.6%              --
777 South Flagler Drive
  West Palm Beach, FL 33401
Robert A. Schneider                                   512,2325          7.9%           14,0005          48.3%
2 Broadway
New York, NY 10004
Michael J. Doyle                                      305,6996         12.6%              --
Deltec Asset Mgmt. Corp.                              263,3857          7.1%           10,0007          34.5%
535 Madison Ave.
New York, NY 10022
Kenneth M. Miles                                       79,5008          2.1%              --
Michael J. Brenan9                                     45,0009          1.2%              --
Marshall S. Sterman                                    19,20010          *                --
Robert W. DeVore                                       29,00011          *                --
Dr. C. Joel Glovsky12                                  63,523           1.7%              --
John A. Carucci                                           --             *                --
All directors and executive officers as a
  group                                               541,922          13.5%              --
(six persons including certain of the above-
named individuals)

- - -------------
* Represents
less than 1%.

 1 Includes shares which may be acquired within 60 days of July 31, 1996 pursuant to exercise or conversion of outstanding options, warrants and convertible securities of Standish.

 2 The percentages shown are based on 3,697,366 shares of Standish Common
   Stock and 29,000 shares of Series A Preferred Stock, respectively, outstanding plus, as to each individual and group listed, the number of shares of Standish Common Stock and/or Series A Preferred Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise or conversion of outstanding options, warrants and convertible securities of Standish held by such holder which are exercisable within 60 days of July 31, 1996, after application of anti-dilution adjustments in respect of such holders.


 3 Consists of (a) 200,000 shares of Standish Common Stock currently owned by
   Emeritus, (b) 480,769 shares of Standish Common Stock currently issuable upon conversion of the Convertible Debentures at an initial conversion price of $4.16 per share, subject to customary anti-dilution adjustments, (c) 50,000 shares of Standish Common Stock issuable pursuant to currently exercisable warrants held by Emeritus, as well as (d) 50,000 shares of Standish Common Stock issuable to Daniel R. Baty, the Chairman of Emeritus, pursuant to currently exercisable warrants held by Mr. Baty. Mr. Baty disclaims beneficial ownership of the shares owned by Emeritus.

 4 Consists of (a) 336,538 shares of Standish Common Stock currently issuable upon conversion of the Series B Preferred Stock at an initial conversion price of $4.16 per share, subject to customary anti-dilution adjustments and (b) 400,000 shares of Standish Common Stock issuable to Mr. Gosman, a principal stockholder of CareMatrix, pursuant to currently exercisable warrants held by Mr. Gosman at an initial exercise price of $4.16 per share, subject to customary anti-dilution adjustments.

 5 As part of a group consisting of himself and RAS, a New York corporation having its principal place of business at 2 Broadway, New York, NY 10004, Mr. Schneider is the Chief Executive Officer and together with his wife owns 100% of the stock of RAS. The Standish Common Stock listed as beneficially owned consist of (a) 151,150 shares currently held by RAS;
   (b) 45,490 shares issuable upon the exercise of currently exercisable warrants issued February 14, 1992 and held by Schneider and/or RAS; (c) 45,585 shares of Standish Common Stock issuable upon the conversion of 14,000 shares of Series A Preferred Stock and 236,975 shares of Standish Common Stock, respectively, which may be acquired upon the exercise of currently exercisable warrants issued September 1, 1993 and held by Schneider and/or RAS; and (d) 33,032 shares of Standish Common Stock issuable upon exercise of currently exercisable warrants issued June 10, 1994 and held by Schneider. Mr. Schneider disclaims beneficial ownership of the shares held by his spouse.

 6 Includes 45,339 shares held by Mr. Doyle's spouse and 13,560 shares held by trusts for the benefit of each of Mr. Doyle's two minor children. Mr. Doyle disclaims beneficial ownership of the shares held by his spouse and by the two trusts. Also includes (a) 50,000 shares which may be acquired within 60 days pursuant to options dated as of February 28, 1995, (b) 50,000 shares which may be acquired within 60 days pursuant to options dated as of July 1, 1995 and (c) 50,000 shares (subject to increase to as many as 500,000 shares upon consummation of the Merger) which may be acquired within 60 days pursuant to the Management Options dated as of June 28, 1996. See "The Merger--Interests of Certain Persons in the Merger."

 7 The 263,385 shares of Standish Common Stock currently owned beneficially by Deltec Asset Management ("Deltec") consist of shares held for the account of certain of its brokerage or investment advisory clients over whose accounts it exercises discretionary authority as to voting, disposition and other matters and includes 28,093 shares currently issuable upon conversion of 10,000 shares of Series A Preferred Stock currently owned by Deltec.

 8 Includes (a) 54,500 shares of Standish Common Stock which may be acquired within 60 days pursuant to options dated as of November 12, 1993 or July 1, 1995 and (b) 25,000 shares (subject to increase to 250,000 shares upon consummation of the Merger) which may be acquired within 60 days pursuant to the Management Options dated as of June 28, 1996. See "The Merger--Interests of Certain Persons in the Merger."

 9 Consists of 45,000 shares of Standish Common Stock which may be acquired within 60 days pursuant to options dated as of July 1, 1995. Effective August 15, 1996, Mr. Brenan resigned as a director, officer and employee of Standish. See "The Merger--Interests of Certain Persons in the Merger--Termination Agreement."

10 The wife of Marshall S. Sterman, a Director of Standish, is the beneficial owner of 5,200 shares of Standish Common Stock. Under rules of the Commission, Mr. Sterman may be deemed to be the beneficial owner of the shares of Standish Common Stock owned by Mrs. Sterman. However, Mr. Sterman disclaims beneficial ownership of all such shares other than 14,000 shares which may be acquired by him within 60 days upon the exercise of options.

11 Consists of 29,000 shares of Standish Common Stock which may be acquired within 60 days pursuant to options and warrants.

12 Dr. C. Joel Glovsky resigned as a director and executive officer of Standish, effective as of December 31, 1995.

                             BUSINESS OF CAREMATRIX

   CareMatrix is focused on becoming a leading provider of assisted living services. CareMatrix is currently developing, constructing and operating facilities with an aggregate capacity of approximately 5,500 residents throughout the United States.

   The corporations comprising CareMatrix and its predecessors were incorporated in Delaware in 1994, 1995 and 1996, except for A.M.A. of New Jersey Development, Inc., which was incorporated in New Jersey in 1995. CareMatrix's principal place of business is 197 First Avenue Needham, Massachusetts 02194, and its telephone number at that location is (617) 433-1000.

   CareMatrix has never paid cash dividends and does not anticipate paying cash dividends in the foreseeable future. The Board of Directors intends to reinvest all earnings in the business of CareMatrix to support the future growth of its operations.

Overview

   CareMatrix is focused on becoming a leading provider of assisted living services. CareMatrix is currently developing, constructing and operating facilities with an aggregate capacity of approximately 5,500 residents throughout the United States.

   CareMatrix expects to utilize the assisted living facility as a focal point to provide a continuum of care for its residents. When combined with independent living, there will be a natural transition to assisted living as the residents' physical needs dictate. In combination with extended care facilities, assisted living facilities will provide a source of residents that require more complex services. The assisted living facility will have a distinct Alzheimer's component. By integrating these three levels of care with the assisted living facility in a campus-style setting, there will be a reduction in the trauma of moving residents to alternative settings. Marketing CareMatrix's assisted living product with other modalities will create an advantage over free-standing assisted living facilities.

  [Assisted Living/Alzheimer's Treatment Graphic

   CareMatrix intends to capitalize on the extensive experience of its principals in providing healthcare services to the elderly in a changing healthcare delivery system. In implementing its growth strategies, CareMatrix has the following objectives: (i) to be a low cost provider of quality personalized services in anticipation of a fully-capitated managed care environment (ii) to offer a full range of assisted living and alternative services to private pay and Medicaid waiver eligible residents and (iii) to rapidly develop its assisted living residences and other medical related facilities in distinct geographic markets primarily in campus-style settings.

The Assisted Living Industry

   Assisted living is increasingly becoming the setting preferred by prospective residents and their families in which to care for the elderly. Assisted living offers residents greater independence and allows them to age in place in a residential setting, which CareMatrix believes will result in a higher quality of life than that experienced in more institutional or clinical settings.

   The assisted living industry is highly fragmented and characterized by numerous small operators. Moreover, the scope of assisted living services varies substantially from one operator to another. Although the assisted living industry is currently undergoing a rapid expansion, only a limited number of assisted living operators provide a comprehensive range of assisted living services designed to permit residents to age in place within the facility as they develop further physical or cognitive frailties.


   CareMatrix believes that assisted living is one of the fastest growing segments of elderly care and will continue to experience significant growth. Assisted living facilities are residential care settings that both fill a gap between extended care and independent living and offer a cost-effective and high quality alternative to extended care facilities. Although there are certain similarities to the custodial services provided at assisted living facilities, the average cost is approximately two-thirds of that at extended care facilities. The lower costs are due in part to the lower acuity level of assisted living residents and the less regulated nature of the types of services provided at assisted living facilities.


   Elderly Population Growth. The rapid increase of the elderly population is a key component that will support the growth of residential care for seniors during this decade and beyond. Currently, there are over 30 million Americans aged 65 or older. That number is forecast to grow to approximately 40 million by the year 2010. People 85 and older comprise the fastest growing age group. Between 1990 and 2010, this population segment is expected to increase 100% from 3.3 million to 6.6 million. Factors, such as medical advances, wellness programs and the fitness and nutrition movements make it more likely that such life expectancy trends will continue.

   Sources of Revenues. CareMatrix currently and for the foreseeable future expects to rely primarily on the ability of the residents to pay their service fees from their own resources and/or the resources of their families. In some instances the resident's health insurance program may reimburse costs of care under an "alternative care benefit." Some state and local governments offer rent or service subsidies for low income residents. While a substantial amount of CareMatrix's revenues are expected to come from private payors, CareMatrix will be creating residential models to accommodate those covered by alternative care benefits or other subsidies.


   Medicaid reimburses for room and board services only in institutional settings (hospitals and extended care facilities); however, through the state waiver process, Medicaid is available to cover the cost of assisted living services. Currently, 13 states have granted Medicaid waivers which permit these federal funds to be used for residents in assisted living facilities. CareMatrix expects that, given the cost effectiveness of assisted living as an alternative to nursing care in extended care facilities, more states will permit Medicaid monies to be directed to the assisted living setting.



Development Strategies


   Development. The principals of CareMatrix have extensive experience in the development of assisted living residences and independent living communities, extended care facilities, transitional care facilities and rehabilitation facilities. Several of these projects have been campus configured. CareMatrix's senior management and market research personnel will assess potential new markets based on criteria in CareMatrix market analysis reports, proximity to existing regions in which CareMatrix is established and state regulatory issues affecting assisted living. Based on this review, CareMatrix will identify specific target markets and sites and conduct initial market and financial feasibility studies to determine whether or not to pursue such opportunities further. On projects that it elects to pursue, CareMatrix will coordinate all aspects of each project, including obtaining the final permits and approvals, design, construction and scheduling and capital budgeting.


   CareMatrix's development strategy is to cluster new projects in campus settings in distinct geographic regions that meet CareMatrix's standards. CareMatrix's next senior housing development projects are scheduled to open in southern Arizona, south Florida , various locations in Connecticut, north and central New Jersey, and Westchester and Nassau Counties in New York. These regions will constitute CareMatrix's most immediate focus areas for cluster development.

The following table sets forth certain information regarding facilities currently operated, under construction or under development by CareMatrix:

                                                                          CareMatrix
                                                                             Post                            Expected
                                                                                                      ----------------------
                        Resident Capacity
                   ----------------------------
                                                       Anticipated          Opening                  Construction    Opening
Location           AL      IL      EC   Total             Owner            Interest      Status          Start
- - --------------     ----    ----    ----    ----    ---------------------    --------    -----------    ----------   --------
Arizona
Peoria              80      40       0     120            JV/RP                None    Development       Dec-96       Oct-97
Tucson              80      40       0     120            JV/RP                None    Development       Feb-97       Dec-97
Yuma                80      60       0     140            JV/RP                None    Development      Sept-96      July-97
                   ---------------------------
                   240     140       0     380
Connecticut
Ridgefield          55      70       0     125        Related Party         Manager    Development       Mar-97       Jan-98
Southington         96       0       0      96            JV/RP             Manager   Construction       Jun-96       Apr-97
Avon               108       0       0     108          Third Party         Manager    Development       Oct-96       Aug-97
Cheshire           104       0       0     104         Third Party          Manager    Development       Nov-96       Sep-97
Darien              67      19       0      86            JV/RP             Manager    Development       Aug-96       Jun-97
Woodbridge          90       0       0      90         Third Party          Manager    Development       Oct-96       Aug-97
Wallingford         80       0       0      80            JV/RP             Manager    Development       -tbd-        -tbd-
Stamford             0     168       0     168            JV/RP             Manager      Operating         --           --
                   ---------------------------
                   600     257       0     857
Florida
Bonita Bay          82      66       0     148        Related Party         Manager    Development       May-97       Mar-98
Jensen Beach        82      66       0     148        Related Party         Manager    Development       Feb-97       Dec-97
Boynton Beach       82      66       0     148        Related Party         Manager    Development       Jan-97       Nov-97
Deerfield
  Beach             80      48       0     128        Related Party         Manager    Development       Feb-97       Dec-97
Palm Beach           0     101       0     101        Related Party         Manager   Construction         --         Oct-96
Homestead            0       0      56      56         Third Party          Manager      Operating         --           --
Harbour Island      82      66       0     148        Related Party         Manager    Development       Jan-97       Nov-97
Miami                0       0     120     120         Third Party          Manager      Operating         --           --
                   ---------------------------
                   408     413     176     997
Georgia
Atlanta             82      66       0     148        Related Party         Manager    Development       May-97       Mar-98
Macon               82      66       0     148        Related Party         Manager    Development       Mar-97       Jan-98
Warner Robins       82      66       0     148        Related Party         Manager    Development       Mar-97       Jan-98
                   ---------------------------
                   246     198       0     444
Massachusetts
Needham             58       0     142     200        Related Party         Manager      Operating         --           --
Plymouth             0       0     150     150         Third Party         Earn-out      Operating         --           --
Raynham              0       0     154     154         Third Party         Earn-out      Operating         --           --
Auburn               0       0     154     154         Third Party         Earn-out      Operating         --           --
W. Bridgewater       0       0     150     150         Third Party         Earn-out      Operating         --           --
Dedham               0       0     142     142        Related Party         Manager   Construction         --         Aug-96
Millbury             0       0     154     154         Third Party             None   Construction         --         Dec-96
                   ---------------------------
                    58       0   1,046   1,104
Maryland
Silver Spring        0       0     138     138          CareMatrix           Lessee      Operating         --           --

North Carolina
Durham              82      66       0     148        Related Party         Manager    Development       Dec-96       Oct-97

New Jersey
Livingston         118       0       0     118        Related Party         Manager    Development       Sep-97       Jun-98
Park Ridge         100       0     210     310        Related Party         Manager    Development       Oct-96       Aug-97
Princeton           83       0     180     263        Related Party         Manager   Construction         --         Mar-97
                   ---------------------------
                                           691
                   301       0     390


                                      71

                                                                         CareMatrix
                                                                             Post                            Expected
                                                                                                      ----------------------
                        Resident Capacity
                   ----------------------------
                                                       Anticipated          Opening                  Construction    Opening
Location           AL      IL      EC   Total             Owner            Interest      Status          Start
- - --------------     ----    ----    ----    ----    ---------------------    --------    -----------    ----------   --------
Arizona
New York
Glen Cove           80       0       0      80            JV/RP            Manager     Development      Sep-96        Jul-97
Ossining             0     122       0     122            JV/RP            Manager     Development      Sep-96        Jul-97
Roslyn             106       0       0     106            JV/RP            Manager     Development      Sep-97        Jul-98
Great Neck         140       0       0     140            JV/RP            Manager     Development      Sep-97        Jul-98
Kew Gardens        140       0       0     140        Related Party        Manager     Development      Apr-97        Feb-98
                    --      --      --      --
                   466     122       0     588
Texas
Houston             82      66       0     148        Related Party        Manager     Development      Sep-96       Jul-97
  TOTAL          2,483   1,262   1,750   5,495

AL = assisted living
IL = independent living
EC = extended care
JV/RP = related party in joint venture with a third party


Market Approach. CareMatrix believes that assisted living, senior housing, and related facilities are market driven. CareMatrix's market approach has grown out of its development, healthcare and hospitality experience. That is, the best facilities and services are highly responsive to market demand and capacity. Therefore, CareMatrix plans to develop, manage, and/or operate a range of prototype facilities, all with flexible, market driven, resident programs, including freestanding assisted living residences, assisted living facilities combined with independent living and/or extended care, and assisted living facilities with a distinct Alzheimer's component. Many of these projects will be developed in campus-style settings.


As part of the market approach, CareMatrix performs a market analysis report ("MAR") for all new projects. The MAR model approach was pioneered internally and has been utilized in the assessment of over 50 potential markets. CareMatrix believes that its MAR methodology combined with the years of experience of its senior market specialists provides a competitive advantage in measuring senior living demand. The MAR model is not a static one, but rather is being continually updated to accommodate new information and changes in the assisted living and senior housing markets.

Essentially, CareMatrix's MAR model takes the available demographic data for a particular market area and modifies it according to a number of assumptions to produce a market area grade. That grade has interpretive value in and of itself, and in addition provides a basis for comparison with other projects and sites which CareMatrix has evaluated.

CareMatrix's market demand model involves the following steps:

(bullet) Establishment of the appropriate primary and secondary market areas, taking into account natural boundaries, major travel routes and local perceptions and migration patterns;

(bullet) Generation of demographic data through on-line access to the Claritas Corporation, a firm which makes demographic projections from the most recent United States census;

(bullet) Identification of all existing and proposed senior living settings which might compete with the proposed project, including information on project size, pricing structure, unit structure and configuration, and occupancy levels;

(bullet) Determination of the appropriate threshold income level required by the project through projected monthly fees, the proportion of annual income that residents are willing to spend, and assets that can be converted to income to help defray living expenses;

(bullet) Quantification of the number of age and income qualified householders in the target market, based upon the threshold income and the nature of the proposed project;

(bullet) Reduction of the target market pool based on assumptions for functional ability and living status; and

(bullet) Inclusion of the Family Influencer population (income tested individuals between 45 and 64 years of age who may affect a senior's decision to seek assisted living and/or to relocate for an assisted living placement) as an additional measure of the quality of a particular market.

Operating Strategies

   Social and Medical Models. CareMatrix's social model for assisted living provides comprehensive residential services including dining, housekeeping, apartment and building maintenance, laundry and transportation. In addition, care programs are included and the services provided are individualized to meet each resident's particular needs. The level of medical care in assisted living communities varies by provider choice and state regulatory guidelines. While the types of services at CareMatrix's assisted living facilities may vary to accommodate the needs of its residents, each of its communities offers the privacy and dignity of a private apartment and schedules that are not as regimented as in an extended care facility. Subject to regulatory limitations, in certain locations CareMatrix will follow the "medical model" approach to assisted living wherein, as needed, medical services are provided in the assisted living setting. CareMatrix's medical model will be responsive to residents whose care needs exceed normal service capabilities as they age in place.

   Management and Marketing. CareMatrix's management and marketing expertise draws upon its broad base of experience and in-depth knowledge of the fields of housing and healthcare for seniors. Project marketing is conducted by CareMatrix's marketing division. The efforts from such division have contributed to the success at its current assisted living facilities which are full and operate with waiting lists.

   Although CareMatrix encourages facility-based management, especially in the areas of resident programs and direct resident marketing, CareMatrix also provides a corporate support and oversight to help insure quality and financial controls, and to achieve the most cost effective operating systems. In addition to management supervision and a broad range of corporate marketing assistance, operating support services that also originate from CareMatrix's corporate headquarters include quality assurance, food service management, accounting and finance, installation and management of management information systems, purchasing, billing, legal, regulatory compliance, human resources, insurance and building maintenance and improvements.


   Services. CareMatrix facilities are designed to offer a supportive setting and assistance with activities of daily living. CareMatrix's facilities are orientated to cater to residents who, for a variety of reasons do not typically need the 24-hour skilled medical care provided in extended care facilities. In providing services to these residents, CareMatrix seeks to respond to their individual needs and to improve their quality of life and, as such, this individualized assistance is available 24 hours a day. Among the basic services provided in CareMatrix facilities are the provision of three meals per day, laundry, housekeeping and maintenance. CareMatrix also makes available support services including personal care and routine nursing care, social and recreational services, transportation and other services as needed by the resident. CareMatrix's personal care services include bathing, dressing, personal hygiene, grooming, as well as eating and ambulating assistance. Routine nursing services are also made available in accordance to the residents' individual needs and state regulatory requirements. These services include assistance with taking medication, skin care and injections. CareMatrix also arranges access to additional services beyond its provision of basic housing and related services, including organized social and recreational activities, physical therapy, pharmacy services and the sale or lease of durable medical equipment. While a typical package of basic services is provided to each of its residents, CareMatrix also accommodates the changing needs of its residents through the use of individual service programs and appropriate staffing levels.



Financing Strategy


   CareMatrix intends to finance its acquisitions using a wide variety of financing sources, including bond financing, pension funds, real estate investment trusts, public or private debt and equity, mortgage and sale/leaseback financing, as well as relying on owner financing in the case of certain of the projects being developed for related and third parties. CareMatrix will select the most appropriate financing sources on terms which it believes are consistent with prevailing market conditions and will seek to maintain an appropriate capital structure.

Insurance

   Health care companies are subject to medical malpractice, personal injury and other liability claims which are customary risks inherent in the operation of health facilities and are generally covered by insurance. CareMatrix maintains property, liability and professional malpractice insurance policies in amounts and with such coverages and deductibles which are deemed appropriate by management, based upon historical claims, industry standards, and the nature and risks of its business. CareMatrix provides medical malpractice insurance for its employee physicians and also requires that non-employee physicians practicing at its facilities carry medical malpractice insurance to cover their respective individual professional liabilities. There can be no assurance that a future claim will not exceed available insurance coverages or that such coverages will continue to be available for the same scope at reasonable premium rates. Any substantial increase in the cost of such insurance or the unavailability of any such coverages could have an adverse effect on CareMatrix's business.

Employees

   As of June 30, 1996, CareMatrix employed approximately 100 full-time employees. None of CareMatrix's employees is represented by any labor union. Management believes that its labor relations are good.

Certain Transactions

   See "Risk Factors--Dependence by CareMatrix on Related Party Agreements" and "Risk Factors-- CareMatrix Reliance Upon Related Party for Working Capital," for information concerning transactions between CareMatrix and Abraham D. Gosman.

Legal Proceedings

   CareMatrix is not a party to any legal proceedings which could have a material adverse effect on its financial position.

                            MANAGEMENT OF CAREMATRIX

Directors and Executive Officers


   Abraham D. Gosman's successful record in health care enables CareMatrix to attract and retain leading industry executives committed to the financial success of CareMatrix. CareMatrix is guided by an experienced senior management team, the majority of whom have had an extensive health care background. In addition to the executive officers, CareMatrix was strengthened further by hiring additional management with specific areas of expertise in assisted living and senior housing.


   The following table sets forth certain information concerning each of the persons who are directors or executive officers of CareMatrix and who are expected to become directors or executive officers of New Standish following the Merger. See "Board of Directors and Management of Standish at Effective Time."

Name                            Age  Position
- - ----                            ---  --------
Abraham D. Gosman               67    Chairman
Andrew D. Gosman                30    Vice Chairman; Director
Robert M. Kaufman               47    President
Michael M. Gosman               32    Executive Vice President--Assisted Living
James M. Clary, III,                  Executive Vice President, General Counsel and
  Esquire                       35    Secretary
Joel A. Kanter, Ph.D.           46    Executive Vice President
Marc H. Benson                  40    Chief Operating Officer

- - -------------

The following is a biographical summary of the executive officers and directors of CareMatrix.

Abraham D. Gosman is Chairman of CareMatrix. He has also served since January, 1996 as the Chairman of the Board of Directors, President and Chief Executive Officer of PhyMatrix Corp. Prior to that, he founded and was the principal owner of The Mediplex Group, Inc. ("Mediplex"), a diversified health care company, and its predecessor companies for more than 15 years, with the exception of a period from April 1986 to August 1990 when Mediplex was owned by Avon Products, Inc. ("Avon"). He was the Chief Executive Officer of Mediplex from its inception to September 1988 and assumed that position again after Mediplex was purchased from Avon in August 1990. In addition, he has served as Chairman of the Board of Trustees and Chief Executive Officer of Meditrust, the nation's largest health care real estate investment trust, since its inception in 1985.

Andrew D. Gosman is Vice Chairman of CareMatrix. Previously, he served as Executive Vice President of Development for Continuum Care Corporation ("Continuum"), from June, 1994 to January, 1996. He has also served as a Vice President of AMA Funding Corporation and AMA Venture Corporation, two closely held investment and development concerns, since March, 1992. He has participated in a number of health care venture capital transactions.

Robert M. Kaufman is President of CareMatrix. Previously, he spent the last twenty-four years with Coopers & Lybrand L.L.P., the last fifteen as a partner. He has specialized in the for-profit healthcare, real estate and retail/ consumer products industries. Mr. Kaufman has significant experience advising companies in the long-term care, senior housing and physician practice sectors in such areas as business and strategic planning, deal negotiations and structure, public and private financing, real estate development and management. In addition, he has been a member of Coopers & Lybrand's mergers and acquisitions group and served on their Board of Partners, the Firm's nationally elected oversight committee.


Michael M. Gosman is Executive Vice President--Assisted Living of CareMatrix. Previously, he served as the Executive Vice President of Finance and Administration for Continuum, from June, 1994 to January, 1996. He served as the Director of Special Projects for Diamond Health Group, Inc. where he was responsible for organizing financing packages and structuring acquisitions, from January, 1990 to June, 1993. Prior to that, he was a financial analyst for Meditrust.

James M. Clary, III is Executive Vice President, General Counsel and Secretary of CareMatrix. Previously, he served as Legal Counsel and Senior Vice President for Continuum. Prior to that, he served as Associate Counsel to Meditrust, from June 1993 to August 1994. Prior to joining Meditrust, Mr. Clary was a Senior Associate with the Boston law firm of Choate, Hall & Stewart, from December 1991 to June 1993, and the Boston law firm of Nutter, McClennen & Fish, from October 1987 to December 1991, where he specialized in the areas of real estate, health care, and corporate law.

Joel A. Kanter is Executive Vice President of CareMatrix. Previously, he served as Senior Vice President of Development and Acquisitions for Continuum from June, 1994 to January, 1996. Prior to that, he served since April 1986 in a variety of development capacities with Mediplex, including terms as its Senior Vice President of Administration and Senior Vice President of Development. From 1981 through 1986, Dr. Kanter served as the Director of the Massachusetts State Senate's Committee on Post Audit and Oversight.

Marc H. Benson is Chief Operating Officer of CareMatrix. Previously, he served as a Vice President/Director of Operations for Manor Care's southeast district where he had primary operating responsibility for ManorCare's assisted living and Alzheimer's facilities in the southeastern portion of the United States, from September, 1995 to July, 1996. Prior to joining Manor Care, Mr. Benson served as Director of Operations for Beverly Enterprises where he managed senior housing, assisted living, skilled nursing and home health care centers in seven states from 1992 to September, 1995. He served as Director of Finance of Beverly Enterprises from 1990 to 1992. In addition to his many years in senior housing and long-term care, Mr. Benson has an extensive background in hospitality.

There are no family relationships among CareMatrix's officers and directors, except that Andrew D. Gosman and Michael M. Gosman are Abraham D. Gosman's sons.

Officers are appointed by and serve at the discretion of the Board of Directors. The officers, other than Abraham Gosman, will devote a majority or substantially all of their business time to the business and affairs of CareMatrix.

Compensation of Directors

   Members of the Board of Directors will receive annual compensation for serving on the Board, and will be entitled to reimbursement of reasonable out-of-pocket expenses incurred by them in attending meetings of the Board of Directors.

               PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF
                           MANAGEMENT OF CAREMATRIX


   There is currently no established public trading market for the Common Stock of CareMatrix. As of August 15, 1996, there were 17 holders of Common Stock. The following table sets forth, as of August 15, 1996, certain information regarding the beneficial ownership of shares of Common Stock by each person known by CareMatrix to be the beneficial owner of more than 5% of outstanding Common Stock, by each director of CareMatrix and by all directors and executive officers as a group. Except as otherwise indicated below, all Common Stock is owned directly, and the indicated person has sole voting and investment power with respect to all Common Stock shown as beneficially owned by such person:

                                                       Amount of Beneficial Ownership
                                                 ------------------------------------------
                                                                 Percentage of Shares of
                                                              -----------------------------
                                                               CareMatrix     New Standish
                                                 Shares of       before       after Merger
Name                                            CareMatrix     Merger (1)         (2)
- - ---------------------------------------------     ---------    -----------   --------------
Abraham D. Gosman
  777 South Flagler Drive
  West Palm Beach, FL 33401                          (3)          83.2%           77.8%
All directors and executive officers as a
  group  (7 persons)                                              94.2%           87.9%

- - -------------

(1) Percentage of beneficial ownership of CareMatrix prior to the Merger.

(2) Percentage of beneficial ownership of New Standish after the Merger. The percentages shown are based on 53,697,366 shares of Standish Common Stock and 29,000 shares of Series A Preferred Stock outstanding plus, as to each individual and group listed, the number of shares of New Standish Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming conversion of outstanding options and warrants and convertible securities of New Standish held by such holder which are exercisable within 60 days of July 31, 1996, after application of anti-dilution adjustments in respect of such holders.


(3) 1,802 shares of CCC of Maryland, Inc. owned directly by Abraham D. Gosman and 14,948.6 shares of A.M.A. New Jersey Development, Inc. and 1,549.8 shares of each of the other CareMatrix Corporations held by Abraham D. Gosman as trustee for the benefit of each of his sons, Andrew D. Gosman (a director of CareMatrix) and Michael M. Gosman. As trustee, Abraham D. Gosman has investment power with respect to all such shares and voting power with respect to 49% of the outstanding shares of CareMatrix.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
              CONDITION AND RESULTS OF OPERATIONS FOR CAREMATRIX

General

   CareMatrix consists of a group of twelve affiliated corporations which are privately-held and are in the business of the development, operation and management of assisted living communities and other senior care facilities.

Results of Operations

   The following discussion reviews the results of operations for the period from June 24, 1994 (inception) to December 31, 1994 (the "1994 Period"), the year ended December 31, 1995 and the six months ended June 30, 1996 (the "1996 Period").

   The Combined Historical Audited and Unaudited Financial Statements and the Notes thereto included elsewhere in this Proxy Statement-Prospectus present the results of operations of the entities which have been operated under common control on a combined basis. All of the operations of CareMatrix began subsequent to June 23, 1994. As a result, CareMatrix believes that any period to period comparisons and percentage relationships within periods are not meaningful.

Revenues

   During the 1994 Period, the year ended December 31, 1995 and the 1996 Period, CareMatrix derived revenues from one or more of the following services: the operation of an inpatient extended care facility in Maryland; the operation of an outpatient rehabilitation facility in Georgia; and the management of two inpatient extended care facilities in Florida.

   Net revenues were $0.4 million for the 1994 Period and consisted of revenues attributable to outpatient rehabilitation services. CareMatrix purchased the outpatient rehabilitation facility during November 1994.

   Net revenues for the year ended December 31, 1995 were $2.5 million. Such revenues during this period consisted of $1.1 million or 44% related to outpatient rehabilitation services; and $1.4 million or 56% related to inpatient nursing services. CareMatrix operated the outpatient rehabilitation facility for ten months during 1995 until its closure during November 1995. The inpatient nursing facility revenues were for the period August 15, 1995 (date of lease inception) to December 31, 1995 for a 138-bed extended care facility in Silver Spring, Maryland.

   Net revenues for the 1996 Period were $2.4 million. Such revenues during this period consisted of $2.2 million or 92% related to inpatient nursing services; and $0.2 million or 8% related to the management of extended care facilities. CareMatrix entered into two management agreements during December 1995, for the provision of management services to extended care facilities in Homestead, Florida and Miami, Florida.

General Corporate Expenses

   For the 1994 Period, the year ended December 31, 1995 and the 1996 Period, expressed as a percentage of net revenues, general corporate expenses were 447%, 175% and 114%, respectively. General corporate expenses will continue to increase in gross dollars, but this expense as a percentage of net revenues is expected to continue to decline. No income tax provision was recorded due to CareMatrix's tax loss and the inability of CareMatrix to use the benefits which primarily accrue to Abraham D. Gosman.

Facility Operating Expenses

   For the 1994 Period, the year ended December 31, 1995 and the 1996 Period, expressed as a percentage of net revenues, facility operating expenses were 324%, 185% and 115%, respectively. Included in facility operating expenses for the 1994 Period is a $0.8 million charge recorded to writedown assets at the outpatient rehabilitation facility to their net realizable value. Included in facility operating expenses for the year ended December 31, 1995 is a $0.9 million charge recorded to provide for the remaining lease obligation at the outpatient rehabilitation facility. Facility operating expenses also include rent expense of $45,868, $0.6 million and $0.5 million for the 1994 period, the year ended December 31, 1995 and the 1996 Period, respectively. The change in rent expense is attributable primarily to the ten year lease entered into during August 1995 for the extended care facility in Silver Spring, Maryland.

Depreciation and Amortization

   CareMatrix's depreciation and amortization expense was $3,603, $2,931 and $65,164 for the 1994 Period, the year ended December 31, 1995 and the 1996 Period, respectively. The increase in depreciation represents depreciation on the $1.5 million invested in capital improvements from August 15, 1995 (date of lease inception) on the 138-bed extended care facility in Silver Spring, Maryland.

Interest Expense

   CareMatrix's interest expense was $55,856, $0.5 million and $0.6 million for the 1994 period, the year ended December 31, 1995 and the 1996 Period, respectively. The increase in interest expense results from the interest on additional advances from the principal stockholder.

Liquidity and Capital Resources

   Cash used by operating activities was $3.9 million for the 1996 Period and is primarily attributable to the loss of $3.7 million for the 1996 Period.

   Cash used by operating activities was $6.0 million for the year ended December 31, 1995 and primarily represents the loss of $7.2 million offset by the $0.9 million accrual for the remaining lease obligation at the outpatient rehabilitation facility.

   Cash used by operating activities was $2.0 million for the 1994 Period and primarily represents the $2.6 million loss offset by the $0.8 million charge recorded to write-down assets at the outpatient rehabilitation facility to their net realizable value.

   Cash used by investing activities was $1.5 million for the 1996 Period. This primarily represents the $0.8 million used by CareMatrix for capital expenditures for the 138-bed extended care facility in Silver Spring, Maryland and the $0.7 million note receivable advanced pursuant to a management agreement with an extended care facility in Miami, Florida.

   Cash used by investing activities was $0.7 million for the year ended December 31, 1995 and primarily represents capital expenditures for the 138-bed extended care facility in Silver Spring, Maryland.

   Cash used by investing activities was $0.7 million for the 1994 Period and primarily represents the cash required to purchase an outpatient rehabilitation facility in Atlanta, Georgia.

   Cash provided by financing activities was $7.3 million, $6.9 million and $2.7 million for the 1994 Period, the year ended December 31, 1995 and the 1996 Period, respectively, and represents the advances from the principal stockholder.


   At June 30, 1996, CareMatrix's principal source of liquidity consisted of $2.0 million in cash. CareMatrix also had $2.0 million of current liabilities (which includes approximately $1.2 million of interest due to the principal stockholder). Until the consummation of the Merger, CareMatrix intends to seek additional financing from Abraham D. Gosman to the extent necessary for working capital purposes, although Mr. Gosman is under no obligation to provide such additional financing indefinitely. All loans from Mr. Gosman bear interest at a rate equal to the prime rate.

                     DESCRIPTION OF STANDISH CAPITAL STOCK

General

   The following is a brief description of the capital stock of Standish's Restated Certificate of Incorporation, as amended to the date of this Proxy Statement-Prospectus ("Standish Restated Certificate of Incorporation"), and in Standish's By-Laws, as amended. A copy of the Standish Restated Certificate of Incorporation and of Standish's By-Laws, as amended have been filed as exhibits to or have been incorporated by reference in, the Registration Statement of which this Proxy Statement-Prospectus forms a part. The description which follows is qualified in its entirety by reference to the full text of the Standish Restated Certificate of Incorporation and By-Laws, as amended.

   Standish is authorized to issue 30,000,000 shares of Common Stock, $.01 par value per share, and 345,268 shares of preferred stock, $.01 par value per share (the "Preferred Stock") in series as noted below under the headings "Preferred Stock," and "Series A Preferred Stock" and "Series B Preferred Stock." Standish has 3,697,366 shares of Common Stock, 29,000 shares of Series A Preferred Stock and 100 shares of Series B Preferred Stock issued and outstanding.

Common Stock

   Each holder of Common Stock is entitled to share ratably on a share-for-share basis with respect to any dividends paid on the Common Stock when, as and if declared by the Board of Directors out of funds legally available as proscribed by statute. Each holder of Common Stock is entitled to one vote for each share held of record. The Common Stock is not entitled to conversion or preemptive rights and is not subject to redemption. Upon liquidation, dissolution or winding-up of Standish, the holders of Common Stock are entitled to share ratably in the net assets legally available for distribution after the liquidating distribution to the holders of the Series A and Series B Preferred Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

   Standish's Board of Directors is authorized to establish and designate the classes, series, voting powers, designations, preferences and relative, participating, optional or other rights, and such qualifications, limitations and restrictions of the Preferred Stock as the Board, in its sole discretion, may determine without further vote or action of the Stockholders, except as and to the extent described below under the heading "--Series A Preferred Stock--Voting Rights" and "--Series B Preferred Stock--Voting Rights."

   The rights, preferences, privileges, and restrictions or qualifications or different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or could adversely affect the rights and powers, including voting rights, of holders of Common Stock.

   The existence of the Preferred Stock, and the power of the Board of Directors of Standish to set its terms and issue a series of Preferred Stock at any time without Stockholder approval, could have certain anti-takeover effects. These effects include that of making Standish a less attractive target for a "hostile" takeover bid or discouraging the making of a Merger proposal, or rendering it more difficult either to assume control of Standish through the acquisition of a large block of Common Stock or to remove incumbent management, even if such actions could be beneficial to the Stockholders of Standish.

Series A Preferred Stock

   Standish has 29,000 shares of Series A Preferred Stock outstanding. The designations, rights, powers, preferences, qualifications and limitations of the Series A Preferred Stock are set forth in a Certificate of Designations of Series A Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware. All outstanding shares of Series A Preferred Stock are fully-paid and nonassessable.

   The following is a summary of the terms of the Series A Preferred Stock. This summary is not intended to be complete, and is subject to and qualified in its entirety by reference to the above-mentioned Certificate of Designations on file with the Secretary of State of the State of Delaware.

Dividends. The holders of the Series A Preferred Stock are entitled to dividends at the rate of $1.00 per share per annum, payable quarterly in arrears on September 30, December 31, March 31 and June 30 of each year. Such rights to receive dividends are subject to declaration of the dividend by the Board of Directors out of funds legally available for that purpose as prescribed by statute. Dividends are cumulative, and accrue (whether or not declared), without interest, from the first day of each quarterly period.

   No dividends may be paid on any shares of capital stock ranking junior to the Series A Preferred Stock (including Common Stock) unless and until all accumulated and unpaid dividends on the Series A Preferred Stock have been declared and paid in full.

   Conversion. Each share of Series A Preferred Stock is convertible at the holder's election, at any time prior to redemption, into shares of Common Stock. The conversion rate was set initially at two shares of Common Stock for each share of Series A Preferred Stock; as of the date of this Proxy Statement-Prospectus the conversion rate has been adjusted to approximately
3.2561 to reflect the seven dividends on the Series A Preferred Stock which Standish has failed to pay since approximately June 30, 1994. In addition, the conversion rate is subject from time to time to customary anti-dilution adjustments, including adjustments for the failure of Standish to pay a dividend on the Series A Preferred Stock within 30 days of a dividend payment date. Payment of accumulated and unpaid dividends will be made upon conversion to the extent of legally available funds as prescribed by statute. The right to convert the Series A Preferred Stock terminates on the date fixed for redemption.

   Redemption. At any time on or after September 1, 1996, Standish may, at its option, redeem the Series A Preferred Stock, in whole and not in part, at a redemption price of $10.00 per share, plus accumulated and unpaid dividends, provided that, for a period of 20 consecutive trading days ending within 10 days prior to the notice of redemption, the market price of the Common Stock has been at 150% of the conversion price then in effect.

   Voting Rights. The holders of the Series A Preferred Stock are not entitled to vote, except as set forth below and as provided by applicable law. On matters as to which those holders do have such voting rights, they are entitled to one vote per share of Series A Preferred Stock.

   The affirmative vote of the holders of 66-2/3% of the outstanding shares of the Series A Preferred Stock, voting as a separate class, is necessary for Standish to: (a) amend any provision of its Restated Certificate of Incorporation in any way which would effect a material, adverse change in the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock; (b) authorize or issue any other stock or securities which would have rights superior to or on parity with those of the Series A Preferred Stock with respect to the payment of dividends or the participation in liquidating distributions of Standish, or which would be convertible into or exchangeable for such stock or securities; or (c) merge with or consolidate into any corporation, firm or entity, or sell, lease or otherwise dispose of all or substantially all of its assets, unless Standish is the surviving entity.

   Since Standish has failed to pay dividends for four quarterly dividend payment periods, whether or not consecutively, the holders of the Series A Preferred Stock are entitled to vote together with the holders of Common Stock on all matters submitted to Standish's Stockholders, including the election of directors. Once in effect, such voting rights are not terminated by the payment of all accrued dividends.

   Liquidation. In the event of any liquidation, dissolution or winding-up of Standish, to the extent that liquidation proceeds or other assets of Standish are available for distribution to Stockholders, the holders of Series A Preferred Stock will be entitled to receive a liquidating distribution of $10.00 per share, plus any accumulated and unpaid dividends, before any payment or distribution may be made or set apart for the holders of Common Stock or any stock ranking junior to the Series A Preferred Stock.

   Miscellaneous. Standish is not subject to any mandatory redemption or sinking fund provisions with respect to the Series A Preferred Stock. The holders of Series A Preferred Stock are not entitled to preemptive rights to subscribe for or to purchase any shares or securities of any class which may at any time be issued, sold or offered for sale by Standish. Shares of Series A Preferred Stock redeemed or otherwise purchased by Standish shall be retired by Standish and shall be unavailable for subsequent issuance. Pursuant to Standish's Exchange Offer in 1994, an aggregate of 1,701,180 shares of Common Stock were issued in exchange for 654,300 shares of Series A Preferred Stock.

Series B Preferred Stock

   Standish has 100 shares of Series B Preferred Stock outstanding. The designations, rights, powers, preferences, qualifications and limitations of the Series B Preferred Stock are set forth in a Certificate of Designations of Series B Cumulative Convertible Preferred Stock filed with the Secretary of State of the State of Delaware. All outstanding shares of Series B Preferred Stock are fully paid and nonassessable.

   The following is a summary of the terms of the Series B Preferred Stock. This summary is not intended to be complete, and is subject to and qualified in its entirety by reference to the above-mentioned Certificate of Designations on file with the Secretary of State of the State of Delaware.

   Dividends. The holders of the Series B Preferred Stock are entitled to dividends at the rate of $1,400.00 per share per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Such rights to receive dividends are subject to declaration of the dividend by the Board of Directors out of funds legally available for that purpose as prescribed by statute. Dividends are cumulative, and accrue (whether or not declared), without interest, from the first day of each quarterly period. However, no dividends may be paid on the Series B Preferred Stock unless and until all accumulated and unpaid dividends on the Series A Preferred Stock have been declared and paid in full.

   No dividends may be paid on any shares of capital stock ranking junior to the Preferred Stock (including Common Stock) unless and until all accumulated and unpaid dividends on the Series B Preferred Stock have been declared and paid in full.

   Conversion. Each share of Series B Preferred Stock is convertible at the holder's election, at any time prior to redemption, into shares of Common Stock, at the conversion rate of 3,365 shares of Common Stock for each share of Series B Preferred Stock. The conversion rate is subject from time to time to customary anti-dilution adjustments, including adjustments for the failure of Standish to pay a dividend on the Series B Preferred Stock within 30 days of a dividend payment date. Payment of accumulated and unpaid dividends will be made upon conversion to the extent of legally available funds as prescribed by statute. The right to convert the Series B Preferred Stock terminates on the date fixed for redemption.

   Redemption. At any time on or after December 1, 1996, Standish may, at its option, redeem the Series B Preferred Stock, in whole and not in part, at a redemption price of $14,000 per share, plus accumulated and unpaid dividends, provided that, for a period of 20 consecutive trading days ending within 10 days prior to the notice of redemption, the market price of the Common Stock has been at 150% of the conversion price then in effect.

   Voting Rights. The holders of the Series B Preferred Stock are not entitled to vote, except as set forth below and as provided by applicable law. On matters as to which those holders do have such voting rights, they are entitled to one vote per share of Series B Preferred Stock.

   The affirmative vote of the holders of 66-2/3% of the outstanding shares of the Series B Preferred Stock, voting as a separate class, is necessary for Standish to: (a) amend any provision of its Restated Certificate of Incorporation in any way which would effect a material, adverse change in the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock; (b) authorize or issue any other stock or securities which would have rights superior to or on parity with those of the Series B Preferred Stock with respect to the payment of dividends or the participation in liquidating distributions of Standish, or which would be convertible into or exchangeable for such stock or securities; or (c) merge with or consolidate into any corporation, firm or entity, or sell, lease or otherwise dispose of all or substantially all of its assets, unless Standish is the surviving entity.

   In the event that Standish fails to pay dividends for four quarterly dividend payment periods, whether or not consecutively, the holders of the Series B Preferred Stock are entitled to vote together with the holders of Common Stock on all matters submitted to Standish's Stockholders, including the election of directors. Once in effect, such voting rights are not terminated by the payment of all accrued dividends.

   Liquidation. In the event of any liquidation, dissolution or winding-up of Standish, to the extent that liquidation proceeds or other assets of Standish are available for distribution to Stockholders, the holders of Series B Preferred Stock will be entitled to receive a liquidating distribution of $14,000.00 per share, plus any accumulated and unpaid dividends, before any payment or distribution may be made or set apart for the holders of Common Stock or any stock ranking junior to the Series B Preferred Stock.

Miscellaneous. Standish is not subject to any mandatory redemption or sinking fund provisions with respect to the Series B Preferred Stock. The holders of Series B Preferred Stock are not entitled to preemptive rights to subscribe for or to purchase any shares or securities of any class which may at any time be issued, sold or offered for sale by Standish. Shares of Series B Preferred Stock redeemed or otherwise purchased by Standish shall be retired by Standish and shall be unavailable for subsequent issuance.

Certain Provisions of the Certificate of Incorporation

   Section 102 of the Delaware General Corporation Law authorizes a Delaware corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of its directors to the corporation and its Stockholders for monetary damages for breach of the directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by such provision, directors are accountable to corporations and their Stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Although Section 102 of the Delaware General Corporation Law does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission.

   Pursuant to Section 102 of the Delaware General Corporation Law, the Restated Certificate of Incorporation of Standish limits the personal liability of its directors (in their capacity as directors but not in their capacity as officers) to Standish or its Stockholders to the fullest extent permitted by the Delaware General Corporation Law. Specifically, a director will not be personally liable to Standish or its Stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) any breach of the director's duty of loyalty to Standish or it Stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, and (iv) any transaction from which the director derived an improper personal benefit.

   The inclusion of this provision may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter Stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted Standish and its Stockholders. However, the inclusion of this provision together with provisions of the By-Laws of Standish which require Standish to indemnify its officers and directors against certain liabilities is intended to enable Standish to attract qualified persons to serve as directors who might otherwise be reluctant to do so.

Transfer Agent and Registrar

   American Securities Transfer, Incorporated, of Denver, Colorado is the transfer agent and registrar for the Common Stock and Series A Preferred Stock of Standish.

Comparison of Rights of Holders of Standish Common Stock and CareMatrix Common Stock

   Standish and all but one of the CareMatrix Corporations are incorporated under the laws of the State of Delaware. The rights of the Stockholders of Standish and all but that one CareMatrix Corporation are governed by the Delaware General Corporation Law and by their respective bylaws and certificates of incorporation, as restated. Upon consummation of the Merger, the CareMatrix Stockholders will become holders of Standish Common Stock. Their rights will be governed by the Delaware General Corporation Law, the Standish Restated Certificate of Incorporation, and Standish's By-Laws. Except as disclosed herein, there are no material differences between the rights of Standish Stockholders and CareMatrix Stockholders.

Business Combinations

   Several material differences exist in Delaware between the statutory rights of stockholders of a company that is required to file reports under the Exchange Act (an "Exchange Act Company") and stockholders of a company that is not required to file reports under the Exchange Act. Standish is an Exchange Act Company while CareMatrix is not.

   The Delaware General Corporation Law provides certain "fair price" protections to stockholders of a corporation which is an Exchange Act Company, in connection with business combinations between such corporation and any interested stockholder. Such provisions are not applicable to Standish since Standish does not have a class of voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq National

Stock Market or held of record by more than 2,000 stockholders. Such provisions are not applicable to CareMatrix since CareMatrix is not an Exchange Act Company. However, the Standish Restated Certificate of Incorporation contains comparable "fair price" protections but with certain variations as compared to the Delaware statutory provisions. The Standish Restated Certificate of Incorporation defines a "related person" (i.e., an interested stockholder) as an individual or corporation which becomes after October 31, 1991 the beneficial owner of 5% or more of the outstanding voting stock of Standish (a "Related Person"). A beneficial owner includes an individual or corporate entity which owns voting stock with any affiliates or associates, or which has the right to acquire, or power to direct, the vote or disposition of, voting stock.

   Transactions between Standish and a Related Person must be approved by Standish's Board of Directors, and additionally by the holders of two-thirds of the voting power of the outstanding shares of voting stock of Standish, excluding that voting stock held by a Related Person who is, or whose affiliate or associate is, a party to the business transaction.

   The above approval requirements apply to any direct or indirect purchase or other acquisition in one or more transactions by Standish of any of the outstanding voting stock of any class from any one or more individuals or entities known by Standish to be a Related Person, who has beneficially owned such security or right for less than two years prior to the date of such purchase or other acquisition, at a price in excess of the fair market value (as defined in the Standish Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of (i) a tender or exchange offer by Standish to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Exchange Act and the rules and regulations thereunder, or any successor rule or regulation or (ii) pursuant to an open-market purchase program conducted in accordance with the requirements of Rule 10b-18 promulgated by the Commission pursuant to the Exchange Act or any successor rule or regulation.

   The Standish Restated Certificate of Incorporation also requires the Standish Board of Directors to consider what is in the best interests of the corporation in connection with mergers, consolidations, or sales of all or substantially all of a corporation's assets whether or not in the ordinary course of business. In considering what the best interests of the corporation are in connection with such transactions, the Board of Directors shall give due consideration not only to the price or other consideration being offered, but also to all relevant factors, including the interests of Standish's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that those interests may be best served by the continued independence of the corporation.

   The foregoing description of the material differences between the statutory rights of the Stockholders of Standish and the Stockholders of CareMatrix does not purport to be complete. Such differences can be determined in full by references to the Delaware General Corporation Law, the Standish Restated Certificate of Incorporation and Standish's By-Laws and the Certificate of Incorporation and By-Laws of each of the CareMatrix Corporations.

          OTHER MATTERS TO BE CONSIDERED AT STANDISH SPECIAL MEETING

                                PROPOSAL NO. 2

       AMENDMENT TO THE STANDISH RESTATED CERTIFICATE OF INCORPORATION

   At the Standish Special Meeting, Standish Stockholders will consider and vote upon the proposal authorizing the Authorized Stock Amendment. Approval of the proposal authorizing the Amendment is necessary to effect the Merger. The Amendment will be effective irrespective of whether or not the Merger is consummated. The Standish Board has adopted a resolution, subject to approval by the Standish Stockholders, approving and authorizing the Authorized Stock Amendment.

   The Amendment would increase Standish's authorized shares of Standish Common Stock from 30,000,000 to 75,000,000. As of July 31, 1996, there were 3,697,366 shares of Standish Common Stock outstanding and 1,655,597 shares reserved for issuance upon the conversion or exercise of outstanding securities or options of

Standish, leaving 24,647,037 shares of Standish Common Stock unreserved and available for future issuance as of that date. Further, it is anticipated that approximately 50,000,000 shares of Standish Common Stock will be issued in the Merger. The actual number of shares of Standish Common Stock to be reserved in connection with the Merger will depend upon the extent to which CareMatrix Stockholders exercise their appraisal rights.

   As a result of the limited number of shares of Standish Common Stock available for issuance, the Merger cannot be effected without increasing the authorized Standish Common Stock. The additional issuance of shares would result in only 19,647,037 unreserved and unissued shares of Standish Common Stock being available for future issuance after giving effect to the Merger. A purpose of the amendment to increase the authorized Standish Common Stock is to provide additional authorized shares of Standish Common Stock that would be available for possible future financings, acquisitions, stock dividends or splits, employee stock options or other corporate purposes. The availability of such shares for future issuance would give Standish greater flexibility and allow shares of Standish Common Stock to be issued by action of the Standish Board without the expense and delay of a special Stockholders' meeting. While Standish has stated its intention to consider future acquisitions, it has no present plans with respect to any specific acquisition involving issuance of Standish Common Stock as consideration or with respect to any future financings or stock dividends or splits.

   Approval of the Merger Agreement and approval of the proposal authorizing the Authorized Stock Amendment are necessary in order to consummate the Merger. A copy proposed Article Fourth of the Standish Restated Certificate of Incorporation, as amended by the Authorized Stock Amendment, is attached as Appendix IV.

   If the Authorized Stock Amendment is adopted at the Standish Special Meeting, it is Standish's intention to file a certificate setting forth the Amendment with the Secretary of the State of Delaware as promptly as possible in order to make the Amendment effective. Upon the filing of such certificate, all stockholders of Standish will be bound by the Authorized Stock Amendment whether or not they have voted to adopt the resolution authorizing the same.

   FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AUTHORIZED STOCK AMENDMENT TO STANDISH'S RESTATED CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM THIRTY MILLION SHARES TO SEVENTY-FIVE MILLION SHARES, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                PROPOSAL NO. 3

                 AMENDMENT TO THE STANDISH STOCK OPTION PLAN

   Subject to approval of the Stockholders, the Board of Directors has approved an amendment to Standish's Restated 1991 Combination Stock Option Plan (as previously amended and now in effect, the "Stock Option Plan") increasing from 785,000 to 2,000,000 the total number of shares of Standish Common Stock reserved for issuance pursuant to options granted under the Stock Option Plan.

   Under the Stock Option Plan, a total of 785,000 shares of Common Stock presently are reserved for issuance upon the exercise of options granted under the Plan. As of July 31, 1996 a total of 348,200 stock options had been granted under the Stock Option Plan to employees and outside Directors of Standish, exercisable over varying periods of time and covering an aggregate of 348,200 shares of Common Stock. The exercise price on all outstanding options is the fair market value of the Common Stock at the time of grant of each option.

   Starting in 1993, Standish began utilizing grants of stock options as long-term incentives for directors, executive officers and other employees in lieu of additional cash compensation. During 1994, options to purchase an aggregate of 62,000 shares (vesting over three years) were granted to two officers, neither of whom was a Director of Standish. In June 1995, Standish granted options to key employees of the company to purchase an aggregate of 61,500 shares of Standish Common Stock at an exercise price of $2.25. As of July 1, 1995, Standish also granted stock options to Messrs. Doyle, Miles and Brenan to purchase 50,000, 35,000 and 45,000 shares, respectively, at an exercise price of $2.38 per share. On June 3, 1996, the Board of Directors of Standish authorized the grant of the Management Options to Mr. Doyle to purchase 50,000 shares of Standish Common Stock and to Mr. Miles to purchase 25,000 shares of Standish Common Stock, respectively, at a purchase price equal to $2.94 per share, with the number of shares for which such Options could be exercised subject to increase by multiplying the number of shares issuable upon exercise by the greater of (a) the number ten (10) or
(b) the number which is a fraction, the numerator of which shall be the aggregate number of shares of Standish Common Stock to be issued pursuant to
Section 1.5 of the Merger Agreement (50,000,000 shares in the aggregate) and the denominator of which shall be the number of shares of Standish Common Stock issued and outstanding as of the Closing Date, including all shares issued between the date of the Merger Agreement and such Closing Date upon the exercise of options, warrants and other similar rights. See "The Merger--Interests of Certain Persons in the Merger." The Board of Directors is of the opinion that the Stock Option Plan has helped Standish compete for, motivate and retain high caliber Directors, executives and other key employees, particularly in a time when the growth of Standish has absorbed much of its available cash, and that it is in the best interests of Standish to amend the Stock Option Plan by increasing from 785,000 to 2,000,000 the total number of shares of Common Stock reserved for issuance pursuant to options granted under the Plan.

   The amendment will permit the continuation of option grants as Standish grows and its personnel needs expand, thereby providing long-term incentives to attract, motivate and retain the Directors, executive officers and other key salaried employees vital to Standish's future success.

   The material terms of the Stock Option Plan are described elsewhere in this Proxy Statement-Prospectus, under "Management of Standish--Stock Option Plans."

   As options expire unexercised, the underlying shares again become available for the grant of new options. Options on a total of 110,700 shares of Common Stock, granted at an option price of $2.00 per share, will expire at various dates up to January 18, 1999.

   It has been the practice of Standish not to register for public sale shares of Common Stock subject to options granted under the Stock Option Plan, relying on the exemption from registration provided in S.4(2) of the Securities Act. Following consummation of the Merger, Standish expects to register such shares for public sale in accordance with the Securities Act.

   The closing price of the Common Stock of Standish on July 31, 1996 on the Nasdaq Small Cap Market was $4.00.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S RESTATED 1991 COMBINATION STOCK OPTION PLAN INCREASING FROM 785,000 TO 2,000,000 THE TOTAL NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON EXERCISE OF OPTIONS GRANTED UNDER THE PLAN, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

                                PROPOSAL NO. 4

                            ELECTION OF DIRECTORS

   At the Standish Special Meeting, five Directors are to be elected to serve for a term expiring at the 1997 Annual Meeting of Stockholders. The persons named below will be nominated by the Board of Directors for election as Directors. All of these nominees are currently serving as Directors of the Company, and, except for Kenneth M. Miles and John A. Carucci, all were elected as Directors at the 1995 Annual Meeting of Stockholders. Mr. Miles was elected a Director January 1996. Mr. Carucci was elected as a Director by the Board of Directors, effective as of August 15, 1996, to fill the vacancy created upon the resignation of Michael J. Brenan as a Director effective as of that date. See "Management of Standish."

   Management has made inquiries and believes that each of the nominees will be willing and able to serve if elected. If any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, discretionary authority is reserved to vote for a substitute chosen by the Board of Directors, or the Board may reduce the number of Directors. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person.

   Set forth under "Management of Standish" is certain biographical information concerning the nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE FOLLOWING PERSONS AS DIRECTORS OF THE COMPANY:

                                                               Director
Name                Age                Position                 Since
- - ------------------     --    -------------------------------   --------
Michael J. Doyle       38    Chairman, Chief Executive
                              Officer and Director              1989
Kenneth M. Miles       36    Chief Financial Officer,
                             Treasurer,
                              Assistant Secretary and
                             Director                           1996
Marshall S.            63    Director
  Sterman                                                       1989
Robert W. DeVore       54    Director                           1991
John A. Carucci        37    Director                           1996

                                OTHER MATTERS

   As of the date of this Proxy Statement-Prospectus, the Board of Directors of Standish does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Standish Special Meeting other than as discussed in this Proxy Statement-Prospectus. If any other matters properly come before such Standish Special Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

                                   EXPERTS

   The consolidated financial statements of the The Standish Care Company for the three year period ended December 31, 1995 included in this Proxy Statement-Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

   The combined financial statements of CareMatrix for the year ended December 31, 1995 and for the period from June 24, 1994 (inception) to December 31, 1994, included in this Proxy Statement-Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.


   The statements of operations, changes in stockholders' deficit and cash flows of Bailey Retirement Center, Inc. for the year ended December 31, 1993, included in the Standish Financial Statements, appearing elsewhere in this Proxy Statement-Prospectus, have been included herein in reliance on the reports of Lovelace, Roby & Company, P.A., independent accountants, given on the authority of that firm as experts in accounting and auditing.



                  PRESENCE OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Standish Board has appointed Coopers & Lybrand L.L.P. to audit the books and financial records of Standish for the fiscal year ending December 31, 1996. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Standish Special Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                LEGAL OPINIONS

   The validity of the Standish Common Stock issued in connection with the Merger will be passed upon by Robinson & Cole, Boston, Massachusetts, counsel to Standish.

                            STOCKHOLDER PROPOSALS

   Whether or not the Merger is consummated, Standish's Stockholders will be entitled to submit proposals to be considered for inclusion in the Proxy Statement for the 1997 Annual Meeting of Stockholders. Such proposals must be received by Standish at its principal offices in Needham, Massachusetts a reasonable time before the solicitation of proxies is made. A proponent of such a proposal must comply with the proxy rules under the Exchange Act.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                    Page
                                                                                                   -------
                                   The Standish Care Company
Report of Coopers & Lybrand L.L.P., Independent Accountants                                          F-2
Consolidated Financial Statements:
 Consolidated Balance Sheets as of December 31, 1995 and 1994                                        F-3
 Consolidated Statements of Operations, for the years ended
   December 31, 1995, 1994 and 1993                                                                  F-4
 Consolidated Statements of Cash Flows, for the years ended December 31, 1995, 1994 and 1993         F-5
 Consolidated Statements of Stockholders' Equity, for the years ended December 31, 1995, 1994
  and 1993                                                                                           F-8
 Notes to Consolidated Financial Statements                                                          F-9
Consolidated Interim Financial Statements (unaudited):
 Consolidated Balance Sheets as of June 30, 1996 and December 31, 1995                              F-30
 Consolidated Statements of Operations for the three and six months ended June 30, 1996
   and 1995                                                                                         F-31
 Consolidated Statements of Cash Flows for the six months ended June 30, 1996 and 1995              F-32
 Notes to Consolidated Financial Statements                                                         F-33
                                           CareMatrix
Report of Coopers & Lybrand L.L.P., Independent Accountants                                         F-39
Combined Financial Statements:
 Combined Balance Sheets as of June 30, 1996 (unaudited) December 31, 1995 and December 31,
  1994                                                                                              F-40
 Combined Statements of Operations and Stockholders' Deficit, for the six months ended June 30,
   1996 (unaudited), the year ended December 31, 1995 and the period June 24, 1994 (Inception)
   to December 31, 1994                                                                             F-41
 Combined Statements of Cash Flows, for the six months ended June 30, 1996 (unaudited), the
  year ended December 31, 1995 and the period June 24, 1994 (Inception) to December 31, 1994        F-42
 Notes to Consolidated Financial Statements                                                         F-43

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of The Standish Care Company:

We have audited the accompanying consolidated balance sheets of The Standish Care Company and its subsidiaries as of December 31, 1995 and 1994, the related consolidated statements of operations, stockholders' equity, and cash flows, for each of the three years ended December 31, 1995. These financial statements and the financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of the Bailey Retirement Center, Inc., a wholly-owned subsidiary of the Company, whose financial statements represent 52% of consolidated revenues for the year ended December 1993. These statements were audited by other auditors whose report has been forwarded to us, and our opinion, insofar as it relates to the amounts included for the Bailey Retirement Center, Inc., is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Standish Care Company and its subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information required to be included therein.

COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 14, 1996, except as to
 information presented
 in Notes I (paragraphs 7 and 8)
 and R, for which the date
 is March 29, 1996.

                           THE STANDISH CARE COMPANY
                           CONSOLIDATED BALANCE SHEETS

                                                                           December 31,      December 31,
                                                                               1995              1994
                                                                          --------------    ---------------
ASSETS
Current assets:
 Cash and cash equivalents                                                 $   367,631        $   232,716
 Restricted cash                                                               199,719             94,823
 Accounts receivable, less allowance for doubtful accounts
    of $448,425 and $360,946 at December 31, 1995 and
    1994, respectively                                                         176,818            115,385
 Note receivable                                                                 2,835             25,000
 Interest receivable                                                            14,245             --
 Due from related parties                                                      437,234            286,942
 Other current assets                                                           39,545             55,954
                                                                            ------------     --------------
    Total current assets                                                     1,238,027            810,820
Prepaid deposits                                                                --                 27,651
Restricted deposits                                                            610,732            547,982
Assets held for sale                                                            24,471             23,487
Investment in Adams Square Limited Partnership                                 127,000            127,000
Investment in Cornish Realty Associates, L.P.                                  125,000            250,000
Note receivable                                                                 50,467             30,000
Due from related parties                                                       130,215            114,539
Property, plant and equipment, net                                          11,079,454         10,415,928
Prepaid lease deposit, net                                                     539,843            605,947
Non-compete agreement, net                                                     219,671             76,466
Resident leases, net                                                           176,979            226,643
Goodwill, net                                                                1,504,000             --
Other assets, net                                                              148,972            162,491
                                                                            ------------     --------------
    Total assets                                                           $15,974,831        $13,418,954
                                                                            ============     ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                                          $   522,992        $   573,454
 Accrued payroll and related taxes                                             217,304            211,040
 Accrued severance costs                                                       232,874             --
 Accrued professional fees                                                     570,997            192,743
 Accrued development costs                                                      --                100,000
 Advance for expansions                                                          4,086             --
 Resident security deposits                                                    172,945             82,679
 Current portion of long-term debt                                             626,298            392,434
 Other current liabilities                                                     474,913            326,461
                                                                            ------------     --------------
    Total current liabilities                                                2,822,409          1,878,811
Deferred gain on sale of bonds                                                 520,815            529,331
Long-term debt                                                              12,457,003          8,439,911
Minority interest                                                              156,970            243,600
Commitments and contingencies
Stockholders' equity
 Preferred stock (aggregate liquidation preference of $1,281,175 and
    $1,376,538 at December 31, 1995 and December 31, 1994,
  respectively)                                                              1,125,000          1,280,500
 Common stock, $.01 par value 30,000,000 and 10,000,000 shares authorized
    and 3,435,826 and 3,395,152 shares issued and outstanding at
    December 31, 1995 and December 31, 1994, respectively                       34,359             33,952
 Additional paid-in capital                                                  8,746,096          8,607,171
 Accumulated deficit                                                        (9,887,821)        (7,594,322)
                                                                            ------------     --------------
 Total stockholders' equity                                                     17,634          2,327,301
                                                                            ------------     --------------
 Total liabilities and stockholders' equity                                $15,974,831        $13,418,954
                                                                            ============     ==============

The accompanying notes are an integral part of the consolidated financial statements.

                           THE STANDISH CARE COMPANY
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 For the year ended    For the year ended     For the year ended
                                                    December 31,          December 31,           December 31,
                                                        1995                  1994                   1993
                                                  ------------------    ------------------    --------------------
Revenues:
 Service revenue                                     $ 7,701,951           $ 6,126,883            $ 1,193,287
 Management fees and marketing revenue                   511,831               276,529                440,707
 Development fees and other revenue                      222,100               305,197                 97,091
                                                  -----------------      -----------------      ------------------
                                                       8,435,882             6,708,609              1,731,085
Operating costs and expenses:
 Community operating expense                           5,960,638             5,042,334              1,013,096
 Community rent expense                                  615,580               406,898                     --
 Selling, general and administrative expense           2,347,034             2,509,426              1,512,861
 Depreciation and amortization expense                   679,621               693,385                283,351
 Provision for Corporate doubtful accounts                74,125               338,112                240,000
 Severance costs                                         263,413                    --                     --
 Write off of investment in Development
   projects                                                   --               832,703                     --
                                                  -----------------      -----------------      ------------------
 Total operating costs and expenses                    9,940,411             9,822,858              3,049,308
                                                  -----------------      -----------------      ------------------
Loss from operations                                  (1,504,529)           (3,114,249)            (1,318,223)
Interest expense                                      (1,500,458)           (1,109,422)              (351,518)
Interest income                                          153,115                20,281                 41,872
Write-off of financing costs and other
  related costs                                         (528,257)                   --                     --
Assignment fee from Related Party                      1,000,000                    --                     --
Gain on sale of bonds                                         --                    --                158,000
Gain on sale of land                                          --                    --                376,167
Minority interest                                         86,630                31,400                     --
                                                  -----------------      -----------------      ------------------
Loss before income taxes                              (2,293,499)           (4,171,990)            (1,093,702)
Provision for income taxes                                    --                    --                 (1,300)
                                                  -----------------      -----------------      ------------------
Net loss                                             ($ 2,293,499)         ($ 4,171,990)          ($ 1,095,002)
                                                  =================      =================      ==================
Net loss per common share                                 ($0.71)               ($1.81)                ($0.95)
Weighted average number of common shares
  outstanding                                          3,393,026             2,462,785              1,442,718
                                                  =================      =================      ==================

The accompanying notes are an integral part of the consolidated financial statements.

                           THE STANDISH CARE COMPANY
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             For the years ended December 31,
                                                        -------------------------------------------
                                                            1995           1994           1993
                                                         -----------    -----------   -------------
OPERATING ACTIVITIES:
Net loss                                                $(2,293,499)   $(4,171,990)    $(1,095,002)
Adjustments to reconcile net loss to net cash used
  by operating activities:
 Gain on sale of bonds                                           --             --        (158,000)
 Gain on sale of land                                            --             --        (376,167)
 Depreciation and amortization                              679,621        693,385         283,351
 Accretion associated with capital lease obligations        363,001        193,229          29,341
 Other income                                            (1,000,000)            --              --
 Write-off of financing costs and other related
  costs                                                     528,257             --              --
 Write-off of capitalized management contract costs              --         41,802              --
 Write-off of interest in Development projects                   --        832,703              --
 Write-off of officers loan and associated taxes            188,413         --                  --
 Write-off of costs associated with termination
   agreement                                                 75,000         --                  --
 Provision for corporate doubtful accounts                   74,125        338,112         240,000
 Provision for facility doubtful accounts                   109,767         10,290              --
 Amortization of deferred costs                             102,604         57,640              --
 Minority interest in net (loss) of consolidated
   partnership                                              (86,630)       (31,400)             --
 Compensation expense associated with issuance of
   warrants                                                  37,857         14,571              --
Increase in accounts receivable                            (245,345)      (207,442)       (251,866)
Increase in interest receivable                             (14,245)            --              --
Decrease (increase) in note receivable                        1,698        (25,000)             --
Decrease (increase) in due from related parties             157,201       (238,640)       (174,964)
Decrease (increase) in due from lender                           --        108,000        (108,000)
Decrease (increase) in other current assets                  16,409         94,464         (87,306)
(Decrease) increase in accounts payable                     (50,462)       291,759         197,504
Increase in accrued payroll and related taxes                 6,264         87,160         123,880
Increase in accrued professional fees                       378,254         86,246          51,387
Decrease in accrued compensation                             --            (67,820)        (29,065)
Deferred legal costs and commissions in connection
  with bond sale                                             --             --             (19,964)
Increase (decrease) in other current liabilities            135,785        236,712         (12,568)
                                                          ---------      ---------      -----------
Net cash used by operating activities                      (835,925)    (1,656,219)     (1,387,439)
                                                          ---------      ---------      -----------
INVESTING ACTIVITIES:
Assignment fee from related party                           700,000             --              --
Costs associated with assignment income                    (228,589)            --              --
Additions to property, plant and equipment                 (915,386)      (219,506)       (226,539)
Investment in Dominion Villages, Inc.                            --             --      (2,283,843)
Investment in Lowry                                              --        (82,848)             --
Investment in Piedmont Villages, Inc.                            --       (456,520)             --
Cash invested in Bailey refinancing                              --       (244,090)             --


The accompanying notes are an integral part of the consolidated financial statements.

                            THE STANDISH CARE COMPANY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)


                                                           For the years ended December 31,
                                                        ---------------------------------------
                                                           1995         1994           1993
                                                         ---------    ----------   ------------
Investment in Sunny Knoll                              $ (150,000)  $         --   $         --
Refundable deposits tendered                                   --       (45,550)            --
Increase in resident security deposits                     90,266        45,169             --
Return of previous investment in Cornish Realty
  Associates, Ltd.                                        125,000       250,000             --
Use of prepaid deposit                                    (27,651)           --             --
Proceeds from sale of land                                     --            --        456,000
(Repurchase) proceeds from sale of bonds                  (19,000)      (15,200)       758,500
Investment in affiliates                                       --      (222,140)      (897,820)
Deposit for Lowry acquisition                                  --            --     (1,175,000)
Cash received as part of the refinancing of the
  Lowry acquisition                                            --     1,267,294             --
Funds in escrow restricted for refinancing                     --            --        (50,000)
Return of funds in escrow restricted for refinancing           --        48,530             --
Refund of previous investment in Partnership                   --        30,041             --
Security for letter of credit deposited at bank           (62,750)     (240,000)      (231,200)
Deposits to establish debt service reserve fund                --       (62,544)            --
Working capital loan to Lower Mills                      (123,169)           --             --
Increase in other investments                                  --       (30,000)      (160,987)
                                                          -------      --------      ----------
Net cash (used) provided by investing activities         (611,279)       22,636     (3,810,889)
                                                          -------      --------      ----------
FINANCING ACTIVITIES:
 Expenses of proposed financing                          (299,668)           --             --
 Proceeds from borrowings                               2,281,000     2,068,296             --
 Costs associated with the exchange offer                      --      (211,572)            --
 Proceeds from issuance of preferred stock                     --            --      7,823,500
 Expenses associated with offering of preferred
  stock                                                        --            --     (1,717,923)
 Proceeds from issuance of common stock                        --       832,000        500,000
 Retirement of old preferred stock and dividends               --            --       (205,000)
 Loan refinancing costs                                        --       (24,546)            --
 Payment of Convertible Preferred Stock dividends         (64,025)     (195,588)      (237,962)
 Repayment of debt                                       (133,698)     (235,995)      (510,000)
 Principal payments on capital lease obligations         (201,490)   (1,430,985)      (103,649)
                                                          -------      --------      ----------
Net cash provided by financing activities               1,582,119       801,610      5,548,966
                                                          -------      --------      ----------
Net increase (decrease) in cash and cash equivalents      134,915      (831,973)       350,638
                                                          -------      --------      ----------
Cash and cash equivalents at beginning of year            232,716     1,064,689        714,051
                                                          -------      --------      ----------
Cash and cash equivalents at end of year               $  367,631   $   232,716    $ 1,064,689
                                                          =======      ========      ==========

The accompanying notes are an integral part of the consolidated financial statements.

                           THE STANDISH CARE COMPANY
              CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

SUPPLEMENTAL DISCLOSURES:

   1. Interest paid in 1995, 1994 and 1993 was $1,337,067, $1,090,049 and
   $329,382, respectively.

NON-CASH TRANSACTIONS:

   1. The Company purchased property, plant and equipment by capital lease totaling $13,288 during the twelve months ended December 31, 1993.

   2. On November 10, 1993, the Company entered into a capital lease in which the Company leased assets totaling $7,059,952.

   3. During 1993, the Company converted 305 shares of a previous series of preferred stock into an aggregate of 63,523 shares of common stock at a conversion rate of $6.00 per share.

   4. During 1994 the Company committed to fund up to $100,000 of working capital at Standish Village at Lower Mills.

   5. At December 31, 1994, the Company was holding $82,679 in Resident Security Deposits.

   6. In January 1994, the Company executed a $127,000 demand note to the general partner of Adams Square as part of its initial capitalization.

   7. During 1994, the Company wrote off $269,000 of its note receivable and $221,000 of deferred gain associated with its sale of a parcel of land in Florida.

   8. On July 1, 1994, the Company consummated an exchange offer for 654,300 shares of its Series A Cumulative Convertible Preferred Stock to 1,701,180 shares of its common stock. After this transaction, there were 128,050 shares remaining at $10.00 per share or $1,280,500.

   9. On January 1, 1994, the Company entered into a capital lease in which the Company leased assets totaling $1,851,331. These assets were comprised of land of $257,189, building of $1,455,132 and furniture, fixtures and equipment of $139,010. Simultaneous with this transaction, the Company also entered into a non-compete agreement with the sellers, of which the Company allocated $95,594 to this agreement and the seller also retained a 20% minority interest recorded by the Company at $275,000. The minority interest partners received 2 notes for $137,500 each, of which one was paid in full in 1994.

   10. In January 1994, as part of the refinancing of Bailey, The Company obtained seller financing of $100,000 in the form of a promissory note payable over 5 years and bearing interest at 9%.

   11. In March 1994, the Company as part of its Piedmont Villages acquisition issued notes to certain principals and sellers of the the transaction totaling $160,000.

   12. In December 1994, The Company purchased an adjacent parcel of land to its Bailey project from the previous seller for $200,000.

   13. The Company purchased property, plant & equipment by capital leases totaling $104,065 during 1994.

   14. In May 1995, The Company purchased Sunny Knoll Retirement Home. The Company purchased assets totaling $2,500,000, of which $40,000 was allocated to land, $835,000 to the building, $32,000 to equipment, $1,536,000 to goodwill and $57,000 to a non-compete agreement. This transaction was partially financed with a seller note of $1,100,000 and an assumption of the seller's mortgage in the amount of $750,000. The Company also borrowed $600,000 from Emeritus.

   15. In December 1995, the Company entered into an early retirement and non-compete agreement with a founder of the Company. In connection with this transaction, the Company has recorded $263,413 of costs in 1995.

   16. During 1995, The Company recognized $1,000,000 of assignment fee income of which $700,000 was received during the year and $300,000 is non-cash and is included in due from related parties.

   17. In December 1995, the Company exchanged 15,550 shares of Series A Cumulative Convertible Preferred Stock for 40,674 shares of common stock. After this transaction, there were 112,500 shares remaining at $10.00 per share or $1,125,000.

The accompanying notes are an integral part of the consolidated financial statements.

                           THE STANDISH CARE COMPANY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              for the years ended December 31, 1995, 1994 and 1993

                                          Common Stock           Preferred Stock         Paid-In
                                        ------------------    ----------------------
                                        Shares     Amount     Shares       Amount        Capital
                                        --------    ------    --------    ----------    ----------
Balance, December 31, 1992            1,330,449   $13,304         392   $   490,000   $ 2,750,808
Issuance of common stock                100,000     1,000                                 499,000
Redemption of a portion of the
  Series A and all of the Series B
  "old" preferred stock                                           (87)     (108,865)
Issuance of common stock to a
  related party upon conversion of
  a portion of Series A and all of
  the Series C "old" preferred
  stock                                  63,523       635        (305)     (381,135)      380,500
Issuance of Cumulative Convertible
  Preferred Stock                                             782,350     7,823,500    (1,711,922)
Dividends paid                                                                           (269,813)
Net loss
                                         ------      ----      ------      --------      --------
Balance, December 31, 1993            1,493,972   $14,939     782,350   $ 7,823,500   $ 1,648,573
                                         ------      ----      ------      --------      --------
Issuance of common stock through a
  private placement                     200,000     2,000                                 830,000
Exchange offer of a portion of the
  Series A Cumulative Convertible
  Preferred Stock                     1,701,180    17,013    (654,300)   (6,543,000)    6,309,615
Dividends paid                                                                           (195,588)
Restrictions on stock satisfied
  upon terms of the Development
  Agency Agreement                                                                         14,571
Net loss
                                         ------      ----      ------      --------      --------
Balance, December 31, 1994            3,395,152   $33,952     128,050   $ 1,280,500   $ 8,607,171
                                         ------      ----      ------      --------      --------
Exchange offer of a portion of the
  Series A Cumulative Convertible
  Preferred Stock                        40,674       407     (15,550)     (155,500)      155,093
Dividends paid                                                                            (64,025)
Compensatory stock options                                                                 10,000
Compensation expense associated
  with issuance of warrants                                                                37,857
Net loss
                                         ------      ----      ------      --------      --------
Balance, December 31, 1995            3,435,826   $34,359     112,500   $ 1,125,000   $ 8,746,096
                                         ======      ====      ======      ========      ========

                                            Accumulated           Stockholders'

                                              Deficit                Equity
                                        ----------------------   ---------------
Balance, December 31, 1992                  ($ 2,327,330)          $   926,782
Issuance of common stock                                               500,000
Redemption of a portion of the
  Series A and all of the Series B
  "old" preferred stock                                               (108,865)
Issuance of common stock to a
  related party upon conversion of
  a portion of Series A and all of
  the Series C "old" preferred
  stock
Issuance of Cumulative Convertible
  Preferred Stock                                                    6,111,578
Dividends paid                                                        (269,813)
Net loss                                      (1,095,002)           (1,095,002)
                                         --------------------      -------------
Balance, December 31, 1993                  ($ 3,422,332)          $ 6,064,680
                                         --------------------      -------------
Issuance of common stock through a
  private placement                                                    832,000
Exchange offer of a portion of the
  Series A Cumulative Convertible
  Preferred Stock                                                     (216,372)
Dividends paid                                                        (195,588)
Restrictions on stock satisfied
  upon terms of the Development
  Agency Agreement                                                      14,571
Net loss                                      (4,171,990)           (4,171,990)
                                         --------------------      -------------
Balance, December 31, 1994                  ($ 7,594,322)          $ 2,327,301
                                         --------------------      -------------
Exchange offer of a portion of the
  Series A Cumulative Convertible
  Preferred Stock
Dividends paid                                                         (64,025)
Compensatory stock options                                              10,000
Compensation expense associated
  with issuance of warrants                                             37,857
Net loss                                      (2,293,499)           (2,293,499)
                                         --------------------      -------------
Balance, December 31, 1995                  ($ 9,887,821)          $    17,634
                                         ====================      =============

The accompanying notes are an integral part of the consolidated financial statements.

                           THE STANDISH CARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. Nature of Business

   The Standish Care Company (the "Company") is a long term care services company which operates assisted living communities throughout the eastern United States. The Company also provides management, marketing, development and other services to third party owners of assisted living communities.

B. Summary of Significant Accounting Policies

Principles of Consolidation

   The 1993 consolidated financial statements include the accounts of the Company, Bailey Retirement Center, Inc. ("Bailey"), Dominion Villages, Inc. ("Dominion") and Standish Marketing. Bailey is a senior living community located in Gainesville, Florida, which the Company acquired in July 1992. The acquisition was accounted for under the purchase method of accounting. Dominion acquired a chain of three assisted living communities in Virginia on November 10, 1993. Title to the assets was assigned to a third party lender who is leasing the assets back to Dominion. This transaction was accounted for as a capital lease. The results of Dominion are included in the consolidated financial statements for the period from November 10, 1993 to December 31, 1993 (Notes F and J). Standish Marketing was formed in January 1993 and until July 1, 1995 was a cost center for all marketing costs of the communities owned or leased by Company subsidiaries.

   The 1994 consolidated financial statements include the accounts of the Company, Bailey, Dominion, Standish Marketing, Lowry Village Limited Partnership ("Lowry"), Piedmont Villages, Inc. ("Piedmont"), and Bailey Home Suites ("Bailey Suites"). Lowry is a Florida limited partnership which is 80% owned by the Company. Lowry purchased an assisted living facility in Tampa, Florida effective January 1, 1994. On February 11, 1994, title to the assets was assigned to a third party lender who is leasing the assets back to Lowry. This transaction is being accounted for as a capital lease. Piedmont was formed to purchase a chain of three assisted living facilities in North Carolina on March 2, 1994. Title to the assets was assigned to a third party lender who is leasing the assets back to Piedmont. This transaction was accounted for as an operating lease. The results of Piedmont are included in the consolidated financial statements for the period March 2, 1994 to December 31, 1994 (Note J). Bailey Suites is a 15 unit assisted living community in Gainesville, Florida which the Company began leasing in September 1994. The results of Bailey Suites are included in the consolidated financial statements for the period September 1, 1994 to December 31, 1994. The Bailey Suites transaction has been recorded as an operating lease.

   The 1995 consolidated financial statements include the accounts of the Company, Bailey, Dominion, Standish Marketing, Lowry, Piedmont, Bailey Suites and Lakes Region L.L.C. ("Sunny Knoll"). The Company and Emeritus Corporation ("Emeritus"), a related party, through a limited liability company, acquired 51% and 49% ownership interests, respectively, in the Sunny Knoll community located in Franklin, New Hampshire on May 1, 1995. The acquisition was accounted for under the purchase method of accounting and is included in the consolidated financial statements of the Company for the period May 1, 1995 to December 31, 1995 (Note F). The results of Standish Marketing have been reclassified from selling, administrative and general expenses to community operating expense for the years ended December 31, 1995 and December 31, 1994 for presentation purposes in amounts of $139,840 and $361,277, respectively. Intercompany accounts and transactions have been eliminated from the consolidated financial statements.

   Investments in limited partnerships (Note E) in which the Company owns less than 20%, are accounted for by the cost method of accounting.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

   Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, is effective for financial statements for fiscal years beginning after December 15, 1995. The Company will continue to measure

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

B. Summary of Significant Accounting Policies (Continued)

compensation cost using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. In fiscal year 1996, the Company will disclose stock based compensation under FAS 123.

Revenue Recognition

   Service revenue fees paid by residents for housing, health care and other related services are recognized in the period services are rendered. Management fees are recognized in the period in which the Company provides services. Development fees and other revenue are recorded when the Company fulfills its contractual obligations.

Cash and Cash Equivalents

   The Company considers all highly liquid financial instruments with original maturities of three months or less when purchased to be cash equivalents.

Restricted Cash

   At December 31, 1995 and 1994, restricted cash was comprised of the following:

                                                  December 31,     December 31,
                                                      1995             1994
                                                  --------------   ------------
  Resident security deposits                        $172,945         $82,679
  Capital improvements reserve--Bailey                15,481          12,144
  Expansion funds--Piedmont                           10,261              --
  Real estate tax escrow--Sunny Knoll                  1,032              --
                                                     ----------       ---------
                                                    $199,719         $94,823
                                                     ==========       =========

Restricted Deposits

   At December 31, 1995 and 1994, restricted deposits was comprised of the following:

                                                  December 31,     December 31,
                                                      1995             1994
                                                  --------------   ------------
  Cash collateral for letter of
    credit--Dominion                                $231,200         $231,200
  Cash collateral for letter of credit--Lowry         65,000           65,000
  Cash collateral for letter of
    credit--Piedmont                                 237,750          175,000
  Debt service reserve--Bailey refinancing            61,032           61,032
  Debt service reserve--SLI Bonds                     15,750           15,750
                                                     ----------       ---------
                                                    $610,732         $547,982
                                                     ==========       =========

   The letters of credit are required under the terms of the financing agreements for Dominion, Lowry and Piedmont. The letters of credit are required to stay in place for the ten year life of the leases. The Bailey debt service reserve is required to stay in place for the five year life of the loan. The debt service reserve fund related to SLI represents two months of interest on the $900,000 face amount Group A SLI Subordinated Bonds (as defined in Note G) outstanding, for which the Company provided certain credit enhancements to the purchaser of the Group A SLI Bonds in the form of a guarantee in January 1993 (Notes C and G).

Property, Plant and Equipment

   Property, plant and equipment is stated at cost. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the related accounts and the resulting gain or loss is reflected in income. Major additions and improvements are capitalized; repairs and maintenance are charged to expense as incurred. The straight-line method is used to depreciate the cost of property, plant and equipment over their estimated useful lives as follows:

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

B. Summary of Significant Accounting Policies (Continued)

             Description                     Period
- - -------------------------------------    --------------
Buildings and improvements                 30-32 years
Equipment, furniture and fixtures           5-7 years

Prepaid Lease Deposit

   At December 31, 1995 and 1994, the prepaid lease deposit represents the Company's investment and related closing costs associated with the purchase of Piedmont. The Company accounted for this transaction as an operating lease. This balance is being amortized over ten years, the life of the lease.

Non-Compete Agreement

   In connection with the Company's purchase of Lowry, the Company and the sellers entered into a non-compete agreement. The Company allocated a portion of the purchase price, approximately $95,000, to the non-compete agreement. The Company is amortizing this balance over the term of the non-compete agreement which is five years. In connection with the Company's purchase of Sunny Knoll, the Company and the sellers entered into a non-compete agreement. The Company allocated a portion of the purchase price, approximately $57,000, to the non-compete agreement. The Company is amortizing this balance over the term of the non-compete agreement which is three years.

   On December 29, 1995, the Company and Dr. Glovsky entered into an Early Retirement and Non-Competition Agreement. As consideration for entering into the non-compete agreement, Dr. Glovsky is entitled to receive $40,000 subject to increase in the event Dr. Glovsky's shares are acquired at a per share value of less than $6.00. The Company has calculated $118,000 as the non-compete payment (Note H). The Company will amortize this balance over the term of the non-compete which is three years.

Resident Leases

   At December 31, 1995 and 1994, resident leases represent the portion of the purchase price attributable to certain resident leases of the Bailey acquisition in July 1992. This amount is being amortized over seven years, the expected resident occupancy term.

Goodwill

   At December 31, 1995, Goodwill represents the excess of the acquisition cost of Sunny Knoll over the fair value of the net assets acquired. Goodwill of $1,536,000 is being amortized over 32 years. Amortization expense recorded for 1995, 1994 and 1993 was $32,000, $0 and $0, respectively.

Other Assets

                                                  December 31,     December 31,
                                                      1995             1994
                                                  --------------   ------------
  Investment in SLI Bonds (Note G)                  $100,000         $100,000
  Closing costs associated with the Bailey
    refinancing                                       24,670           31,636
  Organizational costs                                 9,712           17,058
  Security Deposits                                   13,587           13,587
  Other                                                1,003              210
                                                     ----------       ---------
                                                    $148,972         $162,491
                                                     ==========       =========

   Organizational costs are amortized over a period of sixty months. The costs associated with the Bailey refinancing are being amortized over five years, the life of the loan.

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

B. Summary of Significant Accounting Policies (Continued)

Income Taxes

   In the first quarter of 1993, the Company adopted Financial Accounting Standards No. 109 entitled "Accounting for Income Taxes" (FAS 109). The adoption of this pronouncement had no impact on the consolidated financial statements of the Company for the year ended December 31, 1993.

   The Company follows the liability method for accounting for income taxes. Under the liability method, deferred tax assets and liabilities are recorded based on the difference between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes.

Computation of Earnings Per Share

   Net loss per common share is computed by dividing the net loss for the year plus any dividends accrued, paid, or in arrears on the Company's $.01 par value Series A Cumulative Convertible Preferred Stock ("Convertible Preferred Stock") by the weighted average number of outstanding shares of common stock. Dividends paid in 1995 and 1994 totaled approximately $64,025 and $195,588, respectively. Dividends were in arrears for the quarters ended June 30, 1994, September 30, 1994, December 31, 1994, September 30, 1995 and December 31, 1995. At December 31, 1995, the aggregate dividends in arrears on Convertible Preferred Stock totaled $156,175 (Note Q).

Write-off of Financing Costs and Other Related Costs

   Write-off of financing costs and other related costs of approximately $528,000 for the year ended December 31, 1995 represents legal, accounting, printing, due diligence and other related costs the Company incurred in connection with a proposed financing and its proposed related acquisition of four assisted living communities (the "Acquisition"). No such costs were incurred in either 1994 or 1993.

   In August 1995, the Company decided not to proceed with its financing and also assigned to Emeritus its rights and obligations to the Acquisition in exchange for an assignment fee (Note H). As a result, the Company wrote off the costs associated with both its proposed financing and the Acquisition.

Provision for Doubtful Accounts

   The Company recorded $74,000, $338,000 and $240,000 to provide for potentially uncollectible accounts receivable related to certain management and marketing contracts at December 31, 1995, 1994, and 1993, respectively.

   The Company also recorded a provision for community doubtful accounts of $110,000, $9,000 and $0 at December 31, 1995, 1994 and 1993, respectively.
The amounts have been included in community operating expenses.

Severance Costs

   Severance Costs of $232,874 for the year ended December 31, 1995 represents certain costs associated with an Early Retirement and Non-Competition Agreement between the Company and Dr. C. Joel Glovsky, a co-founder and former Director and Officer of the Company. No such expense was recorded in either 1994 or 1993 (Notes H and M).

Write-off of Investment in Development Projects

   In 1994, the Company wrote-off approximately $833,000 of costs associated with various developments in which the Company either is no longer holding an interest or in which the estimated realizable value was significantly decreased. No such expense was recorded in either 1995 or 1993.

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

B. Summary of Significant Accounting Policies (Continued)

Assignment Fee from Related Party

   Other income of $1,000,000 for the year ended December 31, 1995 represents the assignment fee (payable in installments) the Company recognized for assigning its rights and obligations of the Acquisition to Emeritus. No such fee was recorded in either 1994 or 1993. At December 31, 1995, $300,000 of this fee was included in the current portion of Due From Related Parties.

Reclassification

   Certain amounts in the 1993 and 1994 consolidated financial statements have been reclassified to conform with the 1995 presentation.

C. Financial Instruments and Concentrations of Credit Risk

   Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash investments and receivables. The Company places its cash investments in short term highly liquid investments. All other cash is held in various banks, each of which is a federally insured financial institution. Receivables are primarily from management, marketing and development fees and its assignment fees due from Emeritus (Notes B and H). Management has established a reserve of approximately $448,000 at December 31, 1995 and $361,000 at December 31, 1994 to account for the potential uncollectability of certain outstanding balances. In addition, approximately $96,000 and $54,000 of certain accounts receivable were written off during 1995 and 1994, respectively. Management believes all other accounts receivable outstanding to be fully collectible.

   As of December 31, 1995 and 1994, respectively, the Company held SLI Bonds (Note G) related to two communities, Fox Ridge Manor and Victoria Manor, with a carrying value of $24,471 and $23,487. The future value of these Bonds is dependent on the cash flows of these communities and the ability of SLI to pay interest on the bonds on a current basis. These bonds accrue interest at 10.5% but interest payments are subordinated to senior debt service as well as to management fees payable to the Company. Currently, the cash flows of SLI are not adequate to support subordinated debt service payments. A portion of the SLI Bonds are currently held for sale and other portions of such Bonds were sold in separate transactions in the first, second and third quarters of 1993, for amounts in excess of the carrying value. Certain of the sales involved credit enhancements provided by the Company (Notes B and G). During 1994 and the first quarter of 1995, the Company repurchased SLI subordinated bonds at their par value of $24,700 (Note G).

D. Public Offering of Preferred Stock

   The Company completed a public offering on September 9, 1993 of 700,000 shares of Convertible Preferred Stock. In addition, on October 22, 1993, pursuant to an over-allotment option, the Company sold an additional 82,350 shares of Convertible Preferred Stock. Net proceeds from the sales of Convertible Preferred Stock, after subtracting costs such as underwriting, legal, accounting and printing fees, were approximately $6,112,000.

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

E. Investments in Limited Partnerships

   The following table summarizes the activity in the investment in limited partnerships account for the years ended December 31, 1995 and 1994.

                                               Standish            Adams         Cornish Realty
                                             Oaktree L.P.       Square L.P.     Associates L.P.       Total
                                           ---------------    --------------   ----------------    -----------
  Balance at December 31, 1993                $ 524,164          $     --          $ 500,000        $1,024,164
  Investment in Partnership                     449,140                --                 --           449,140
  Transfer of interest                         (127,000)          127,000                 --                --
  Return of investment                          (30,041)               --           (250,000)         (280,041)
  Write-off of a portion of investment         (816,263)               --                 --          (816,263)
                                             ----------          --------         ----------        ----------
  Balance at December 31, 1994                $      --          $127,000          $ 250,000        $  377,000
  Return on investment                        $      --          $     --           (125,000)         (125,000)
                                             ----------          --------         ----------        ----------
  Balance at December 31, 1995                $      --          $127,000          $ 125,000        $  252,000
                                             ==========          =========        ==========        ==========

Development Agency Agreement

   In December 1993, the Company terminated the Development Agency Agreement dated October 1, 1991 and amended December 31, 1992, with a former affiliate of the Company (the "Development Agent"). During 1991, the Company and the Development Agent made equity contributions totaling $125,000 each for the development of a community. In addition, in November 1991, the Company authorized the issuance of 6,301 restricted shares of its common stock for no consideration to the Development Agent effective at the date of the Company's Initial Public Offering of its common stock in 1992. The Company recognized in 1994 approximately $14,571 as expense which represented the fair market value of the stock on the date that the restrictions on this stock lapsed.

Standish Oaktree/Adams Square Limited Partnership

   In December 1993, the partners of Standish Oaktree Limited Partnership agreed to dissolve the partnership. Pursuant to the dissolution, the Company, through its wholly-owned subsidiary, Standish/Oaktree Development Corp., holds 30% of the 1% partnership interest of Adams Square, Inc., the General Partner of Adams Square Limited Partnership. Adams Square Limited Partnership owns the Standish Village at Lower Mills community ("Lower Mills") located in Dorchester, Massachusetts. The Standish Oaktree Limited Partnership withdrew as a general and limited partner of the Adams Square Partnership in 1993. Chevron USA, an unrelated third party, holds a 99% limited partner interest. However, cash flow and capital distributions are allocated differently under certain circumstances, subject to certain priority distributions, some of which are to the Company.

   The Company has been retained as the manager and marketing agent for the community. The Company also is entitled to reimbursement of certain out-of-pocket expenses and development fees as priority payments from cash flow. In January 1994, the Company executed a $127,000 demand note to the General Partner of the Adams Square Partnership as part of its initial capitalization. The Company also funded approximately $123,000 of working capital deficits associated with Standish Village at Lower Mills during 1995. At December 31, 1995, approximately $23,000 was included in Due From Related Parties.

Cornish Realty Associates, L.P.

   At December 31, 1993, the investment in Cornish Realty Associates, L.P. ("Cornish") represented two separate $250,000 investments made during 1993 for the Laurelmead development project in Providence, Rhode Island. In March 1993, the Company entered into a marketing and management agreement with Cornish with respect to the independent living portion of that community. This contract stipulated that the Company would receive a marketing fee of $2,500 per month (Note H).

   In October, 1993, the Company and Cornish modified the terms of the Company's marketing fees in light of changes in the marketing strategy and to provide further incentive to the Company to achieve its sales goal. Under

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

E. Investments in Limited Partnerships (Continued)

these modified terms, the Company, upon the sale and closing of 155 independent living units or 95% of available units, whichever is less (on or before the date which is one year after that date on which the first resident moves into the community), would be entitled to a lump-sum marketing fee of $300,000. If the sales goal is not fully achieved within that one-year period, the marketing fee payable to the Company will decrease at the rate of $1,000 for each day until either the sales goal is achieved or the expiration of 300 days. As of February 12, 1996, 119 independent living units have been sold and the one-year sale completion period commenced on November 18, 1994. The Company recognized revenue of $60,000 of the $300,000 total potential marketing fee in the first quarter of 1994 as 87 units had been sold to date. At December 31, 1995, the Company wrote off the $60,000 marketing fee revenue it recorded in the first quarter of 1994.

   Simultaneously, the Company and Cornish agreed to reduce the Company's investment in Cornish from a 12.375% limited partnership interest to a 6.188% limited partnership interest. Accordingly, in February, 1994 Cornish returned half of the Company's $500,000 investment or $250,000.

   The limited partnership agreement stipulates that upon the receipt of a prescribed dollar value of sale proceeds, the Company is entitled to receive its remaining initial investment of $250,000. In addition, the Company is entitled to a preferred return on its investment at the rate of 15% per annum. In accordance with the terms of the agreement, the Company received $125,000 of its remaining $250,000 investment during the first quarter of 1995. During 1995, the Company accrued approximately $100,000 of preferred return. The Company included this amount in interest income in its consolidated statement of operations (Note H).

F. Property, Plant and Equipment

   Property, plant and equipment at December 31, 1995 and 1994 consisted of the following:

                                            1995          1994
                                          ----------   -----------
  Land                                  $ 1,616,628    $ 1,576,628
  Land improvements                          21,964         21,964
  Furniture, fixtures and equipment       1,221,239      1,132,721
  Buildings and improvements              9,313,995      8,290,867
                                        -----------    -----------
                                         12,173,826     11,022,180
  Less accumulated depreciation          (1,094,372)      (606,252)
                                        -----------    -----------
                                        $11,079,454    $10,415,928
                                        ===========    ===========

   On November 10, 1993, the Company entered into a capital lease arrangement to lease various land, furniture and buildings of Dominion. Based on a valuation performed on the assets covered under the Company's lease agreement by an outside independent appraiser and additional costs associated with this transaction such as the assumption of debt and closing costs, the Company allocated the present value of the lease payment as follows: $700,189 to land, $348,353 to furniture, fixtures and equipment and $6,011,410 to buildings. Accumulated depreciation includes $507,797 and $237,624 for these assets at December 31, 1995 and 1994 (Note J).

   On February 11, 1994, the Company entered into a capital lease agreement to lease the land, furniture and the building of the Lowry community. Based on an independent appraisal of the property and the amount of debt financing provided by a lender and additional costs associated with this transaction such as the assumption of debt and closing costs, the Company allocated the present value of the lease payments as follows: $257,189 to land, $139,010 to furniture, fixtures and equipment and $1,455,132 to the building. Accumulated depreciation includes $134,280 and $67,140 for these assets at December 31, 1995 and 1994 (Note J).

   The Company and Emeritus, through a limited liability company, acquired a 51% and 49% ownership interest, respectively, in the Sunny Knoll community located in Franklin, New Hampshire in May 1995. The acquisition

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

F. Property, Plant and Equipment (Continued)

was accounted for using the purchase method of accounting. The total purchase price was approximately $2,500,000. The purchase price exceeded the fair value of the building and equipment by $1,536,000. This amount has been recorded as goodwill and is being amortized over 32 years. The purchase price was funded with (a) a $1,100,000 note from the seller which bears interest at 12% per annum through April 1996 and 14% per annum thereafter and matures on April 30, 1997, (b) a mortgage from a bank which the Company assumed for $750,000 which bears interest at prime plus 1.75% and matures in April 1997,
(c) a $600,000 note from Emeritus bearing interest at 10% and which matures on April 30, 1998 and (d) $150,000 funded by the Company. The Company guaranteed approximately $1,850,000 of the obligations of the limited liability company payable to the seller in future years. Emeritus guaranteed $1,100,000 of these same obligations. The Company is entitled to a management fee equal to 5% of gross revenues, a preferred return of 10% on its $150,000 investment and 20% of the excess cash flow after management fees, debt service and funding of reserves. Emeritus is entitled to a 10% preferred return on its $600,000 note and 80% of the excess cash flow until its note is repaid in full. After Emeritus' note is repaid in full, the Company and Emeritus split excess cash flow in accordance with their economic interests, 51% to the Company and 49% to Emeritus.

G. Assets Held for Sale

Land

   At December 31, 1992, the Company held a parcel of land it owned in Florida for sale, which it sold in January 1993. This land had a basis of approximately $128,000 and was sold for $725,000, of which the Company received $456,000 in cash and a note for $269,000. The Company used the proceeds from this sale to pay down the existing mortgage on the land and its outstanding $188,000 letter of credit. The total 1993 gain with respect to this transaction was $597,000. The Company recognized the gain to the extent cash was received. The remainder of the gain was deferred. The note beared interest at 12% per annum. Interest and principal were payable to the Company within ten (10) days of written notice to the borrower. In 1994, the Company determined there was substantial doubt regarding the collectability of the note. Accordingly, the Company wrote off the note receivable of $269,000 and the corresponding $221,000 deferred gain in 1994. The net charge to the 1994 consolidated statement of operations was $48,000.

Subordinated Debt Securities

   Among the communities managed by the Company for the account of third parties are two communities in Pennsylvania owned by SLI; Fox Ridge Manor and Victoria Manor ("SLI Communities"). In July 1992, the Company paid $500,000 for a management contract with SLI for these communities and to purchase subordinated bonds of SLI (the "SLI Bonds"), having a face value of $1,495,000. Based on a valuation performed by an investment banking firm, the Company allocated the $500,000 purchase price as follows: $238,000 to the management contract and $262,000 to the SLI bonds. During 1993, the Company resold SLI bonds in the aggregate face amount of $1,303,500 which bear interest at 10.5% annually with interest payments due semi-annually in three separate transactions. In the first of these transactions, the Company resold, for $550,000, SLI bonds in the face amount of $900,000 (the "Group A SLI Bonds") to an investor group and guaranteed the payment of interest and principal on such bonds. In the second transaction, the Company resold, for $203,500; SLI bonds in the face amount of $203,500 (the "Group B SLI Bonds") to a second investor group and guaranteed the payment of interest and principal on such bonds. Because of such guarantees, the Company deferred recognition of its $538,000 aggregate gain in these two resale transactions. In the third 1993 transaction, the Company resold, for $200,000, SLI bonds in the face amount of $200,000 (the "Group C SLI Bonds"), to another investor group. The Company provided no guarantee or other credit enhancement commitment in connection with the resale of the Group C SLI Bonds.

   Since the cash flows of the SLI Communities have been insufficient to fund the interest payments on the Group A SLI Bonds and the Group B SLI Bonds, the Company is funding total interest payments of $115,000 per year

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

G. Assets Held for Sale (Continued)

on the Group A and Group B SLI Bonds. Because of the uncertainty of the ability of the SLI Communities to generate adequate cash flow to fund the debt service requirements on the SLI Bonds, the Company expects that its payments of interest on the Group A and Group B SLI Bonds will continue for an indefinite period. The first scheduled payment of principal on the Group A SLI Bonds in the amount of $10,300 is due in October 1996, and the first scheduled payment of principal on the Group B SLI Bonds in the amount of approximately $2,300 is due October 1996. Thereafter, scheduled annual payment of principal on the Group A SLI Bonds, beginning in the amount of $10,300 and increasing in amount to $90,000 in the year 2018, and on the Group B SLI Bonds, beginning in the amount of $2,300 and increasing in amount to $20,700, are due to increase until October 2018. Bond payments extend through October 2019. At this time, the Company is uncertain as to whether it will be required to make the principal payments on the Group A SLI Bonds and/or the Group B SLI Bonds.

   Under the terms of the sale agreement for the Group A SLI Bonds, the Company was obligated to place the first two months of interest payments due on such Group A SLI Bonds in an escrow account. The Company subordinated its management fee to the payment of the bond interest. Accordingly, the Company deposits with the escrow agent a balance equal to the interest payable at the beginning of each month. The terms of the sale agreement require the Company to substitute another management agreement of equal or greater value in the event the Company is discharged as manager of SLI, or management fees are not received for three consecutive months and an equivalent dollar amount is not paid by the Company. The Company has the right to repurchase the Group A SLI Bonds during the periods February 1 through May 31, 1997, 1998 and 1999 at a price of $630,000, $720,000 and $810,000, respectively, less any principal payment made to that point.

   The sale of the bonds in the first quarter of 1993 resulted in proceeds exceeding carrying value by $488,000. During the first quarter of 1993, the Company recognized a gain of $158,000 on the sale of the Group C SLI Bonds with no credit enhancements. The Company deferred the entire gain of $371,000, related to the sale of the Group A SLI Bonds which were credit enhanced, pending improved cash flows from the SLI communities. The Company also deferred approximately $20,000 of legal costs and commissions associated with the sale of the Group A SLI Bonds and netted this balance against the deferred gain in connection with that sale. The Company deferred the entire gain totaling approximately $187,000 associated with the sale of the Group B SLI Bonds.

   During 1994 and the first quarter of 1995, the Company repurchased Group C SLI Bonds at their face amount of $24,700. At December 31, 1995, the carrying value on the Company's balance sheet of the remaining $221,000 face amount of SLI bonds outstanding is $24,471.

H. Related Party Transactions

   The Company has conducted various transactions with its officers, directors, principal stockholders and/or their affiliated companies and unconsolidated affiliates. Accounts affected by these transactions were as follows (See also Note I):

                                                             Years Ended December 31,
                                                           -----------------------------
                                                             1995       1994      1993
                                                            --------    ------   -------
Accounts receivable from Carriage Hill Retirement
  Center, Inc. ("Carriage Hill") owned by Emeritus for
  management fees                                          $ 16,493  $ 18,966    $    --
Accounts receivable from Emeritus for assignment fees,
  management fees, and reimbursable expenses                314,371        --        --
Accounts receivable from Crystal Cove for management
  fees and other costs                                           --    20,658    20,185
Accounts receivable from Cornish for development
  management and marketing fees and other costs              55,693   114,276    33,867

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

H. Related Party Transactions (Continued)

                                                             Years Ended December 31,
                                                           -----------------------------
Accounts receivable from Cornish for interest on
  investment                                             $   99,545   $     --   $    --
Accounts receivable from Adams Square Limited
  Partnership for reimbursement of management and
  marketing fees and other costs                             73,847   111,125        --
Due from an affiliate of a former director and officer           --        --    11,284
Due from minority partner for reimbursement of certain
  costs                                                          --    21,917        --
Loans to officers including a balance of $0, $102,039
  and $65,242 to C. Joel Glovsky, an executive officer
  and director of the Company (Note L)                        7,500   114,539    77,742
Assignment fee from Emeritus (Note B)                     1,000,000        --        --
Interest income on interest receivable from loans to
  officers                                                       --        --       797
Management fee revenue from Carriage Hill                   107,914    36,997        --
Development fee revenue from Emeritus                        20,000    20,000        --
Interest expense to Emeritus related to the convertible
  debentures                                                145,198    23,664        --
Management fee revenue from Cornish                          94,920    67,500        --
Marketing fee revenue from Cornish                               --    60,000    12,500
Development fee revenue from Cornish                         75,000   128,000    72,000
Interest income from Cornish                                 99,545        --        --
Consulting fee paid to affiliate of stockholder                  --        --    40,000
Management fee revenue from Crystal Cove                     99,650        --    15,000
Management fees from Adams Square Limited Partnership        57,497    27,000        --
Marketing fees from Adams Square Limited Partnership         86,800    26,600        --
Expenses incurred through or reimbursed to
  stockholders, directors and their affiliates:
 Selling and Marketing                                       78,735    81,966    66,880
 General and Administrative                                   9,069    15,852     5,747

   The Company's Other Income of $1,000,000 consists of the assignment fee realized by the Company from its assignment to Emeritus of August 31, 1995 of the Company's rights and obligations to the Acquisition (Note B). As of December 31, 1995, the Company had received $700,000 of the assignment fee.

   On December 29, 1995, the Company and Dr. C. Joel Glovsky ("Dr. Glovsky"), a co-founder, director and officer of the Company, entered into an Early Retirement and Non-Competition Agreement (Note M).

   On December 5, 1995, the Company received a notice of default from Cornish, the general partner of Laurelmead, a 161 unit independent living community in Providence, Rhode Island with respect to its Management and Marketing Agreement, as amended (the "Agreement"). The notice of default alleged numerous instances in which Cornish alleges the Company did not comply with the Management and Marketing Agreement and commenced the Company's 30 day cure period thereunder. The Company believes it has complied with the terms and conditions of the Agreement and that it is entitled to its full compensation due under the Agreement.

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

H. Related Party Transactions (Continued)

Furthermore, the Company maintains that Cornish itself is in breach of its express and implied obligations under the Agreement.

   The parties have entered into an agreement whereby Standish has agreed to resign as the Manager of Laurelmead effective April 1, 1996. The Company will receive management fees through March 31, 1996. The Company will also receive its limited partnership interest in Cornish Realty Associates, L.P. of $125,000 and its accrued interest on its investment. The balance is payable as follows: $10,000 per month for six months beginning in May 1996 and ending in October 1996, $80,000 is payable on December 15, 1996 and a final payment of $75,000 is payable on December 15, 1997.

   On January 23, 1996, the Company received from Emeritus a notice of termination with respect to its Management and Marketing Agreement ("Agreement") at the Pines of Tewksbury. In its notice, Emeritus alleges that the Company is in material breach of its Agreement. On January 25, 1996, the Company responded to this notice. The Company's position is that under the terms and conditions of the Agreement, the Company may only be terminated by Emeritus if the Company fails to cure any alleged default in performance under the Agreement within thirty days (or longer period if a cure, pursued with reasonable diligence, reasonably requires greater than 30 days) after written notice of an alleged default.

I. Short-term borrowings and long-term debt

   Short-term borrowings and long-term debt at December 31, 1995 and 1994 consisted of the following:

                                                                          1995          1994
                                                                        ----------   ----------
Bailey Mortgage payable with interest at the one-month London
  Interbank offered rate for US dollars plus 2.25% (8.08% at
  December 31, 1995), principal payable monthly in varying amounts.
  All remaining principal and interest due in February 1999,
  collateralized by real estate.                                        $936,804      $973,550
Sunny Knoll Mortgage Payable with interest equal to the base rate of Primary Bank plus 1.75% (11% at December 31, 1995), principal payable monthly in varying amounts, all remaining principal due
  April 1997, collateralized by real estate.                             744,764            --
Notes payable:
 Note payable with 9% interest, principal payments of varying
   amounts and interest payable over five years                           66,853        86,285
 Note payable with interest at the lender's prime rate plus 1%
   (9.50% at December 31, 1995), payable in fifty-nine installments of $833 each month. All remaining principal and interest due in
   December 2000, collateralized by real estate                          140,000       150,000
 Note payable with 9.47% interest and principal due December 1999,
   collateralized by automobile                                           14,901        23,296
 Note payable with 14.99% interest and principal payments in varying amounts, due by January 1996, collateralized by
  furniture                                                                   --           890
 Notes payable with 9% interest and principal payments in varying
   amounts due February 1997                                             149,430       155,672
 Note payable to a minority partner with 8% interest, entire
  principal balance is due April 1997 (previously due December 1996)     137,500       137,500
 Note payable to Adams Square L.P., interest-free, due on demand         127,000       127,000

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I. Short-term borrowings and long-term debt (Continued)

                                                                          1995          1994
 Note payable with 12% interest through April 1996, and 14%
   thereafter, entire principal due April 1997                        $ 1,100,000    $       --
 Note payable to Emeritus with 10% interest, quarterly principal payments based on excess cash flow, all remaining principal due
   April 1998, collateralized by the Company's stock in Sunny
   Knoll                                                                  551,732            --
Deferred liability associated with the Piedmont operating lease           160,244        57,639
                                                                      -----------    ----------
 Subtotal                                                               4,129,228     1,711,832
Convertible debentures with 8.5% interest due in June 1998,
  convertible to common stock at $4.16 per share                        2,000,000       895,000
Capital lease obligations (Note J)                                      6,954,073     6,225,513
                                                                      -----------    ----------
 Subtotal                                                              13,083,301     8,832,345
 Less current maturities                                                  626,298       392,434
                                                                      -----------    ----------
 Long-term debt                                                       $12,457,003    $8,439,911
                                                                      ===========    ==========

   The most restrictive covenants with respect to the Bailey mortgage borrowing requires Bailey to maintain an annual debt coverage ratio of 1.5 to
1. In addition, under the terms of the loan, the Company was required to establish a debt service reserve fund of approximately $61,032 which represents six monthly debt service payments. The Company was also required to establish a depreciation fund of $2,500 and the Company is required to deposit an additional $2,500 into this fund each month. The depreciation fund may only be used for capital improvements at Bailey.

   In June 1994, the Company completed a financing transaction with Emeritus and its chairman Daniel R. Baty. Emeritus has provided the Company with $2,000,000 in working capital loans in the form of convertible debentures which are convertible at the option of the holder, and, in certain cases at the election of the Company, into common stock at a price of $4.16 per share, subject to customary anti-dilution adjustments. The working capital loans accrue interest at 8.5% and are due June 1998. The most restrictive covenant with respect to the convertible debentures is a cross default clause which allows Emeritus to accelerate the repayment of the debentures by declaring the unpaid principal balance and all accrued interest on the debentures due and payable immediately.

   The most restrictive covenants with respect to the Sunny Knoll debt requires Sunny Knoll to maintain a minimum of twenty (20) residents and an average daily rate per resident of $110. Sunny Knoll is also required to maintain a debt service coverage ratio of at least 1.1 to 1.0, and the Company and Emeritus must also maintain readily available liquid assets of not less than $750,000.

   The most restrictive covenants with respect to the Dominion, Lowry and Piedmont leases require each entity to maintain a debt coverage ratio of 1.15 to 1.0 during the first year of the lease and 1.25 and 1.0 thereafter. In addition, the Company as guarantor of the lease payments is required to maintain consolidated net worth of at least $3,000,000.

   During 1994, the Company did not comply with certain of its debt covenants (primarily related to the debt coverage ratio requirements) associated with its Dominion, Lowry and Piedmont Lease agreements. The Company obtained waivers for each of these debt covenant violations through December 31, 1994 and a modification of the debt coverage ratio requirements for 1995. The modified covenants for 1995 required the Company to maintain a consolidated net worth of not less than $500,000, and Dominion, Lowry and Piedmont to maintain a combined quarterly weighted debt coverage ratio of at least .75 to
1.00 through December 31, 1995. In addition, selling, general and administrative expenses as a percentage of revenues are not to exceed 30%, 25% and 20% for the years ending December 31, 1995, 1996 and 1997, respectively. Subsequent to December 31, 1995, Dominion, Lowry and Piedmont will each be required to maintain a quarterly debt coverage ratio of 1.25 to 1.0.

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

I. Short-term borrowings and long-term debt (Continued)

   During 1995, the Company did not comply with certain of its debt covenants, primarily related to the debt coverage ratio requirements associated with its Dominion, Lowry and Piedmont lease agreements. In addition, the Company did not comply with its covenant of maintaining at least $500,000 of consolidated net worth. In March 1996, the Company (a) obtained waivers for each of the defaults which occurred in 1995 and (b) modified certain covenants for 1996. The modified covenants for 1996 require Dominion, Lowry and Piedmont to maintain a combined quarterly average debt coverage ratio of at least 1.0 to 1.0 through December 31, 1996 and requires the Company to maintain a consolidated negative net worth no greater than $110,000, $609,000, $1,000,000 and $1,350,000 for the quarters ended March
31, June 30, September 30 and December 31, 1996, respectively.

   On February 20, 1996, the note payable to a minority partner was revised to extend the maturity date from December 31, 1996 to April 1, 1997.

   At December 31, 1995, the maturities of the notes, convertible debentures and capital leases over the next five fiscal years are as follows:

                                        Notes    Convertible      Capital
                                       Payable    Debentures      Leases         Total
                                       ---------    ---------    ----------   ------------
1996                                 $  545,756   $        --  $   773,644    $ 1,319,400
1997                                  1,522,293           --       796,240      2,318,533
1998                                    974,823    2,000,000       816,042      3,790,865
1999                                    826,112           --       841,825      1,667,937
2000                                    100,000           --       863,790        963,790
Thereafter                              160,246           --     3,133,373      3,293,619
BPO*                                         --           --     2,863,546      2,863,546
Less amounts representing interest           --           --    (3,134,389)    (3,134,389)
                                      ---------    ---------    ----------     ----------
Subtotal                              4,129,230    2,000,000     6,954,071     13,083,301
Less current maturities                 408,256           --       218,042        626,298
                                      ---------    ---------    ----------     ----------
Total long-term debt                 $3,720,974   $2,000,000   $ 6,736,029    $12,457,003
                                     ==========   ==========   ===========    ===========

   * Obligation associated with the bargain purchase option of the Dominion and Lowry leases.

   Interest paid in the years ended December 31, 1995, 1994, and 1993 was $1,337,067, $1,090,049 and $329,382, respectively.

J. Leases

Dominion

   On November 10, 1993, the Company and Dominion, a Virginia corporation and wholly-owned subsidiary of the Company, entered into a transaction with a lender under which (1) the Company assigned its rights to acquire the Facilities under the Purchase and Sale agreement to the lender, (2) the lender acquired title to the Facilities, (3) the lender leased the Facilities to Dominion, and (4) the Company guaranteed the obligations of Dominion under the lease with the lender. The lease to Dominion is for an initial term of ten years and Dominion has the right to extend the term for two additional periods of five years each. On June 28, 1995 the Company received $576,000 of additional funding. The lease terms remain the same except that the Company is required to make monthly payments to the lender based on a lease advance of $5,200,000 and an applicable lease interest rate. Interest on the lease is based on the ten year interest rate for treasury notes plus 5%. In addition, the interest rate increases by 40 basis points per year in years 2-6 of the lease and 33 basis points in years 7-10.

   Dominion also has an option to purchase the facilities which is exercisable prior to the expiration of the initial term and each extension period. This option to purchase qualifies as a bargain purchase option. The Company is

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

J. Leases (Continued)

accreting the bargain purchase option over the lease term of ten years given that the purchase option is exercisable at an amount less than the current fair market value.

Lowry

   On February 11, 1994, the Company and Lowry, a Florida partnership and 80% owned subsidiary of the Company, entered into a transaction with a lender under which (1) the Company assigned its rights to acquire the facility under a purchase and sale agreement to the lender, (2) the lender acquired title to the facility, (3) the lender leased the facility to Lowry, and (4) the Company guaranteed the obligations of Lowry under the lease with the lender. The lease to Lowry is for an initial term of ten years and Lowry has the right to extend the term for two additional periods of five years each. The Company is required to make monthly payments to the lender based on a lease advance of $1,300,000 and an applicable lease interest rate. Interest on the lease is based on the ten year interest rate for treasury notes plus 5%. In addition, the interest rate increases by 40 basis points per year in years 2-6 of the lease and 33 basis points in years 7-10.

   Lowry also has an option to purchase the facilities which is exercisable prior to the expiration of the initial term and each extension period. This option to purchase qualifies as a bargain purchase option. The Company is accreting the bargain purchase option over the lease term of ten years given that the purchase option is exercisable at an amount less than the current fair market value.

Piedmont

   On March 2, 1994, the Company and Piedmont, a North Carolina corporation and wholly owned subsidiary of the Company, entered into a transaction with a lender under which (1) the Company assigned its rights to acquire the facility under the purchase and sale agreement to the lender, (2) the lender acquired title to the facility, (3) the lender leased the facility to Piedmont, and (4) the Company guaranteed the obligations of Piedmont under the lease with the lender. The lease to Piedmont is for an initial term of ten years and Piedmont has the right to extend the term for two additional periods of five years each. On May 25, 1995 the lender made a $750,000 lease advance. Lease terms remain unchanged except that the Company is required to make monthly payments to the lender based on a lease advance of $4,250,000 and an applicable lease interest rate. Interest on the lease is based on the ten year interest rate for treasury notes plus 5%. In addition, the interest rate increases by 40 basis points per year in years 2-6 of the lease and 33 basis points in years 7-10. This transaction has been accounted for as an operating lease by the Company.

Bailey Suites

   On July 26, 1994, the Company entered into a lease agreement to lease a 15 unit facility in Gainesville, Florida for a two year period with the right to extend the term of the lease for five additional periods of two years. The Company is required to pay rent of $1,250 per month, pay the lessor's mortgage of $2,437 per month and pay all operating expenses of the community including real estate taxes and insurance. The Company is entitled to a $3,500 per month management fee, may earn marketing fees upon the achievement of certain occupancy milestones and is entitled to 40% of any excess cash flow of the community.

Other Leases

   The Company leases its offices and certain equipment under operating leases, which expire at various dates through 1997. The Company has the option to purchase the equipment at fair market value at the end of the leases. In addition, the Company is treating its Piedmont acquisition as an operating lease which expires in the year 2004. At December 31, 1995, the future minimum lease payments under non-cancelable leases are as follows:

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

J. Leases (Continued)

                 Year Ended                    Operating      Capital
                December 31,                     Leases        Leases
- - -------------------------------------------     ---------   ------------
1996                                          $  633,931    $   773,644
1997                                             556,217        796,240
1998                                             549,525        816,042
1999                                             566,525        841,825
2000                                             581,312        863,790
Thereafter                                     1,917,723      3,133,373
                                              ----------     ----------
Net minimum lease payments                     4,805,233      7,224,914
BPO*                                                  --      2,863,546
Less amounts representing interest                    --     (3,134,389)
                                              ----------     ----------
Present value of minimum lease payments due   $4,805,233    $ 6,954,071
                                              ==========    ===========

   * Obligation associated with the bargain purchase option of the Dominion and Lowry leases.

   Rent expense of $93,563, $60,202 and $82,593 for the years ended December 31, 1995, 1994, and 1993, respectively, was charged to operations. In 1995, 1994 and 1993, the Company subleased its former office space and recorded $7,851, $12,000 and $41,573, respectively, in sublease rental income. The sublease agreement expired in January 1996. The Company recorded $566,612, $390,558 and $0 of rent expense for Piedmont in 1995, 1994 and 1993, respectively and $48,968, $16,341 and $0 of rent expense for Bailey Suites in 1995, 1994 and 1993, respectively.

K. Proforma Results of Operations

   The following represents the unaudited pro forma results of operations as if Sunny Knoll was acquired at the beginning of 1995 and as if Sunny Knoll and Piedmont were acquired, through the aforementioned lease transaction, at the beginning of the prior year. The pro forma operating results do not include the results of Bailey Suites. This entity is not considered a significant subsidiary as it represents less than 10% of the Company's assets.

                                      1995           1994
                                    ----------   ------------
Net revenues                      $ 8,834,686    $ 7,986,298
Loss before extraordinary items    (2,159,322)    (4,170,511)
Net loss                           (2,159,322)    (4,170,511)
Net loss per common share                (.67)         (1.81)

   The pro forma operating results include results of operations for 1995 and 1994 with increased depreciation and amortization on property, plant and equipment associated with the lease of Piedmont and the acquisition of Sunny Knoll.

   The pro forma information given above does not purport to be indicative of the results that actually would have been attained if the operations were combined during the period presented, and is not intended to be a projection of future results or trends.

L. Income Taxes

   At December 31, 1995, the Company has available for federal income tax purposes, subject to limitations under Section 382 of the Internal Revenue Code, net operating loss carryforwards of approximately $11,136,000 for tax reporting purposes. There are no significant book to tax differences associated with these temporary differences. Carryforwards expire in the years 2004 through 2010.

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

L. Income Taxes (Continued)

   Effective January 1, 1993 the Company adopted the provisions of FAS 109, "Accounting for Income Taxes." Deferred income taxes under the liability method required by FAS 109 reflect the net effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. There are no significant book to tax differences associated with these temporary differences. A valuation allowance is recognized if it is more likely than not that some portion of the deferred asset will not be realized.

   There was no cumulative effect of adopting FAS 109 on the Company's net loss for the year ended December 31, 1993.

   The Company's deferred tax assets are comprised of the following at December 31, 1995:

Loss carryforward and other deferred assets    $ 4,371,000
Deferred tax asset valuation allowance          (4,371,000)
                                               -----------
                                               $        --
                                               ===========

   The valuation allowance has been established since the use of the loss carryforwards is uncertain. The loss carryforwards and the related valuation allowance have increased since January 1995 by approximately $840,450 as a result of operating losses for the year ended December 31, 1995.

   The provision for income taxes as of December 31, 1993 is comprised solely of current state taxes payable.

M. Commitments and Contingencies

Employment Contracts

   The Company has entered into employment agreements with certain of its executives, which provide for payments to these executives of either 2.99 times or 1.0 times their average annual salary in the event they are terminated by the Company within a twenty-four (24) month period following certain changes in control. The maximum contingent liability under these agreements at December 31, 1995 was approximately $635,000.

Early Retirement and Non-Competition Agreement

   On December 29, 1995, the Company and Dr. C. Joel Glovsky ("Dr. Glovsky"), a co-founder, director and officer of the Company, entered into an Early Retirement and Non-Competition Agreement (the "Agreement"). Under the terms of the Agreement, Dr. Glovsky resigned as a director and an officer of the Company effective December 31, 1995, the Company and Dr. Glovsky agreed to terminate his employment agreement which was scheduled to expire on December 31, 1997 and the Company agreed to enter into a five year consulting agreement with Dr. Glovsky. Under the terms of the Consulting Agreement, Dr. Glovsky will provide services to the Company on an as needed basis over the next five (5) years. The Company will pay Dr. Glovsky $60,000 per annum for these services and will also provide Dr. Glovsky with health insurance, life insurance and other certain benefits through 1997. As part of the Agreement, the Company also agreed to forgive loans that the Company had extended to Dr. Glovsky as well as pay income taxes on behalf of Dr. Glovsky for the forgiveness of these loans. The Company also entered into a non-compete agreement with Dr. Glovsky and fully vested Dr. Glovsky's stock options. The following summarizes the components of the Agreement:

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

M. Commitments and Contingencies (Continued)

Consulting agreement and related benefits                                               $434,000
Forgiveness of loans totaling $138,539 including taxes related to the forgiveness of
  these loans of $49,874                                                                 188,413
Non-compete agreement                                                                    118,000
Compensation expense related to the acceleration of the vesting of Dr. Glovsky's
  stock options                                                                           10,000
                                                                                        --------
                                                                                        $750,413
                                                                                        ========

   At December 31, 1995, the Company has expensed $263,413 of the total $750,413 charge associated with the Agreement. The $263,413 is comprised of the following components:

Write-off of loans previously granted to Dr. Glovsky and related taxes                  $188,413
Compensation and related benefits                                                         65,000
Compensation expense related to the acceleration of the vesting of Dr. Glovsky's
  stock options                                                                           10,000
                                                                                        --------
                                                                                        $263,413
                                                                                        ========

   The Company will record compensation expense of approximately $369,000 over the next five years as Dr. Glovsky provides services under the consulting agreement. In addition, the Company capitalized the cost associated with the non-compete agreement and will amortize the balance over the life of the non-compete agreement which is three years.

   If Dr. Glovsky's shares beneficially owned by him are not acquired in or as part of a merger or take-over proposal on or before December 31, 1996 at a per share value of at least $5.00, Dr. Glovsky's monthly consulting fee will be increased by $4,000 per month and Dr. Glovsky has the right to require the Company to purchase up to 65,000 of his shares at a purchase price of $6.00 per share.

N. Legal Proceedings

   The Company from time to time is named a defendant in lawsuits which arise in the normal course of its business. As of February 14, 1996, the Company was involved in seven such lawsuits. The Company believes it has meritorious defenses to each of the complaints and is vigorously defending its position in each claim. Should the Company be found to be liable in any instance, management believes that the resulting claim against the Company, if any, would not be material.

O. Stock Option Plans

   In October 1991, the Company adopted the 1991 Combination Stock Option Plan (the "Option Plan"). The Option Plan provides for the granting to key employees of the Company, stock options intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as "non-qualified options" not intended to qualify. A total of 135,000 shares of common stock were reserved for issuance under the Option Plan. In August 1993, the stockholders approved an amendment to the Plan which increased the shares to be reserved for issuance to 285,000 shares. In May 1994, the stockholders approved an amendment to the plan which increased the shares to be reserved for issuance to 535,000 shares. In June 1995, the stockholders approved an amendment to the plan which increased the shares to be reserved for issuance to 785,000 shares. The Option Plan is administered by the Board of Directors.

   Subject to the terms of the Option Plan, the Board of Directors are authorized to select options and determine the number of shares covered by each option, its exercise price and other terms. Options under the 1991 Plan may not be granted after August 31, 2001. The exercise price of incentive stock options granted under the Option Plan may not be less than the fair market value of the Company's common stock on the date of grant and cannot be

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

O. Stock Option Plans (Continued)

less than 110% of such fair market value with respect to any incentive stock option granted to a participant who owns 10% or more of the Company's outstanding common stock. The exercise price of non-qualified options granted under the Option Plan cannot be less than 50% of the fair market value of the Company's common stock on the date of grant. Options become exercisable in equal annual installments over two to three years. The period within which any option may be exercised cannot exceed ten years from the date of grant. Options pursuant to the 1991 Plan held by a terminated employee expire three months after the Option holder ceases to be an employee except in the event of death or disability.

   In June 1995, the Company's stockholders approved the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan"). The Directors Plan provides that each year on the first Friday following the Company's Annual Meeting of Stockholders (the "Grant Date"), each individual elected, re-elected or continuing as a Non-Employee Director will automatically receive a non-qualified stock option for 6,000 shares of Common Stock, subject to adjustment resulting from changes in capitalization. 180,000 shares of Common Stock are reserved for issuance under the Directors Plan. Options granted under the Directors Plan vest one-third on the Grant Date, one-third on the Friday prior to the first Annual Meeting of Stockholders following the Grant Date, and one-third on the Friday prior to the second Annual Meeting of Stockholders following the grant date. Options under the Directors Plan expire ten years from the date of grant.

   Under the Directors Plan's formula, the exercise price for options granted will be either 100% of the simple average of the high and low price at which the Common Stock traded on the National Association of Securities Dealers Automated Quotation ("NASDAQ") Small-Cap System on the date of the grant or the last sale price of Common Stock on the NASDAQ on the date of grant, whichever is higher.

   Information concerning options to purchase shares of common stock under both the Option Plan and the Director's Plan for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                     Shares       Exercise Price
                                     --------    ------------------
Outstanding at December 31, 1993     209,700        $4.25 to $4.50
  Granted                             62,000        $4.50 to $6.25
  Exercised                               --                    --
  Expired                             (4,000)                $4.50
                                     -------        --------------
Outstanding at December 31, 1994     267,700        $4.25 to $6.25
  Granted                            209,500        $2.25 to $2.38
  Exercised                               --                    --
  Expired                           (161,167)       $2.00 to $2.28
                                    --------        --------------
Outstanding at December 31, 1995     316,033        $2.00 to $2.38
                                    ========        ==============

   Options to purchase 0, 68,567 and 157,800 were exercisable at December 31, 1993, 1994 and 1995, respectively. The number of shares available for the granting of options at the beginning and end of 1994 and 1995 were 75,300 and 263,300 and 263,300 and 303,800, respectively. On February 28, 1995, the Company's Board of Directors voted in accordance with the provisions of the Company's Option Plan to re-price all of the then outstanding options to $2.00 per share, the closing price on the day immediately preceding the Board meeting.

                           THE STANDISH CARE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

P. Warrants

   Information concerning warrants to purchase shares of common stock for the years ended December 31, 1993, 1994 and 1995 is as follows:

                                    Shares      Exercise Price
                                     ------    ------------------
Outstanding at December 31, 1992   156,000        $4.13 to $7.09
  Granted                          205,413        $7.09 to $8.25
  Exercised                             --                    --
  Expired                               --                    --
                                      ----     -----------------
Outstanding at December 31, 1993   361,413        $4.13 to $8.25
  Granted                          186,000        $4.16 to $7.09
  Exercised                             --                    --
  Expired                               --                    --
                                      ----     -----------------
Outstanding at December 31, 1994   547,413        $4.13 to $8.25
  Granted                           34,420                 $4.16
  Exercised                             --                    --
  Expired                               --                    --
                                      ----     -----------------
Outstanding at December 31, 1995   581,833        $4.13 to $8.25
                                      ====     =================

   Vesting period for warrants outstanding range from warrants that vest immediately to others vesting over a five year period. At December 31, 1995 and 1994, respectively, 565,166 and 514,080 warrants were exercisable. Of the warrants granted in 1995 and 1994, 31,413 were re-priced from $7.09 to $4.16 per share in March 1995. Of the 186,000 warrants issued in 1994, 100,000 of the warrants were issued to Emeritus (Note H).

Q. Preferred Stock

   In September 1993, the Company issued 700,000 shares of $.01 par value Series A Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") for $10 per share. In October 1993, the Company issued an additional 82,350 shares of the Convertible Preferred Stock also at $10 per share. The Company is authorized to issue 1,000,000 shares of the preferred stock generally. At December 31, 1993, there were 782,350 shares of Convertible Preferred Stock outstanding.

   In March 1994, the Company filed an issuer tender offer statement (the "Offer") on Schedule 13E-4 with the Securities and Exchange Commission which the Company offered to exchange 2.6 shares of the Company's common stock for each outstanding share of the Company's Convertible Preferred Stock. The Offer expired on July 1, 1994. Those stockholders who tendered their preferred shares for shares of common stock forfeited any accrued dividends. Of the 782,350 shares of the Company's Convertible Preferred Stock outstanding at the commencement of the Offer, 654,300 or 84% were tendered pursuant to the Offer and accepted for exchange by the Company. On December 31, 1994, there were 128,050 preferred shares outstanding.

   The Convertible Preferred Stock ranks with respect to dividends and upon liquidation, dissolution or winding up, senior to the Common Stock. Dividends are cumulative from the date of original issue at the rate of $1.00 per share per annum, payable quarterly on September 30, December 31, March 31 and June 30 of each year. Dividends are declared at the Board of Directors' discretion and paid out of funds legally available therefor. The Company paid cash dividends on the Convertible Preferred Stock of approximately $195,588 on March 31, 1994. The Board of Directors voted to omit the payout of the dividend on the Convertible Preferred Stock for the quarters ending June 30, 1994, September 30, 1994 and December 31, 1994. The Company paid cash dividends on the Convertible Preferred Stock of approximately $32,013 on both March 31, 1995 and June 30, 1995. The Board of Directors voted to omit the payout of the dividend on the Convertible Preferred Stock for the quarters ending September 30, 1995 and December 31, 1995. These dividends, although not declared or paid, remain cumulative without interest. Failure to pay any quarterly dividend results in a reduction of the conversion price but not below the then par value of

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Q. Preferred Stock (Continued)

the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Dividends in arrears totaled $156,175 at December 31, 1995. In December 1995, certain preferred shareholders of the Company converted their Convertible Preferred Stock to Common Stock. These preferred shareholders converted 15,550 preferred shares to 40,674 common shares at the conversion rate then in effect. At December 31, 1995 there were 112,500 preferred shares outstanding.

   The Convertible Preferred Stock is convertible at any time prior to redemption into, initially, two shares of Common Stock for each share of the Convertible Preferred Stock. The initial conversion price is equal to $5.00 per share and is subject to adjustment under certain circumstances. The conversion price of the Convertible Preferred Stock at December 31, 1995 was $3.56. The Convertible Preferred Stock is redeemable by the Company after September 1, 1996 at $10.00 per share, plus accrued but unpaid dividends, under certain circumstances.

   Upon liquidation, dissolution or winding up of the Company, holders of the Convertible Preferred Stock are entitled to receive a preferential liquidation distribution equivalent to $10.00 per share plus accumulated and unpaid dividends before any distribution to holders of the Common Stock or any capital stock ranking junior to the Convertible Preferred Stock.

   Holders of the Convertible Preferred Stock will not have voting rights except (i) with respect to the creation, authorization or issuance of capital stock ranking senior to or in parity with (in certain respects) to the Convertible Preferred Stock and with respect to certain amendments to the Company's Restated Certificate of Incorporation, (ii) if the Company shall have failed to declare and pay or set apart for payment in full the preferential dividends accumulated on the Convertible Preferred Stock for any four quarterly dividend payment periods, whether or not consecutively, (iii) in connection with a consolidation into or merger with any corporation, firm or entity, or sale, lease or other disposition of all or substantially all of the Company's assets unless the Company is the surviving entity, and (iv) as otherwise required by law. Except for clause (ii) above, holders of the Convertible Preferred Stock shall be entitled to one vote per share of Convertible Preferred Stock, voting separately as a single class, on all matters on which the Convertible Preferred Stock is entitled to vote. In the event the Company fails to pay current dividends as provided in clause (ii) above, holders of the Convertible Preferred Stock shall be entitled to vote, on a one vote per share of Convertible Preferred Stock basis, with the holders of Common Stock on all matters thereafter submitted including the election of directors.

R. Subsequent Events

Working Capital Loan

   On January 16, 1996, pursuant to a letter of intent for a then proposed business combination, Integrated Health Services, Inc. ("IHS") loaned the sum of $250,000 to the Company for working capital purposes. This loan is repayable to IHS in accordance with a promissory note which bears interest at 8.5%, interest payable semi-annually. Under certain circumstances up to $100,000 of the promissory note could become payable prior to the maturity date of January 15, 1998.

Signing of Letter of Intent

   On March 15, 1996, the Company and Emeritus jointly announced the signing of an agreement in principal to merge in a tax-free stock-for-stock transaction. Under the terms of the agreement in principal, shareholders of the Company would receive .1845 shares (subject to adjustment under certain circumstances) of Emeritus Common Stock for each share of Standish Common Stock outstanding or issuable upon conversion of the Company's Convertible Preferred Stock. The Exchange ratio was based on a market price of $21.00 per share of Emeritus Common Stock. There will be a one year escrow of 5% of the Emeritus Common Stock issued in the transaction to cover any inaccuracies in the representations and warranties. The transaction is subject to negotiation and

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

R. Subsequent Events (Continued)

execution of a definitive merger agreement and will be subject to approval by the Company's shareholders. The transaction will also be conditioned on qualifying the transaction as a "pooling of interests" and as a tax-free reorganization under the Internal Revenue Code.

Fox Ridge Manor Transaction

   On March 25, 1996, the Company received approximately $825,000 for back management fees and prior investments in connection with the refinancing and sale by a third party owner of the Fox Ridge Manor community located in Dover, Pennsylvania. The Company expects to record a gain on this transaction of approximately $600,000. The Company has also made available to Northwood Retirement Community, Inc., the new owner of the Community, a $150,000 line of credit to be used by the new owner in connection with the Fox Ridge Manor community.

                           THE STANDISH CARE COMPANY
                           CONSOLIDATED BALANCE SHEETS

                                                                       June 30,     December 31,
                                                                         1996           1995
                                                                      -----------   ------------
                                                                     (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents                                          $    355,939    $   367,631
 Restricted cash                                                         385,745        199,719
 Accounts receivable, less allowance for doubtful accounts of
   $159,747 and $448,425 at June 30, 1996 and
   December 31, 1995, respectively                                       176,546        176,818
 Due from related parties                                                177,625        437,234
 Other current assets                                                    239,378         56,625
                                                                    ------------    -----------
    Total current assets                                               1,335,233      1,238,027
Restricted deposits                                                      610,732        610,732
Investment in Adams Square Limited Partnership                           127,000        127,000
Investment in Cornish Realty Associates, L.P.                                 --        125,000
Due from related parties                                                  30,670        130,215
Property, plant and equipment, net                                    10,916,034     11,079,454
Prepaid lease deposit, net                                               506,792        539,843
Non-compete agreement, net                                               180,940        219,671
Resident leases, net                                                     152,145        176,979
Goodwill, net                                                          1,480,000      1,504,000
Other assets, net                                                        188,529        223,910
                                                                    ------------    -----------
    Total assets                                                    $ 15,528,075    $15,974,831
                                                                    ============    ===========
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
 Accounts payable                                                   $    269,058        522,992
 Accrued payroll and related taxes                                       228,251        217,304
 Accrued severance costs                                                 142,000        232,874
 Accrued professional fees                                               441,963        570,997
 Resident security deposits                                              158,442        172,945
 Current portion of long-term debt                                     3,315,586        626,298
 Other current liabilities                                               254,059        478,999
                                                                    ------------    -----------
    Total current liabilities                                          4,809,359      2,822,409
Deferred gain on sale of bonds                                           520,815        520,815
Long-term debt                                                        10,461,569     12,457,003
Minority interest                                                        108,969        156,970
Commitments and contingencies
Stockholders' (deficit) equity:
Preferred stock (aggregate liquidation preference of
  $1,127,300 and $1,281,175 at June 30, 1996 and December 31,
  1995, respectively)                                                    920,000      1,125,000
Common stock, $.01 par value 30,000,000 shares authorized and
  3,501,053 and 3,435,826 shares issued and outstanding at June
  30, 1996 and December 31, 1995                                          35,011         34,359
Additional paid-in capital                                             8,963,953      8,746,096
Accumulated deficit                                                  (10,291,601)    (9,887,821)
                                                                    ------------    -----------
    Total stockholders' (deficit) equity                            $   (372,637)        17,634
                                                                    ------------    -----------
    Total liabilities and stockholders' (deficit) equity            $ 15,528,075    $15,974,831
                                                                    ============    ===========

           The accompanying notes are an integral part of the consolidated financial statements.

                           THE STANDISH CARE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                For the three months ended      For the six months ended
                                                June 30,         June 30,       June 30,       June 30,
                                                  1996             1995           1996           1995
                                              -------------   -------------     ---------   -------------
                                                       (unaudited)                     (unaudited)
Revenues:
  Service revenue                              $2,193,107       $1,875,183     $4,380,316    $ 3,517,717
  Management fees and marketing revenue            87,708          195,741        213,152        304,811
  Development fees and other revenue               65,250          120,000         76,500        158,000
                                               ----------       ----------     ----------    -----------
                                                2,346,065        2,190,924      4,669,968      3,980,528
Operating costs and expenses:
  Community operating expense                   1,626,134        1,448,080      3,208,438      2,749,877
  Community rent expense                          154,459          142,141        304,230        271,688
  Selling, general and administrative
    expense                                       463,478          622,575        930,804      1,156,127
  Transaction termination costs                    27,381               --        186,352             --
  Depreciation and amortization expense           196,637          168,876        393,269        320,747
                                               ----------       ----------     ----------    -----------
  Total operating costs and expenses            2,468,089        2,381,672      5,023,093      4,498,439
                                               ----------       ----------     ----------    -----------
Loss from operations                             (122,024)        (190,748)      (353,125)      (517,911)
Interest expense                                 (405,875)        (370,249)      (823,524)      (678,322)
Interest income                                    17,970           41,909         28,618         81,232
Other income                                      100,000               --        696,249             --
Minority interest                                  28,894           24,253         48,002         49,941
                                               ----------       ----------     ----------    -----------
Loss before income taxes                         (381,035)        (494,835)      (403,780)    (1,065,060)
Provision for income taxes                             --               --             --             --
                                               ----------       ----------     ----------    -----------
Net loss                                       $ (381,035)      $ (494,835)    $ (403,780)   $(1,065,060)
                                               ==========       ==========     ==========    ===========
Net loss per common share                      $    (0.12)      $    (0.16)    $    (0.13)   $     (0.33)
Weighted average number of common shares
    outstanding                                 3,442,718        3,395,152      3,439,272      3,395,152
                                               ==========       ==========     ==========    ===========

              The accompanying notes are an integral part of the
                        consolidated financial statements.

                           THE STANDISH CARE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   For the six months ended June 30,
                                                                    ---------------------------------
                                                                       1996               1995
                                                                    -------------    ----------------
                                                                    (Unaudited)       (Unaudited)
OPERATING ACTIVITIES:
Net loss                                                            $  (403,780)      $(1,065,060)
Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization                                         393,269           320,747
  Accretion associated with capital lease obligations                   100,648           104,548
  Amortization of deferred costs                                         23,670            34,584
  Minority interest in net (loss) of consolidated partnership           (48,002)          (49,941)
  Compensation expense associated with issuance of warrants               6,333            12,667
  Other income                                                         (696,249)                0
(Increase) in restricted cash                                          (186,026)         (638,907)
Decrease (increase) in accounts receivable                                  272           (28,781)
Decrease (increase) in due from related parties                         359,154           (47,570)
Increase in other current assets                                       (132,753)          (27,069)
Increase in interest receivable                                              --            (9,202)
Decrease in note receivable                                                  --             1,226
(Decrease) increase in accounts payable                                (253,934)           34,174
Increase in accrued payroll and related taxes                            10,947            16,636
(Decrease) in accrued severance costs                                   (90,874)               --
(Decrease) increase in accrued professional fees                       (129,034)           25,573
(Decrease) increase in other current liabilities                       (224,940)           35,167
                                                                    -----------       -----------
Net cash used by operating activities                                (1,271,299)       (1,281,208)
                                                                    -----------       -----------
INVESTING ACTIVITIES:
Additions to property, plant and equipment                             (104,090)       (1,122,713)
(Decrease) increase in security deposits                                     --            91,528
Return of previous investment in Cornish Realty Associates,
  Ltd.                                                                       --           125,000
Use of prepaid deposit                                                       --            27,651
Proceeds from sale of bonds                                             825,554           (19,000)
Cash deposited to collateralize letters of credit                            --           (62,750)
Funding of accrued development costs                                         --           (54,498)
(Increase) in other assets                                              (38,769)               --
                                                                    -----------       -----------
Net cash provided by investing activities                               682,695        (1,014,782)
                                                                    -----------       -----------
FINANCING ACTIVITIES:
  Proceeds from excercise of stock options                          $     7,375                --
  Increase in advance for expansion costs                                    --       $   750,000
  Payment of Convertible Preferred Stock dividends                           --           (64,025)
  Proceeds from borrowings                                          $   750,000       $ 2,281,000
  Repayment of debt                                                    (163,822)          (28,118)
  Principal payments on capital lease obligations                       (16,641)          (23,605)
                                                                    -----------       -----------
Net cash provided by financing activities                               576,912         2,915,252
                                                                    -----------       -----------
Net increase in cash and cash equivalents                               (11,692)          619,262
                                                                    -----------       -----------
Cash and cash equivalents at beginning of year                          367,631           232,716
                                                                    -----------       -----------
Cash and cash equivalents at end of period                          $   355,939       $   851,978
                                                                    ===========       ===========
NON-CASH ACTIVITIES
Purchase of property, plant and equipment by seller note
  financing                                                         $         0       $ 1,852,000
Dividends accrued but not paid on Convertible Preferred Stock       $    51,125       $    32,013
Conversion of 20,500 shares of preferred stock to 61,727 shares
  (.01 par value) of common stock                                   $   205,000       $         0
Refinancing fee from third party                                    $   100,000       $         0
Reclass of a portion of the Cornish investment to related party     $    50,000       $         0
Reclass of a portion of the Cornish investment to other assets      $    75,000       $         0

              The accompanying notes are an integral part of the
                      consolidated financial statements.

                           THE STANDISH CARE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A. Basis of Presentation

   The accompanying financial statements and notes do not include all of the disclosures made in the Company's Annual Report on Form 10-K and related Form 10-K/A for 1995, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of Management, the financial statements include all adjustments necessary for a fair presentation of the quarterly results. The results of the three and six month periods ended June 30, 1996 are not necessarily indicative of the results to be expected for the full year.

B. Restricted Cash

   Restricted cash consists of the following:

                                                            June 30,       December 31,
                                                              1996             1995
                                                          ------------   ----------------
                                                          (unaudited)
Resident security deposits                                  $159,573         $172,945
Reserve, line of credit -Northwood Retirement, Inc.          150,534               --
Credit enhancement escrow--Fox Ridge                          50,000               --
Capital improvements reserve--Bailey                          14,032           15,481
Expansion funds--Piedmont                                     10,421           10,261
Real estate tax escrow-Sunny Knoll                             1,185            1,032
                                                            --------         --------
                                                            $385,745         $199,719
                                                            ========         ========

C. Related Party Transactions

   The Company has conducted various transactions with its officers, directors, and principal stockholders and/or their affiliated companies and unconsolidated affiliates. Accounts affected by these transactions were as follows:

                                                                                          Six Months
                                                                                            Ended
                                                                                        June 30, 1996
                                                                                        --------------
                                                                                         (unaudited)
Accounts receivable from Emeritus Corporation ("Emeritus") for refinancing fee             $100,000
Accounts receivable from Emeritus for management fees and reimbursable expenses              36,800
Accounts receivable from Adams Square Limited Partnership for management fees,
  marketing fees and reimbursable expenses                                                   40,825
Note receivable from Adams Square Limited Partnership                                        23,170
Loan to Officer                                                                               7,500
Management fees and marketing revenue from Emeritus                                          14,900
Management fees from Cornish                                                                 27,402
Management fees from Adams Square Limited Partnership                                        51,367
Marketing fee revenue from Adams Square Limited Partnership                                  21,000
Expenses incurred through or reimbursed to stockholders, officers, directors and their affiliates:
 Selling and marketing                                                                       69,695
 General and administrative                                                                   2,000

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

D. Restricted Deposits (Continued)

   Restricted deposits consists of the following:

                                                  June 30,        December 31,
                                                    1996              1995
                                                 ------------   ----------------
                                                 (unaudited)
Cash collateral for letter of
  credit--Piedmont                                $237,750          $237,750
Cash collateral for letter of
  credit--Dominion                                 231,200           231,200
Cash collateral for letter of credit--Lowry         65,000            65,000
Debt service reserve--Bailey refinancing            61,032            61,032
Debt service reserve--Northwood Bonds               15,750            15,750
                                                  --------          --------
                                                  $610,732          $610,732
                                                  ========          ========

   The letters of credit are required under the terms of the financing agreements for Dominion, Lowry and Piedmont. The letters of credit are required to stay in place for the duration of the leases. The Bailey debt service reserve is required to stay in place for the five-year life of the loan. The debt service reserve fund related to the Northwood Bonds represents approximately two months of interest on the face amount of $750,000 of Northwood Bonds outstanding for which the Company provided certain credit enhancements in the form of guarantees in March 1996.

E. Property, Plant & Equipment

   Property, plant and equipment consists of the following:

                                     June 30,        December 31,
                                       1996              1995
                                    ------------   ----------------
                                    (unaudited)
Land                                $ 1,616,628      $ 1,616,628
Land improvements                        24,864           21,964
Furniture, fixtures and
  equipment                           1,242,760        1,221,239
Buildings and improvements            9,393,664        9,313,995
                                    -----------      -----------
                                     12,277,916       12,173,826
Less accumulated depreciation        (1,361,882)      (1,094,372)
                                    -----------      -----------
                                    $10,916,034      $11,079,454
                                    ===========      ===========

F. Short-term Borrowings and Long-term Debt

   Short-term borrowings and long-term debt consists of the following:

                                                                    June 30, 1996      December 31, 1995
                                                                   ---------------    --------------------
                                                                     (unaudited)
  Mortgages Payable:
   Bailey mortgage payable with interest at the one-month
    London Interbank offered rate for US dollars plus 2.25%
    (9.05% at June 30, 1996), principal payable monthly in
    varying amounts. All remaining principal and interest due
    in February 1999, collateralized by real estate.                  $918,044             $936,804

                                     F-34

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

F. Short-term Borrowings and Long-term Debt (Continued)


                                                                    June 30, 1996      December 31, 1995
                                                                   ---------------    --------------------
  Sunny Knoll mortgage payable with interest equal to the base rate of Primary Bank plus 1.75% (10.75% at June 30, 1996), principal payable monthly in varying amounts, all remaining
    principal due April 1997, collateralized by real estate.          $739,985             $744,764
Notes payable:
   Note payable with 9% interest, principal payments of
    varying amounts and interest payable over five years. All
    remaining principal and interest due January 1999,
    collateralized by a second mortgage on Bailey Village.               57,227               66,853
   Note payable with interest at First Union Bank and Trust's prime rate plus 1% (9.25% at June 30, 1996), payable in
    fifty-nine installments of $833 each month. All remaining
    principal and interest due in December 2000,
    collateralized by real estate                                       135,000              140,000
   Note payable with 9.47% interest and principal due
    December1999, collateralized by automobile                           12,779               14,901
   Notes payable with 9% interest and principal payments in
    varying amounts due February 1997                                   146,096              149,430
   Note payable to a minority partner with 8% interest, entire
    principal balance is due April 1997                                 137,500              137,500
   Note payable to Adams Square L.P., interest-free, due on
    demand                                                              127,000              127,000
   Note payable with 12% interest through April 1996, and 14%
    thereafter, entire principal due April 1997                       1,100,000            1,100,000
   Note payable to Emeritus with 10% interest, quarterly
    principal payments based on excess cash flow, all
    remaining principal due April 1998, collateralized by the
    Company's stock in Sunny Knoll                                      431,532              551,732
   Note payable to Integrated Health Services, Inc. with 8.5%
    interest payable semi-annually. Under certain
    circumstances, $100,000 could become due prior to January
    15, 1998. Otherwise, entire principal is due January 15,
    1998. (Note K)                                                      250,000                   --
   Note payable to a corporation controlled by Abraham D. Gosman, the principal stockholder of CareMatrix Corporation
    ("CareMatrix") with 10% interest payable annually. All
    principal and accrued interest due on October 1, 1996
    subject to an extension until April 1, 1997 at the election of the lender, collateralized by a subordinate mortgage on
    Bailey Village. (Notes K and M)                                     500,000                   --
  Deferred liability associated with the Piedmont operating
    lease                                                               183,914              160,244
                                                                        ----------       ----------------
      Subtotal                                                        4,739,077            4,129,228


                                     F-35

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

F. Short-term Borrowings and Long-term Debt (Continued)

                                                                    June 30, 1996      December 31, 1995
                                                                   ---------------    --------------------
                                                                     (unaudited)
  Convertible debentures payable to Emeritus with 8.5%
    interest due in June 1998, convertible to common stock at
    $4.16 per share (subject to anti-dilution adjustments)           $ 2,000,000          $ 2,000,000
  Capital lease obligations                                            7,038,078            6,954,073
                                                                     -----------          -----------
      Subtotal                                                        13,777,155           13,083,301
      Less current maturities                                          3,315,586              626,298
                                                                     -----------          -----------
      Long-term debt                                                 $10,461,569          $12,457,003
                                                                     ===========          ===========

G. Omission of Preferred Stock Dividend

   On June 28, 1996, the Company's Board of Directors voted to omit the $.25 quarterly dividend on the Series A Cumulative Convertible Preferred Stock ("Convertible Preferred Stock") for the quarter ended June 30, 1996. These dividends, although not declared or paid, remain cumulative without interest. Failure to pay any quarterly dividend results in a reduction of the conversion price of the shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. As a result of omitting more than four quarterly dividend payments, holders of the Convertible Preferred Stock are entitled to vote, on a one vote per share of Convertible Stock basis, with the holders of Common Stock on all matters submitted to stockholders including the election of directors.

H. Earnings Per Share

   Net loss per common share is computed by dividing the net loss for the period plus any dividends accrued, paid or in arrears on the Company's Convertible Preferred Stock by the weighted average number of outstanding shares of common stock. Dividends paid in the three and six month periods ended June 30, 1996 and June 30, 1995 totaled $0, $0, $32,013 and $64,025 respectively. As of June 30, 1996, aggregate dividends in arrears on the Convertible Preferred Stock totaled approximately $207,300 and the conversion price of the Preferred Stock was $3.25 (subject to anti-dilution adjustments).

I. Pro Forma Results of Operations

   The following represents the unaudited pro forma results of operations as if Sunny Knoll was acquired at the beginning of 1995:

                                         Six Months Ended
                                          June 30, 1995
                                     ----------------------
                                           (unaudited)
Net revenues                                4,379,332
Loss before extraordinary items              (930,883)
Net loss                                     (930,883)
Net loss per common share                        (.29)

   The pro forma operating results include results of operations for the six months ended June 30, 1995 with increased depreciation and amortization on property, plant and equipment associated with the acquisition of Sunny Knoll. The pro forma information given above does not purport to be indicative of the results that actually would have been attained if the operations were combined during the period presented, and is not intended to be a projection of future results or trends.

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

J. Stock Option Grants (Continued)

   In June 1996, the Company's Board of Directors voted to grant 75,000 stock options to two officers and directors of the Company which allow the holder of such stock options to purchase shares of the Company's common stock at $2.94 per share, the closing stock price on the day immediately preceding the Board Meeting. The stock options contain a provision which increases the amount of the stock options up to a maximum of 750,000 shares at the time of the closing of the merger with CareMatrix (Note L).

K. Commitments and Contingencies

  Working Capital Loans
   On January 16, 1996, pursuant to a letter of intent for a then proposed business combination, Integrated Health Services, Inc. ("IHS") loaned the sum of $250,000 to the Company for working capital purposes. In February 1996, IHS informed the Company that it was terminating their business combination discussions. This loan could become repayable to IHS in accordance with a promissory note which bears interest at 8.5%, interest payable semi-annually. Under certain circumstances up to $100,000 of the promissory note could become payable prior to the maturity date of January 15, 1998. On or about April 9, 1996, the Company asserted a claim against IHS based on IHS's unilateral breach of its contractual obligations under its letter of intent with the Company as well as for its duties of good faith and fair dealing. In addition, the Company has asserted claims that IHS's conduct constitutes unfair and deceptive trade practices under applicable Massachusetts law. Although no law suit has been commenced by the Company, the Company intends to vigorously pursue its claims against IHS.


   On June 3, 1996, pursuant to a term sheet for a proposed business combination, a corporation controlled by Abraham D. Gosman, the principal stockholder of CareMatrix, loaned the sum of $1,000,000 to the Company for working capital purposes. The note is due on October 1, 1996 subject to an extension until April 1, 1997 at the election of such corporation. The note bears interest at 10% and interest is payable annually. In accordance with the terms of the promissory note, such corporation advanced $500,000 to the Company upon the signing of the term sheet and $500,000 upon the execution of the merger agreement. (Note M)


L. CareMatrix Merger Transaction

   In June 1996, the Company announced that it had signed a term sheet with CareMatrix Corporation, a privately held group of twelve separate corporations ("CareMatrix"), under which the Company would acquire all of the assets and operations of CareMatrix and the Company would issue between 40 million and 50 million shares of its common stock to the stockholders of CareMatrix subject to due diligence and negotiation of a definitive merger agreement. On July 3, 1996, the Company and CareMatrix entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") under which twelve subsidiary corporations of the Company would be merged into CareMatrix and the Company would issue 50 million shares of its common stock to the stockholders of CareMatrix. The Merger Agreement was approved by the Boards of Directors of the Company and CareMatrix on July 10, 1996. The Merger Agreement is subject to the approval of both the Company's and CareMatrix's stockholders, the receipt of an updated fairness opinion and other customary closing conditions.

M. Subsequent Events


   On July 10, 1996, a corporation controlled by Abraham D. Gosman, the principal stockholder of CareMatrix, funded the second installment of $500,000 in connection with its promissory note with the Company. On July 30, 1996, through the issuance and sale to a principal stockholder of CareMatrix (the "purchaser"), for $14,000 per share or $1,400,000 in the aggregate, the Company issued 100 shares of its newly created Series B Convertible Preferred Stock (the "Series B Stock") with a liquidation value of $14,000 per share. The Company used a portion of the proceeds from the share issuance to repay the promissory note of $1,000,000 and obtained an additional $400,000 to be used for working capital purposes. The Series B Stock is redeemable by the Company at any time after December 1, 1996 at $14,000 per share plus accrued dividends provided that the market price of the common stock exceeds 150% of the conversion price ($4.16) then in effect for twenty consecutive trading days. The Series B Stock will be entitled to a quarterly dividend of $350 per share with quarterly dividend payments on each of December 31, March 31, June 30 and September 30. Concurrently with the issuance

                           THE STANDISH CARE COMPANY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

M. Subsequent Events (Continued)

of the Series B Stock, the Company issued five year warrants to the purchaser to purchase 400,000 shares of the Company's common stock at an exercise price of $4.16 per share.

   The following data represents certain unaudited pro forma information of the Company assuming the issuance of the Series B Stock and the repayment of the promissory note occurred on June 30, 1996.

Working capital                             $(2,074,126)
Total assets                                 16,428,075
Current portion of long-term debt             2,815,586
Long-term debt                               10,461,569
Total shareholders equity                     1,027,363

N. Reclassification

   Certain amounts in the 1995 consolidated financial statements have been reclassified to conform with the 1996 presentation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of CareMatrix:

We have audited the accompanying combined balance sheets of CareMatrix as of December 31, 1995 and 1994 and the related combined statements of operations and stockholders' deficit and cash flows for the year ended December 31, 1995 and the period from June 24, 1994 (inception) to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of CareMatrix as of December 31, 1995 and 1994 and the combined results of its operations and its cash flows for the year ended December 31, 1995 and the period from June 24, 1994 (inception) to December 31, 1994 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
July 24, 1996

              The accompanying notes are an integral part of the
                     consolidated financial statements.

                                   CAREMATRIX

                           COMBINED BALANCE SHEETS

                                                           June 30,      December 31,      December 31,
                                                             1996            1995              1994
                                                          -----------   --------------    --------------
                                                          (Unaudited)
ASSETS
Current assets
 Cash and cash equivalents                               $  2,027,763     $   144,643       $     1,788
 Receivables
  Accounts receivable, net of allowance for doubtful
    accounts of $304,425, $247,706 and $36,700 at
    June 30, 1996,
    December 31, 1995 and 1994, respectively                  939,231         837,787           328,535
  Other receivables                                            99,286              --                --
 Prepaid expenses and other current assets                    218,759         185,647                --
                                                         ------------     -----------       -----------
   Total current assets                                     3,285,039       1,168,077           330,323
Property, plant and equipment, net (Note 4)                 1,444,435         730,017                --
Note receivable (Note 11)                                     769,904              --                --
Deposits and other assets (Note 6)                            522,644         511,750                --
                                                         ------------     -----------       -----------
   Total assets                                          $  6,022,022     $ 2,409,844       $   330,323
                                                         ============     ===========       ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
 Accounts payable                                             203,093         651,860            42,120
 Accrued compensation                                         109,104         171,777            30,676
 Accrued liabilities (Note 5)                                 528,832         436,178            27,232
 Accrued interest--stockholder (Note 9)                     1,158,479         599,427            55,856
                                                         ------------     -----------       -----------
   Total current liabilities                                1,999,508       1,859,242           155,884
Due to stockholder (Note 9)                                16,992,096       9,661,381         2,729,791
Accrued closure costs--long term (Note 5)                     528,788         650,816                --
                                                         ------------     -----------       -----------
   Total liabilities                                       19,520,392      12,171,439         2,885,675
Commitments and contingencies (Note 7)
Stockholders' deficit:
 Accumulated deficit                                      (13,498,370)     (9,761,595)       (2,555,352)
                                                         ------------     -----------       -----------
   Total stockholders' deficit                            (13,498,370)     (9,761,595)       (2,555,352)
                                                         ------------     -----------       -----------
Total liabilities and stockholders' deficit              $  6,022,022     $ 2,409,844       $   330,323
                                                         ============     ===========       ===========

    The accompanying notes are an integral part of the financial statements.

                                   CAREMATRIX

         COMBINED STATEMENTS OF OPERATIONS AND STOCKHOLDERS' DEFICIT

                                                 Six Months                         June 24, 1994
                                                    Ended         Year Ended       (Inception) to
                                                  June 30,       December 31,       December 31,
                                                    1996             1995               1994
                                                 ------------    --------------   ----------------
                                                 (Unaudited)
Net revenues                                    $  2,389,069      $ 2,484,857        $   366,214
                                                ------------      -----------        ------------
Operating costs and administrative expenses:
  Salaries, wages and benefits                     1,574,653        2,100,097            253,048
  Salaries, wages and benefits--related
    party (Note 9)                                 1,406,297        2,123,152            579,078
  Professional fees                                   24,309          163,158             36,781
  Professional fees--related party (Note 9)          476,603          493,269            260,411
  Supplies                                           326,079          275,706             11,848
  Supplies--related party (Note 9)                    82,169          166,136            124,726
  Utilities                                          126,636          126,216             19,448
  Utilities--related party (Note 9)                   79,199          113,653            117,374
  Depreciation and amortization                       65,164            2,931              3,603
  Rent                                               544,775          645,702             45,868
  Rent--related party (Note 9)                       143,985          422,468            240,239
  Provision for writedown of assets (Note 3)              --               --            757,095
  Provision for closure loss (Note 3)                     --          894,872                 --
  Provision for bad debts                             56,719          211,006             36,700
  Other                                              146,811          392,186             63,099
  Other--related party, primarily
    administrative, development and
    marketing costs (Note 9)                         537,765        1,016,977            316,392
                                                ------------      -----------        ------------
     Total operating costs and
      administrative expenses                      5,591,164        9,147,529          2,865,710
Interest income                                      (24,372)              --                 --
Interest expense--stockholder (Note 9)               559,052          543,571             55,856
                                                ------------      -----------        ------------
Loss (Note 2)                                   $ (3,736,775)     $(7,206,243)       $(2,555,352)
                                                ============      ===========       ===========
Accumulated deficit at beginning of period        (9,761,595)      (2,555,352)                --
                                                ------------      -----------        ------------
Accumulated deficit at end of period            $(13,498,370)     $(9,761,595)       $(2,555,352)
                                                ============      ===========        ===========

      The accompanying notes are an integral part of the financial statements.

                                   CAREMATRIX

                      COMBINED STATEMENTS OF CASH FLOWS

                                                        Six Months                        June 24, 1994
                                                           Ended         Year Ended       (Inception) to
                                                         June 30,       December 31,       December 31,
                                                           1996             1995               1994
                                                        ------------    --------------   ----------------
                                                        (Unaudited)
Cash flows from operating activities
 Loss                                                   $(3,736,775)     $(7,206,243)      $(2,555,352)
 Noncash items included in net loss:
  Depreciation and amortization                              65,164            2,931             3,603
  Provision for writedown of assets                              --               --           757,095
  Provision for closure loss                                     --          894,872                --
 Changes in receivables                                    (101,444)        (509,252)         (328,535)
 Changes in accounts payable and accrued
  liabilities                                                18,238        1,467,225           127,056
 Changes in other assets                                   (143,292)        (697,397)               --
   Net cash used by operating activities                 (3,898,109)      (6,047,864)       (1,996,133)
                                                        -----------      -----------       -----------
Cash flows from investing activities
 Capital expenditures                                      (779,582)        (740,871)          (29,764)
 Note receivable                                           (769,904)              --                --
 Acquisition, net of cash acquired (Note 10)                     --               --          (702,106)
                                                        -----------      -----------       -----------
   Net cash used by investing activities                 (1,549,486)        (740,871)         (731,870)
                                                        -----------      -----------       -----------
Cash flows from financing activities
 Advances of funds from stockholder                       7,330,715        6,931,590         2,729,791
                                                        -----------      -----------       -----------
   Net cash provided by financing activities              7,330,715        6,931,590         2,729,791
                                                        -----------      -----------       -----------
Increase in cash and cash equivalents                     1,883,120          142,855             1,788
Cash and cash equivalents, beginning of period              144,643            1,788                --
                                                        -----------      -----------       -----------
Cash and cash equivalents, end of period                $ 2,027,763      $   144,643       $     1,788
                                                        ===========      ===========       ===========

      The accompanying notes are an integral part of the financial statements.

                                   CAREMATRIX
                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. Nature of Business and Organization

   The combined financial statements of CareMatrix ("the Company") for the period June 24, 1994 (inception) through December 31, 1994 (audited), the year ended December 31, 1995 (audited), and the six months ending June 30, 1996 (unaudited) have been prepared to reflect the combination of business entities which have been operated since their date of inception under common control by Abraham D. Gosman ("Mr. Gosman"), principal stockholder of the Company, directly or through trusts.

   During the periods covered by these financial statements, the Company derived revenues from one or more of the following services: the operation of an inpatient nursing facility in Maryland; the operation of an outpatient rehabilitation facility in Georgia; and the management of two inpatient nursing facilities in Florida.

   The Company intends to provide development, management and other services in connection with the establishment of assisted living facilities, nursing homes and other health care facilities.

   The entities operated under common control are non-taxpaying (i.e., primarily S Corporations, which results in taxes being the responsibility of the respective owners), and therefore the financial statements have been presented as further described in Note 2.

2. Summary of Significant Accounting Policies

Estimates Used in Preparation of Financial Statements

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for the collectibility of receivables and third party settlements, depreciation and amortization and contingencies.

Cash and Cash Equivalents

   Cash and cash equivalents consist of highly liquid instruments with original maturities at the time of purchase of three months or less.

Revenue Recognition

   Net revenues are reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. Revenue under certain third-party payor agreements is subject to audit and retroactive adjustments. Provisions for estimated third-party payor settlements and adjustments are estimated in the period the related services are rendered and adjusted in future periods as final settlements are determined. The provision and related allowance are adjusted periodically, based upon an evaluation of historical collection experience with specific payors for particular services, anticipated reimbursement levels with specific payors for new services, industry reimbursement trends, and other relevant factors.

Third Party Reimbursement

   For the year ended December 31, 1995 and for the period from June 24, 1994 (inception) to December 31, 1994, approximately 46% and 16%, respectively, of the Company's net revenue was derived primarily from the participation of the Company's nursing home and outpatient rehabilitation facility in Medicare and Medicaid programs. Medicare compensates the Company on a "cost reimbursement" basis. Medicaid compensates the Company for nursing services, patient care and administrative and routine services based on interim payments and re-indexed rate payments (final settlements) subject to ceilings. In addition to extensive existing governmental

                                   CAREMATRIX
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

2. Summary of Significant Accounting Policies
(Continued)

health care regulation, there are numerous initiatives at the federal and state levels for comprehensive reforms affecting the payment for and availability of health care services. Legislative changes to federal or state reimbursement systems could adversely and retroactively affect recorded revenues.

Property and Equipment

   Additions are recorded at cost and depreciation is recorded principally by use of the straight-line method for buildings, improvements and equipment over their useful lives or, in the case of leasehold improvements, over the life of the lease, if shorter. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in income. Maintenance and repairs are charged to expense as incurred. Major renewals or improvements are capitalized.

Income Taxes

   The entities included in these financial statements are S Corporations or partnerships; accordingly, income tax liabilities are the responsibility of the respective owners or partners. Provisions for income taxes and deferred assets and liabilities of the taxable entities have not been reflected in these combined financial statements since there is no taxable income on a combined basis.

Stock Based Compensation

   The Company is adopting Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This standard requires the Company to report the fair value for stock-based compensation plans either through recognition or disclosure. The Company will disclose the pro forma net income and pro forma net income per common and common equivalent share amounts assuming the fair value method was adopted on January 1, 1996. The adoption of this standard will not impact the Company's results of operations, financial position or cash flows.

Long-Lived Assets

   The Company periodically assesses the recoverability of long-lived assets, including property, plant and equipment and intangibles, when there are indications of potential impairment based on estimates of undiscounted future cash flows. The amount of impairment is calculated by comparing anticipated discounted future cash flows with the carrying value of the related asset. In performing this analysis, management considers such factors as current results, trends and future prospects, in addition to other economic factors.

   The Company is required to implement Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in 1996. As the Company currently evaluates the realizability of its long-lived assets, including property, plant and equipment and intangibles, adoption of the statement is not anticipated to have a material effect on the Company's financial statements.

3. Acquisitions

   During November 1994, the Company purchased the assets of an outpatient rehabilitation facility in Atlanta, Georgia, for $702,106. In connection with the purchase, the Company also assumed the lease obligation for the facility for which the current lease term expires in August 1999. The acquisition was accounted for as a purchase and $566,312 of such purchase price was recorded as goodwill. For the period June 24, 1994 (inception) to December 31, 1994, the Company recorded a charge of $757,095 to write off impaired assets related to the acquisition. During 1995, the Company ceased operations at this outpatient rehabilitation facility and recorded a provision for such closure in the amount of $894,872 which approximates the remaining lease obligations.

                                   CAREMATRIX
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

4. Property and Equipment

   Property and equipment consists of the following:

                                  Estimated
                                   Useful      December 31,
                                    Life       -------------
                                   (Years)         1995
                                  ----------   -------------
Furniture and fixtures               5-7         $256,074
Equipment                           3-10           65,719
Computer software                      3           11,568
Leasehold improvements              4-20          399,587
                                                 --------
Property and equipment, gross                     732,948
Less accumulated depreciation                      (2,931)
                                                 --------
Property and equipment, net                      $730,017
                                                 ========

   Depreciation expense was $2,931 and $1,263, respectively, for the year ended December 31, 1995 and the period June 24, 1994 (inception) to December 31, 1994.

5. Accrued Liabilities

   Accrued liabilities consist of the following:

                                December 31,
                             ------------------
                               1995      1994
                              -------   -------
Accrued closure costs       $244,056    $     --
Accrued rent                  88,542         --
Other                        103,580     27,232
                            --------    -------
Total accrued liabilities   $436,178    $27,232
                            ========    =======

   The accrued closure costs are for the closure of the outpatient rehabilitation facility (see Note 3) and represent the current portion of the remaining lease obligation. Closure costs in the amount of $894,872 were accrued at December 31, 1995; $650,816 of this amount is classified as a long term liability at December 31, 1995.

6. Lease Commitments

   The Company leases various office space and certain equipment pursuant to operating lease agreements.

   Future minimum lease commitments at December 31, 1995 consisted of the following:

 1996          $ 1,121,277
1997             1,173,405
1998             1,223,405
1999             1,196,083
2000             1,095,833
Thereafter       5,381,250
               -----------
               $11,191,253
               ===========

   During August 1995, the Company entered into a ten year lease for a 138-bed nursing facility in Silver Spring, Maryland. In connection with this lease the Company has made a $500,000 security deposit. In addition, the lease requires that the Company provide an irrevocable letter of credit in the amount of $1,000,000 to the lessor prior to August 15, 1996. The letter of credit is required to remain in place until the lessor is provided with a guarantee from a public company with a net worth greater than $10,000,000. The Company has also been granted an option to purchase the facility during the seventh year of the lease for a purchase price of $8,000,000.

                                   CAREMATRIX
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

7. Commitments and Contingencies

   The Company has entered into employment agreements with certain of its employees, which include, among other terms, noncompetition provisions and salary and benefits continuation.

8. Management Agreements

   During December 1995, the Company entered into a management agreement, with an initial term of five years, to manage a 54-bed nursing facility in Homestead, Florida. In accordance with the provisions of the management agreement, the Company receives a fixed management fee plus an incentive management fee which is calculated as a percentage of net revenues. The fixed management fee ranges from $80,000 during the first year of the agreement to $140,000 during the fifth year of the agreement. The incentive management fee ranges from 2.9% of net revenues during the first year of the agreement to 2.13% of net revenues during the fifth year of the agreement.

   During December 1995, the Company entered into a management agreement, with an initial term of five years, to manage a 120-bed nursing facility in Miami, Florida. The management agreement provides for a management fee which is based upon a maximum of 6% of net revenues during the first year and 5% of net revenues thereafter. In accordance with the management agreement, the Company agreed to lend to the operator of the facility an Operating Loan for working capital. The Operating Loan is evidenced by a promissory note (and collateralized by accounts receivable), bears interest at the prime rate plus two percent and has a final maturity upon the termination or expiration of the management agreement.

9. Related Party

   For the year ended December 31, 1995 and the period June 24, 1994 (inception) to December 31, 1994, Continuum Care of Massachusetts, Inc., whose principal stockholder is Mr. Gosman, provided management services to the Company. Fees for these services in the amount of $4,335,655 and $1,638,220, respectively, have been included in the financial statements and consist of the following:

                                                            June 24, 1994
                                         Year Ended         (Inception) to
                                       ---------------    ------------------
                                                   December 31,
                                       -------------------------------------
                                             1995                 1994
                                       ---------------    ------------------
Salaries, wages and benefits             $2,123,152           $  579,078
Supplies                                    166,136              124,726
Professional fees                           493,269              260,411
Utilities                                   113,653              117,374
Rent                                        422,468              240,239
Other                                     1,016,977              316,392
                                         ----------           ----------
                                         $4,335,655           $1,638,220
                                         ==========           ==========

   Such fees are based on the discretion of Continuum Care of Massachusetts, Inc. and may not be indicative of what they would have been if the Company had performed these services internally or had contracted for such services with unaffiliated entities. Included in rent is rent expense of $311,639 and $193,600 for the year ended December 31, 1995 and the period June 24, 1994 (inception) to December 31, 1994, respectively, for the Company's principal office space in Needham, Massachusetts. The lessee of the office space is Continuum Care of Massachusetts, Inc. The remaining rent expense represents various operating leases for equipment.

   The Company intends to provide development and other services in connection with the establishment of assisted living facilities, nursing homes and other health care facilities. The Company will provide these services to or for the benefit of the owners of the new facilities, which owners are either corporations or limited partnerships and, in some cases, the owners of such will be stockholders of the Company.

                                   CAREMATRIX
               NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

9. Related Party (Continued)

   Meditrust, a publicly traded real estate investment trust with assets in excess of $1.7 billion of which Mr. Gosman is the Chairman of the Board and Chief Executive Officer, has provided financing to a skilled nursing/ assisted living facility owned principally by Mr. Gosman, which is to be managed subsequent to the merger by the Company, in the aggregate amount of $20,109,241 at December 31, 1995.

   At December 31, 1995 and December 31, 1994, the Company had borrowed $9,661,381 and $2,729,791, respectively, from Mr. Gosman. Interest on such outstanding indebtedness at the prime rate of interest during the year ended December 31, 1995 and the period June 24, 1994 (inception) to December 31, 1994 was $543,571 and $55,856, respectively. The borrowings from Mr. Gosman have a maturity date of January 1998. Interest on the borrowings is payable upon demand. The Company will obtain additional financing, as required, from Mr. Gosman for working capital purposes.

10. Supplemental Cash Flow Information

   During the period from June 24, 1994 (inception) to December 31, 1994 the Company acquired the assets and assumed certain liabilities of the entity described in Note 3. The transaction had the following non-cash impact on the balance sheet:

                                  December 31, 1994
                                  ------------------
Current assets                        $ 93,123
Property, plant and equipment           71,381
Intangibles                            566,312
Current liabilities                    (28,710)

11. Subsequent Events

   During 1996 the Company, pursuant to the management agreement for the 120-bed nursing facility in Miami, Florida, advanced the Operator of the facility $769,904 for working capital purposes.

   During July 1996, the Company entered into a merger agreement with The Standish Care Company ("Standish"). Under the merger agreement Standish, as the surviving company in the merger, will acquire all of the assets and operations of the Company and will issue 50 million shares of its common stock to the stockholders of the Company. The merger transaction of the Company with and into Standish will be recorded as a "reverse acquisition" for accounting purposes, with the Company treated as the accounting acquiror, even though Standish will be the survivor for legal purposes. In a reverse acquisition, the accounting acquiror is treated as the surviving entity even though Standish's legal existence does not change and the financial statements reflect the historical financial statements of the Company. The Company, as the accounting acquiror, will treat the merger as a purchase acquisition. The merger will be recorded using the historical cost basis for the assets and liabilities of the Company, and the estimated fair value of Standish's assets and liabilities. Consummation of the merger is subject to approval by both companies' Boards of Directors and stockholders and other closing conditions.

   During July 1996, the Company entered into agreements with a third party whereby such third party will provide day to day management of the following facilities which are currently in operation: (i) the 54-bed nursing facility in Homestead, Florida; (ii) the 120-bed nursing facility in Miami, Florida;
(iii) the 138-bed leased facility in Silver Spring, Maryland; and (iv) the 142-bed facility in Needham, Massachusetts.

   The Company has adopted a stock option plan for issuance of common stock to key employees and directors of the Company. Under this plan, the exercise provision and price of the options will be established on an individual basis generally with the exercise price of the options being not less than the market price of the underlying stock at the date of grant. The Company has issued options to purchase approximately 300,000 shares at the fair market value at the date of grant.

                                                                    Appendix I

                         AGREEMENT AND PLAN OF MERGER

   This Agreement is made and entered into effective as of July 3, 1996 by and among The Standish Care Company, a Delaware corporation ("Standish"), each of the corporations listed on Schedule I hereto (each of which is referred to herein as an "Acquisition Corporation") which have joined herein by executing this Agreement and each of the corporations listed on Schedule II hereto (each of which is referred to herein as a "CareMatrix Corporation" and all of which are collectively referred to as "CareMatrix").

                                  BACKGROUND

   A. Standish is engaged in the business of providing long term care services through the operation and management of assisted living communities throughout the eastern United States. CareMatrix is also engaged in the business of providing long term care services through the operation and management of assisted living communities.

   B. Each Acquisition Corporation is a wholly-owned subsidiary of Standish.

   C. CareMatrix and Standish have determined that it is in the best interests of each to effect a merger of each Acquisition Corporation with and into a specified CareMatrix Corporation as set forth in Schedule III hereto (the "Merger") as provided in this Agreement.

   D. Pursuant to the Merger, the holders of shares of common stock, par value $.01 per share, of each CareMatrix Corporation (the "CareMatrix Common Stock") will receive shares of common stock of Standish in the manner set forth in Article I of this Agreement and upon the terms and conditions otherwise set forth in this Agreement.

   E. The Merger is fair and in the best interests of the stockholders of the respective corporations.

   NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:

                                  ARTICLE I
                                  THE MERGER

     1.1 Execution, Filing and Effective Time. On the Closing Date (as hereinafter defined) and subject to the terms and conditions hereinafter set forth, the parties hereto agree to cause the Merger to be consummated by filing with the Delaware Secretary of State Certificates of Merger (the "Certificates of Merger") in the forms set forth in Exhibit 1.1 hereto, duly executed and acknowledged, and taking all such further actions as may be required by law to make the Merger effective. The Merger shall become effective when the Certificates of Merger are so filed in accordance with the Delaware General Corporation Law (the "Delaware Law"), and the time at which the Merger becomes effective is referred to herein as the "Effective Time."

     1.2 Constituent and Surviving Corporations; Effect of Merger. The CareMatrix Corporations and the Acquisition Corporations shall be the constituent corporations in the Merger, and the CareMatrix Corporations shall be the surviving corporations in the Merger (in such capacity, the CareMatrix Corporations are sometimes hereinafter referred to as the "Surviving Corporations"). At the Effective Time, the Merger shall have the effect set forth in Section 259 of the Delaware Law.

     1.3 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificates of Incorporation of the CareMatrix Corporations shall be the Certificates of Incorporation of the Surviving Corporations and the By- laws of the CareMatrix Corporations as in effect at the Effective Time shall be the By-laws of the Surviving Corporations.

   At the Effective Time, the Restated Certificate of Incorporation of Standish shall be amended solely to increase to 75,000,000 the number of authorized shares of Standish Common Stock and to change the name of Standish to CareMatrix Corporation (the "Standish Certificate Amendment"). At the Effective Time, the By-Laws of Standish shall be the current By-Laws of Standish amended solely to authorize the positions created pursuant to
Section 1.4(a) hereof (the "Standish By-Laws Amendment").

1.4 Officers and Boards of Directors. At the Effective Time:

       (a) The Chairman, the President and Chief Operating Officer and the Treasurer and Chief Financial Officer of Standish shall resign or be removed, new positions of Chief Executive Officer and Senior Vice President of Finance, respectively, shall be created in accordance with the Standish By-Laws Amendment and, concurrently therewith, the following persons shall be elected or appointed to the position listed opposite his name:

         Abraham D. Gosman          -- Chairman, Board of Directors
         Michael J. Doyle           -- Chief Executive Officer
         Andrew D. Gosman           -- President
         Kenneth M. Miles           -- Senior Vice President of Finance

   The Chief Financial Officer shall be designated by the foregoing Chief Executive Officer and President.

       (b) Except as set forth in this subsection, each of the members of the Board of Directors of Standish shall resign or be removed and, concurrently therewith, the following persons shall be appointed to the Board of Directors:

         Abraham D. Gosman
         Michael J. Doyle
         Andrew D. Gosman

     In addition, four outside directors shall be appointed by the foregoing Board of Directors to fill the vacancies created by resignation or removal of the aforementioned directors.

       (c) At the Effective Time, the following persons shall be appointed to the position with respect to the CareMatrix Corporations set forth opposite his name:

         Michael M. Gosman          -- Executive Vice President
         Joel A. Kanter             -- Executive Vice President
         James M. Clary, III        -- General Counsel, Executive Vice President
                                       and Secretary
         Michael J. Zaccaro         -- Senior Vice President
         Jonathan R. Banton         -- Senior Vice President
         Kevin J. Maley             -- Senior Vice President

     1.5 Conversion of Stock and Other Securities of the Constituent
Corporations.

       (a) The shares of Common Stock of the CareMatrix Corporations issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive an aggregate of fifty million (50,000,000) newly issued, fully paid, and non-assessable shares of common stock, par value $.01 per share, of Standish ("Standish Common Stock") allocated as set forth on Exhibit 1.5(a), upon surrender of the certificates formerly representing shares of CareMatrix Common Stock.

       (b) Each share of common stock of an Acquisition Corporation outstanding immediately prior to the Effective Time shall, on such date, by virtue of the Merger and without any action on the part of any holder thereof, be cancelled and each Surviving Corporation shall issue one (1) share of its common stock to Standish.

       (c) No fractional shares of Standish Common Stock shall be issued. Instead, stockholders of CareMatrix whose conversion of CareMatrix Common Stock results in more or less than one whole share of Standish Common Stock will have their shares rounded to the nearest whole number. The shares of Standish Common Stock issuable in exchange for each share of CareMatrix Common Stock are referred to herein as the "Merger Consideration."

       (d) All shares issued to the stockholders of CareMatrix representing the Merger Consideration shall be registered on a Form S-4 Registration Statement (the "Form S-4 Registration Statement") to be filed by Standish with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Form S-4 Registration Statement shall also register for resale the shares of Standish Common Stock issued to the affiliates of CareMatrix listed on
   Exhibit 1.5(d) at the Effective Time
   of the Merger. Standish shall cause the Form S-4 Registration Statement to be declared effective at the earliest practicable date and to continue to be effective and usable for their intended purposes for as long as any Standish Common Stock continues to be held by any of the foregoing affiliates and such shares are restricted securities and therefore required under the federal securities laws to be resold under Rule 145 promulgated under the Securities Act or through an effective registration statement under applicable Commission regulations. Notwithstanding the foregoing, Standish is allowed to let the Form S-4 Registration Statement be "stale", or unusable, for up to one hundred twenty (120) consecutive days at a time, but no more than one hundred eighty (180) total days in any successive twelve month period, if the reason for such unusability is an announced acquisition, disposition or other event which would require a post-effective amendment or a supplement to an existing registration statement under Commission regulations or any other occurrence which under Commission regulations causes the Form S-4 Registration Statement to be unusable. If the Form S-4 Registration Statement becomes stale or unusable, Standish shall use its best efforts to file a post-effective amendment at the earliest practicable date so that the Form S-4 Registration Statement will be usable.

       (e) Each share of CareMatrix Common Stock held in the treasury of any of the CareMatrix Corporations immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and retired and cease to exist and no payment shall be made with respect thereto.

     1.6 Exchange Agent. Prior to the Effective Time, CareMatrix and Standish shall appoint American Securities Transfer, Incorporated, Standish's transfer agent, or such other mutually acceptable bank or trust company as agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of CareMatrix Common Stock outstanding immediately prior to the Effective Time for the Merger Consideration.

     1.7 Exchange of Stock Certificates.

       (a) Promptly after the Effective Time, the Exchange Agent shall mail to each record holder of a CareMatrix Corporation, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of CareMatrix Common Stock (the "Certificates") a form letter of transmittal and instructions advising such holder of the relevant terms of the exchange effected by the Merger and the procedure for surrendering to the Exchange Agent such Certificates for exchange for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate or certificates representing the Merger Consideration multiplied by the number of shares of CareMatrix Common Stock represented by such Certificate and such surrendered Certificate shall then be cancelled. Until surrendered in accordance with the provisions of this
   Section 1.7, each Certificate shall represent for all purposes the right to receive Merger Consideration multiplied by the number of shares of CareMatrix Common Stock represented by such Certificate.

       (b) At and after the Effective Time there shall be no transfers of shares of CareMatrix Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of any CareMatrix Corporation. If, after the Effective Time, Certificates are presented to CareMatrix or the Exchange Agent, they shall be cancelled and exchanged for the Merger Consideration multiplied by the number of shares of CareMatrix Common Stock represented by such Certificates as provided in this Article I. At the close of business on the day prior to the Effective Time the stock ledger of each CareMatrix Corporation shall be closed.

       (c) From and after the Effective Time, holders of Certificates formerly evidencing shares of CareMatrix Common Stock shall cease to have any rights as stockholders of CareMatrix, except as provided herein or by law. Notwithstanding the foregoing in this Section 1.7, neither the Surviving Corporations nor Standish shall be liable to any holder of shares of CareMatrix Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 Dissenting Shares. Notwithstanding the provisions of Section 1.5(a), no share of CareMatrix Common Stock outstanding immediately prior to the Effective Time that is held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the Delaware Law shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal under the Delaware Law. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such shares shall be treated as though they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest. On or before the SEC Filing Date, the Merger shall have been approved by the stockholders of CareMatrix, and the holders of no more than five percent (5%) of the CareMatrix shares shall have demanded appraisal rights in accordance with Delaware law.

     1.9 Updated CareMatrix Financial Statements. As soon as reasonably practicable, but in no event later than 25 days following the date of this Agreement, CareMatrix shall prepare, with the assistance and cooperation of Standish, and deliver to Standish a combined unaudited balance sheet of CareMatrix as of June 30, 1996 (the "June 30 CareMatrix Balance Sheet") and related statements of operations and retained earnings and cash flows for the three and six month periods then ended, (the "June 30 CareMatrix Financial Statements") together with a combined unaudited pro forma balance sheet (as of June 30, 1996) and income statement (for the six months ended June 30,
1996). Within 35 days following the date of this Agreement CareMatrix shall deliver to Standish a letter (the "Procedures Letter") relating to the June 30 CareMatrix Balance Sheet and the June 30 CareMatrix Financial Statements from Coopers & Lybrand L.L.P. ("C&L"), CareMatrix's independent public accountants, in form and substance agreed upon by C&L and Standish, covering agreed upon procedures meeting the requirements of SAS 71.

                                  ARTICLE II
                                   CLOSING

     2.1 The Closing Date. Subject to the satisfaction or waiver of each of the conditions contained in Articles IX and X of this Agreement, the closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts at 10:00 a.m. on a date agreeable to the parties within five (5) business days after the satisfaction or waiver of all conditions to Closing set forth in Articles IX and X, or on such other date or at such other location or time as may be agreed upon by the parties (such date and time being called the "Closing Date"), but in no event later than the Termination Date (as defined in Section 12.1(c)).

     2.2 The Closing. At the Closing, the CareMatrix Corporations, Standish and the Acquisition Corporations shall each deliver to each other such certificates, instruments, documents and opinions as are set forth in Articles IX and X, each of which shall be fully executed and completed, as appropriate.

     2.3 Filing Certificate of Merger. Contemporaneous with the Closing, the duly executed Certificates of Merger shall be filed with the Delaware Secretary of State.

                                 ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF STANDISH

   Standish represents and warrants to CareMatrix as follows:

     3.1 Organization and Qualification. Standish is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Standish is qualified as a foreign corporation in each jurisdiction where it is required to be so qualified.

     3.2 The Subsidiaries of Standish. Schedule 3.2 of the separate Disclosure Schedule to be delivered by Standish to, and approved by, CareMatrix on or before July 9, 1996 (the "Standish Disclosure Schedule") sets forth correctly the name, jurisdiction of organization, states in which it is qualified to do business, activities and ownership control of each entity in which Standish, directly or indirectly, owns any interest (individually, a "Standish Subsidiary," and collectively, the "Standish Subsidiaries"). Except as shown on Schedule 3.2(a) of the Standish Disclosure Schedule, each Standish Subsidiary is qualified to do business as a foreign entity in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not, individually or in the aggregate, cause a Material Adverse Change (as hereinafter defined) with respect to Standish. All issued and outstanding shares or other ownership interests of the Standish Subsidiaries are duly authorized, validly issued, fully-paid and nonassessable and, except as set forth on Schedule 3.2 (a) of the Standish Disclosure Schedule, Standish or a Standish Subsidiary is the sole owner of all such issued and outstanding shares or other ownership interests. Except as shown on Schedule 3.2(b) of the Standish Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require any Standish Subsidiary to issue, sell or otherwise cause to become outstanding any of its capital stock, partnership interests or other securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Standish Subsidiaries. Except as shown on Schedule 3.2(c) of the Standish Disclosure Schedule, there are no stockholders' agreements, voting trusts, proxies or other agreements or understandings with respect to the voting or ownership of the capital stock or partnership interests of the Standish Subsidiaries. Except as set forth on Schedule 3.2 of the Standish Disclosure Schedule, Standish does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, joint venture, trust or other business association other than the Standish Subsidiaries.

     3.3 Capitalization. The authorized capital stock of Standish consists of: 30,000,000 shares of Standish Common Stock, $.01 par value, of which 3,609,453 shares are outstanding; and 999,568 shares of Preferred Stock, par value $.01 per share, of which 875,000 have been designated Series A Cumulative Preferred Stock (the "Standish Preferred Stock") of which 56,000 shares are outstanding. At the Closing Date, the authorized capital stock of Standish shall consist of 75,000,000 shares of Common Stock, and there shall be no more than 5,500,000 shares of Standish Common Stock issued and outstanding, including all shares issued between the date hereof and the Closing Date upon the exercise of options, warrants and other similar rights. All of the outstanding shares of Standish Common Stock have been validly issued and are fully-paid and nonassessable. Except as set forth in Schedule
3.3 (a) of the Standish Disclosure Schedule, there are outstanding no options, warrants, rights, or other agreements or commitments obligating Standish to issue or sell shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock. Standish has no obligation to register any shares of Standish Common Stock under the Securities Act. Except as shown on Schedule 3.3(c) of the Standish Disclosure Schedule, Standish is not obligated directly, indirectly or contingently to purchase or redeem any shares of Standish Common Stock.

     3.4 Corporate Power and Authority. Standish and the Standish Subsidiaries have full corporate or partnership power and authority to carry on their businesses as now being conducted in the jurisdictions where such businesses are now conducted and to own, operate and lease the Standish Properties. This Agreement, the Merger and the other transactions contemplated hereby have been duly and unanimously approved by the Board of Directors of Standish, subject to the approval of the Agreement and the Merger and the Standish Certificate Amendment by the stockholders of Standish. Standish has full corporate power and authority to enter into this Agreement and, subject to the approval of the Agreement and the Merger and the Standish Certificate Amendment by the stockholders of Standish, to consummate the Merger and the other transactions contemplated hereby, and this Agreement and each of the other agreements to be executed and delivered by Standish in connection herewith constitute the legal, valid and binding obligations of Standish enforceable against it in accordance with their respective terms.

     3.5 No Violation. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby and the consummation of the Merger and the other transactions contemplated hereby, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof, except as set forth in Schedule 3.5 of the Standish Disclosure Schedule, will
(i) violate, conflict with or result in any breach of any trust agreement, charter document, by-law, judgment, decree, order, statute or regulation applicable to Standish or any Standish Subsidiary, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than filing the Certificate of Merger and the Standish Certificate Amendment with the Delaware Secretary of State), (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any obligation of Standish or any Standish Subsidiary or increase or otherwise affect the obligations of Standish or any Standish Subsidiary under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to Standish or any Standish Subsidiary or to Standish's ability to consummate the Merger and the other transactions contemplated hereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents, in form and substance satisfactory to CareMatrix, have been or will be obtained in writing and provided to CareMatrix at or prior to the Closing, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Standish or any Standish Subsidiary or (v) result in the creation of any liability, claim, assessment, security interest, lien, restriction, encumbrance, or right, title or interest in others (collectively, a "Claim") upon or against the properties of Standish or any Standish Subsidiary.

     3.6 SEC Documents. Standish has delivered to CareMatrix a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by it with the Commission (as any such documents have since the time of their filing been amended, the "SEC Documents") since January 1, 1993, which are all the documents (other than preliminary material) that it was required to file with the Commission since such date. As of their respective dates, the SEC Documents complied with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All agreements, contracts and other documents required to be filed as exhibits to any of the SEC Documents have been so filed. Since January 1, 1993 Standish has timely filed all reports, registration statements and other filings required to be filed with the Commission under the rules and regulations of the Commission.

     3.7 Financial Statements. The financial statements of Standish included within the SEC Documents (the "Standish Financial Statements") fairly present the financial position of Standish and the Standish Subsidiaries as of their respective dates and accurately set forth the results of operations for the periods presented therein, as the case may be, all in conformity with generally accepted accounting principles ("GAAP") and the applicable accounting requirements of the Commission (with respect to financial statements filed with the Commission), consistently applied, of Standish and the Standish Subsidiaries, except as otherwise noted therein. Any financial statements prepared by Standish after the March 31, 1996 quarterly financial statements will be prepared in accordance with GAAP and the applicable accounting requirements of the Commission (with respect to any financial statements filed with the Commission), consistently applied, and will fairly present the financial position as of their respective dates and accurately set forth the results of operations for the periods presented therein, of Standish and the Standish Subsidiaries, except as otherwise noted therein.

     3.8 Absence of Undisclosed Liabilities. Except as set forth or reserved against in the balance sheet (the "Balance Sheet") as of March 31, 1996 (the "March Balance Sheet Date") included in the Financial Statements or disclosed in the notes thereto, Standish (i) did not have as of the March Balance Sheet Date any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the March Balance Sheet Date, which would be required under GAAP to be shown in such balance sheet or referenced in the notes thereto, and
(ii) except as shown on Schedule 3.8 of the Standish Disclosure Schedule has not incurred since the March Balance Sheet Date any such liability or obligation except in the ordinary course of business.

     3.9 Conduct of Business Since the March Balance Sheet Date. Since the March Balance Sheet Date, except as set forth on Schedule 3.9 of the Standish Disclosure Schedule, there has been no Material Adverse Change (as hereinafter defined) with respect to Standish, and no such Material Adverse Change is threatened, contemplated or anticipated. As used herein, the term "Material Adverse Change" shall mean, (i) with respect to Standish, (a) a material adverse change in the Financial Condition (as hereinafter defined) of Standish and the Standish Subsidiaries or (b) a material adverse change in the business or prospects of Standish and the Standish Subsidiaries taken as a whole; (ii) with respect to CareMatrix, (a) a material adverse change in the Financial Condition (as defined in Section 4.8 hereof) of the CareMatrix Corporations taken as a whole or (b) a material adverse change in the results of operations, assets, liabilities, business or prospects of the CareMatrix Corporations taken as a whole and (iii) with respect to any other person or entity, a material adverse change in the Financial Condition, results of operations, assets, liabilities, business or prospects of such person or entity. As used in this Section 3.9, "material adverse change in the Financial Condition" of Standish and the Standish Subsidiaries shall mean a reduction of more than $2,000,000 in the Net Working Capital (Deficit) (as hereinafter defined) of Standish from the Net Working Capital (Deficit) as of the March Balance Sheet Date to the Net Working Capital (Deficit) as of the last day of the calendar month immediately preceding the Closing Date (the "Final Net Working Capital (Deficit)"), as shown on a balance sheet prepared by Standish (the "Determination Balance Sheet"). The term "Net Working Capital (Deficit)" shall mean, with reference to Standish's existing balance sheet classifications, the difference between (a) "Total current assets" as reduced by "Due from related parties" and (b) "Total current liabilities," as reduced by "Current portion of long-term debt". For purposes of the foregoing calculation, the following shall be excluded from the determination of Final Net Working Capital: any proceeds from the exercise of stock options after the March Balance Sheet Date. Standish shall not change the classification of any items shown on the Balance Sheet in its preparation of the Determination Balance Sheet, and the Determination Balance Sheet shall include all of the expenses and fees incurred and reasonably anticipated to be incurred by Standish in connection with the Merger. The determination of Final Net Working Capital (Deficit) shall be made in accordance with GAAP, consistently applied.

   Since the March Balance Sheet Date, except as set forth on Schedule 3.9 of the Standish Disclosure Schedule, neither Standish nor any Standish Subsidiary has taken or agreed to take any action that would obligate Standish or any Standish Subsidiary to have:

       (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

       (b) entered into or agreed to enter into any transaction, agreement or commitment, or suffered the occurrence of any event or events (i) that has interfered or is reasonably likely to interfere with the normal and usual operations of the business of Standish or any Standish Subsidiary or (ii) that, singly or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Change with respect to Standish;

       (c) incurred or increased any indebtedness for borrowed money or any capital lease obligations other than to CareMatrix, or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any individual, partnership, firm or corporation;

       (d) except in connection with a loan from CareMatrix to Standish, mortgaged, pledged, or otherwise encumbered, or, other than in the ordinary course of business, sold, transferred or otherwise disposed of, any of the properties or assets of Standish or any Standish Subsidiary, including any cancelled, released, hypothecated or assigned indebtedness owed to Standish or any Standish Subsidiary, or any claims held by Standish or any Standish Subsidiary;

       (e) made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation;

       (f) declared, set aside, or paid any dividend or other distribution (whether in cash, stock or property, or any combination thereof) in respect of the capital stock of Standish, or redeemed or otherwise acquired, directly or indirectly, any shares of capital stock of Standish;

       (g) paid any long-term liability, otherwise than in accordance with its terms;

       (h) paid any bonus compensation to any officer, director, stockholder or employee of Standish or any Standish Subsidiary or otherwise increased the compensation paid or payable to any of the foregoing, except as contemplated pursuant to this Agreement;

       (i) sold, assigned or transferred any patents, trademarks, trade names, logos, copyrights, formulae or other intangible assets;

       (j) contracted with or committed to any third party (i) to sell any capital stock of Standish, (ii) to sell any assets of Standish or any Standish Subsidiary other than in the ordinary course of business, (iii) to effect any merger, consolidation or other reorganization of Standish or any Standish Subsidiary, or (iv) to enter into any agreement with respect thereto; or

       (k) paid any expenses or fees of counsel, accountants or consultants for services in preparation for or in connection with this Agreement or the transactions contemplated hereunder in excess of $650,000.

     3.10 Tangible Properties. Schedule 3.10(a) of the Standish Disclosure Schedule contains a true and complete list showing the remaining balance of the capitalized value of furniture, fixtures and equipment owned or leased by Standish or the Standish Subsidiaries, which had an individual value of $500 or more when purchased or leased ("Furniture, Fixtures and Equipment"). In addition to the Furniture, Fixtures and Equipment, Standish and the Standish Subsidiaries own or lease miscellaneous other fixed assets, fixtures, furnishings, furniture, office supplies, computer hardware, and software, tools, machinery, equipment, spare parts and other tangible property, which had an individual value of less than $500 when leased or purchased (the "Standish Miscellaneous Personal Property", and collectively with the Furniture, Fixtures and Equipment, the "Standish Tangible Personal Property").

Except as listed on Schedule 3.10 (b) of the Standish Disclosure Schedule with respect to leased Standish Tangible Personal Property, Standish and the Standish Subsidiaries have good and marketable title free and clear of all Claims to the Standish Tangible Personal Property owned by Standish or any Standish Subsidiary. With respect to any Standish Tangible Personal Property leased by Standish or any Standish Subsidiary, all leases, conditional sale contracts, franchises or licenses pursuant to which Standish or any Standish Subsidiary may hold or use (or permit others to hold or use) such Standish Tangible Personal Property are valid and in full force and effect, and, except as set forth in Schedule 3.10(c) of the Standish Disclosure Schedule, there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default; and Standish's or any Standish Subsidiary's possession and use of such property has not been disturbed and no claim has been asserted against Standish or any Standish Subsidiary adverse to their rights in such leasehold interests. All Standish Tangible Personal Property is adequate and usable for the purposes for which it is currently used and each item of Standish Tangible Personal Property, whether owned or leased, is in good operating condition, reasonable wear and tear excepted, and has been properly maintained and repaired. The Standish Tangible Personal Property comprises all the equipment necessary for the continuing operation of the Standish Improvements (as hereinafter defined) in the manner in which they have been operated to date.

     3.11 Real Property.

       (a) All real property owned or leased by Standish or any Standish Subsidiary (the "Standish Properties"), together with the improvements thereon (the "Standish Improvements") is described in Schedule 3.11(a) of the Standish Disclosure Schedule. Locations of real property owned by Standish or any Standish Subsidiary are hereby referred to as "Standish Owned Locations." Schedule 3.11(a) of the Standish Disclosure Schedule includes a materially accurate summary reflecting the location, land acreage, brief history, services and maximum legal unit and bed capacities of each of the Standish Properties. Schedule 3.11(a) sets forth a list of all real property subject to purchase options in favor of Standish (such purchase options are herein referred to as the "Standish Purchase Options", and such locations are herein referred to as the "Standish Option Locations"). Where the term "Standish Properties" is used in these representations and warranties, the same shall, unless the context otherwise requires, include all of the locations referred to as Standish Option Locations.

       (b) The descriptive information concerning the Standish Properties set forth in Schedule 3.11(a) of the Standish Disclosure Schedule is true, accurate and complete in all material respects. Except as shown on
   Schedule 3.11(a) of the Standish Disclosure Schedule, Standish and the Standish Subsidiaries do not own or lease or have any rights or interest in any other real property other than the Standish Properties. Where the term "Standish Properties" is used in these representations and warranties, the same shall mean all of the properties and interests constituting the Standish Properties and each individual property or interest.

       (c) As set forth on Schedule 3.11(c), Standish or the applicable Standish Subsidiary is the legal fee simple or leasehold titleholder of the Standish Properties and has good, marketable and insurable (at normal rates) title to the Standish Properties free and clear of all mortgages and security interests, Standish Tenant Leases (as hereinafter defined), licenses, claims, options, options to purchase, liens, covenants, conditions, restrictions, rights-of-way, easements, judgments, encumbrances and other matters affecting title to the Standish Properties, except for those identified on Schedule 3.11(c) of the Standish Disclosure Schedule (the "Standish Permitted Encumbrances"). Each survey of the Standish Properties heretofore delivered to CareMatrix and listed on
   Schedule 3.11(c) is current, complete, accurate, true and correct except as otherwise set forth on said Schedule 3.11(c). True, accurate and complete copies of those title insurance policies relative to the Standish Properties and the Standish Permitted Encumbrances, which policies are as described or referred to in Schedule 3.11(c) of the Standish Disclosure Schedule, have been delivered by Standish to CareMatrix, and a list thereof is set forth on Schedule 3.11(c). Except as set forth in Schedule 3.11(c) of the Standish Disclosure Schedule, there is no pending litigation or dispute or, to the best of Standish's knowledge, basis for dispute concerning the location of the lines and corners of the boundaries of the lots constituting the Standish Properties. None of the Standish Permitted Encumbrances has or is likely to have a material adverse impact upon, nor interfere with or impede, in any material respect, the conduct of the business of the Standish Properties as currently conducted. Except as set forth in Schedule 3.11(c) of the Standish Disclosure Schedule, none of the Standish Improvements (i) encroaches onto adjoining lands or (ii) encroaches on or over any easements or rights of way included in the Standish Permitted Encumbrances or (iii) violates any building setback lines on a plat of subdivision or filed in the public records, in each case in a manner that adversely effects the value of any Standish Property. There are no encroachments onto the Standish Properties of any building, structure, or other improvement located on adjoining property.

       (d) Listed on Schedule 3.11(d) of the Standish Disclosure Schedule are all of the leases, including all amendments and modifications thereto and any letter agreements, memoranda of leases, notices of lease, nondisturbance agreements pertaining thereto, pursuant to which Standish or the Standish Subsidiaries occupy all or any portion of the locations constituting the Standish Properties (such leases are herein referred to as the "Standish Occupancy Leases", and such locations are herein referred to as the "Standish Leased Locations"). The rent, term, extension options, additional charges and other material terms set forth for each of the Standish Leased Locations are set forth on Schedule 3.11(d) of the Standish Disclosure Schedule. There is no default by either the respective landlord or Standish (or the applicable Standish Subsidiary) under any of the Standish Occupancy Leases or by the respective landlord under any financing documents relating to any Standish Property which is the subject of a Standish Occupancy Lease, either asserted by written notice or known to Standish, nor, to the best of Standish's knowledge, any condition which, with the giving of notice or the lapse of time, or both, would constitute a payment default or other material default, and there are no monetary obligations of Standish or any Standish Subsidiary under any Standish Occupancy Lease or such financing documents which are, as of the date hereof, due and unpaid. Standish and the Standish Subsidiaries have posted security deposits for the performance of their obligations under the Standish Occupancy Leases, as set forth on Schedule 3.11(d) of the Standish Disclosure Schedule, and there are no claims or charges against such security deposits which have been or, to the best of Standish's knowledge, may be asserted.

       (e) There are no leases, subleases, tenancies, licenses, occupancy agreements or other agreements pursuant to which parties other than Standish or the Standish Subsidiaries hold rights to use or occupy all or any portion of the Standish Properties (such leases, subleases, tenancies, licenses, occupancy agreements and other agreements are herein referred to as the "Standish Tenant Leases").

       (f) Neither Standish nor any Standish Subsidiary is in default, nor do any circumstances exist which, with notice or the passage of time, or both, would give rise to a default under any of the documents, recorded or unrecorded, relating to the Standish Properties or with respect to any contractual obligations that would have a material adverse effect on the Standish Properties.

       (g) Schedule 3.11(g) of the Standish Disclosure Schedule is a true and complete schedule of all contractual obligations that involve payments or receipts by Standish or the Standish Subsidiaries of more than $5,000 in any single case, relative to the ongoing construction, maintenance, security, or operations of the Standish Properties excluding, however, warranties and guaranties, showing as to each of the contractual obligations: (i) date of the contractual obligation and each amendment thereof; (ii) name of vendor; (iii) type of service; (iv) termination date of the contractual obligation; (v) the basis for calculating amounts to become due thereunder; and (vi) whether and upon what terms either party may terminate such agreement without cause.

       (h) Except as set forth in Schedule 3.11(h) of the Standish Disclosure Schedule, Standish has not been advised of and is not aware of any defect in the condition of the Standish Properties, or any portion thereof, which has not been corrected and which will materially impair the operation of the Standish Properties as presently operated or as proposed to be operated. Standish has not been advised of and is not aware of any material defect in the Standish Improvements, the structural elements thereof, the mechanical systems (including without limitation all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, the roofs or the parking and loading areas. The construction of all of the Standish Improvements has been fully completed, and, except as set forth in Schedule 3.11(h) of the Standish Disclosure Schedule, all sums owing on account thereof have been paid in full.

       (i) All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by Law or necessary for the proper operation of the Standish Properties and the Standish Improvements as they are now being operated are installed and connected to the Standish Improvements pursuant to valid permits, are adequate to service the Standish Improvements and are in good operating condition. To the best of Standish's knowledge, no fact, condition, or proceeding exists which would result in the termination or impairment of the furnishing of services to the Standish Properties of water, sewer, gas, electric, telephone, drainage and other such utility services.

       (j) Except as set forth on Schedule 3.11(j), the Standish Improvements are free from infestation by rodents, termites or other insects or animals.

   (k) To the best of Standish's knowledge, the Standish Improvements were completed and installed in accordance with plans, which were approved by all governmental authorities having jurisdiction thereof. Standish has delivered to CareMatrix true, correct and complete copies of those drawings or plans as are currently in Standish's possession and which depict the Standish Properties and Standish Improvements as built (the "Standish Plans"). There is legal and adequate access to the Standish Properties at all points so identified in the Standish Plans and such access is directly from the Standish Properties onto public ways as so identified, and not by means of any lease, license, easement or other agreement. All Standish Improvements constructed by Standish or any Standish Subsidiary on any portion of the Standish Properties affected by any Standish Occupancy Lease are in accordance with Standish Occupancy Lease requirements.

       (l) Listed on Schedule 3.11(l) of the Standish Disclosure Schedule is a true and complete list of all written warranties and guaranties held by Standish or any Standish Subsidiary with respect to the Standish Properties and the Standish Improvements, including all Standish Tangible Personal Property relating thereto. Expiration dates of each warranty are shown on Schedule 3.11(l).

       (m) There are no pending or, to the best of Standish's knowledge, threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the Standish Properties. Neither Standish nor any Standish Subsidiary has received notice from any municipal, state, federal or other governmental authority of violations of any Law issued in respect of the Standish Properties which have not been heretofore corrected, and, to the best of Standish's knowledge, no such violations exist. The Standish Improvements and the present uses are permitted, conforming structures and uses as a matter of right and not pursuant to any "grandfathered" or non-conforming structure or use status or pursuant to any variance, special permit, license or other approval. Standish has not received notice of and is not aware of any plan, study or effort by any governmental agency or authority which would materially adversely affect the present use or zoning of the Standish Properties or which would modify or realign any adjacent street or highway.

       (n) There are presently in effect all licenses, permits, approvals and other authorizations necessary for the current use, occupancy and operation of the Standish Properties. Such licenses, permits, approvals and other authorizations are listed in Schedule 3.11(n) of the Standish Disclosure Schedule hereto. No such license, permit, approval or other authorization (i) contains any restrictions or conditions that would have a material adverse effect on the Standish Properties or (ii) is subject to any "linkage" or similar obligation. All applicable fees currently due and payable with respect thereto have been paid in full (and no fees or other payments with respect thereto shall accrue or become due and payable in the future). All of such licenses, permits, approvals and other authorizations are in full force and effect and shall remain in effect indefinitely subject to the conditions contained therein, without expiration or need of renewal thereof.

       (o) To the best knowledge of Standish, the soil condition of the Standish Owned Locations is such that it will support all of the Standish Improvements thereon for the foreseeable life of such Standish Improvements without the need for unusual or new subsurface excavations, fill, footings, caissons or other installations. The Standish Improvements on the Standish Owned Locations, as built, were constructed in a manner compatible with the soil conditions at the time of construction and to the best knowledge of Standish, all necessary excavations, fill, footings, caissons or other installations were provided. Except as set forth in
   Schedule 3.11(o) of the Standish Disclosure Schedule, none of the Standish Improvements is located in an area designated by the Federal Insurance Administration or any other governmental authority having jurisdiction over the Standish Properties as having special flood or mud slide hazards or being within the 100- year flood plan.

       (p) There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Standish Properties, nor to the best of Standish's knowledge, is any such condemnation or assessment contemplated by any governmental authority.

     3.12 Licenses and Permits. Schedule 3.12 of the Standish Disclosure Schedule lists all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, held by Standish and each Standish Subsidiary or used in or otherwise necessary for the conduct of the business operations of Standish and the Standish Subsidiaries (the "Standish Business") (collectively, the "Permits") together with any conditions imposed thereon. Standish and the Standish Subsidiaries have complied with all conditions and requirements imposed by the Permits and neither Standish nor any Standish Subsidiary has received any notice of, or has any reason to believe, that any appropriate authority intends to cancel, terminate or suspend any of the Permits or that valid grounds for such cancellation, termination or suspension exist. Except as set forth on
Schedule 3.12 of the Standish Disclosure Schedule, no other permits other than the Permits are necessary to operate the Standish Business. Standish and the Standish Subsidiaries own or have the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim. Each Permit is and immediately after the Merger will be valid and in full force and effect and no Permit will be subject to termination or be terminated or adversely affected by the Merger.

     3.13 Intellectual Property. Standish and the Standish Subsidiaries own, or are licensed or otherwise have the full and unrestricted right to use, all patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes, formulas and techniques used in connection with the operation of the Standish Business (collectively, the "Intellectual Property") and all Intellectual Property is described or listed in Schedule
3.13 of the Standish Disclosure Schedule, except trade secrets which have been separately disclosed to CareMatrix. Neither Standish nor any Standish Subsidiary has granted to any other person any license or other right to use in any manner any of the Intellectual Property, whether or not requiring the payment of royalties. To the best knowledge of Standish (i) no other person has a right or license granted directly or indirectly by or through Standish or any Standish Subsidiary to use any Intellectual Property; (ii) none of the Intellectual Property is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation; and (iii) there are no claims or demands of any other person, and no proceedings have been instituted, or are pending or, to the best knowledge of Standish, threatened, relating to the Intellectual Property.

     3.14 Outstanding Commitments. Schedule 3.14 of the Standish Disclosure Schedule sets forth a list and description of all existing contracts, agreements, leases and subleases (other than Standish Occupancy Leases and Standish Tenant Leases), commitments, licenses and franchises that involve payments or receipts by Standish or any Standish Subsidiary of more than $5,000 in any single case (collectively, the "Standish Contracts"), whether written or oral, to which Standish or any Standish Subsidiary is a party or which relate to the Standish Business. Standish has delivered or made available to CareMatrix true, correct and complete copies of all written Standish Contracts and Schedule 3.14(a) of the Standish Disclosure Schedule contains an accurate and complete description of all Standish Contracts which are not in writing. All of the Standish Contracts are in full force and effect except as set forth in Schedule 3.14(b) of the Standish Disclosure Schedule. Standish and each Standish Subsidiary which is a party to and each other party to each of the Standish Contracts have performed all the material obligations required to be performed by them to date, and there is not under any of the Standish Contracts any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. Neither Standish nor any Standish Subsidiary has (i) any present expectation or intention of not fully performing all its obligations under each of the Standish Contracts to which it is a party or (ii) except as set forth on Schedule 3.14(b) of the Standish Disclosure Schedule, any knowledge of any breach or anticipated breach by any other party to any of the Standish Contracts. Except as set forth in Schedule 3.14(b) of the Standish Disclosure Schedule, none of the Standish Contracts has been terminated or notice of termination given with respect thereto, no notice has been given by any party thereto of any alleged default thereunder by any party thereto, and neither Standish nor any Standish Subsidiary is aware of any intention or right of any party to any Standish Contract to default another party to any Standish Contract. Except as set forth in Schedule 3.14(b) of the Standish Disclosure Schedule, there exists no actual or, to the best knowledge of Standish, threatened termination, cancellation or limitation of the business relationship of Standish or any Standish Subsidiary with any party to any Standish Contract.

     3.15 Litigation. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of Standish's knowledge, threatened against or affecting Standish or any Standish Subsidiary (whether or not Standish or any Standish Subsidiary is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) pending or, to the best of Standish's knowledge, threatened arbitration proceeding relating to Standish or any Standish Subsidiary or (iii) governmental inquiry pending or, to the best of Standish's knowledge, threatened against or involving Standish or any Standish Subsidiary, and there is no basis for any of the foregoing. Except for item 5 on Schedule 3.15 of the Standish Disclosure Statement, any potential liability arising from any such action, suit, claim, proceeding or investigation is fully covered by insurance or will not have a material adverse impact on Standish. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, neither Standish nor any Standish Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the prospects, financial condition, operations, property or affairs of the Standish Business. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, there are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitral tribunal against, involving or affecting Standish or any Standish Subsidiary, and there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting Standish or any Standish Subsidiary, their assets or properties, or the Merger or the transactions contemplated hereby. Neither Standish nor any Standish Subsidiary is in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, there is no action, suit or proceeding by Standish or any Standish Subsidiary or their affiliates pending or threatened against others. Except as set forth on Schedule 3.15 of the Standish Disclosure Schedule, none of the following has occurred within five (5) years prior to the date hereof with respect to Standish or any Standish Subsidiary:

       (a) Neither Standish nor any Standish Subsidiary nor, to their best knowledge, any current employee thereof, has been convicted in a criminal proceeding or has been named or is a subject of a criminal, governmental or other regulatory investigatory proceeding (excluding traffic violations);

       (b) Neither Standish nor any Standish Subsidiary nor, to their best knowledge, any current employee thereof, has been or is the subject of any order, judgment or decree of any court, governmental agency or other regulatory body permanently or temporarily enjoining, barring, suspending or limiting it or any such person from engaging in any type of business or professional practice or activities; or

       (c) Neither Standish nor any Standish Subsidiary nor, to their best knowledge, any current employee thereof, has been found by a court of competent jurisdiction in a civil action or by any governmental agency or other regulatory body to have violated any Law.

     3.16 Compliance with Law. Except as set forth in Schedule 3.16 of the Standish Disclosure Schedule, neither Standish nor any Standish Subsidiary is subject to any judgment, order, writ, injunction or decree and Standish and each Standish Subsidiary have complied with and are not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services, including, without limitation, the Medicare and Medicaid Patient and Program Protection Act of 1987 and the Omnibus Budget Reconciliation Act of 1993. There is no existing law, rule, regulation or order, and Standish is not aware of any proposed law, rule, regulation or order, whether federal or state, which would prohibit or materially restrict Standish and the Standish Subsidiaries from, or otherwise materially adversely affect Standish and the Standish Subsidiaries in, conducting the Standish Business.

     3.17 Labor and Employee Relations. Neither Standish nor any Standish Subsidiary is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and Standish has no knowledge of any attempt to organize any of their employees by any person, unit or group seeking to act as their bargaining agent. Except as set forth in Schedule 3.17 of the Standish Disclosure Schedule, there are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any employee of Standish or any Standish Subsidiary.

     3.18 Certain Employees. Set forth on Schedule 3.18 is a list of the names of all of the key employees and consultants currently employed by Standish or any Standish Subsidiary in connection with the Standish Business, together with the title or job classification of each such person and his or her current compensation. Except as set forth on Schedule 3.18 of the Standish Disclosure Schedule, none of such persons has (i) an employment agreement or understanding, whether oral or written, with Standish or any Standish Subsidiary which is not terminable on thirty (30) days or less notice by Standish or any Standish Subsidiary without cost or other liability to Standish or any Standish Subsidiary or (ii) a non-competition, non-disclosure and/or non-solicitation agreement or understanding with Standish or any Standish Subsidiary, whether written or oral, and all such employment and other agreements are set forth in Schedule 3.18 of the Standish Disclosure Schedule hereto. Each person listed on Schedule 3.18 of the Standish Disclosure Schedule who is required to be licensed by applicable state law in order to perform his or her duties is so licensed. Set forth on
Schedule 3.18 of the Standish Disclosure Schedule is the amount, if any, of any severance liability of Standish or any Standish Subsidiary with respect to each person listed on Schedule 3.18.

     3.19 Employee Benefits. Set forth on Schedule 3.19 of the Standish Disclosure Schedule is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements, whether formal or informal, oral or written, under which employees of Standish or any Standish Subsidiary may be entitled to benefits or Standish or any Standish Subsidiary may have any liability (collectively, the "Standish Plans"). Through the Closing Date all such Standish Plans shall be maintained by Standish or each Standish Subsidiary in full force and effect. Neither Standish nor any Standish Subsidiary contributes, or has ever been required to contribute, to any plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or to any multiemployer plan, as defined in section 3(37) or section 4001(a)(3) of ERISA.

     Each Standish Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), ERISA and other applicable laws, rules and regulations. Each Standish Plan which is intended to be qualified within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination letter with respect to its qualification and, to the best knowledge of Standish, no event has occurred which would cause the loss of such qualification. Each Standish Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements.

     With respect to each Standish Plan, no actions, suits or claims (other than claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such actions, suits or claims. Neither Standish, any Standish Subsidiary nor any other party has engaged in a prohibited transaction, as defined under section 4975 of the Code or section 406 of ERISA, with respect to any Standish Plan, and no fiduciary with respect to any Standish Plan has, to the best knowledge of Standish, breached any fiduciary duty to such Standish Plan under Part 4 of Title I of ERISA or other applicable law. No event has occurred and no condition exists that would subject Standish or any Standish Subsidiary to any tax, fine or penalty imposed by the Code, ERISA or other applicable law. All required contributions have been made by Standish to each of the Plans and there is no funding deficiency with respect to any of the Standish Plans. Each Standish Plan may be amended or terminated in accordance with its terms without obligation or liability, other than those obligations and liabilities for which specific assets have been set aside or reserved for on the balance sheet as of the March Balance Sheet Date included in the Financial Statements of Standish and those obligations and liabilities reflected by the terms of the Standish Plan documents. There are no unfunded obligations under any Standish Plan providing benefits to employees of Standish or any Standish Subsidiary during employment or after termination of their employment.

     3.20 Insurance. Standish is, and will be through the Closing Date, adequately insured with responsible insurers in respect of their properties, assets and business against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule 3.20 of the Standish Disclosure Schedule correctly describes (by type, carrier, policy number, limits, premium and expiration date) the insurance coverage carried by Standish and the Standish Subsidiaries with respect to the Standish Business, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. Standish and the Standish Subsidiaries (i) have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) have not received notice of cancellation or non-renewal of any such policy or binder,
(iii) are not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder and (iv) have not received notice of and are not otherwise aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than forty-five (45) days, or as to which the insurer has disclaimed liability.

     3.21 Transactions With Affiliates. Except as contemplated by this Agreement and except as set forth in Schedule 3.21 of the Standish Disclosure Schedule and only with respect to transactions giving rise to current or contingent liabilities of Standish or any Standish Subsidiary, no current or former holder of 5% or more of any class of capital stock of Standish or any Standish Subsidiary at the time such transaction was entered into, or any director, officer or employee of Standish or any Standish Subsidiary, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has an interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with Standish or any Standish Subsidiary, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments or involving other obligations to or from such person.

     3.22 Taxes. Except as set forth in Schedule 3.22 of the Standish Disclosure Schedule, Standish and the Standish Subsidiaries have filed all tax returns and reports required to be filed, including without limitation, returns and estimated returns, with respect to federal, state, foreign and local taxes, and, except as set forth in Schedule 3.22 of the Standish Disclosure Schedule, have paid in full all taxes shown due thereon and all estimated taxes when due (together with all interest, penalties, assessments and deficiencies assessed in connection therewith due through the date hereof). Neither Standish nor any Standish Subsidiary is required to pay any other taxes except as shown in such tax returns, reports and information filings. All such returns, reports, and information filings required to be filed, including any amendments to date, have been prepared in good faith and without negligence or misrepresentation. Standish and each Standish Subsidiary has either paid or, in accordance with GAAP applied consistently with prior periods, adequately provided for, by reserves or other proper accounting treatment shown in the records and books of account, its liability for all taxes of every kind, including without limitation, its liability for federal, state and municipal income or franchise tax for the current tax year and for all prior years. Standish has no knowledge of any proposed or threatened assessment or reassessment of federal, state or municipal income or franchise taxes. The United States federal income tax returns of Standish have been examined by the Internal Revenue Service for all taxable years through and including the fiscal year ended December 31, 1994. In addition, at the date hereof, Standish and the Standish Subsidiaries have deducted and remitted all withholding tax or source deductions when due to the appropriate governmental authority as required by law or Standish and the Standish Subsidiaries have adequately provided for such deductions by reserves or other proper accounting treatment their books and records of account. Neither Standish nor any Standish Subsidiary (i) has executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations with respect to its tax liabilities, (ii) is a "consenting corporation" within the meaning of Section 341(f) of the Code, (iii) has been at any time taxable as other than Subchapter C corporation under the Code or has failed to file all tax returns consistent with this characterization, (iv) has been a member of any consolidated group (other than with Standish and the Standish Subsidiaries) for tax purposes or (v) does not have, or will fail to have, all records and information necessary for the timely and accurate filing of any tax returns due after the date hereof, including any returns due after the Closing Date which relate to the period prior to the Closing Date.

     3.23 Brokers. No agent, person or firm acting on behalf of Standish and the Standish Subsidiaries or under their authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with the transactions contemplated hereby, except Prager, McCarthy & Sealy and Stonebridge Associates L.L.C. (the "Standish Financial Advisors"), and Standish shall bear sole responsibility for the payment of all fees of the Standish Financial Advisors in connection with the transactions contemplated hereby, which shall not exceed $200,000 plus reasonable out of pocket costs.

     3.24 Environmental Laws.

       (a) Standish and the Standish Subsidiaries have operated and continue to operate the Standish Facilities and the Standish Business in compliance with all Laws (as hereinafter defined) relating to (i) pollution or protection of the environment, natural resources or human health from any Hazardous Substances (as hereinafter defined) or (ii) nuisance, trespass or "toxic tort", including, without limitation, Laws relating to emissions, discharges, releases or threatened releases of any Hazardous Substance or otherwise relating to the manufacture, processing, importation, distribution, use, generation, treatment, storage, disposal, transportation or handling of any Hazardous Substance (collectively, "Environmental Laws").

       (b) No Standish Property nor, to the best knowledge of Standish, any real property contiguous thereto, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, clean-up or removal of, any Hazardous Substance.

       (c) There is no civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any person or entity alleging, claiming, concerning or finding liability or potential liability arising out of, based on or resulting from, in whole or in part, (a) the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws (collectively, "Environmental Claims"), pending or, to the best knowledge of Standish, threatened against Standish or any Standish Subsidiary or against any person or entity whose liability for any Environmental Claim Standish or any Standish Subsidiary has or may have retained or assumed either contractually or by operation of law. There are no past or present actions, activities, circumstances, conditions, events, incidents or practices, including, without limitation, the release, threatened release, emission, discharge, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance that could form the basis of any Environmental Claim against Standish or any Standish Subsidiary or, to Standish's best knowledge, against any person or entity whose liability for any Environmental Claim Standish or any Standish Subsidiary has or may have retained or assumed either contractually or by operation of law.

       (d) All Waste (as hereinafter defined) generated in connection with the business, operations, assets and properties of Standish and the Standish Subsidiaries has been (i) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and
   (ii) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. Standish has maintained true and complete records relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with the business, operations, assets and properties of Standish and the Standish Subsidiaries.

       (e) Standish has delivered to CareMatrix all environmental inspection reports ("Environmental Reports") in the possession of Standish or its past or present consultants or advisors or those reports as have been prepared by any person or entity concerning compliance with applicable Environmental Laws of Standish's business, operations, assets or properties or the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance and as are listed on Schedule 3.24 of the Standish Disclosure Schedule.

       (f) As used herein, "Hazardous Substance" means any chemical, pollutant, contaminant, waste (including, without limitation, toxic, hazardous, infectious, sanitary, solid, radioactive and petroleum waste collectively, "Waste"), toxic substance, hazardous substance, extremely hazardous substance, hazardous material, radioactive material, oil and petroleum product, as such terms, or any similar terms, are or shall be used under any applicable federal, state, local and foreign laws, regulations, rules, ordinances, permits (including, without limitation, authorizations, approvals, registrations and licenses), administrative orders, judicial decisions or the like (all, collectively, "Laws") relating to pollution or protection of the environment, natural resources or human health.

     3.25 Corporate Records. The corporate record books of Standish and each Standish Subsidiary are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions taken by the stockholders and directors, and all votes of the stockholders or directors set forth in certificates furnished to anyone at any time heretofore.

     3.26 Accounts Receivable. Except as set forth in Schedule 3.26 of the Standish Disclosure Schedule, all of the accounts receivable of Standish and the Standish Subsidiaries shown or reflected on the most recent balance sheet in the Financial Statements, less the reserve for doubtful accounts in the amount shown on such balance sheet, are valid and enforceable claims and subject to no setoff or counterclaim. Standish has no accounts or loans receivable from any of its directors, officers or employees in excess of $7,500 in the aggregate.

     3.27 Proxy Statement. The Proxy Statement to be mailed to stockholders of Standish in connection with the solicitation of proxies on behalf of Standish's Board of Directors for the meeting of stockholders of Standish to be held to seek the approval of this Agreement and the Merger (the "Proxy Statement"), at the time of its mailing to such stockholders and at the time of such meeting, will not contain any untrue statement of a material fact or omit to state a material fact concerning Standish, the Standish Subsidiaries or the Merger or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning Standish, the Standish Subsidiaries or the Merger, in light of the circumstances under which they are made, not misleading; except that, Standish makes no representation or warranty with respect to any statement, information or omission relating to CareMatrix or its affiliates provided to Standish in writing for inclusion in the Proxy Statement. The Form S-4 Registration Statement, at the time of its effectiveness and thereafter, will not contain any untrue statement of a material fact or omit to state a material fact concerning Standish, the Standish Subsidiaries or the Merger or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning Standish, the Standish Subsidiaries or the Merger, in light of the circumstances under which they are made, not misleading; except that, Standish makes no representation or warranty with respect to any statement, information or omission relating to CareMatrix or its affiliates provided to Standish in writing for inclusion in the Form S-4 Registration Statement.

     3.28 Certain Practices. Standish and the Standish Subsidiaries have complied with any and all rules, regulations, policies and procedures of third party payors with respect to billing for services. Neither Standish, any Standish Subsidiary nor any stockholder, director, officer, or employee of Standish or any Standish Subsidiary has, directly or indirectly, given or agreed to give remuneration, in cash or in kind, in order to induce business reimbursable under Medicare, Medicaid or any health care insurer or provider which could subject Standish or any Standish Subsidiary to any damage or penalty in any civil, criminal or governmental litigation or proceeding. Neither Standish nor any Standish Subsidiary has at any time established or maintained any fund or asset for any illegal purpose or made any false entries or any books or records for any reason.

     3.29 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of Standish and each Standish Subsidiary in connection with this Agreement, the Merger and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement by Standish of a material fact or an omission by Standish of a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

     3.30 Contracts and Other Documents. Except for those contracts, agreements, license agreements, vendor agreements, purchase orders, commitments, sales orders, supply arrangements and other agreements which are listed in the Standish Disclosure Schedule (collectively, the "Contracts") or which have been entered into by Standish in the ordinary course of business and do not involve payment or receipt of more than $10,000.00, and those Leases in the Standish Disclosure Schedule , Standish is not party to any Contract, Lease or similar document. All the Contracts are valid, binding and enforceable and in full force and effect, and there are no (i) notices of violation or (ii) existing material defaults (or events that, with notice or lapse of time or both, would constitute material defaults) on the part of Standish or to the knowledge of Standish on the part of any other party thereto. Copies of the Contracts have been heretofore delivered to CareMatrix by Standish or its counsel and such copies are true and complete and include all amendments, supplements and modifications thereto; each such Contract will be subject to obtaining any consent listed in the Standish Disclosure Schedule and will continue to be in full force and effect on the same terms and conditions immediately after the Closing without the need for any action on the part of CareMatrix.

                                  ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF THE CAREMATRIX CORPORATIONS

   Each of the CareMatrix Corporations represents and warrants to Standish and the Acquisition Corporations as follows:

     4.1 Organization and Qualification. Each of the CareMatrix Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (except for A.M.A. New Jersey Development, Inc. which is duly organized, validly existing and in good standing under the laws of the State of New Jersey) and is qualified as a foreign corporation in each jurisdiction where it is required to be so qualified except where the failure to be so qualified would not, individually or in the aggregate, cause a Material Adverse Change with respect to CareMatrix.

     4.2 The Subsidiaries of CareMatrix. CareMatrix does not control directly or indirectly or have any direct or indirect equity participation in any corporation. Except as set forth on Schedule 4.2 of the separate Disclosure Schedule to be delivered by CareMatrix to, and approved by, Standish on or before July 9, 1996 (the "CareMatrix Disclosure Schedule"), CareMatrix does not control directly or indirectly or have any direct or indirect equity participation in any partnership, joint venture, trust or other business association.

     4.3 Capitalization. The authorized capital stock of each of the CareMatrix Corporations consists of 5,000 shares of CareMatrix Common Stock, of which 5,000 shares are outstanding, except that the authorized and outstanding shares of CCC of Maryland, Inc. are 3,000 and 1,000, respectively, and the authorized and outstanding shares of A.M.A. New Jersey Development, Inc. are 20,000 and 11,710, respectively. The authorized and outstanding capital stock of CareMatrix may be increased prior to the Effective Date and CareMatrix will promptly notify Standish of any such increase. Schedule 4.3 sets forth a list of the beneficial and record owners of the issued and outstanding shares of Common Stock of each CareMatrix Corporation and their affiliation or association, if any, with CareMatrix. All of the outstanding shares of CareMatrix Common Stock have been validly issued and are fully-paid and nonassessable. Except as set forth on Schedule
4.3 of the CareMatrix Disclosure Schedule, there are outstanding no options, warrants, rights, or other agreements or commitments obligating any CareMatrix Corporation to issue or sell shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock. The CareMatrix Corporations are not obligated directly, indirectly or contingently to purchase or redeem any shares of CareMatrix Common Stock.

     4.4 Corporate Power and Authority. The CareMatrix Corporations have full corporate or partnership power and authority to carry on their businesses as now being conducted in the jurisdictions where such businesses are now conducted and to operate and lease the CareMatrix Leased Properties. This Agreement, the Merger and the other transactions contemplated hereby have been duly and unanimously approved by the Board of Directors and stockholders of each CareMatrix Corporation. The CareMatrix Corporations has full corporate power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, and this Agreement and each of the other agreements to be executed and delivered by any CareMatrix Corporation in connection herewith constitute the legal, valid and binding obligations of such corporation enforceable against it in accordance with their respective terms.

     4.5 No Violation. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby and the consummation of the Merger and the other transactions contemplated hereby, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof, except as set forth in Schedule 4.5 of the CareMatrix Disclosure Schedule, will (i) violate, conflict with or result in any breach of any trust agreement, charter document, by-law, judgment, decree, order, statute or regulation applicable to CareMatrix, (ii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any obligation of CareMatrix or increase or otherwise affect the obligations of CareMatrix under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to CareMatrix or to CareMatrix's ability to consummate the Merger and the other transactions contemplated hereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents, in form and substance satisfactory to Standish, have been or will be obtained in writing and provided to Standish at or prior to the Closing, (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CareMatrix or (iv) result in the creation of any Claim upon or against the properties of CareMatrix.

     4.6 Financial Statements. CareMatrix has delivered to Standish internally prepared combined unaudited financial statements of the CareMatrix Corporations as of December 31, 1995 and for the year then ended and combined unaudited financial statements of the CareMatrix Corporations as of May 31, 1996 (the "May Balance Sheet Date") and for the five months then ended (the "CareMatrix Financial Statements"). The CareMatrix Financial Statements fairly present the historical combined financial position of the CareMatrix Corporations as of their respective dates and accurately set forth the results of operations for the periods presented therein, as the case may be, all in conformity with GAAP, consistently applied, of the CareMatrix Corporations, except as otherwise noted therein. Any financial statements prepared by CareMatrix after the May 31, 1996 financial statements will be prepared in accordance with GAAP, consistently applied, and will fairly present the financial position as of their respective dates and accurately set forth the results of operations for the periods presented therein, of CareMatrix, except as otherwise noted therein.

     4.7 Absence of Undisclosed Liabilities. Except as set forth or reserved against in the balance sheet (the "CareMatrix Balance Sheet") as of the May Balance Sheet Date included in the CareMatrix Financial Statements, CareMatrix (i) did not have as of the May Balance Sheet Date any liability or obligation of any nature, whether accrued, absolute, contingent, or otherwise and whether due or to become due, including without limitation liabilities that may become known or arise after the date hereof and which relate to transactions entered into or any state of facts existing on or before the May Balance Sheet Date, which would be required under GAAP to be shown in such balance sheet, and (ii) except for its obligation to make the CareMatrix Working Capital Loan contemporaneously with the execution and delivery of this Agreement and as shown on Schedule 4.7 of the CareMatrix Disclosure Statement has not incurred since the May Balance Sheet Date any such liability or obligation except in the ordinary course of business.

     4.8 Conduct of Business Since the May Balance Sheet Date. Since the May Balance Sheet Date, except as set forth on Schedule 4.8(a) of the CareMatrix Disclosure Schedule, there has been no Material Adverse Change with respect to CareMatrix, and no such Material Adverse Change is threatened, contemplated or anticipated. As used in this Section 4.8, "Material adverse change in the Financial Condition of CareMatrix" shall mean an increase of more than $7,500,000 in the Due to Shareholder of CareMatrix from the Net Working Capital (Deficit) as of the May Balance Sheet Date to the Due to Shareholder as of the last day of the calendar month immediately preceding the Closing Date (the "Final Due to Shareholder"), as shown on a balance sheet prepared by CareMatrix (the "Determination Balance Sheet"). CareMatrix shall not change the classification of any items shown on the Balance Sheet in its preparation of the Determination Balance Sheet, and the Determination Balance Sheet shall include all of the expenses and fees incurred and reasonably anticipated to be incurred by CareMatrix in connection with the Merger. The determination of Final Due to Shareholder shall be made in accordance with GAAP, consistently applied.

   Since the May Balance Sheet Date, except as set forth on Schedule 4.8(b), CareMatrix has not taken or agreed to take any action that would obligate any CareMatrix Corporation to have:

       (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business;

       (b) entered into or agreed to enter into any transaction, agreement or commitment, or suffered the occurrence of any event or events (i) that has interfered or is reasonably likely to interfere with the normal and usual operations of the business of CareMatrix or (ii) that, singly or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Change with respect to CareMatrix;

       (c) except for additional funds provided by the Gosmans and reflected on the financial statement as Due to Shareholder, incurred or increased any indebtedness for borrowed money or any capital lease obligations, or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation (except to endorse checks for collection for deposit in the ordinary course of business), or made any loan or advance to any individual, partnership, firm or corporation;

       (d) mortgaged, pledged, or otherwise encumbered, or, other than in the ordinary course of business, sold, transferred or otherwise disposed of, any of the properties or assets of CareMatrix, including any cancelled, released, hypothecated or assigned indebtedness owed to CareMatrix, or any claims held by CareMatrix;

       (e) except with respect to the conversion of related party debt to equity, made any investment of a capital nature or entered into a commitment for such investment either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other individual, partnership, firm or corporation;

       (f) declared, set aside, or paid any dividend or other distribution (whether in cash, stock or property, or any combination thereof) in respect of the capital stock of any CareMatrix Corporation, or, paid more than $5,000,000 to redeem or otherwise acquire, directly or indirectly, any shares of capital stock of any of the CareMatrix Corporations;

       (g) paid any long-term liability, otherwise than in accordance with its terms;

       (h) since January 1, 1996 paid any bonus compensation in excess of $120,000 to any officer, director, stockholder or employee of CareMatrix or otherwise increased the compensation paid or payable to any of the foregoing by an amount in excess of $50,000, except as contemplated pursuant to this Agreement;

       (i) sold, assigned or transferred any patents, trademarks, trade names, logos, copyrights, formulae or other intangible assets;

       (j) contracted with or committed to any third party (i) to sell any capital stock of any of the CareMatrix Corporations, (ii) to sell any assets of CareMatrix other than in the ordinary course of business, (iii) to effect any merger, consolidation or other reorganization of CareMatrix, or (iv) to enter into any agreement with respect thereto; or

       (k) paid any expenses or fees of counsel, accountants or consultants for services in preparation for or in connection with this Agreement or the transactions contemplated hereunder in excess of $1,000,000, exclusive of payments to National Westminster Bank Plc, New York Branch ("NatWest") substantially as described in the draft agreement previously furnished to Standish.

     4.9 Tangible Properties. "Schedule 4.9(a) of the CareMatrix Disclosure Schedule contains a true and complete list showing the capitalized value of Furniture, Fixtures and Equipment owned or leased by CareMatrix. In addition to the Furniture, Fixtures and Equipment, CareMatrix owns or leases miscellaneous other fixed assets, fixtures, furnishings, furniture, office supplies, computer hardware, and software, automobiles, tools, machinery, equipment, spare parts and other tangible property, which had an individual value of less than $1,000 when leased or purchased (the "CareMatrix Miscellaneous Personal Property", and collectively with the Furniture, Fixtures and Equipment, the "CareMatrix Tangible Personal Property"). Except as listed on Schedule 4.9(b) of the CareMatrix Disclosure Schedule with respect to leased CareMatrix Tangible Personal Property, CareMatrix has good and marketable title free and clear of all Claims to the CareMatrix Tangible Personal Property owned by CareMatrix. With respect to any CareMatrix Tangible Personal Property leased by CareMatrix, all leases, conditional sale contracts, franchises or licenses pursuant to which CareMatrix may hold or use (or permit others to hold or use) such CareMatrix Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default; and CareMatrix's possession and use of such property has not been disturbed and no claim has been asserted against CareMatrix adverse to their rights in such leasehold interests. All CareMatrix Tangible Personal Property is adequate and usable for the purposes for which it is currently used and each item of CareMatrix Tangible Personal Property, whether owned or leased, is in good operating condition, reasonable wear and tear excepted, and has been properly maintained and repaired. CareMatrix Tangible Personal Property comprises all the equipment necessary for the continuing operation of the CareMatrix Improvements (as hereinafter defined) in the manner in which they have been operated to date.

     4.10 Real Property.

       (a) CareMatrix owns no real property. All real property leased or managed by CareMatrix (the "CareMatrix Leased or Managed Properties"), together with the improvements thereon (the "CareMatrix Improvements") is described in Schedule 4.10(a) of the CareMatrix Disclosure Schedule.
   Schedule 4.10(a) of the CareMatrix Disclosure Schedule includes, to the extent available, a materially accurate summary reflecting the location, land acreage, services and maximum legal unit and bed capacities of each of the CareMatrix Leased or Managed Properties. Schedule 4.10(a) sets forth a list of all real property subject to options to purchase or lease in favor of CareMatrix (such purchase options are herein referred to as the "CareMatrix Property Options", and such locations are herein referred to as the "CareMatrix Option Locations"). Within 25 days after the date of this Agreement, CareMatrix shall deliver to Standish a materially accurate summary (to be known as Schedule 4.10A) reflecting the location, land acreage, proposed services, current development plan and currently planned maximum legal unit and bed capacities of each such location subject to a CareMatrix Property Option and the proposed development agent, joint venture, partner or other similar relationship if and to the extent such a relationship exists, and the affiliation of the other contracting party to CareMatrix or any of the CareMatrix Stockholders. Where the term "CareMatrix Leased or Managed Properties" is used in these representations and warranties, the same shall, unless the context otherwise requires, include all of the locations referred to as CareMatrix Option Locations.

       (b) The information concerning the CareMatrix Leased or Managed Properties set forth in Schedule 4.10(a) of the CareMatrix Disclosure
   Schedule is true, accurate and complete in all material respects, but does not contain information relating to managed properties. Except as shown on
   Schedule 4.10(a) of the CareMatrix Disclosure Schedule, CareMatrix does not own or lease or have any rights or interest in any other real property other than the CareMatrix Leased or Managed Properties. Where the term "CareMatrix Leased or Managed Properties" is used in these representations and warranties, the same shall mean all of the properties and interests constituting the CareMatrix Leased or Managed Properties and each individual property or interest.

       (c) [omitted.]

       (d) [omitted.]

       (e) Except as set forth in Schedule 4.10(e) of the CareMatrix Disclosure Schedule, there are no leases, subleases, tenancies, licenses, occupancy agreements or other agreements pursuant to which parties other than CareMatrix hold rights to use or occupy all or any portion of the CareMatrix Leased or Managed Properties (such leases, subleases, tenancies, licenses, occupancy agreements and other agreements are herein referred to as the "CareMatrix Tenant Leases").

       (f) CareMatrix is not in default, nor do any circumstances exist which, with notice or the passage of time, or both, would give rise to a default under any of the documents to which CareMatrix is a party, recorded or unrecorded, relating to the CareMatrix Leased or Managed Properties or with respect to any contractual obligations of CareMatrix that would have a material adverse effect on the CareMatrix Occupancy Leases.

       (g) Schedule 4.10(g) of the CareMatrix Disclosure Schedule is a true and complete schedule of all contractual obligations that involve payments or receipts by CareMatrix of more than $5,000 in any single case, relative to the ongoing development or construction, maintenance, security, management or operations of the CareMatrix Leased or Managed Properties excluding, however, warranties and guaranties, showing as to each of the contractual obligations: (i) date of the contractual obligation and each amendment thereof; (ii) name of vendor; (iii) type of service; (iv) termination date of the contractual obligation; (v) the basis for calculating amounts to become due thereunder; and (vi) whether and upon what terms either party may terminate such agreement without cause.

       (h) CareMatrix has not been advised of and is not aware of any defect in the condition of the CareMatrix Leased or Managed Properties, or any portion thereof, which has not been corrected and which will materially impair the operation of the CareMatrix Leased or Managed Properties as presently operated or as proposed to be operated. CareMatrix has not been advised of and is not aware of any material defect in the CareMatrix Improvements, the structural elements thereof, the mechanical systems (including, without limitation, all heating, ventilating, air conditioning, plumbing, electrical, elevator, security, utility and sprinkler systems) therein, the roofs or the parking and loading areas. The construction of all of the CareMatrix Improvements has been fully completed, and, except as set forth in Schedule 4.10(h) of the CareMatrix Disclosure Schedule, all sums owing on account thereof have been paid in full.

       (i) All water, sewer, gas, electric, telephone, drainage and other utility equipment, facilities and services required by law or necessary for the proper operation of the CareMatrix Leased or Managed Properties and the CareMatrix Improvements as they are now being operated are installed and connected to the CareMatrix Improvements pursuant to valid permits, are adequate to service the CareMatrix Improvements and are in good operating condition. To the best of CareMatrix's knowledge, no fact, condition, or proceeding exists which would result in the termination or impairment of the furnishing of services to the CareMatrix Leased or Managed Properties of water, sewer, gas, electric, telephone, drainage and other such utility services.

       (j) The CareMatrix Improvements are free from infestation by rodents, termites or other insects or animals.

       (k) To the best of CareMatrix's knowledge, the CareMatrix Improvements were completed and installed in accordance with plans, which were approved by all governmental authorities having jurisdiction thereof. CareMatrix has delivered, or made available, to Standish true, correct and complete copies of those drawings or plans as are currently in CareMatrix's possession and which depict the CareMatrix Leased or Managed Properties and the CareMatrix Improvements as built (the "CareMatrix As-Built Plans"). Except as disclosed on Schedule 4.10(k) of the CareMatrix Disclosure Schedule, there is legal and adequate access to the CareMatrix Leased or Managed Properties at all points so identified in the CareMatrix Plans and such access is directly from the CareMatrix Leased or Managed Properties onto public ways as so identified, and not by means of any lease, license, easement or other agreement. All CareMatrix Improvements constructed by CareMatrix on any portion of the CareMatrix Leased or Managed Properties affected by any CareMatrix Occupancy Lease are in accordance with the CareMatrix Occupancy Lease requirements.

       (l) Listed on Schedule 4.10(l) of the CareMatrix Disclosure Schedule is a true and complete list of all written warranties and guaranties held by CareMatrix with respect to the CareMatrix Leased or Managed Properties and the CareMatrix Improvements, including all CareMatrix Tangible Personal Property relating thereto.

       (m) There are no pending or, to the best of CareMatrix's knowledge, threatened requests, applications or proceedings to alter or restrict the zoning or other use restrictions applicable to the CareMatrix Leased or Managed Properties. CareMatrix has not received notice from any municipal, state, federal or other governmental authority of violations of any Law issued in respect of the CareMatrix Leased or Managed Properties which have not been heretofore corrected, and, to the best of CareMatrix's knowledge, no such violations exist. CareMatrix has not received notice of and is not aware of any plan, study or effort by any governmental agency or authority which would materially adversely affect the present use or zoning of the CareMatrix Leased or Managed Properties or which would modify or realign any adjacent street or highway.

       (n) To the best knowledge of CareMatrix, there are presently in effect all licenses, permits, approvals and other authorizations necessary for the current use, occupancy and operation by CareMatrix, if any, of the CareMatrix Leased or Managed Properties. Such licenses, permits, approvals and other authorizations are listed in Schedule 4.10(n) of the CareMatrix Disclosure Schedule hereto. No such license, permit, approval or other authorization (i) contains any restrictions or conditions that would have a material adverse effect on the CareMatrix Leased or Managed Properties or (ii) is subject to any "linkage" or similar obligation. All applicable fees currently due and payable with respect thereto have been paid in full (and no fees or other payments with respect thereto shall accrue or become due and payable in the future). All of such licenses, permits, approvals and other authorizations are in full force and effect and shall remain in effect indefinitely subject to the conditions contained therein, without expiration or need of renewal thereof.

       (o) [omitted.]

       (p) There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the CareMatrix Leased or Managed Properties, nor to the best of CareMatrix's knowledge, is any such condemnation or assessment contemplated by any governmental authority.

     4.11 Licenses and Permits. Schedule 4.11 of the CareMatrix Disclosure Schedule lists all licenses, permits, pending applications, consents, approvals and authorizations of or from any public or governmental agency, held by CareMatrix or used in or otherwise necessary for the conduct of the business operations of CareMatrix (the "CareMatrix Business") (collectively, the "CareMatrix Permits") together with any conditions imposed thereon. CareMatrix has complied with all conditions and requirements imposed by the CareMatrix Permits and, except as set forth in Schedule 4.11(a), CareMatrix has not received any notice of, or has any reason to believe, that any appropriate authority intends to cancel, terminate or suspend any of the CareMatrix Permits or that valid grounds for such cancellation, termination or suspension exist. Except as set forth on Schedule 4.11 of the CareMatrix Disclosure Schedule, no other permits other than the CareMatrix Permits are necessary to operate the CareMatrix Business. CareMatrix owns or has the right to use the CareMatrix Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim. Each CareMatrix Permit is and immediately after the Merger will be valid and in full force and effect and no CareMatrix Permit will be subject to termination or be terminated or adversely affected by the Merger.

     4.12 Intellectual Property. CareMatrix owns, or is licensed or otherwise has the full and unrestricted right to use, all patents, trademarks, trade names, copyrights, technology, know-how, trade secrets, processes, formulas and techniques used in connection with the current operation of the CareMatrix Business (collectively, the "CareMatrix Intellectual Property") and all CareMatrix Intellectual Property is described or listed in Schedule
4.12 of the CareMatrix Disclosure Schedule, except trade secrets which have been separately disclosed to Standish. CareMatrix has not granted to any other person any license or other right to use in any manner any of the CareMatrix Intellectual Property, whether or not requiring the payment of royalties. Except as set forth in Schedule 4.12, to the best knowledge of CareMatrix (i) no other person has a right or license granted directly or indirectly by or through CareMatrix to use any CareMatrix Intellectual Property; (ii) none of the CareMatrix Intellectual Property is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation; and (iii) there are no claims or demands of any other person, and no proceedings have been instituted, or are pending or, to the best knowledge of CareMatrix, threatened, relating to the CareMatrix Intellectual Property.

     4.13 Outstanding Commitments. Schedule 4.13 of the CareMatrix Disclosure Schedule sets forth a list and description of all existing contracts, agreements, leases and subleases (other than the CareMatrix Occupancy Leases and CareMatrix Tenant Leases), commitments, licenses and franchises that involve payments or receipts by CareMatrix of more than $5,000 in any single case (collectively, the "CareMatrix Contracts"), whether written or oral, to which any CareMatrix Corporation is a party or which relate to the CareMatrix Business. CareMatrix has delivered or made available to Standish true, correct and complete copies of all written CareMatrix Contracts and Schedule
4.13 of the CareMatrix Disclosure Schedule contains an accurate and complete description of all CareMatrix Contracts which are not in writing. All of the CareMatrix Contracts are in full force and effect. CareMatrix and each other party to each of the CareMatrix Contracts have performed all the material obligations required to be performed by them to date, and there is not under any of the CareMatrix Contracts any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. CareMatrix has not (i) any present expectation or intention of not fully performing all its obligations under each of the CareMatrix Contracts to which it is a party or (ii) any knowledge of any breach or anticipated breach by any other party to any of the CareMatrix Contracts. None of the CareMatrix Contracts has been terminated or notice of termination given with respect thereto, no notice has been given by any party thereto of any alleged default thereunder by any party thereto, and CareMatrix is not aware of any intention or right of any party to any CareMatrix Contract to default another party to any CareMatrix Contract. There exists no actual or, to the best knowledge of CareMatrix, threatened termination, cancellation or limitation of the business relationship of CareMatrix with any party to any CareMatrix Contract.

   Within 25 days after the date of this Agreement, CareMatrix shall deliver to Standish a list and description (to be known as Schedule 4.13A) of all existing contracts, agreements, leases and subleases, commitments, licenses and franchises that involve payments or receipts of more than $5,000 in any single case (collectively, the "Affiliate Contracts"), whether written or oral, to which any entity owned or controlled by Abraham D. Gosman, Andrew D. Gosman and/or Michael M. Gosman (a "Gosman Entity") is a party which relate to any project described in the Corporate Forecast. As of the date of the delivery of Schedule 4.13A, CareMatrix shall have delivered or made available to Standish true, correct and complete copies of all written Affiliate Contracts and Schedule 4.13A shall contain an accurate and complete description of all Affiliate Contracts which are not in writing. As of the date of the delivery of Schedule 4.13A, except as may be set forth on
Schedule 4.13A, all of the Affiliate Contracts shall be in full force and effect. As of the date of the delivery of Schedule 4.13A, except as may be set forth on Schedule 4.13A, each party to each of the Affiliate Contracts shall have performed all the material obligations required to be performed by them to date, and there shall not be under any of the Affiliate Contracts any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. As of the date of the delivery of Schedule 4.13A, except as may be set forth on Schedule 4.13A, none of the Affiliate Contracts shall have been terminated or notice of termination given with respect thereto, no notice shall have been given by any party thereto of any alleged default thereunder by any party thereto, and CareMatrix shall not be aware of any intention or right of any party to any Affiliate Contract to default another party to any Affiliate Contract.

     4.14 Litigation. Except as set forth on Schedule 4.14 of the CareMatrix Disclosure Schedule, there is no (i) action, suit, claim, proceeding or investigation pending or, to the best of CareMatrix's best knowledge, threatened against or affect CareMatrix (whether or not CareMatrix is a party or prospective party thereto), at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) pending or, to the best of CareMatrix's knowledge, threatened arbitration proceeding relating to CareMatrix or (iii) governmental inquiry pending or, to the best of CareMatrix's knowledge, threatened against or involving CareMatrix, and there is no basis for any of the foregoing. Except as set forth on Schedule
4.14 of the CareMatrix Disclosure Schedule, CareMatrix has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to the prospects, financial condition, operations, property or affairs of the CareMatrix Business. Except as set forth on
Schedule 4.14 of the CareMatrix Disclosure Schedule, there are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitral tribunal against, involving or affecting CareMatrix, and there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting CareMatrix, their assets or properties, or the Merger or the transactions contemplated hereby. CareMatrix is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. Except as set forth on Schedule 4.14 of the CareMatrix Disclosure Schedule, there is no action, suit or proceeding by CareMatrix or their affiliates pending or threatened against others. Except as set forth on Schedule 4.14 of the CareMatrix Disclosure Schedule, none of the following has occurred within five (5) years prior to the date hereof with respect to CareMatrix:

       (a) Neither CareMatrix nor, to its best knowledge, any current employee thereof, has been convicted in a criminal proceeding or has been named or is a subject of a criminal, governmental or other regulatory investigatory proceeding (excluding traffic violations);

       (b) Neither CareMatrix nor, to its best knowledge, any current employee thereof, has been or is the subject of any order, judgment or decree of any court, governmental agency or other regulatory body permanently or temporarily enjoining, barring, suspending or limiting it or any such person from engaging in any type of business or professional practice or activities; or

       (c) Neither CareMatrix nor, to its best knowledge, any current employee thereof, has been found by a court of competent jurisdiction in a civil action or by any governmental agency or other regulatory body to have violated any Law.

     4.15 Compliance with Law. Except as set forth in Schedule 4.15 of the CareMatrix Disclosure Schedule, CareMatrix is not subject to any judgment, order, writ, injunction or decree and CareMatrix has complied with and are not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services, including, without limitation, the Medicare and Medicaid Patient and Program Protection Act of 1987 and the Omnibus Budget Reconciliation Act of 1994.

     4.16 Labor and Employee Relations. No CareMatrix Corporation is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and CareMatrix has no knowledge of any attempt to organize any of their employees by any person, unit or group seeking to act as their bargaining agent. Except as set forth in Schedule 4.16 of the CareMatrix Disclosure Schedule, there are no pending or threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any employee of CareMatrix.

     4.17 Certain Employees. Set forth on Schedule 4.17 of the CareMatrix Disclosure Schedule is a list of the names of all of the employees and consultants employed by CareMatrix in connection with the CareMatrix Business, together with the title or job classification of each such person and his or her current compensation. Except as set forth on Schedule 4.17 of the CareMatrix Disclosure Schedule, none of such persons has (i) an employment agreement or understanding, whether oral or written, with CareMatrix which is not terminable on thirty (30) days or less notice by CareMatrix without cost or other liability to CareMatrix or (ii) a non-competition, non-disclosure and/or non-solicitation agreement or understanding with CareMatrix, whether written or oral, and all such employment and other agreements are set forth in Schedule 4.17 of the CareMatrix Disclosure Schedule hereto. No person listed on Schedule 4.17 of the CareMatrix Disclosure Schedule has indicated that he or she intends to terminate his or her employment with CareMatrix or seek a material change in his or her duties or status. Each person listed on Schedule 4.17 of the CareMatrix Disclosure Schedule who is required to be licensed by applicable state law in order to perform his or her duties is so licensed. Set forth on
Schedule 4.17 of the CareMatrix Disclosure Schedule is the amount, if any, of any severance liability of CareMatrix with respect to each person listed on
Schedule 4.17 of the CareMatrix Disclosure Schedule.

     4.18 Employee Benefits. Set forth on Schedule 4.18 of the CareMatrix Disclosure Schedule is a list of all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements, whether formal or informal, oral or written, under which employees of CareMatrix may be entitled to benefits or CareMatrix may have any liability (collectively, the "CareMatrix Plans"). Through the Closing Date all such CareMatrix Plans shall be maintained by CareMatrix in full force and effect. CareMatrix does not contribute, or has ever been required to contribute, to any plan subject to Title IV of ERISA or to any multiemployer plan, as defined in section 3(37) or section 4001(a)(3) of ERISA.

     Each CareMatrix Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of the Code, ERISA and other applicable laws, rules and regulations. Each CareMatrix Plan which is intended to be qualified within the meaning of section 401(a) of the Code is so qualified and has received a favorable determination letter with respect to its qualification and, to the best knowledge of CareMatrix, no event has occurred which would cause the loss of such qualification. Each CareMatrix Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code meets such requirements.

     With respect to each CareMatrix Plan, no actions, suits or claims (other than claims for benefits in the ordinary course) are pending or threatened, and no facts or circumstances exist which could give rise to any such actions, suits or claims. CareMatrix has not engaged in a prohibited transaction, as defined under section 4975 of the Code or section 406 of ERISA, with respect to any CareMatrix Plan, and no fiduciary with respect to any CareMatrix Plan has, to the best knowledge of CareMatrix, breached any fiduciary duty to such CareMatrix Plan under Part 4 of Title I of ERISA or other applicable law. No event has occurred and no condition exists that would subject CareMatrix to any tax, fine or penalty imposed by the Code, ERISA or other applicable law. All required contributions have been made by CareMatrix to each of the Plans and there is no funding deficiency with respect to any of CareMatrix Plans. Each CareMatrix Plan may be amended or terminated in accordance with its terms without obligation or liability, other than those obligations and liabilities for which specific assets have been set aside or reserved for on the balance sheet as of the May Balance Sheet Date included in the CareMatrix Financial Statements and those obligations and liabilities reflected by the terms of the CareMatrix Plan documents. There are no unfunded obligations under any CareMatrix Plan providing benefits to employees of CareMatrix during employment or after termination of their employment.

     4.19 Insurance. CareMatrix is, and will be through the Closing Date, adequately insured with responsible insurers in respect of their properties, assets and business against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule 4.19 of the CareMatrix Disclosure Schedule correctly describes (by type, carrier, policy number, limits, premium and expiration date) the insurance coverage carried by CareMatrix with respect to the CareMatrix Business, which insurance will remain in full force and effect with respect to all events occurring prior to the Closing. CareMatrix (i) has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has not received notice of cancellation or non-renewal of any such policy or binder,
(iii) is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder and (iv) have not received notice of and are not otherwise aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than forty-five (45) days, or as to which the insurer has disclaimed liability.

     4.20 Transactions With Affiliates. Except as contemplated by this Agreement and except as set forth in Schedule 4.20 of the CareMatrix Disclosure Schedule hereto and only with respect to transactions giving rise to current or contingent liabilities of CareMatrix, no current or former holder of 5% or more of any class of capital stock of any CareMatrix Corporation at the time such transaction was entered into, or any director, officer or employee of CareMatrix, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has an interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with CareMatrix, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments or involving other obligations to or from such person.

     4.21 Taxes. Each of the CareMatrix Corporations has filed all tax returns and reports required to be filed, including, without limitation, returns and estimated returns, with respect to federal, state, foreign and local taxes, and have paid in full all taxes shown due thereon and all estimated taxes when due (together with all interest, penalties, assessments and deficiencies assessed in connection therewith due through the date hereof). CareMatrix is not required to pay any other taxes except as shown in such tax returns, reports and information filings. All such returns, reports, and information filings required to be filed, including any amendments to date, have been prepared in good faith and without negligence or misrepresentation. CareMatrix has either paid or, in accordance with GAAP applied consistently with prior periods, adequately provided for, by reserves or other proper accounting treatment shown in the records and books of account, its liability for all taxes of every kind, including, without limitation, its liability for federal, state and municipal income or franchise tax for the current tax year and for all prior years. CareMatrix has no knowledge of any proposed or threatened assessment or reassessment of federal, state or municipal income or franchise taxes. The United States federal income tax returns of CareMatrix have not been examined by the Internal Revenue Service. In addition, at the date hereof, CareMatrix has deducted and remitted all withholding tax or source deductions when due to the appropriate governmental authority as required by law or CareMatrix has adequately provided for such deductions by reserves or other proper accounting treatment their books and records of account. CareMatrix (i) has not executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations with respect to its tax liabilities, (ii) is not a "consenting corporation" within the meaning of Section 341(f) of the Code, (iii) has not been a member of any consolidated group (other than with CareMatrix Corporations) for tax purposes or (iv) has, or will have, all records and information necessary for the timely and accurate filing of any tax returns due after the date hereof, including any returns due after the Closing Date which relate to the period prior to the Closing Date.

     4.22 Brokers. No agent, person or firm acting on behalf of CareMatrix or under their authority is or will be entitled to a financial advisory fee, brokerage commission, finder's fee or like payment in connection with the transactions contemplated hereby, except NatWest.

     4.23 Environmental Laws.

       (a) CareMatrix has operated and continue to operate the CareMatrix Facilities and the CareMatrix Business in compliance with all Environmental Laws.

       (b) No CareMatrix Leased or Managed Property nor, to the best knowledge of CareMatrix, any real property contiguous thereto, is or has been designated by any state, local or federal agency or body as a hazardous waste disposal site or a site or location requiring investigation concerning, or management, clean-up or removal of, any Hazardous Substance.

       (c) There is no civil, criminal or investigative action, suit, litigation, hearing, communication (written or oral), demand, claim, citation, notice or notice of violation, warning, consent decree, judgment or order by any person or entity alleging, claiming, concerning or finding liability or potential liability arising out of, based on or resulting from, in whole or in part, (a) the actual or alleged presence, threatened release, release, emission, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance at or from any location or (b) circumstances forming the basis of any Environmental Claims pending or threatened against CareMatrix or against any person or entity whose liability for any Environmental Claim CareMatrix has or may have retained or assumed either contractually or by operation of law. There are no past or present actions, activities, circumstances, conditions, events, incidents or practices, including, without limitation, the release, threatened release, emission, discharge, disposal, storage, treatment, transportation, generation, manufacture or use of any Hazardous Substance that could form the basis of any Environmental Claim against CareMatrix or, to CareMatrix's best knowledge, against any person or entity whose liability for any Environmental Claim CareMatrix has or may have retained or assumed either contractually or by operation of law.

       (d) All Waste generated in connection with the business, operations, assets and properties of CareMatrix has been (i) treated, stored or disposed of by or at facilities duly licensed pursuant to applicable Environmental Laws and (ii) transported to such facilities by transporters duly licensed pursuant to applicable Environmental Laws. CareMatrix has maintained true and complete records relating to the generation, transportation, treatment, storage and disposal of Waste generated in connection with the business, operations, assets and properties of CareMatrix.

       (e) CareMatrix has delivered to Standish all Environmental Reports in possession of CareMatrix or its past or present consultants and advisors or those reports as have been prepared by any person or entity concerning compliance with applicable Environmental Laws of CareMatrix's business, operations, assets or properties or the use, manufacture, importation, processing, storage, treatment, transportation, release or disposal therefrom, therein or thereon of any Hazardous Substance. All such Environmental Reports are listed on Schedule 4.23 of the CareMatrix Disclosure Schedule.

     4.24 Corporate Records. The corporate record books of each CareMatrix Corporation are in good order, complete, accurate, up to date, with all necessary signatures, and set forth all meetings and actions taken by the stockholders and directors, and all votes of the stockholders or directors set forth in certificates furnished to anyone at any time heretofore.

     4.25 Accounts Receivable. All of the accounts receivable of CareMatrix shown or reflected on the most recent balance sheet in the CareMatrix Financial Statements, less the reserve for doubtful accounts in the amount shown on such balance sheet, are valid and enforceable claims and subject to no setoff or counterclaim. CareMatrix has no accounts or loans receivable from any of its directors, officers or employees in excess of $7,500 in the aggregate.

     4.26 Proxy Statement. Within 35 days of the date of this Agreement, CareMatrix shall furnish Standish with a correct and complete copy of the audited December 31, 1995 CareMatrix Financial Statements and the notes and schedules thereto prepared in accordance with GAAP, together with other written information relating to CareMatrix for inclusion in the Proxy Statement. Such CareMatrix Financial Statements and other information relating to CareMatrix furnished in writing by CareMatrix to Standish for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement to Standish's stockholders and at the time of the meeting of Standish's stockholders, will not contain any untrue statement of a material fact or omit to state a material fact concerning CareMatrix or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning CareMatrix, in light of the circumstances under which they are made, not misleading. Information relating to CareMatrix furnished in writing by CareMatrix to Standish for inclusion in the Form S-4 Registration Statement, at the time of its effectiveness, will not contain any untrue statement of a material fact or omit to state a material fact concerning CareMatrix or omit to state a material fact required or necessary to be stated therein in order to make the statements contained therein concerning CareMatrix, in light of the circumstances under which they are made, not misleading.

     4.27 Certain Practices. CareMatrix have complied with any and all rules, regulations, policies and procedures of third party payors with respect to billing for services. Neither CareMatrix nor any stockholder, director, officer, or employee of CareMatrix has, directly or indirectly, given or agreed to give remuneration, in cash or in kind, in order to induce business reimbursable under Medicare, Medicaid or any health care insurer or provider which could subject CareMatrix to any damage or penalty in any civil, criminal or governmental litigation or proceeding. CareMatrix has not at any time established or maintained any fund or asset for any illegal purpose or made any false entries or any books or records for any reason.

     4.28 Disclosure. All documents and schedules delivered or to be delivered by or on behalf of CareMatrix in connection with this Agreement, the Merger and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement by CareMatrix of a material fact or an omission by CareMatrix of a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

     4.29 Contracts and Other Documents. Except for those contracts, agreements, license agreements, vendor agreements, purchase orders, commitments, sales orders, supply arrangements and other agreements which are listed in the CareMatrix Disclosure Schedules (collectively, the "Contracts") or which have been entered into by the CareMatrix Corporations in the ordinary course of business and do not involve payment or receipt of more than $10,000.00, and those Leases in the CareMatrix Disclosure Schedules, no CareMatrix Corporation is a party to any Contract, Lease or similar document. All the Contacts are valid, binding and enforceable and in full force and effect, and there are no (i) notices of violation or (ii) existing material defaults (or events that, with notice or lapse of time or both, would constitute material defaults) on the part of a CareMatrix Corporation or to the knowledge of such CareMatrix Corporation on the part of any other party thereto. Copies of the Contracts have been heretofore delivered to Standish by CareMatrix or its counsel and such copies are true and complete and include all amendments, supplements and modifications thereto; each such Contract will be subject to obtaining any consent listed in the CareMatrix Disclosure Schedules and will continue to be in full force and effect on the same terms and conditions immediately after the Closing without the need for any action on the part of Standish.

                                  ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF ACQUISITION

   Each Acquisition Corporation represents and warrants to CareMatrix as follows:

     5.1 Organization. Each Acquisition Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Standish owns all of the issued and outstanding shares of capital stock of each Acquisition Corporation.

     5.2 Power and Authority. Each Acquisition Corporation has full corporate power and authority to carry on its business as now being conducted and to own, operate and lease its properties in the places where such business is now conducted and such properties are now owned, leased or operated. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors and the sole stockholder of each Acquisition Corporation. Each Acquisition Corporation has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and this Agreement and all other agreements to be executed and delivered by each Acquisition Corporation in connection herewith constitute the legal, valid and binding obligations of each Acquisition Corporation enforceable against it in accordance with their respective terms.

     5.3 No Violation. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other documents and instruments in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of any trust agreement, charter documents, by-law, judgment, decree, order, statute or regulation applicable to each Acquisition Corporation, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which each Acquisition Corporation is a party or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to each Acquisition Corporation.

     5.4 Broker. No agent, broker, person or firm acted on behalf of any Acquisition Corporation or under its authority in connection with any of the transactions contemplated hereby.

     5.5 Disclosure. The representations and warranties made by each Acquisition Corporation in this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein, in light of the circumstances in which they are made, not misleading.

                                  ARTICLE VI
                    COVENANTS OF STANDISH AND ACQUISITION

   Standish and each Acquisition Corporation covenant and agree with CareMatrix as follows:

     6.1 Best Efforts Cooperation. Subject to the provisions of Section 6.9, until the Closing, Standish and each Acquisition Corporation shall use their best efforts in good faith to perform and fulfill, or cause to be performed and fulfilled, all conditions and obligations to be fulfilled, or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated.

     6.2 Access. Until the Closing, Standish shall give CareMatrix, and its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to Standish's and the Standish Subsidiaries' offices, suppliers, employees, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information concerning the Standish Business and persons employed by or doing business with Standish and the Standish Subsidiaries, except such documents covered by the attorney-client privilege. In order that CareMatrix may have full opportunity to make such examination and investigation as they may desire of the Standish Business, Standish and the Standish Subsidiaries will furnish CareMatrix and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of Standish and the Standish Subsidiaries to cooperate fully with the representatives of CareMatrix in connection with such review and examination and to make full disclosure to CareMatrix of all material facts affecting Standish's financial condition and the operations, properties and prospects of the Standish Business; provided, however, that CareMatrix will, unless the Closing occurs, hold the documents and information concerning Standish and the Standish Business confidential in accordance with Section 8.5 hereof.

     6.3 Insurance. Until the Closing, Standish and the Standish Subsidiaries shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

     6.4 Compliance with Laws. Until the Closing, Standish shall conduct the Standish Business in compliance with all applicable laws, rules, regulations and orders, including, without limitation the Medicare and Medicaid Patient Protection Act of 1987, the Omnibus Budget Reconciliation Act of 1993 and the rules and regulations of third party payors.

     6.5 Keeping of Books and Records. Until the Closing, Standish shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with the Standish Business shall be made.

     6.6 Conduct of Business. Prior to the Effective Time, unless CareMatrix shall have consented in writing thereto, Standish:

       (a) shall, and shall cause each of the Standish Subsidiaries to, conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

       (b) shall use its reasonable efforts, and shall cause each of the Standish Subsidiaries to use its reasonable efforts, to preserve intact its business organization and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those persons having business relationships with it;

       (c) shall not, and shall not permit the Standish Subsidiaries to, amend its charter documents or By- laws, except as provided for in this Agreement;

       (d) shall promptly notify CareMatrix of any material emergency or other material change in its or any Standish Subsidiary's condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its or any Standish Subsidiary's businesses or in the operation of its or any Standish Subsidiary's properties and of any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

       (e) shall notify Standish promptly after any change in its capitalization or the issuance of any options or warrants to acquire any shares of its capital stock not existing on the date hereof; and shall not permit the Standish Subsidiaries to, (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and listed on Schedule 3.3 of the Standish Disclosure Schedule, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it exists on the date hereof, (ii) grant, confer or award any option, warrant, conversion right or other right to acquire any shares of its capital stock not existing on the date hereof and listed on Schedule 3.3 of the Standish Disclosure Schedule, (iii) accelerate the vesting or exercisability of any option, warrant, conversion right or other right to acquire any shares of its capital stock, (iv) increase, or permit any of the Standish Subsidiaries to increase, any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except for the payment of cash bonuses to officers or employees pursuant to and consistent with existing plans or programs described on Schedules 3.18 of the Standish Disclosure Schedule and 3.19 of the Standish Disclosure Schedule, (v) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect or (vi) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, except in the ordinary course of business;

       (f) shall not, and shall not permit the Standish Subsidiaries to, (i) incur or obligate itself to incur any capital expenditure in excess of $20,000, incur any long-term indebtedness in addition to that outstanding on the date hereof (other than loans from CareMatrix) or any other indebtedness or liability other than in the ordinary course of business;
   (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than travel or other advances to employees consistent with past practice; or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person, except to endorse checks for collection or deposit in the ordinary course of business;

       (g) declare or pay any dividend or distribution on any shares of its capital stock; or

       (h) agree, or permit any Standish Subsidiary to agree, in writing or otherwise to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect as of the date hereof or as of the Effective Time, as if made as of such time.

     6.7 Litigation. Until the Closing, Standish will promptly notify CareMatrix of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by Standish and any Standish Subsidiary or their affiliates, or against any employee, consultant or director of Standish or any Standish Subsidiary.

     6.8 Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date, (i) Standish and the Standish Subsidiaries will conduct the Standish Business in a manner such that the representations and warranties of Standish and Acquisition contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and events arising as a consequence of the Merger, or actions in the ordinary and usual course of business after the date hereof which would not result in a Material Adverse Change on the properties, assets, operations or condition (financial or otherwise) or prospects of the Standish Business; and (ii) Standish will advise CareMatrix promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranties of Standish or Acquisition to become untrue.

     6.9 No Negotiations. (a) Until the Closing, or the earlier termination of this Agreement in accordance with its terms (the "Non-Solicitation Period"), Standish and each officer, director, employee, consultant, advisor, agent or investment banker of Standish and each Standish Subsidiary will not, directly or indirectly, solicit, encourage or consider alternative offers for any merger or any business combination transaction involving Standish or the Standish Business or for the sale of any of Standish Common Stock, or the lease, purchase option, or sale of any material assets of Standish or the Standish Business from parties other than CareMatrix, (each, an "Alternative Proposal"). Notwithstanding the foregoing first sentence of this Section 6.9, Standish may participate in discussions or negotiations with, and may furnish information (pursuant to confidentiality agreements having provisions not less restrictive than those set forth in the Confidentiality Agreement entered into between CareMatrix and Standish) to any third party (i) which on or before the end of the Non-Solicitation Period, sought to engage in such discussions or negotiations or requested such information or (ii) which seeks to engage in discussions or negotiations or request such information if, in either case, the Board of Directors of Standish determines, based on the written opinion of Robinson & Cole or other legal counsel reasonably acceptable to Standish ("Legal Counsel"), that failing to engage in such discussions or negotiations or provide such information would reasonably be expected to violate the fiduciary duties of the Board of Directors of Standish. The Board of Directors of Standish may take and disclose to Standish's stockholders a position with respect to any tender offer and make such disclosure to the stockholders of Standish as may be required under applicable law; provided that the Board of Directors of Standish shall not recommend that the stockholders of Standish tender their shares unless such recommendation is permitted by the first sentence of Section 6.9(c).

       (b) Unless the Board of Directors of Standish determines, based on the written opinion of Legal Counsel, that doing so would reasonably be expected to violate the fiduciary duties of the Board of Directors of Standish, (i) Standish promptly shall advise CareMatrix orally and in writing of any Alternative Proposal or any inquiry with respect to or which could lead to any Alternative Proposal and the identity of the person making any such Alternative Proposal or inquiry and (ii) Standish shall include in any such notice a description of the terms and conditions of any such Alternative Proposal or inquiry.

       (c) Notwithstanding anything to the contrary in this Agreement, the Board of Directors of Standish shall be permitted from time to time to take the following actions in the circumstances described below:

       (i) to withdraw or modify its approval or recommendations of this Agreement or the Merger in a manner adverse to CareMatrix; or

       (ii) to approve or recommend or enter into an agreement with respect to an Alternative Proposal; or

       (iii) to terminate this Agreement

   in each case if (A) an Alternative Proposal is commenced, publicly disclosed or communicated to Standish and (B) the Board of Directors of Standish determines, based on the written opinion of Legal Counsel, that such action is required in order to comply with its fiduciary duties. No action by the Board of Directors of Standish permitted by the preceding sentence (each, a "Permitted Action") shall constitute a breach of this Agreement by Standish.

     6.10 Monthly Statements. Until the Closing, Standish will deliver to CareMatrix monthly financial statements for Standish within thirty (30) days after the end of each month.

     6.11 Further Assurances. Standish will use its best efforts to have all present officers and directors of Standish and each Standish Subsidiary execute whatever minutes of meetings or other instruments and to take whatever action as may be necessary or desirable to effect, perfect or confirm of record of otherwise, in the Surviving Corporation, full right, title and interest in and to the business, properties and assets now conducted or owned by Standish, free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, or to collect, realize upon, gain possession of, or otherwise acquire full right, title and interest in and to such business, properties and assets, or to carry out the intent and purposes of the transactions contemplated hereby.

     6.12 Certain Agreements. Neither Standish nor any Standish Subsidiary will agree to do or cause to be done any of the acts which Standish has covenanted not to do under this Article VI.

                                  ARTICLE VII
                             COVENANTS OF CAREMATRIX

     7.1 Best Efforts Cooperation. CareMatrix covenants and agrees that it shall use its best efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

     7.2 Access. Until the Closing, CareMatrix shall give Standish, and its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to CareMatrix's offices, suppliers, employees, business and financial records, contracts, business plans, budgets and projections, agreements and commitments and other documents and information concerning the CareMatrix Business and persons employed by or doing business with CareMatrix, except such documents covered by the attorney-client privilege. In order that Standish may have full opportunity to make such examination and investigation as they may desire of the CareMatrix Business, CareMatrix will furnish Standish and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of CareMatrix to cooperate fully with the representatives of Standish in connection with such review and examination and to make full disclosure to Standish of all material facts affecting CareMatrix's financial condition and the operations, properties and prospects of the CareMatrix Business; provided, however, that Standish will, unless the Closing occurs, hold the documents and information concerning CareMatrix and the CareMatrix Business confidential in accordance with Section 8.5 hereof.

     7.3 Insurance. Until the Closing, CareMatrix shall maintain with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

     7.4 Compliance with Laws. Until the Closing, CareMatrix shall conduct the CareMatrix Business in compliance with all applicable laws, rules, regulations and orders, including, without limitation, the Medicare and Medicaid Patient Protection Act of 1987, the Omnibus Budget Reconciliation Act of 1993 and the rules and regulations of third party payors.

     7.5 Keeping of Books and Records. Until the Closing, CareMatrix shall keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with the CareMatrix Business shall be made.

     7.6 Conduct of Business. Prior to the Effective Time, unless Standish shall have consented in writing thereto, each CareMatrix Corporation:

       (a) shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

       (b) shall use its reasonable efforts to preserve intact its business organization and goodwill, keep available the services of its officers and employees, and maintain satisfactory relationships with those persons having business relationships with it;

       (c) shall not amend its charter documents or By-laws, except as provided for in this Agreement;

       (d) shall promptly notify Standish of any material emergency or other material change in its condition (financial or otherwise), business, properties, assets, liabilities, prospects or the normal course of its businesses or in the operation of its properties and of any litigation or governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated);

       (e) shall not (i) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees except for the payment of cash bonuses to officers or employees pursuant to and consistent with existing plans or programs described on Schedules 4.17 and 4.18 of the CareMatrix Disclosure Schedule, (ii) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any respect or (iii) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, except in the ordinary course of business;

       (f) shall not (i) incur or obligate itself to incur any capital expenditure in excess of $20,000, incur any long-term indebtedness in addition to that outstanding on the date hereof or any other indebtedness or liability other than in the ordinary course of business; (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than travel or other advances to employees consistent with past practice; or (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently, or otherwise) for the obligations of any other person, except to endorse checks for collection or deposit in the ordinary course of business;

       (g) declare or pay any dividend or distribution on any shares of its capital stock; or

       (h) agree in writing or otherwise to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect as of the date hereof or as of the Effective Time, as if made as of such time; provided, however, that nothing contained in this Agreement shall limit the ability of CareMatrix to pursue its current acquisition and development strategy.

     7.7 Litigation. Until the Closing, CareMatrix will promptly notify Standish of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by CareMatrix its affiliates, or against any employee, consultant or director of CareMatrix.

     7.8 Continued Effectiveness of Representations and Warranties. From the date hereof up to and including the Closing Date, (i) CareMatrix will conduct the CareMatrix Business in a manner such that the representations and warranties contained herein of CareMatrix shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and events arising as a consequence of the Merger, or actions in the ordinary and usual course of business after the date hereof which would not result in a Material Adverse Change on the properties, assets, operations or condition (financial or otherwise) or prospects of the CareMatrix Business; and (ii) CareMatrix will advise Standish promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranties of CareMatrix to become untrue.

     7.9 Standstill. Until the earlier to occur of (a) consummation of the Merger or (b) the expiration of one (1) year following the termination of this Agreement, neither CareMatrix nor any of its affiliates (as defined in Rule 12b-2 under the Exchange Act) will:

       (i) Bid for, acquire or seek to acquire any of the assets of the Standish Business or any voting or debt securities or preferred stock of Standish, or any rights or options to acquire such ownership, or take any action to effect a change of control of Standish, or initiate contact with any other person in an effort to solicit, encourage or assist such person in a takeover proposal involving Standish;

       (ii) Deposit any voting securities of Standish in a voting trust or subject any such securities to any arrangement, understanding or agreement with respect to the voting, holding or disposition of such securities;

       (iii) Become a member of a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any person for the purpose of acquiring, holding, voting or disposing of securities of Standish; or

       (iv) Seek to have called, or caused to be called, any meeting of stockholders of Standish, or initiate, propose or solicit any proxy or consent of stockholders of Standish for the approval of any proposal, or participate in the taking of any action by written consent of stockholders of Standish in lieu of a meeting, or seek or propose to influence or control the management or policies of Standish, or to obtain representation on the Board of Directors of Standish;

provided, however, that the foregoing provisions of this Section 7.9 shall not be applicable in the event the Merger is not consummated because of the failure of any condition specified in Sections 9.1 or 9.2.

     7.10 Monthly Statements. Until the Closing, CareMatrix will deliver to Standish monthly financial statements for CareMatrix prepared in accordance with GAAP within thirty (30) days after the end of each month.

     7.11 Further Assurances. CareMatrix will use its best efforts to have all present officers and directors of each CareMatrix Corporation execute whatever minutes of meetings or other instruments and to take whatever action as may be necessary or desirable to effect, perfect or confirm of record of otherwise, in the Surviving Corporations, full right, title and interest in and to the business, properties and assets now conducted or owned by CareMatrix or which CareMatrix has represented to Standish in writing as set forth in that certain "CareMatrix Corporation Corporate Forecast--June 1996" (the "CareMatrix Forecast") previously delivered by CareMatrix to Standish, will be conducted by CareMatrix, free and clear of all restrictions, liens, encumbrances, rights, title and interests in others, or to collect, realize upon, gain possession of, or otherwise acquire full right, title and interest in and to such business, properties and assets, or to carry out the intent and purposes of the transactions contemplated hereby.

     7.12 Certain Agreements. CareMatrix will not agree to do or cause to be done any of the acts which CareMatrix has covenanted not to do under this
Article VII.

     7.13 Stockholder Approval. Each CareMatrix Corporation shall promptly submit this Agreement and the transactions contemplated herein for the approval of its stockholders at a meeting of stockholders. Subject to the fiduciary duties of the Board of Directors of CareMatrix under applicable law, the Board of Directors of each CareMatrix Corporation has agreed to recommend to its stockholders approval of the Merger. Subject to the fiduciary duties of the Board of Directors of each CareMatrix Corporation under applicable law, each CareMatrix Corporation shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby prior to the SEC Filing Date, and to cause any of its directors, who are also stockholders, to vote in favor thereof.

     7.14 Restrictive Covenant. Prior to the Effective Time and subject to
Schedule 4.5, each CareMatrix Corporation shall not, without the prior written consent of Standish, (i) assign, convey, pledge, mortgage, or otherwise transfer or agree to transfer any interest in or right of such CareMatrix Corporation or of any other entity of the kind specified in (ii) below to receive or otherwise recognize any development or management fees or other revenues in respect of the projects identified in the CareMatrix Forecast, and (ii) permit either Abraham D. Gosman, Andrew D. Gosman or Michael M. Gosman, or any entity controlled by any of them (other than a CareMatrix Corporation), to engage in the management and/or development of an assisted and/or independent living facility.

   In addition, each of the CareMatrix Corporations covenants and agrees that prior to the Closing, it shall effectuate (subject to the obligations and requirements set forth on Schedule 4.5 with respect to projects involving any unaffiliated joint venture participant, which obligations and requirements the CareMatrix Corporation hereby agree to use their best efforts to effectuate) the assignment and transfer of any right, title or interest that it may have, or any other entity of the kind specified in (ii) above may have, in the projects described in the CareMatrix Forecast, subject to a reservation of the rights to manage or turnkey develop each such project, and to cause such other entities to transfer to CareMatrix their rights to earn development fees, management fees or other similar operating revenues from such projects. Finally, each CareMatrix Corporation hereby covenants and agrees, with respect to such projects, to execute definitive management, turnkey development or joint venture agreements substantially in the forms set forth in Schedule 7.14 of the CareMatrix Disclosure Schedule immediately prior to or simultaneously with the closing by the proposed third party purchaser of the land upon which each such project is to be developed; provided, however, that prior to the execution of such definitive management and turnkey development agreement, the applicable CareMatrix Corporation shall have completed a review of title, survey, environmental and such other customary due diligence materials relating to such project and shall have determined that the matters disclosed by such materials shall not have a material adverse effect upon the project.

                                 ARTICLE VIII
                               MUTUAL COVENANTS

     8.1 General Covenants. Following the execution of this Agreement, each Acquisition Corporation , Standish and each CareMatrix Corporation agree:

       (a) If any event should occur, either within or without the knowledge or control of any party, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible;

       (b) To cooperate fully with each other in preparing, filing, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party to accomplish the transactions contemplated by this Agreement;

      (c) To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the party requesting the same and its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein;

       (d) To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event resulting in, or which, insofar as can reasonably be foreseen could result in, a Material Adverse Change on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein;

       (e) To file all reports required to be filed by each of them or their affiliates with the Commission between the date hereof and the Closing Date and to deliver to the other (or its counsel) copies of all such reports promptly after the same are filed; and

       (f) To provide the other (or its counsel) promptly with copies of all other filings made by such party with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

     8.2 Proxy Statement and Fairness Opinion. Following the execution of this Agreement, each Acquisition Corporation, Standish and each CareMatrix Corporation agree:

       (a) Standish shall use its best efforts in good faith to prepare and file with the Commission within forty-five (45) days after the date hereof (the "SEC Filing Date") the Proxy Statement and the Form S-4 Registration Statement;

       (b) Standish shall use its best efforts in good faith to obtain the written opinion of Stonebridge Associates, LLC addressed to the Board of Directors of Standish dated as of a date reasonably proximate to the date of the Proxy Statement to Standish's stockholders, to the effect that, as of the date of such opinion, the resulting ownership of the outstanding shares of Standish Common Stock to be retained by Standish current stockholders after giving effect to the shares of Standish Common Stock to be issued to the stockholders of CareMatrix is fair, from a financial point of view, to the stockholders of Standish;

       (c) Standish and each Acquisition Corporation shall take any action required to be taken under the Delaware Law and the laws, rules and regulations of the Commission in connection with the consummation of the transactions contemplated by this Agreement;

       (d) CareMatrix shall cooperate in the preparation and filing of the Proxy Statement and the Form S-4 Registration Statement and all information furnished for use therein by either party shall be reasonably satisfactory to the other; provided, however, that neither party shall have any liability to the other or to any third party for any information contained therein which is furnished in writing by the other party for inclusion in the Proxy Statement or the Form S-4 Registration Statement;

       (e) After the filing of the Proxy Statement and the Form S-4 Registration Statement, Standish shall notify CareMatrix promptly of the receipt of the comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or the Form S-4 Registration Statement or for additional information and shall supply CareMatrix with copies of all correspondence between Standish or its representatives and the Commission or members of its staff with respect thereto;

       (f) Prior to the approval of the Merger by Standish's stockholders, CareMatrix shall correct any material information provided by it to be used in the Proxy Statement or the Form S-4 Registration Statement that shall have become false or misleading in any material respect and Standish shall take all steps necessary to file with the Commission and have cleared by the Commission any amendment or supplement to the Proxy Statement or the Form S-4 Registration Statement and to cause the same as so corrected to be disseminated to the stockholders of Standish, to the extent required by applicable law; provided, however, that prior to the dissemination thereof, (i) CareMatrix and Standish shall consult with each other with respect to such amendment or supplement and (ii) Standish shall afford CareMatrix with a reasonable opportunity to comment on disclosure relating to CareMatrix or its affiliates and shall ensure that such disclosure is reasonably satisfactory to CareMatrix; and

       (g) CareMatrix and Standish shall promptly furnish to each other all information, and take such other actions as may reasonably be requested in connection with any action by either of them in furtherance of the provisions of this Section 8.2.

     8.3 Stockholder Approval. Standish shall promptly submit this Agreement and the transactions contemplated herein for the approval of its stockholders at a meeting of stockholders. Subject to the fiduciary duties of the Board of Directors of Standish under applicable law, the Board of Directors of Standish has agreed to recommend to its stockholders approval of the Merger. Subject to the fiduciary duties of the Board of Directors of Standish under applicable law, Standish shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby by September 30, 1996, and to cause any of its directors, who are also stockholders, to vote in favor thereof.

     8.4 Public Announcements. The parties shall consult with each other prior to the issuance by either party of any press release or any written statement with respect to this Agreement or the transactions contemplated hereby.

     8.5 Confidentiality. As used herein, "Confidential Information" means any information or data that a party has acquired from another party that is confidential or not otherwise available to the public, whether oral or written, including without limitation any analyses, computations, studies or other documents prepared from such information or data by or for the directors, officers, employees, agents or representatives of such party (collectively, the "Representatives"), but excluding information or data which (i) the party can demonstrate it lawfully obtained or developed prior to May 22, 1996, (ii) became available to the public other than as a result of such party's violation of this Agreement, (iii) became available to such party from a source other than the other party if that source was not bound by a confidentiality agreement with such other party and such source lawfully obtained such information or data, or (iv) is required to be disclosed by applicable law, provided that promptly after being compelled to disclose any such information or data, the party being so compelled shall provide prompt notice thereof to the other party so that such other party may seek a protective order or other appropriate remedy. Each party covenants and agrees that it and its Representatives shall keep confidential and shall not disclose all Confidential Information, except to its Representatives and lenders who need to know such information and agree to keep it confidential. Each party shall be responsible for any breach of this provision by its Representatives. In the event that the Closing does not occur, each party will promptly return to the other all copies of such other party's Confidential Information.

     8.6 Hart-Scott-Rodino Filing.

       (a) If required by law, Standish and CareMatrix agree to file with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission a Notification and Report Form in accordance with the notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and to use their best efforts to achieve the prompt termination or expiration of the waiting period or any extension thereof provided for under the HSR Act as a prerequisite to the consummation of the transactions provided for herein. CareMatrix and Standish shall each bear one-half of the expense of any filing fees required under the HSR Act as a result of the proposed Merger.

       (b) Nothing in this Section 8.6 shall be construed as requiring any party to this Agreement or its affiliates to (i) sell or otherwise dispose of any of its assets or voting securities other than as otherwise contemplated by this Agreement or (ii) take any action which either would result in a Material Adverse Change in any such party or its affiliates or would materially impair the value of the Standish Business or the CareMatrix Business.

                                  ARTICLE IX
                    CONDITIONS TO CAREMATRIX'S OBLIGATIONS

   The obligation of CareMatrix to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by CareMatrix in its sole discretion.

     9.1 Representations and Warranties True. All of the representations and warranties of Standish and Acquisition contained in this Agreement or in any Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date. On the Closing Date, the Chairman of the Board or Chief Financial Officer of Standish and Acquisition shall have executed and delivered to CareMatrix a certificate, in form and substance satisfactory to CareMatrix and its counsel, to such effect.

     9.2 Performance. Standish and Acquisition shall have performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date. The Chairman of the Board or Chief Financial Officer of Standish and Acquisition shall have executed and delivered to CareMatrix a certificate, in form and substance satisfactory to CareMatrix and its counsel, to such effect and to the further effect that all of the conditions set forth in this Article IX have been satisfied.

     9.3 Consents. Standish and Acquisition shall have obtained all requisite approvals and consents of, and made all requisite filings with, all governmental entities and third parties which are necessary to be obtained or made to (i) permit the valid execution, delivery and performance by Standish and Acquisition of this Agreement, including without limitation the Merger, and (ii) prevent any Permit or agreement relating to the Standish Business from terminating prior to its scheduled termination as a result of the consummation of the transactions contemplated hereby. In addition, CareMatrix shall have received or obtained all licenses, permits, consents, approvals and authorizations from any public or governmental agency or any third party necessary as a result of the Merger, and any appeal period with respect to the same shall have expired without an objection thereto having been filed. In addition, the Form S-4 Registration Statement shall have been declared effective under the Securities Act and no stop order shall be effective with respect thereto.

     9.4 [Omitted.]

     9.5 HSR Act Requirements. The filing and waiting period requirements under the HSR Act shall have been complied with and shall have expired or terminated.

     9.6 No Material Adverse Change. No Material Adverse Change with respect to Standish or Acquisition shall have occurred.

     9.7 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any governmental agency or instrumentality or any holder of 10% or more of the voting securities of Standish shall be pending or, to the knowledge of the parties to this Agreement, threatened (in writing, in the case of threatened action by any security holder), before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the Merger, (ii) which has resulted or could reasonably be expected to result in a Material Adverse Change with respect to Standish or (iii) which has or could reasonably be expected to adversely affect the operation of the Standish Business or has or could reasonably be expected to result in the imposition of liability on Standish or any Standish Subsidiary. No order, decree or judgment of any court or governmental body shall have been issued and remain in effect at the Closing restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Standish or any Standish Subsidiary shall be pending, and neither Standish nor any Standish Subsidiary shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     9.8 No Material Adverse Economic Event. There shall not have occurred
(i) any general suspension of trading in, or limitation on prices for, or other extraordinary event affecting securities on the New York Stock Exchange or NASDAQ National Market, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) any material limitation (whether or not mandatory) by any governmental authority on, or any other event which might affect the extension of credit by, lending institutions, or (iv) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof.

     9.9 Opinion of Counsel. CareMatrix shall have received the opinion of Robinson & Cole, counsel to Standish and Acquisition, substantially in the form set forth as Exhibit 9.9 hereto.

     9.10 Accountants. CareMatrix shall have received from Standish's independent public accountants a certificate or letter, dated the Closing Date, to the effect that the Merger will be accounted for as a purchase by CareMatrix of Standish.

     9.11 Closing Documents. Standish and Acquisition shall have delivered all of the resolutions, certificates, documents and instruments required by this Agreement, including without limitation:

       (a) Resolutions of the Boards of Directors and stockholders of Standish and Acquisition, certified by their respective Secretaries, and other evidence satisfactory to CareMatrix that the requisite consent of the stockholders of Standish has been obtained;

       (b) Certificates of Good Standing with respect to Standish and each Standish Subsidiary issued by the Secretary of State of its state of incorporation and of any state where it is qualified to do business as a foreign corporation;

       (c) Copies of the charter documents and By-laws of Standish and each Standish Subsidiary certified by the Secretary of State of its state of incorporation and by its secretary;

       (d) Resignations of all officers and directors of Standish to the extent provided in Section 1.4 and of each Subsidiary effective as of the Effective Time;

       (e) Estoppel Certificates from the lessors under each of the Standish Occupancy Leases in form and substance satisfactory to CareMatrix; and

       (f) Non-disturbance agreements executed and delivered by each mortgagee of each Standish Leased Premises listed on Schedule 3.11(d) in form and substance satisfactory to CareMatrix.

     9.12 Dissenting Standish Stockholders. Holders of shares of Standish Common Stock representing ten percent (10%) or more of the outstanding shares of Standish Common Stock shall not have demanded appraisal for their shares in accordance with Delaware Law.

     9.13 [omitted.]

     9.14 [omitted.]

     9.15 Employment Agreements. Standish shall have entered into amended and restated employment agreements (the "Employment Agreements") with Michael J. Doyle and Kenneth M. Miles substantially in the form attached hereto as
Exhibit 9.15.

     9.16 Approval of CareMatrix and Its Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the bequest or direction of, Standish or Acquisition hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to CareMatrix and its counsel.

     9.17 Board Approval. On or before July 10, 1996, the Board of Directors of Standish and each Acquisition Corporation shall have (i) determined that the Merger is fair and in the best interests of their stockholders (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend to the stockholders of such corporation that they approve this Agreement and the Merger.

                                  ARTICLE X
            CONDITIONS TO STANDISH'S AND ACQUISITION'S OBLIGATIONS

   The obligation of Standish to consummate the transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by Standish in its sole discretion:

     10.1 Representations and Warranties to be True and Correct. The representations and warranties contained in Article IV shall be true, complete and correct in all material respects, on and as of the Closing Date, as if made on and as of such date, and CareMatrix shall have delivered to Standish a certificate, in form and substance satisfactory to Standish and its counsel, to such effect.

     10.2 Performance. CareMatrix shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Chairman of the Board or President of CareMatrix shall have delivered a certificate to Standish in form and substance reasonably satisfactory to Standish and its counsel to such effect.

     10.3 Consents. CareMatrix shall have obtained all requisite approvals and consents of, and made all requisite filings with, all governmental entities and third parties which are necessary to be obtained or made to (i) permit the valid execution, delivery and performance by CareMatrix of this Agreement, including without limitation the Merger, and (ii) prevent any Permit or agreement relating to the CareMatrix Business from terminating prior to its scheduled termination as a result of the consummation of the transactions contemplated hereby. In addition, Standish shall have received or obtained all licenses, permits, consents, approvals and authorizations from any public or governmental agency or any third party necessary as a result of the Merger, and any appeal period with respect to the same shall have expired without an objection thereto having been filed. In addition, the Form S-4 Registration Statement shall have been declared effective under the Securities Act and no stop order shall be effective with respect thereto.

     10.4 Stockholder Approval and Conditions Precedent. The Merger shall have been approved by the stockholders of Standish.

     10.5 HSR Act Requirements. The filing and waiting period requirements under the HSR Act shall have been complied with and shall have expired or terminated.

     10.6 No Material Adverse Change. No Material Adverse Change with respect to CareMatrix shall have occurred.

     10.7 No Actions, Suits or Proceedings. As of the Closing Date, no action, suit, investigation or proceeding brought by any governmental agency or instrumentality shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the Merger, (ii) which has resulted or could reasonably be expected to result in a Material Adverse Change with respect to CareMatrix or (iii) which has or could reasonably be expected to adversely affect the operation of the CareMatrix Business or the consummation of a material portion of the CareMatrix Portfolio Transfers or has or could reasonably be expected to result in the imposition of liability on CareMatrix. No order, decree or judgment of any court or governmental body shall have been issued and remain in effect at the Closing restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting CareMatrix shall be pending, and CareMatrix shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     10.8 Opinion of CareMatrix's Counsel. Standish and Acquisition shall have received from Nutter, McClennen & Fish, LLP an opinion dated as of the Closing Date substantially in the form of Exhibit 10.5 hereto.

     10.9 Fairness Opinion. Standish shall have received the written opinion of Stonebridge Associates, LLP addressed to the Board of Directors of Standish dated as of a date reasonably proximate to the date of the Proxy Statement to Standish's stockholders, to the effect that, as of the date of such opinion, the resulting ownership of the outstanding shares of Standish Common Stock to be retained by Standish current stockholders after giving effect to the shares of Standish Common Stock to be issued to the stockholders of CareMatrix is fair, from a financial point of view, to Standish and the stockholders of Standish, and such opinion shall not have been withdrawn. Standish shall have obtained such investment banking firm opinion as may be necessary in connection with the Merger to avoid exclusion of coverage under its directors and officers liability insurance policy.

     10.10 Acquisition Corporations. Each of the Acquisition Corporations shall have executed this Agreement.

     10.11 Closing Documents. CareMatrix shall have delivered all of the resolutions, certificates, documents and instruments required to be delivered by it by this Agreement, including, without limitation:

       (a) resolutions of the Board of Directors and stockholders of CareMatrix, certified by its secretary, and other evidence satisfactory to Standish that the requisite consent of the stockholders of CareMatrix has been obtained;

       (b) certificates of good standing with respect to each CareMatrix Corporation issued by the Secretary of State of its state of incorporation and of any state where it is qualified to do business as a foreign corporation;

       (c) copies of the charter documents and by-laws of each CareMatrix Corporation certified by the Secretary of State of its state of incorporation and by its secretary;

       (d) resignations of directors of CareMatrix to the extent provided in
   Section 1.4 effective as of the Effective Time; and

       (e) estoppel certificates from the lessors under each of the CareMatrix Occupancy Leases, other than the lease of which CareMatrix of ARI is a tenant.

     10.13 [Omitted.]

     10.14 Employment Agreements. Standish shall have entered into the Employment Agreements.

     10.15 Approval of Standish, Acquisition and their Counsel. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, CareMatrix hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to Standish and its counsel.

     10.16 Board Approval. On or before July 10, 1996, the Board of Directors of each CareMatrix Corporation shall have (i) determined that the Merger is fair and in the best interests of their stockholders (ii) approved and adopted this Agreement and the transactions contemplated hereby, and (iii) resolved to recommend to the stockholders of such corporation that they approve this Agreement and the Merger.

                                  ARTICLE XI
                                   SURVIVAL

   No representation, warranty and agreement of the parties set forth in this Agreement or any of the rights and remedies of the other party for any one or more breaches thereof shall survive the Closing. All representations, warranties and agreements of the parties set forth in this Agreement and all of the rights and remedies of the other party for any one or more breaches thereof shall be shall be effective regardless of any investigation that may have been made at any time by or on behalf of any party or its directors, officers, employees or agents.

                                 ARTICLE XII
                                 TERMINATION

     12.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing:

       (a) By mutual written consent duly authorized by the Board of Directors of Standish and CareMatrix;

       (b) By Standish or CareMatrix if

       (i) any court or governmental body of competent jurisdiction shall have issued an order, decree or ruling, or taken any other action, permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, provided that no termination shall be permitted under this paragraph unless the party seeking such termination shall have used its reasonable best efforts to oppose such issuance or taking;

       (ii) the other party commits any material breach of its representations, warranties or covenants set forth herein and such breach has not been cured within ten (10) days after written notice is given to terminate this Agreement as a result of such breach; or

       (iii) the Board of Directors of the other party fails to approve and recommend adoption of this Agreement on or before July 10, 1996.

       (c) By CareMatrix or Standish if the conditions set forth in Articles IX or X respectively have not been satisfied or waived by February 15, 1997, or by such later date not more than three (3) months thereafter which Standish and CareMatrix shall mutually select (the "Termination Date");

       (d) By Standish (i) pursuant to a Permitted Action, as specified in
   Section 6.9(c), or (ii) at any time following an Alternative Proposal, the Board of Directors of Standish determines, based on the written opinion of Legal Counsel, that such termination is required in order for the Board of Directors of Standish to comply with its fiduciary duties;

       (e) By CareMatrix, if the Board of Directors of Standish takes any Permitted Action or if a vote of Standish's stockholders results in the rejection of the adoption or authorization of this Agreement by such stockholders; or

       (f) By CareMatrix if the preliminary Proxy Statement or the Form S-4 Registration Statement shall not have been filed with the Commission within forty-five (45) days after the date hereof.

     Upon the occurrence of any of the events specified in this Section 12.1 (other than paragraph (a) hereof), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate and the Merger shall be abandoned.

     12.2 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger pursuant to Section 12.1:

       (a) This Agreement, except for the provisions of Section 8.5 and Articles XI, XII and XIII, shall forthwith become void and be of no effect, without any liability on the part of any party or its affiliates, directors, officers or stockholders; provided that nothing in this Section 12.2(a) shall relieve any party to this Agreement of liability for breach of this Agreement; and

       (b) If the conditions set forth in Section 10.1 and 10.2 are satisfied and:

       (i) an Alternative Proposal is commenced, publicly disclosed or communicated to Standish and, as a result of such Alternative Proposal, the Board of Directors of Standish takes any Permitted Action and enters into an agreement for any Alternative Proposal or terminates this Agreement or this Agreement is terminated by CareMatrix following Standish's taking a Permitted Action; or

       (ii) an Alternative Proposal is publicly commenced, proposed or disclosed and this Agreement is terminated following the failure of Standish's stockholders to approve this Agreement at the stockholders meeting, and within twelve (12) months following such termination, an Alternative Proposal is consummated involving consideration (or implicit valuation) for the Standish Common Stock on a fully diluted basis having a present value greater than the value ascribed to the Standish Common Stock in the Merger (a "Higher Transaction"), then Standish shall pay to CareMatrix within ten (10) business days following such occurrence a fee (the "Topping Fee"), in cash of Two Million Dollars ($2,000,000.00) less any amount paid pursuant to Section 12.2(c) as full and complete liquidated damages, it being specifically understood and agreed that in the event of such a termination the damages suffered by CareMatrix will be difficult to ascertain. In no event shall Standish be obligated to pay more than one (1) Topping Fee with respect to all Higher Transactions.

       (c) In the event that this Agreement is terminated pursuant to Sections 12.1(b)(ii) or (iii) or 12.1(d) or as a result of a failure of any condition set forth in Article IX (other than Sections 9.5, 9.7, 9.8 and 9.10) and the conditions set forth in Sections 10.1 and 10.2 are satisfied, Standish shall thereupon become obligated to pay to CareMatrix Five Hundred Thousand Dollars ($500,000.00) (the "Standish Break Up Fee").

       (d) In the event that this Agreement is terminated pursuant to Section 12.1(b)(ii) or (iii) or as a result of a failure of any condition set forth in Article X (other than Sections 10.5, 10.7 or 10.9) and the conditions set forth in Sections 9.1, and 9.2 are satisfied, CareMatrix shall thereupon become obligated to pay to Standish Five Hundred Thousand Dollars ($500,000.00) (the "CareMatrix Break Up Fee").

       (e) In the event that Standish is obligated to pay the Standish Break Up Fee to CareMatrix pursuant to Section 12.2(c) and CareMatrix is obligated to pay the CareMatrix Break Up Fee to Standish pursuant to
   Section 12.2(d), then neither party shall be obligated to pay to the other party either the Standish Break Up Fee or the CareMatrix Break Up Fee.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission with a confirmatory copy by regular mail, (iii) sent by recognized overnight courier or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

   If to CareMatrix:

   CareMatrix Corporation
   197 First Avenue
   Needham, MA 02194
   Attn: Andrew D. Gosman, President
   Facsimile telephone number: 617-433-1191

   with a copy to:

   James M. Clary, III, Esq.
   at such address


   with an additional copy to:
   Michael J. Bohnen, Esq.
   Nutter, McClennen & Fish, LLP
   One International Place
   Boston, MA 02110-2699
   Facsimile telephone number: 617-973-9748

   If to Standish or Acquisition:

   The Standish Care Company
   6 New England Executive Park
   Burlington, MA 01803
   Attn: Michael J. Doyle, Chairman
   Facsimile telephone number: 617-270-4501

   With a copy to:

   David A. Garbus, Esq.
   Robinson & Cole
   One Boston Place
   Boston, MA 022108-4404
   Facsimile telephone number: 617-557-5999

   All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     13.2 Entire Agreement. This Agreement together with the Exhibits and Schedules hereto and the other documents executed and to be executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     13.3 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

     13.4 Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     13.5 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties.

     13.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     13.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the substantive internal laws of the State of Delaware, without giving effect to conflict of law principles and rules thereof that would lead to the application of the substantive laws of another jurisdiction.

     13.8 Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or the State of Delaware, or of the United States of America for the District of Massachusetts or the District of Delaware. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 13.1 hereof and irrevocably waives any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 13.8 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

     13.9 Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     13.10 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     13.11 Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     13.12 Choice of Remedies and Enforcement. The parties shall be entitled to pursue any and all remedies available to them, in law or in equity, in the event of a breach of this Agreement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

     13.13 Expenses. Except as set forth in Section 12.2 hereof, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     13.14 Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each Acquisition Corporation, Standish and each CareMatrix Corporation have executed this Agreement as of the day and year first above written.

                                        THE STANDISH CARE COMPANY

                                   By: /s/ Michael J. Doyle
                                     ---------------------------
                                   Title: Chairman of the Board
ATTEST:

By: /s/ Kenneth M. Miles
- - ------------------------------
STANDISH ACQUISITION 1, INC.
STANDISH ACQUISITION 3, INC.
STANDISH ACQUISITION 5, INC.
STANDISH ACQUISITION 7, INC.
STANDISH ACQUISITION 9, INC.
STANDISH ACQUISITION 11, INC.

STANDISH ACQUISITION 2, INC.
STANDISH ACQUISITION 4, INC.
STANDISH ACQUISITION 6, INC.
STANDISH ACQUISITION 8, INC.
STANDISH ACQUISITION 10, INC.
STANDISH ACQUISITION 12, INC.

                           By: /s/ Michael J. Doyle
                               ------------------------------
                               Title: Chairman of the Board

ATTEST:

By: /s/ Kenneth M. Miles
    ---------------------------
    Title: Assistant Secretary

CAREMATRIX OF MASSACHUSETTS, INC.
CAREMATRIX OF AMETHYST ARBOR, INC.
CAREMATRIX OF CYPRESS STATION, INC.
CAREMATRIX OF CRAGGANMORE, INC.
CAREMATRIX OF DARIEN, INC.
CAREMATRIX OF ARI, INC.

CAREMATRIX OF AMBER LIGHTS, INC.
CAREMATRIX OF EMERALD SPRINGS, INC.
CCC OF MARYLAND, INC.
CAREPLEX OF HOMESTEAD, INC.
CAREPLEX OF MIAMI SHORES, INC.
A.M.A. NEW JERSEY DEVELOPMENT, INC.

                           By: /s/ Andrew D. Gosman
                             ----------------------
                               Title: President

ATTEST:

/s/ J.M. Clary, Jr.
Title: General Council/EVP

SCHEDULE I
STANDISH ACQUISITION 1, INC.
STANDISH ACQUISITION 2, INC.
STANDISH ACQUISITION 3, INC.
STANDISH ACQUISITION 4, INC.
STANDISH ACQUISITION 5, INC.
STANDISH ACQUISITION 6, INC.
STANDISH ACQUISITION 7, INC.
STANDISH ACQUISITION 8, INC.
STANDISH ACQUISITION 9, INC.
STANDISH ACQUISITION 10, INC.
STANDISH ACQUISITION 11, INC.
STANDISH ACQUISITION 12, INC.

SCHEDULE II
CAREMATRIX OF MASSACHUSETTS, INC.
CAREMATRIX OF AMBER LIGHTS, INC.
CAREMATRIX OF AMETHYST ARBOR, INC.
CAREMATRIX OF EMERALD SPRINGS, INC.
CAREMATRIX OF CYPRESS STATION, INC.
CCC OF MARYLAND, INC.
CAREMATRIX OF CRAGGANMORE, INC.
CAREPLEX OF HOMESTEAD, INC.
CAREMATRIX OF DARIEN, INC.
CAREPLEX OF MIAMI SHORES, INC.
CAREMATRIX OF ARI, INC.
A.M.A. NEW JERSEY DEVELOPMENT, INC.

SCHEDULE III

Each of the Schedule I corporations listed above will be merged into the
Schedule II corporation listed above opposite its name.

                                  Exhibit 1.1

                                      TO
                              AGREEMENT AND PLAN
                                      OF
                                    MERGER

   The following form relates to the merger of two Delaware corporations. To the extent that corporations of different states will merge pursuant to this Agreement, such certificate of merger and/or other documents or instruments shall be prepared and filed with the applicable secretaries of state and/or other state agencies as necessary in accordance with the laws of such states in order to effectuate the merger of said entities.

                            CERTIFICATE OF MERGER
                                      OF
                        STANDISH ACQUISITION   , INC.
                                     INTO
                       CAREMATRIX OF             , INC.

   The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

   1. That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

   Name of Corporation                      State of Incorporation
   CareMatrix of           , Inc.           Delaware
   Standish Acquisition           , Inc.    Delaware

   2. That an Agreement and Plan of Merger (the "Merger Agreement") between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

   3. That the surviving corporation in the merger is CareMatrix of , Inc.

   4. That the Certificate of Incorporation of the surviving corporation
shall be the certificate of incorporation of CareMatrix of           , Inc.

   5. That the executed Merger Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 197 First Avenue, Needham, MA 02194.

   6. That a copy of the Merger Agreement will be furnished by the surviving corporation on request and without cost to any stockholder of any constituent corporation.

                                            CAREMATRIX OF           , Inc.

Dated:                               By:
                                         ---------------------------------
                                         Andrew D. Gosman, President

                                 Exhibit 1.5(a)

                                      TO
                              AGREEMENT AND PLAN
                                      OF
                                    MERGER

                                                 Percentage
Company                                          Allocation
 --------------------------------------------   -----------
CareMatrix of Massachusetts, Inc. ...........      8.333%
CareMatrix of Amethyst Arbor, Inc. ..........      8.333%
CareMatrix of Cypress Station, Inc. .........      8.333%
CareMatrix of Cragganmore, Inc. .............      8.333%
CareMatrix of Darien, Inc. ..................      8.333%
CareMatrix of ARI, Inc. .....................      8.333%
CareMatrix of Amber Lights, Inc. ............      8.333%
CareMatrix of Emerald Springs, Inc. .........      8.333%
CarePlex of Homestead, Inc. .................      8.333%
CarePlex of Miami Shores, Inc. ..............      8.333%
CCC of Maryland, Inc. .......................      8.333%
A.M.A. New Jersey Development, Inc. .........      8.333%

   Shares of Standish Common Stock shall be issued to the holders of the common stock of each of the above corporations in proportion to their respective percentages of ownership of the total outstanding shares of common stock of such corporation.

                                Schedule 1.5(d)

                                      TO
                              AGREEMENT AND PLAN
                                      OF
                                    MERGER

                              Abraham D. Gosman
                               Andrew D. Gosman
                              Michael M. Gosman
                              Johathan R. Banton
                             James M. Clary, III
                              Timothy J. Coburn
                              Edward E. Goldman
                                Joel A. Kanter
                            Frederick R. Leathers
                                Kevin J. Maley
                               Richard S. Mann
                               Robert A. Miller
                               Elizabeth Murphy
                              William A. Sanger
                               Craig J. Wilkos
                               Michael Zaccaro

                THIRD AMENDED AND RESTATED EMPLOYMENT AGREEMENT

   This Agreement entered into as of this      day of September, 1996, by and
between The Standish Care Company, a Delaware corporation with its principal place of business at 6 New England Executive Park, Burlington, Massachusetts 01803 (hereinafter referred to as the "Company"), and Michael J. Doyle (hereinafter called the "Employee"), residing in Winchester, Massachusetts.

                             W I T N E S S E T H:

   WHEREAS, the Company is a health care services company specializing in assisted-living, a service-intensive form of housing for frail but functional seniors. The Company's two principal business activities are acquiring and operating assisted-living communities, primarily in the eastern United States, and providing development, management, marketing and other services to third party owners of other assisted living communities; and

   WHEREAS, the Employee is experienced in the business which the Company operates; and

   WHEREAS, the Company has employed the Employee since 1989, first as President and Chief Executive Officer, then, effective as of January 1, 1994, as Chairman of the Board as well as President and Chief Executive Officer of the Company; and

   WHEREAS, the Company and the Employee are parties to that certain Second Amended and Restated Employment Agreement dated as of July 1, 1995 (hereinafter called the "Employment Agreement") providing for the terms and conditions governing Employee's employment with the Company; and

   WHEREAS, the Company, subsidiary acquisition corporations of the Company (the "Company Subsidiary"), twelve companies engaged in the business of providing long-term care services through the operation and management of assisted living communities owned by a common group of stockholders (each a "CareMatrix Corporation" and collectively, "CareMatrix") have entered into an
Agreement and Plan of Merger dated as of July    , 1996 (the "Merger
Agreement") pursuant to which the Company will acquire CareMatrix and issue
to the stockholders of CareMatrix an aggregate of      million (            )
newly issued shares of Common Stock of the Company (the "CareMatrix Business Combination");

   WHEREAS, a condition precedent to the consummation of the CareMatrix Business Combination and related transactions contemplated by the Merger Agreement is the execution of this Third Amended and Restated Employment Agreement by and between the Company and the Employee; and

   WHEREAS, the Company and the Employee desire to consummate the transactions contemplated by the Merger Agreement and to execute this Agreement; and

   WHEREAS, the Company's Board of Directors considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

   WHEREAS, in this connection, the Company further recognizes that, as is the case with many publicly held corporations, the possibility of a change of control may arise and that such possibility, and the uncertainty and questions which it may raise among management, may result in distraction or other potentially disturbing circumstances to the detriment of the Company and its stockholders; and

   WHEREAS, the Board of Directors has further determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in circumstances arising from the possibility of a change in control of the Company; and

   WHEREAS, the Company desires to induce the Employee to remain in the employ of the Company with an assurance of fair treatment to reduce the distractions and other adverse effects on his performance which are inherent in a hostile takeover threat; and

   WHEREAS, the Company and the Employee desire to amend and restate in their entirety the terms and conditions of the Employment Agreement and otherwise governing Employee's employment with the Company and by execution of this Agreement specifically agree that all prior agreements between the parties hereto pertaining to Employee's employment with the Company are null and void and of no force and effect.

   NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, it is hereby agreed by and between the Company and the Employee as follows:

     1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below:

       (a) "Beneficial Owner" means with respect to any security any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power, which includes the power to vote, or to direct the voting of, such security; and/or investment power, which includes the power to dispose, or to direct the disposition of, such security, and shall be determined in a manner consistent with Rule 13d-2 under the Securities Exchange Act of 1934 ("1934 Act"), as now in effect and as the same may be amended from time to time.

       (b) "Business Combination" means any of the following transactions:
   (x) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the Delaware General Corporation Law, as now in effect and as the same may be amended from time to time, no vote of the stockholders of the Company is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 90 percent or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company; or (z) a consummated tender or exchange offer for 50% or more of the outstanding voting stock of the Company by any person other than the Company itself.

       (c) "Change in Control" of the Company shall be deemed to have occurred if:

       (i) any person (as defined in Section 13(d) or 14(d)(2) of the 1934 Act shall have become the Beneficial Owner of 35 percent or more of the combined voting power of the Company's Voting Securities (other than the Employee, or any other person who is Beneficial Owner of such 35 percent threshold at the date of this Agreement), not counting for purposes of such 35 percent threshold any Voting Securities acquired from the Employee;

       (ii) 80 percent of the Incumbent Board shall have ceased for any reason to constitute a majority the Board;

       (iii) the stockholders approve by the requisite vote any Business Combination; or

       (iv) the stockholders approve the complete liquidate or dissolution of the Company.

       (d) "Good Reason" means any of the following (without the Employee's express written consent):

       (i) the assignment of duties inconsistent with Employee's duties as Chairman and Chief Executive Officer of the Company immediately prior to the Change in Control of the Company, or a change of an adverse nature in the Employee's position an officer or Director of the Company prior to a Change in Control of the Company, or any removal from or any failure to reelect the Employee to any of such positions, except in connection with termination of the Employee's employment for reasons specified in paragraphs (b),
             (c) or (d) of Section 10 hereof; or

       (ii) any failure by the Company to continue in effect any benefit or arrangement (including, without limitation, the Company's group life insurance plan, senior executive life insurance supplement and medical, accident and disability plans) which the Employee is participating at the time of a Change in Control of the Company, or the taking of any action by the Company which would adversely affect the Employee's participating in or materially reduce the Employee's benefits thereto deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of a Change in Control of the Company;

       (iii) any failure by the Company to continue in effect the Company's Restated 1991 Combination Stock Option Plan;

       (iv) a change in the location of the Employee's principal place of work away from the area of the United States located east of the Mississippi River;

       (v) any breach by the Company of any material provision of this Agreement not cured within 60 days thereof; or

       (vi) any failure by the Company to obtain the assumption of this Agreement by any successor or assignee of the Company.

       (e) "Hostile Change of Control" means a transaction, event or election constituting a Change in Control, which was not approved by, or, in an election, the directors elected were not nominated or elected by, at least a majority of the Incumbent Board in office immediately prior to the Change in Control.

       (f) "Incumbent Board" means individuals, including the Employee, who constitute a majority of the Board of Directors of the Company as constituted on the date of this Agreement; provided, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 80 percent of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

       (g) "Voting Securities" means the Company's outstanding securities entitled to vote generally in the election of directors.

     2. Term. The initial term of this Agreement ("Initial Term") shall
commence on the date hereof and expire on September   , 1999, and thereafter
shall continue on a year to year basis for an indefinite number of renewal terms ("Renewal Terms") unless either party otherwise elects upon six (6) months written notice to the other prior to expiration of the Initial Term or any then effective Renewal Term, subject in case of both the Initial Term and any Renewal Term to earlier termination as provided herein.

     3. Duties and Responsibilities. The Employee shall be employed as Chief Executive Officer of the Company and the Chief Executive Officer of each CareMatrix Corporation or in such other capacities as the Board of Directors may from time to time reasonably determine recognizing the nature and scope of the Employee's employment. The Employee shall have full rights, benefits, powers and responsibilities customarily associated with such office. The Employee agrees to perform such duties and discharge such responsibilities in a faithful manner and to the best of his ability. The Employee agrees to devote his full business time, energy and experience to the business and affairs of the Company and to use his best efforts to promote the interests of the Company. The Employee may delegate duties to other employees as he, in his sole discretion, reasonably determines is in the best interest of the Company; provided however, the Employee shall at all times operate under the authority and power given to him by the Board of Directors of the Company.

     4. Employment and Compensation. The Company agrees to employ the Employee and the Employee agrees to be employed by the Company for the performance of the duties set forth above at a base annual salary ("Base Salary") at the rate of Two Hundred Fifty Thousand Dollars ($250,000) for the
period beginning on the date hereof and ending on September    , 1999, and
thereafter unless and until increased, payable in arrears in equal semi-monthly installments. Any increases to the Employee's Base Salary shall be made at the discretion of the Board of Directors.

     5. Employee Benefits. The Company shall provide the Employee an annual automobile allowance of $10,000, plus operating expenses and minor repairs, and a parking space at the Company's executive offices. The Employee shall be entitled to the comprehensive health benefits package in existence from time to time for the executive officers of the Company, including but not limited to Blue Cross/Blue Shield-Master Health Plus or comparable coverage. In the event such coverage is dropped by the Company, a similar comprehensive health insurance plan shall be provided to the Employee. The Employee will be entitled to participate in the CareMatrix 401(k) Employee Savings Plan without any waiting period. The Employee shall also receive such additional benefits, if any, provided for the executive officers of the Company that may be authorized from time to time by the Board of Directors of the Company in its sole discretion.

     6. Bonus. The Employee shall receive a bonus. The determination of the amount of such bonus, if any, and the time and method of payment of such bonus shall be vested in the sole discretion of the Board of Directors of the Company.

     7. Withholding Taxes. The Company shall have the right to deduct or withhold from any payments made to the Employee all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of this Agreement.

     8. Expenses. Subject to the authority of the Board of Directors of the Company to fix and determine policies relating to such matters, the Company agrees to reimburse the Employee for all reasonable expenses incurred by him as the Company deems ordinary and necessary, in connection with the business of the Company and as are represented by appropriate documentation.

     9. Insurance. The Company shall acquire and maintain a policy of insurance to be owned by and for the benefit of the Employee and a beneficiary to be designated by the Employee, covering the Employee for life insurance in the amount of $500,000. The Employee agrees that the Company, in its sole discretion, may acquire and maintain a policy or policies of insurance to be owned by and for the benefit of the Company, covering the Employee for life, medical or disability insurance in any amounts deemed advisable by the Company, and the Employee waivers any rights, title or interest in and to any of such policies representing such insurance. The Employee agrees to submit to any required examination and to execute, sign and deliver all applications and other documents necessary to effectuate such insurance coverage.

     10. Termination of Employment.

       (a) Termination Due to Hostile Changes in Control. If a Hostile Change in Control of the Company occurs while the Employee is still employed by the Company and the Employee's employment is terminated as of a date prior to the end of the Initial Term of any Renewal Term within a 24-month period thereafter, the Employee shall be entitled to the compensation set forth below in the next succeeding paragraph unless such termination is demonstrated by the Company to be a result of (1) the Employee's disability or death (as provided for in Section 10(b) below), (2) the Employee's termination for cause (as provided for in Section 10(c) below), or (3) the Employee's election to terminate his employment other than for Good Reason (as defined in Section 1(c) above).

   If the Company terminates the Employee's employment other than as set forth in the immediately preceding paragraph of this Section 10(a), then the Company must pay the Employee a lump sum severance payment (the "Lump Sum Severance Payment"), in cash, equal to 2.99 times the yearly average of his total compensation (consisting of Base Salary and any cash bonus) payable to the Employee with respect to the five full calendar years (or such lesser number since the calendar year ended December 31, 1992) preceding the Change in Control of the Company; provided, however, that if the Lump Sum Severance Payment under this Section 10(a), either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such Lump Sum Severance Payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment being subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the lump sum payment pursuant to the immediately preceding sentence shall be made by the Employee in good faith, and such determination shall be conclusive and binding on the Company.

       (b) Termination Due to Disability or Death. In the event that the Employee is unable to perform his duties hereunder on account of illness or other incapacity (other than death), and such illness or other incapacity shall prevent him from performing the same for a period of six or more consecutive months, the Company shall have the right, on 30 days' prior written notice to the Employee, to terminate his employment pursuant to this Agreement, and in such event the Company shall not be obligated to pay the Employee any further compensation, except for any amounts due him or accrued by him up to the date of such termination. In the event that the Employee dies, his employment pursuant to this Agreement shall terminate effective at the end of the month during which his death occurs.

       (c) Termination by the Company for Certain Other Events. The Company shall have the right to terminate Employee's employment under this Agreement upon at least 30 days' prior written notice to

   Employee and without any obligation from and after the effective date of such termination to pay any further compensation or furnish any other benefits of any nature whatsoever, in the event (a) there is a good faith finding by a majority of the entire Board of Directors of the Company of dishonesty or wilful misconduct by the Employee in performing his assigned duties, or (b) the Employee is convicted of, or enters a plea of guilty or nolo contendre to, any crime involving moral turpitude or any felony which has the effect of causing termination or suspension of any license or permit which the Company holds or which materially and adversely affects the Company.

       (d) Termination by Either Party. Notwithstanding any other provision hereof to the contrary, employment pursuant to this Agreement may be terminated by either party, if there has been a breach in any material respect of this Agreement by the other party and such breach has not been cured within 30 days of written notice to the breaching party.

       (e) Continued Payment in Certain Event. Termination of employment pursuant to this Agreement by the Company for any other reason not covered under any of paragraphs (a), (b), (c) or (d) above will not relieve the Company of its obligation to continue payment of the remaining portion of Base Salary compensation due under this Agreement for the balance of the Initial Term only, unless the Company shall have paid the Lump Sum Severance Payment in accordance with Section 10(a).

     11. Non-Competition.

       (a) For so long as Employee is employed by the Company, and (i) for a period of one (1) year after termination of employment by the Company under Section 10(b) (other than death), 10(c) or 10(d) or by the employee for any reason other than as stated in Section 10(d), and (ii) for a period of six months after termination by the Company for any reason not stated in Section 10, as the case may be (the "Non-Competition Period"), Employee will not, without the express written consent of the Company, directly or indirectly, engage in, participate in, or assist, as owner, part-owner, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization the business or activities of which are substantially similar to or directly competitive with any business or activity conducted by the Company, including without limitation the planning, development, management, operation, leasing and acquisition of, or providing consulting services pertaining to, independent living facilities, assisted living facilities, nursing homes and other health care facilities or a home health care program for the elderly, or small retirement living projects within a twenty (20) mile radius of Company head-quarters, any Company regional office or any assisted-living facility or community operated by the Company or planned to operated by the Company during the term of the Employee's employment by the Company.

       (b) In addition, during the Non-Competition Period the Employee will not (i) attempt to hire any director, officer, employee or agent of the Company, (ii) assist in such attempt hiring by any other person, (iii) encourage any person to terminate his or her employment or business relationship with the Company, (iv) encourage any customer or supplier of the Company to terminate its relationship with the Company, (v) obtain, assist in obtaining, for Employee's own benefit (other than indirectly as an employee of the Company) any customer of the Company, (vi) encourage any customer or supplier not to enter in or renew a business relationship with the Company.

       (c) The Employee acknowledges and agrees that foregoing territorial, time and other limitations are reasonable and properly required for the adequate protection of the business and affairs of the Company, and in the event that any of territorial, time or other limitations is found to be unreasonable by a court of competent jurisdiction, the Employee agrees and submits to the reduction of such territorial, time or other limitations to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation under this Section 11 is found to be unreasonable or otherwise invalid in whole or in part in any jurisdiction, the Employee agrees that such limitation shall be and remain valid in other jurisdictions.

       (d) The Employee acknowledges, warrants and agrees that the restrictive covenants contained in this Section 11 are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

       (e) Nothing in paragraphs (a)--(d) of this Section 11 shall preclude Employee from making passive investments in more than 5% of a class of securities of any business enterprise registered under the Securities

   Exchange Act of 1934 the business or activities of which are substantially similar to or directly competitive with the Company as proscribed under
   Section 11(a) above.

     12. Protection of Proprietary Information. During the course of his employment as an executive officer of the Company the Employee will have access to and will gain knowledge with respect to all of the activities and lines of business the Company will enter, including the planning, development, management and operation of independent living and assisted living facilities, nursing homes and other health care facilities and a home health care program for elderly or infirm people and small retirement living projects, the Company's research and development techniques with respect to such facilities, homes, projects and programs, the preparation of market and demand and cost containment studies, project evaluation methods, facility development programs, management techniques related to all aspects of such facilities, homes, projects and programs and related businesses and other valuable and confidential information relating to the business and activities of the Company ("Confidential Information"). The parties acknowledge that unauthorized disclosure or misuse of the Confidential Information could cause irreparable damage to the Company. The parties also agree that covenants by the Employee not to make unauthorized disclosures of the Confidential Information and not to use the Confidential Information after the termination of the Employee's employment with the Company in a business in competition with that of the Company are essential to the growth and stability of the business of the Company. Accordingly, the Employee agrees that, except as required by his duties under this Agreement, he shall not use or disclose to anyone at any time during or after the term of his employment by the Company any Confidential Information obtained by him in the course of his employment with the Company.

   The parties acknowledge that the Employee has obtained valuable knowledge, experience, and information relative generally to the business the Company presently intends to pursue prior to his employment with the Company (the "Prior Confidential Information"). The Prior Confidential Information shall be deemed to be Confidential Information for purposes of this Section. However, the Prior Confidential Information shall be subject to the nondisclosure requirements of this Section for time periods identical to those in Section 11(a) relating to the Non-Competition Period and for the related termination reasons contained therein, rather than the infinite time limitations provided in this Section 11 for the Confidential Information.

     13. Remedies. In the event of any breach or threatened breach by the Employee of the provisions of Sections 11 or 12 of this Agreement, the Company shall be entitled to an injunction restraining such breach in addition to, and not to the exclusion of, other remedies or relief. Employee acknowledges that his employment by Company imposes on him a duty to act prudently and for the benefit of Company in all matters connected with or related to his employment and the officers he holds in the Company. Employee agrees that in the event that he violates his duty of loyalty to Company, in addition to any and all other remedies which the Company may have available to it, Company will be entitled, at its election, to recover from Employee
(i) the value of anything belonging to the Company which Employee uses in breach of such duty, or (ii) any benefit which Employee receives as a result of violating his duty of loyalty, or its proceeds, and the Company shall also be entitled to recover from Employee the amount of damages thereby caused. In the event of termination of Employee's employment for breach in any material respect of any of the covenants under this Employment Agreement, Employee agrees that he shall thereby forfeit all rights granted to him under any stock option, profit participation, bonus or deferred compensation arrangement of the Company then existing in which he participates or has an interest or right, to the extent permitted by law. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to him or it for any other breach or threatened breach of this Agreement by the other party, including the recovery of damages from the other party.

     14. Notices. Any notice or other communication pursuant to this Agreement shall be in writing and shall be personally delivered or sent by certified or registered mail or by commercial overnight (receipted) courier addressed to the respective parties as follows:

   If to the Company, to:

   CareMatrix Corporation
   197 First Avenue
   Needham, MA 02194
   Attention: Andrew D. Gosman, President

If to the Employee, to:

   Michael J. Doyle, Chief Executive Officer
   CareMatrix Corporation
   197 First Avenue
   Needham, MA 02194

     15. Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts.

     16. Waiver. Any waiver of a breach of any of the provisions of this Agreement shall not be deemed to be a waiver of any other provision or breach of this Agreement.

     17. Effect of Headings. Any title of an article or section heading herein contained is for convenience of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

     18. Miscellaneous.

       (a) The parties agree that each provision contained in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at all, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

       (b) This Agreement contains the whole agreement as such relates to the subject matter hereof between the parties hereto and the parties expressly acknowledge that there are no inducements, promises, terms, conditions or obligations made or entered into by the Company or the Employee other than contained herein. This Agreement may not be amended except by a writing signed by both parties.

     19. Effect of Prior Agreements/Entire Agreement. The parties agree that any prior written or oral agreements relating to the subject matter hereof are hereby terminated and are superseded by this agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed herein.

   IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives have signed, sealed and delivered this Agreement effective as of the day and year first above written.

                                        CAREMATRIX CORPORATION

                                        By:
                                            -----------------------------
                                            Andrew D. Gosman, President

                                        EMPLOYEE

                                            -----------------------------
                                            Michael J. Doyle

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

   This Agreement entered into as of this      day of September, 1996, by and
between The Standish Care Company, a Delaware corporation with its principal place of business at 6 New England Executive Park, Burlington, Massachusetts 01803 (hereinafter referred to as the "Company"), and Kenneth M. Miles (hereinafter called the "Employee"), residing in Chelmsford, Massachusetts.

                             W I T N E S S E T H:

   WHEREAS, the Company is a health care services company specializing in assisted-living, a service-intensive form of housing for frail but functional seniors. The Company's two principal business activities are acquiring and operating assisted-living communities, primarily in the eastern United States, and providing development, management, marketing and other services to third party owners of other assisted living communities; and

   WHEREAS, the Employee is experienced in the business which the Company operates; and

   WHEREAS, the Company has employed the Employee since 1992, first as Controller, then as Treasurer and a Vice President and, effective as of November 1, 1994, as Chief Financial Officer of the Company; and

   WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated as of July 1, 1995, as amended by that First Amendment dated as of March 1, 1996 (hereinafter called the "Employment Agreement") providing for the terms and conditions governing Employee's employment with the Company; and

   WHEREAS, the Company, subsidiary acquisition corporations of the Company (the "Company Subsidiary"), approximately twelve companies engaged in the business of providing long-term care services through the operation and management of assisted living communities owned by a common group of stockholders (each a "CareMatrix Corporation" and collectively, "CareMatrix")
have entered into an Agreement and Plan of Merger dated as of July    , 1996
(the "Merger Agreement") pursuant to which the Company will acquire CareMatrix and issue to the stockholders of CareMatrix an aggregate of
million (            ) newly issued shares of Common Stock of the Company
(the "CareMatrix Business Combination");

   WHEREAS, a condition precedent to the consummation of the CareMatrix Business Combination and related transactions contemplated by the Merger Agreement is the execution of this Amended and Restated Employment Agreement by and between the Company and the Employee; and

   WHEREAS, the Company and the Employee desire to consummate the transactions contemplated by the Merger Agreement and to execute this Agreement; and

   WHEREAS, the Company's Board of Directors considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of the Company and its stockholders; and

   WHEREAS, in this connection, the Company further recognizes that, as is the case with many publicly held corporations, the possibility of a change of control may arise and that such possibility, and the uncertainty and questions which it may raise among management, may result in distraction or other potentially disturbing circumstances to the detriment of the Company and its stockholders; and

   WHEREAS, the Board of Directors has further determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company's management to their assigned duties without distraction in circumstances arising from the possibility of a change in control of the Company; and

   WHEREAS, the Company desires to induce the Employee to remain in the employ of the Company with an assurance of fair treatment to reduce the distractions and other adverse effects on his performance which are inherent in a hostile takeover threat; and

   WHEREAS, the Company and the Employee desire to amend and restate in their entirety the terms and conditions governing Employee's employment with theCompany and by execution of this Agreement specifically agree that all prior agreements between the parties hereto pertaining to Employee's employment with the Company are null and void and of no force and effect.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, it is hereby agreed by and between the Company and the Employee as follows:

     1. Definitions. Whenever used in this Agreement, the following terms shall have the meanings set forth below:

       (a) "Beneficial Owner" means with respect to any security any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power, which includes the power to vote, or to direct the voting of, such security; and/or investment power, which includes the power to dispose, or to direct the disposition of, such security, and shall be determined in a manner consistent with Rule 13d-2 under the Securities Exchange Act of 1934 ("1934 Act"), as now in effect and as the same may be amended from time to time.

       (b) "Business Combination" means any of the following transactions:
   (x) a merger or consolidation of the Company (except for a merger in respect of which, pursuant to Section 251(f) of the Delaware General Corporation Law, as now in effect and as the same may be amended from time to time, no vote of the stockholders of the Company is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 90 percent or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Company; or (z) a consummated tender or exchange offer for 50% or more of the outstanding voting stock of the Company by any person other than the Company itself.

       (c) "Change in Control" of the Company shall be deemed to have occurred if:

       (i) any person (as defined in Section 13(d) or 14(d)(2) of the 1934 Act shall have become the Beneficial Owner of 35 percent or more of the combined voting power of the Company's Voting Securities (other than the Employee, Michael J. Doyle ("Doyle"), the Company's Chairman and Chief Executive Officer, or any other person who is Beneficial Owner of such 35 percent threshold at the date of this Agreement), not counting purposes of such 35 percent threshold any Voting Securities acquired from the Employee or Doyle;

       (ii) 80 percent of the Incumbent Board shall have ceased for any reason to constitute a majority the Board;

       (iii) the stockholders approve by the requisite vote any Business Combination; or (iv) the stockholders approve the complete liquidate or dissolution of the Company.

       (d) "Good Reason" means any of the following (without the Employee's express written consent):

       (i) the assignment of duties inconsistent with Employee's duties as Chief Financial Officer of the Company immediately prior to the Change in Control of the Company, or a change of an adverse nature in the Employee's position an officer or Director of the Company prior to a Change in Control of the Company, or any removal from or any failure to reelect the Employee to any of such positions, except in connection with termination of the Employee's employment for reasons specified in paragraphs (b),
             (c) or (d) of Section 10 hereof; or

       (ii) any failure by the Company to continue in effect any benefit or arrangement (including, without limitation, the Company's group life insurance plan, senior executive life insurance supplement and medical, accident and disability plans) which the Employee is participating at the time of a Change in Control of the Company, or the taking of any action by the Company which would adversely affect the Employee's participating in or materially reduce the Employee's benefits thereto deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of a Change in Control of the Company;

       (iii) any failure by the Company to continue in effect the Company's Restated 1991 Combination Stock Option Plan;

       (iv) a change in the location of the Employee's principal place of work away from the area of the United States located east of the Mississippi River;

       (v) any breach by the Company of any material provision of this Agreement not cured within 60 days thereof; or

       (vi) any failure by the Company to obtain the assumption of this Agreement by any successor or assignee of the Company.

       (e) "Hostile Change of Control" means a transaction, event or election constituting a Change in Control, which was not approved by, or, in an election, the directors elected were not nominated or elected by, at least a majority of the Incumbent Board in office immediately prior to the Change in Control.

       (f) "Incumbent Board" means individuals, including the Employee, who constitute a majority of the Board of Directors of the Company as constituted on the date of this Agreement; provided, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least 80 percent of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

       (g) "Voting Securities" means the Company's outstanding securities entitled to vote generally in the election of directors.

     2. Term. The initial term of this Agreement ("Initial Term") shall
commence on the date hereof and expire on September   , 1998, and thereafter
shall continue on a year to year basis for an indefinite number of renewal terms ("Renewal Terms") unless either party otherwise elects upon six (6) months written notice to the other prior to expiration of the Initial Term or any then effective Renewal Term, subject in case of both the Initial Term and any Renewal Term to earlier termination as provided herein.

     3. Duties and Responsibilities. The Employee shall be employed as Senior Vice President of Finance of the Company and Senior Vice President of Finance of each CareMatrix Corporation or in such other capacities as the Board of Directors may from time to time reasonably determine recognizing the nature and scope of the Employee's employment. The Employee shall have full rights, benefits, powers and responsibilities customarily associated with such office. The Employee agrees to perform such duties and discharge such responsibilities in a faithful manner and to the best of his ability. The Employee agrees to devote his full business time, energy and experience to the business and affairs of the Company and to use his best efforts to promote the interests of the Company. The Employee shall bear the responsibility for the development, implementation and review of all financial systems and regulatory and tax reporting of the Company. The Employee may delegate duties to other employees as he, in his sole discretion, reasonably determines is in the best interest of the Company; provided however, the Employee shall at all times operate under the authority and power given to him by the Board of Directors of the Company.

     4. Employment and Compensation. The Company agrees to employ the Employee and the Employee agrees to be employed by the Company for the performance of the duties set forth above at a base annual salary ("Base Salary") at the rate of One Hundred Twenty-Five Thousand Dollars ($125,000)
for the period beginning on the date hereof and ending on September    ,
1998, and thereafter unless and until increased, payable in arrears in equal semi-monthly installments. Any increases to the Employee's Base Salary shall be made at the discretion of the Board of Directors.

     5. Employee Benefits. The Company shall provide the Employee an annual automobile allowance of $6,000, plus operating expense and minor repairs and a parking space at the Company's executive offices. The Employee shall be entitled to the comprehensive benefits package in existence from time to time for the executive officers of the Company, including but not limited to Blue Cross/Blue Shield--Master Health Plus or comparable coverage. In the event such coverage is dropped by the Company, a similar comprehensive health insurance plan shall be provided to the Employee. The Employee will be entitled to participate in the CareMatrix 401(k) Employee Savings Plan without any waiting period. The Employee shall also receive such additional benefits, if any, provided for the executive officers of the Company that may be authorized from time to time by the Board of Directors of the Company in its sole discretion.

     6. Bonus. The Employee shall receive a bonus. The determination of the amount of such bonus, if any, and the time and method of payment of such bonus shall be vested in the sole discretion of the Board of Directors of the Company.

     7. Withholding Taxes. The Company shall have the right to deduct or withhold from any payments made to the Employee all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of this Agreement.

     8. Expenses. Subject to the authority of the Board of Directors of the Company to fix and determine policies relating to such matters, the Company agrees to reimburse the Employee for all reasonable expenses incurred by him as the Company deems ordinary and necessary, in connection with the business of the Company and as are represented by appropriate documentation.

     9. Insurance. The Employee agrees that the Company, in its sole discretion, may acquire and maintain a policy or policies of insurance to be owned by and for the benefit of the Company, covering the Employee for life, medical or disability insurance in any amounts deemed advisable by the Company, and the Employee waivers any rights, title or interest in and to any of such policies representing such insurance. The Employee agrees to submit to any required examination and to execute, sign and deliver all applications and other documents necessary to effectuate such insurance coverage.

     10. Termination of Employment.

       (a) Termination Due to Hostile Changes in Control. If a Hostile Change in Control of the Company occurs while the Employee is still employed by the Company and the Employee's employment is terminated as of a date prior to the end of the Initial Term of any Renewal Term within a 24-month period thereafter, the Employee shall be entitled to the compensation set forth below in the next succeeding paragraph unless such termination is demonstrated by the Company to be a result of (1) the Employee's disability or death (as provided for in Section 10(b) below), (2) the Employee's termination for cause (as provided for in Section 10(c) below), or (3) the Employee's election to terminate his employment other than for Good Reason (as defined in Section 1(c) above).

   If the Company terminates the Employee's employment other than as set forth in the immediately preceding paragraph of this Section 10(a), then the Company must pay the Employee a lump sum severance payment (the "Lump Sum Severance Payment"), in cash, equal to 1.00 times the yearly average of his total compensation (consisting of Base Salary and any cash bonus) payable to the Employee with respect to the five full calendar years (or such lesser number since the calendar year ended December 31, 1992) preceding the Change in Control of the Company; provided, however, that if the Lump Sum Severance Payment under this Section 10(a), either alone or together with other payments which the Employee has the right to receive from the Company, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such Lump Sum Severance Payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment being subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the lump sum payment pursuant to the immediately preceding sentence shall be made by the Employee in good faith, and such determination shall be conclusive and binding on the Company.

       (b) Termination Due to Disability or Death. In the event that the Employee is unable to perform his duties hereunder on account of illness or other incapacity (other than death), and such illness or other incapacity shall prevent him from performing the same for a period of six or more consecutive months, the Company shall have the right, on 30 days' prior written notice to the Employee, to terminate his employment pursuant to this Agreement, and in such event the Company shall not be obligated to pay the Employee any further compensation, except for any amounts due him or accrued by him up to the date of such termination. In the event that the Employee dies, his employment pursuant to this Agreement shall terminate effective at the end of the month during which his death occurs.

       (c) Termination by the Company for Certain Other Events. The Company shall have the right to terminate Employee's employment under this Agreement upon at least 30 days' prior written notice to

   Employee and without any obligation from and after the effective date of such termination to pay any further compensation or furnish any other benefits of any nature whatsoever, in the event (a) there is a good faith finding by a majority of the entire Board of Directors of the Company of dishonesty or wilful misconduct by the Employee in performing his assigned duties, or (b) the Employee is convicted of, or enters a plea of guilty or nolo contendre to, any crime involving moral turpitude or any felony which has the effect of causing termination or suspension of any license or permit which the Company holds or which materially and adversely affects the Company.

       (d) Termination by Either Party. Notwithstanding any other provision hereof to the contrary, employment pursuant to this Agreement may be terminated by either party, if there has been a breach in any material respect of this Agreement by the other party and such breach has not been cured within 30 days of written notice to the breaching party.

       (e) Continued Payment in Certain Event. Termination of employment pursuant to this Agreement by the Company for any other reason not covered under any of paragraphs (a), (b), (c) or (d) above will not relieve the Company of its obligation to continue payment of the remaining portion of Base Salary compensation due under this Agreement for the balance of the Initial Term only, unless the Company shall have paid the Lump Sum Severance Payment in accordance with Section 10(a).

     11. Non-Competition.

       (a) For so long as Employee is employed by the Company, and (i) for a period of one (1) year after termination of employment by the Company under Section 10(b) (other than death), 10(c) or 10(d) or by the employee for any reason other than as stated in Section 10(d), and (ii) for a period of six months after termination by the Company for any reason not stated in Section 10, as the case may be (the "Non-Competition Period"), Employee will not, without the express written consent of the Company, directly or indirectly, engage in, participate in, or assist, as owner, part-owner, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity, any business organization the business or activities of which are substantially similar to or directly competitive with any business or activity conducted by the Company, including without limitation the planning, development, management, operation, leasing and acquisition of, or providing consulting services pertaining to, independent living facilities, assisted living facilities, nursing homes and other health care facilities or a home health care program for the elderly, or small retirement living projects within a twenty (20) mile radius of Company head-quarters, any Company regional officers or any assisted-living facility or community operated by the Company or planned to operated by the Company during the term of the Employee's employment by the Company.

       (b) In addition, during the Non-Competition Period the Employee will not (i) attempt to hire any director, officer, employee or agent of the Company, (ii) assist in such attempt hiring by any other person, (iii) encourage any person to terminate his or her employment or business relationship with the Company, (iv) encourage any customer or supplier of the Company to terminate its relationship with the Company, (v) obtain, assist in obtaining, for Employee's own benefit (other than indirectly as an employee of the Company) any customer of the Company, (vi) encourage any customer or supplier not to enter in or renew a business relationship with the Company.

       (c) The Employee acknowledges and agrees that foregoing territorial, time and other limitations are reasonable and properly required for the adequate protection of the business and affairs of the Company, and in the event that any of territorial, time or other limitations is found to be unreasonable by a court of competent jurisdiction, the Employee agrees and submits to the reduction of such territorial, time or other limitations to such an area, period or otherwise as the court may determine to be reasonable. In the event that any limitation under this Section 11 is found to be unreasonable or otherwise invalid in whole or in part in any jurisdiction, the Employee agrees that such limitation shall be and remain valid in other jurisdictions.

       (d) The Employee acknowledges, warrants and agrees that the restrictive covenants contained in this Section 11 are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and content.

       (e) Nothing in paragraphs (a)--(d) of this Section 11 shall preclude Employee from making passive investments in more than 5% of a class of securities of any business enterprise registered under the Securities

   Exchange Act of 1934 the business or activities of which are substantially similar to or directly competitive with the Company as proscribed under
   Section 11(a) above.

     12. Protection of Proprietary Information. During the course of his employment as an executive officer of the Company the Employee will have access to and will gain knowledge with respect to all of the activities and lines of business the Company will enter, including the planning, development, management and operation of independent living and assisted living facilities, nursing homes and other health care facilities and a home health care program for elderly or infirm people and small retirement living projects, the Company's research and development techniques with respect to such facilities, homes, projects and programs, the preparation of market and demand and cost containment studies, project evaluation methods, facility development programs, management techniques related to all aspects of such facilities, homes, projects and programs and related businesses and other valuable and confidential information relating to the business and activities of the Company ("Confidential Information"). The parties acknowledge that unauthorized disclosure or misuse of the Confidential Information could cause irreparable damage to the Company. The parties also agree that covenants by the Employee not to make unauthorized disclosures of the Confidential Information and not to use the Confidential Information after the termination of the Employee's employment with the Company in a business in competition with that of the Company are essential to the growth and stability of the business of the Company. Accordingly, the Employee agrees that, except as required by his duties under this Agreement, he shall not use or disclose to anyone at any time during or after the term of his employment by the Company any Confidential Information obtained by him in the course of his employment with the Company.

   The parties acknowledge that the Employee has obtained valuable knowledge, experience, and information relative generally to the business the Company presently intends to pursue prior to his employment with the Company (the "Prior Confidential Information"). The Prior Confidential Information shall be deemed to be Confidential Information for purposes of this Section. However, the Prior Confidential Information shall be subject to the nondisclosure requirements of this Section for time periods identical to those in Section 11(a) relating to the Non-Competition Period and for the related termination reasons contained therein, rather than the infinite time limitations provided in this Section 11 for the Confidential Information.

     13. Remedies. In the event of any breach or threatened breach by the Employee of the provisions of Sections 11 or 12 of this Agreement, the Company shall be entitled to an injunction restraining such breach in addition to, and not to the exclusion of, other remedies or relief. Employee acknowledges that his employment by Company imposes on him a duty to act prudently and for the benefit of Company in all matters connected with or related to his employment and the officers he holds in the Company. Employee agrees that in the event that he violates his duty of loyalty to Company, in addition to any and all other remedies which the Company may have available to it, Company will be entitled, at its election, to recover from Employee
(i) the value of anything belonging to the Company which Employee uses in breach of such duty, or (ii) any benefit which Employee receives as a result of violating his duty of loyalty, or its proceeds, and the Company shall also be entitled to recover from Employee the amount of damages thereby caused. In the event of termination of Employee's employment for breach in any material respect of any of the covenants under this Employment Agreement, Employee agrees that he shall thereby forfeit all rights granted to him under any stock option, profit participation, bonus or deferred compensation arrangement of the Company then existing in which he participates or has an interest or right, to the extent permitted by law. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to him or it for any other breach or threatened breach of this Agreement by the other party, including the recovery of damages from the other party.

     14. Notices. Any notice or other communication pursuant to this Agreement shall be in writing and shall be personally delivered or sent by certified or registered mail or by commercial overnight (receipted) courier addressed to the respective parties as follows:

   If to the Company, to:

   CareMatrix Corporation
   197 First Avenue
   Needham, MA 02194
   Attn: Andrew D. Gosman, President

If to the Employee, to:

   Kenneth M. Miles, Senior Vice President of Finance
   CareMatrix Corporation
   197 First Avenue
   Needham, MA 02194

     15. Governing Law. This Agreement shall be governed in all respects by the laws of the Commonwealth of Massachusetts.

     16. Waiver. Any waiver of a breach of any of the provisions of this Agreement shall not be deemed to be a waiver of any other provision or breach of this Agreement.

     17. Effect of Headings. Any title of an article or section heading herein contained is for convenience of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

      18. Miscellaneous.

       (a) The parties agree that each provision contained in this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at all, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the extent compatible with the applicable law.

       (b) This Agreement contains the whole agreement as such relates to the subject matter hereof between the parties hereto and the parties expressly acknowledge that there are no inducements, promises, terms, conditions or obligations made or entered into by the Company or the Employee other than contained herein. This Agreement may not be amended except by a writing signed by both parties.

     19. Effect of Prior Agreements/Entire Agreement. The parties agree that any prior written or oral agreements relating to the subject matter hereof are hereby terminated and are superseded by this agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto have been expressed herein.

   IN WITNESS WHEREOF, the parties hereto or their duly authorized representatives have signed, sealed and delivered this Agreement effective as of the day and year first above written.

                                        CAREMATRIX CORPORATION


                                        By: ___________________________
                                            Andrew D. Gosman, President



                                        EMPLOYEE

                                           _______________________________
                                           Kenneth M. Miles

                                                                   Appendix II



                                                                 August 19, 1996


The Board of Directors
The Standish Care Company
6 New England Executive Park
Burlington, MA 01803

Gentlemen:

   We understand that The Standish Care Company (the "Company") has entered into an Agreement and Plan of Merger among certain corporations referred to as the CareMatrix Corporations (collectively referred to as "CareMatrix"), the Company, and certain corporations referred to as the Acquisition Corporations, dated July 3, 1996 (the "Merger Agreement"), pursuant to which each Acquisition Corporation will be merged with and into a specified CareMatrix Corporation. Stockholders of the CareMatrix Corporations will receive an aggregate of 50 million newly issued shares of Company common stock, par value $ .01 per share ("Standish Common Stock") in exchange for shares of common stock of the CareMatrix Corporations, and the CareMatrix Corporations will become wholly-owned subsidiaries of Standish (the "Merger"). The terms and conditions of the Merger are set forth in the Merger Agreement.

   In connection with the Merger, you have asked us to render our opinion, as investment bankers, as to the fairness to the Company's current stockholders, from a financial point of view, of the resulting ownership of the outstanding shares of the Company's common stock to be retained by the Company's current stockholders after giving effect to the Standish Common Stock to be issued to the stockholders of CareMatrix in the Merger. We have not been requested to opine as to, and our opinion has not in any manner addressed, the Company's underlying decision to proceed with the Merger.

   As you are aware, we have acted as financial advisor to the Company in connection with the Merger and will receive a fee for services which include the rendering of this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of providing these services. As part of our investment banking business, we are continually engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, leveraged buyouts and private placements of debt and equity securities.


   In connection with rendering the opinion, we have reviewed and examined, among other items, the following: (i) the Merger Agreement, (ii) certain publicly available information concerning the Company, including the Annual Reports on Form 10-K and proxy statements of the Company for each of the fiscal years in the three year period ended December 31, 1995 and Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1996 and June 30, 1996, (iii) unaudited financial statements for CareMatrix for the year ended December 31, 1995 and unaudited financial statements for the three and six months ended June 30, 1996, (iv) certain documentation with regard to assisted living and long-term care facilities to be developed, managed, operated, owned or leased by the Company and CareMatrix, (v) financial and operating information with respect to the business, operations and prospects of the Company and CareMatrix, (vi) certain internal business plans and financial forecasts prepared by the respective managements of the Company and of CareMatrix, and (vii) certain publicly available information concerning other assisted living and long-term care facility companies, the trading markets for such companies' securities and the nature and terms of certain other merger and acquisition transactions we believe to be relevant to our inquiry. During the course of our review we met and had discussions with the management of the Company and CareMatrix concerning each company's business and operations, assets, liabilities, present financial condition, the general condition and future prospects for the businesses in which each is engaged and other matters which we believe to be relevant.


   In our review and examination and in arriving at our opinion, we have examined and relied upon the accuracy and completeness of all financial and other information that was available to us from public sources, that was provided to us by the Company, CareMatrix or their representatives, or that was otherwise reviewed by us, and we have not attempted independently to verify any such information. We have not made, nor have we obtained, any independent evaluation or appraisal of the assets or liabilities of either company. With respect to the financial and business forecasts, we have assumed that they have been reasonably prepared on the bases reflecting the best currently available estimates and judgments of the Company's and CareMatrix's management as to the future operating and financial performance of each company, and that such forecasts will be realized in the amounts and in the time periods currently estimated by such managements. We have relied upon the representations of the Company and CareMatrix contained in the Merger Agreement with respect to legal and other matters. We have assumed for purposes of our opinion that, immediately prior to the time the Merger becomes effective, all options, warrants and convertible securities with respect to the Company's common stock shall have been exercised or converted and that there shall be 6,092,018 shares of the Company's common stock outstanding.


   In conducting our review and analysis and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed to be relevant, including, among others, (i) a review of the trading history of the Company's common stock, (ii) a review of the historical and current financial condition and operating characteristics of the Company and of CareMatrix as compared with those of other companies we deemed comparable, (iii) a review of equity market valuation parameters for securities of companies we deemed comparable, (iv) a review of the nature and financial terms of certain transactions that we considered relevant for comparison with the financial terms of the Merger, and (v) a discounted cash flow analysis of the Company, CareMatrix and the newly merged entity. In addition, we performed such other analyses and examinations and considered such information and financial economic and market data as we deemed relevant.

   In rendering our opinion, we have taken into account our assessment of general economic, market, financial and other conditions, as well as our experience in connection with similar transactions and securities evaluation, generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. We were not engaged to solicit, and have not solicited, potential purchasers for the Company, and we did not consider specific alternative transactions involving the Company. For the purposes of rendering this opinion, we have assumed that all conditions precedent to the consummation of the Merger will be satisfied and accordingly express no opinion as to the likelihood that the Merger will be consummated.

   We are not expressing any opinion as to what the value of the Standish Common Stock will be when issued to the stockholders of CareMatrix pursuant to the Merger or the prices at which the Company's common stock will trade subsequent to the Merger. This opinion is not intended to be and does not constitute a recommendation to any holder of the Company's common stock as to whether or not to vote in favor of the Merger.

   It is understood that this opinion is for the information of the Board of Directors only in connection with its consideration of the Merger. This opinion may not otherwise be quoted or referred to, in whole or in part, without our written consent. However, this opinion may be included in full in any Proxy Statement, Prospectus or schedule filed under the Securities Exchange Act of 1934, as amended, that is used in connection with the Merger.

   Based upon and subject to the foregoing, we are of the opinion, as investment bankers, that as of the date hereof, the resulting ownership of the outstanding shares of Company common stock to be retained by the Company's current stockholders after giving effect to the Standish Common Stock to be issued to the stockholders of CareMatrix in the Merger, is fair to the Company's current stockholders from a financial point of view.

Very truly yours,
/s/ Stonebridge Associates, LLC
STONEBRIDGE ASSOCIATES, LLC

                                                                    Appendix III

                          PROPOSED ARTICLE FOURTH OF
                             STANDISH'S RESTATED
                         CERTIFICATE OF INCORPORATION

   FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is:
           75,000,000 shares of Common stock, $.01 par value per share; plus 345,268 shares of Preferred Stock, $.01 par value per share.

                                      III-1

                                                                     Appendix IV

                          THE STANDISH CARE COMPANY
                               AMENDMENT NO. 5
                                      TO
                 RESTATED 1991 COMBINATION STOCK OPTION PLAN

   The Standish Care Company, a Delaware corporation (the "Corporation"), hereby adopts the following Amendment, effective as of June 28, 1996, to The Standish Care Company Restated 1991 Combination Stock Option Plan (the "1991 Plan"):

   Section VI of the 1991 Plan is hereby amended by deleting the first sentence thereof and substituting the following new first sentence:

   "The number of shares of Common Stock that may be the subject of awards under this 1991 Plan shall not exceed an aggregate of 2,000,000 shares."

THE STANDISH CARE COMPANY

By:  /s/ Michael J. Doyle
     -------------------------
     Michael J. Doyle,
     Chairman and
     Chief Executive Officer

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

   Article 11 of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law. Article VII of the Registrant's By-Laws provides that the Registrant indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify directors, officers and employees unless such party has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. See "Management of Standish--Limitation of Liability and Indemnification Agreements" in Part I of this Registration Statement for a description of indemnification agreements the Registrant has entered into with its directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 21.  Exhibits and Financial Statement Schedules

   (a) Exhibits The following exhibits are filed as part of this Registration Statement on Form S-4.

- - -------------


EXHIBIT
NUMBER       DESCRIPTION
- - ------       -----------
2.01         Lease/Purchase Agreement dated as of July 1, 1992 by and among Mark V. Barrow, M.D. and Mary B.
              Barrow, Victoria Enterprises, Inc., and Bailey Retirement Center, Inc. (12)
2.02         Purchase and Sale Agreement dated as of February 24, 1992 between the Registrant and Life Prime,
              Inc., relating to purchase by the Registrant of assets comprising Heritage Word, Heritage Place and Heritage Common communities (2)
2.03         Asset Transfer Agreement dated February 24, 1994 by and between Chapman and Cood Enterprises and the Registrant, related to Statesville Village, Statesville, North Carolina (5)
2.04         Asset Transfer Agreement dated February 24, 1994 by and between C-M Villas and the Registrant, related to Yadkin Village, Yadkinville, North Carolina (5)
2.05         Asset Transfer Agreement dated February 24, 1994 by and between Jerry R. Chapman and the
              Registrant, related to Catawba House, Newton, North Carolina (5)
2.06         Lease Agreement dated July 26, 1994, James Post and Elizabeth Bass Horton-Post, as landlord and
              Bailey Retirement Center, Inc., as tenant for property in Gainesville, Florida, known as Bailey
              Homes Suites (13)
2.07         Asset Purchase Agreement dated January 12, 1995 by and among Sunny Knoll Retirement Home, Inc.,
              Donna Holden and Peter Holden, and the Registrant (with exhibits and schedules attached thereto)
              (7)
2.08         Amendment and Restatement of Asset Purchase Agreement dated as of May 1, 1995 by and among Sunny
              Knoll Retirement Home, Inc., Donna Holden and Peter Holden, Benjamin Bartley, L.L.C. and the
              Registrant and Lake Region Villages, L.L.C. (with exhibits and schedules attached thereto) (7)
2.09         Agreement and Plan of Merger dated as July 3, 1996 by and among the Registrant, each of the
              Standish Subs and each of the CareMatrix Corporations (with certain exhibits and schedules attached thereto) contained in Appendix I in the Proxy Statement-Prospectus included in Part I of this Registration Statement (*)
3.01         Restated Certificate of Incorporation of the Registrant (1)
3.02         Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed August
              23, 1993 (2)
3.03         Certificate of Designations of the Registrant filed on August 31, 1993 (2)
3.04         Certificate of Correction of the Registrant filed on September 1, 1993 (2)
3.05         Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed June 8,
              1994 (13)

                                     II-1

EXHIBIT
NUMBER       DESCRIPTION
- - ------       -----------
3.06         Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed June 30,
              1995 (13)
3.07         Certificate of Retirement and Prohibition of Reissuance of Shares of the Registrant filed July 28,
              1995 (13)
3.08         Certificate of Designations of the Registrant filed July 30, 1996 (14)
3.09         By-Laws of the Registrant (3)
3.10         Amendment to By-Laws of the Registrant dated July 24, 1995 (13)
4.01         Specimen Certificate for Common Stock (3)
5.01         Legal Opinion of Robinson & Cole (*)
10.01        Lease Agreement dated as of November 10, 1993, between Health Care REIT, Inc. and Dominion Villages
              Inc. (6)
10.02        Lease Guaranty by the Registrant to Health Care REIT, Inc. dated November 10, 1993, related to the obligations of Dominion Villages, Inc. under its Lease Agreement (6)
10.03        Lease Agreement dated February 11, 1994 between Health Care REIT, Inc. and Lowry Village Limited
              Partnership (6)
10.04        Lease Guaranty by the Registrant to Health Care REIT, Inc., dated February 11, 1994, related to the obligations of Lowry Village Limited Partnership under its Lease Agreement (6)
10.05        Management Agreement dated January 1, 1994, by and between Lowry Village Limited Partnership and the Registrant (6)
10.06        Lease Agreement dated as of March 2, 1994, between Health Care REIT, Inc. and Piedmont Villages,
              Inc. (6)
10.07        Lease Guaranty by the Registrant to Health Care REIT, Inc. dated March 1, 1994, related to the obligations of Piedmont Villages, Inc. under its Lease Agreement (6)
10.08        Commitment Letter dated October 5, 1993, between Health Care REIT, Inc., a corporate wholly owned subsidiary to be formed by Registrant, as amended March 31, 1995 (13)
10.09        Warrants dated November 9, 1993, January 13, 1994, February 4, 1994, March 1, 1994, May 25, 1995
              and June 28, 1995 to purchase an aggregate of 35,833 shares of the Registrant's Common Stock issued to Health Care REIT, Inc. (13)
10.10        Adams Square Limited Partnership First Amended and Restated Limited Partnership Agreement dated as of January 31, 1994 (with certain exhibits attached) (13)
10.11        Operating Agreement of Lakes Region Villages L.L.C. dated May 1, 1995 (13)
10.12        Amended and Restated Employment Agreement dated October 1, 1991 between Registrant and Michael J.
              Doyle (3)
10.13        Amendment to Amended and Restated Employment Agreement dated January 1, 1993 between the Registrant and Michael J. Doyle (4)
10.14        Amendment No. 2 to Amended and Restated Employment Agreement dated July 29, 1993 between the
              Registrant and Michael J. Doyle (2)
10.15        Second Amended and Restated Employment Agreement dated as of July 1, 1995 between the Registrant and Michael J. Doyle (13)
10.16        First Amendment to Second Amended and Restated Employment Agreement dated as of March 1, 1996 between the Registrant and Michael J. Doyle (13)
10.17        Form of Third Amended and Restated Employment Agreement between the Registrant and Michael J. Doyle contained in Appendix I in the Proxy Statement-Prospectus included in Part I of this Registration
              Statement(*)
10.18        New Employment Agreement dated as of December 1, 1995 between the Registrant and Michael J. Brenan
              (13)
10.19        First Amendment to New Employment Agreement dated as of March 1, 1996 between the Registrant and
              Michael J. Brenan (13)
10.20        Termination Agreement dated as of August 15, 1996 between the Registrant and Michael J. Brenan (*)
10.21        Employment Agreement dated as of July 1, 1995 between the Registrant and Kenneth M. Miles (13)

                                     II-2

EXHIBIT
NUMBER       DESCRIPTION
- - -------      -----------
10.22        First Amendment to Employment Agreement dated as of March 1, 1996 between the Registrant and
              Kenneth M. Miles (13)
10.23        Form of Amended and Restated Employment Agreement between the Registrant and Kenneth M. Miles contained in Appendix I in the Proxy Statement-Prospectus included in Part I of this Registration
              Statement (*)
10.24        Agreement between the Registrant and Christopher W. Hollister dated as of May 26, 1995 related to termination of employment and the surrender of unexercised options to purchase 35,000 shares of stock (13)
10.25        Amended and Restated Employment Agreement dated March 1, 1993 between the Registrant and C. Joel
              Glovsky (4)
10.26        Early Retirement and Non-Competition Agreement dated as of December 29, 1995, between the
              Registrant and C. Joel Glovsky, relating to early retirement, consulting services, non- complete covenants and related matters (11)
10.27        Restated 1991 Combination Stock Option Plan of the Registrant (8)
10.28        Amendment to the Registrant's Restated 1991 Combination Stock Option Plan (2)
10.29        Amendment No. 2 to Registrant's Restated 1991 Combination Stock Option Plan (13)
10.30        Amendment No. 3 to Registrant's Restated 1991 Combination Stock Option Plan (13)
10.31        Amendment No. 4 to Registrant's Restated 1991 Combination Stock Option Plan (13)
10.32        1995 Non-Qualified Stock Option Plan for Non-Employee Directors ("1995 Non-Employee Directors'
              Plan") (13)
10.33        Warrants dated May 26, 1993 to purchase an aggregate of 15,000 shares of the Registrant's Common
              Stock granted to Robert W. DeVore at a price of $4.50 per share (13)
10.34        Form of Stock Option Exchange Agreements dated as of February 28, 1995 between the Registrant and each of Michael J. Doyle, C. Joel Glovsky, Marshall S. Sterman, Robert W. DeVore, Jeffrey R.
              Rayport, Kenneth M. Miles, Christopher W. Hollister and Faye Godwin relating to repricing of stock options (13)
10.35        Stock Option Agreement between the Registrant and Christopher W. Hollister dated February 28, 1995 for 35,000 shares of stock at a price of $2.00 per share (13)
10.36        Stock Option Agreement between the Registrant and Michael J. Doyle dated February 28, 1995 for
              50,000 shares of stock at a price of $2.00 per share (13)
10.37        Stock Option Agreement between the Registrant and C. Joel Glovsky dated February 28, 1995 for
              15,000 shares of stock at a price of $2.00 per share (13)
10.38        Stock Option Agreement between the Registrant and Marshall S. Sterman dated February 28, 1995 for
              15,000 shares of stock at a price of $2.00 per share (13)
10.39        Stock Option Agreement between the Registrant and Jeffrey F. Rayport dated February 28, 1995 for
              15,000 shares of stock at a price of $2.00 per share (13)
10.40        Stock Option Agreement between the Registrant and Kenneth M. Miles dated February 28, 1995 for
              4,500 shares of stock at $2.00 per share (13)
10.41        Stock Option Agreement between the Registrant and Kenneth M. Miles dated February 28, 1995 for
              15,000 shares of stock at $2.00 per share (13)
10.42        Stock Option Agreement between the Registrant and Robert W. DeVore dated February 28, 1995 for
              15,000 shares of stock at $2.00 per share (13)
10.43        Stock Option Agreement between and the Registrant and Marshall S. Sterman, dated as of June 23,
              1995, for 6,000 shares of common stock at a price of $2.28 per share, under the 1995 Non-Employee
              Directors' Plan (13)
10.44        Stock Option Agreement between the Registrant and Robert W. DeVore, dated as of June 23, 1995, for
              6,000 shares of the Registrant's Common Stock at a purchase price of $2.28 per share, under the
              1995 Non-Employee Directors' Plan (13)
10.45        Stock Option Agreement between the Registrant and Michael J. Doyle dated as of July 1, 1995, for
              50,000 shares of stock at a price of $2.38 a share (13)
10.46        Stock Option Agreement between the Registrant and Kenneth M. Miles dated as of July 1, 1995, for
              35,000 shares of stock at a price of $2.38 a share (13)

                                     II-3

EXHIBIT
NUMBER       DESCRIPTION
- - -------      -----------
10.47        Stock Option Agreement between the Registrant and Michael J. Brenan dated as of July 1, 1995 for
              45,000 shares of stock at a price of $2.38 a share (13)
10.48        Stock Option Agreement between the Registrant and Faye Godwin dated February 28, 1995 for 50,000 shares of stock at a price of $6.25 per share (expired) (13)
10.49        Form of Amended and Restated Stock Option Agreement between the Registrant and Michael J. Doyle dated as of June 28, 1996 for 50,000 shares of the Registrant's Common Stock at a price of $2.94 a share (14)
10.50        Form of Amended and Restated Stock Option Agreement between the Registrant and Kenneth M. Miles dated as of June 28, 1996 for 25,000 shares of the Registrant's Common Stock at a price of $2.94 a share (14)
10.51        Gain Participation Agreement between the Registrant and certain limited partners of Lakeview
              Estates of Sandestin, L.P. dated October 30, 1991 (3)
10.52        Purchase Agreement dated as of January 28, 1993 between the Registrant and Manold Company as representative and agent for the "Purchasers" listed therein, relating to sale by the Registrant of subordinated bonds on Senior Lifestyles, Inc. projects, 50,000 shares of the Registrant's
              Common Stock and Stock Purchase Warrants to purchase an aggregate of 50,000 shares of the
              Registrant's Common Stock (4)
10.53        Form of Stock Purchase Warrants dated as of January 28, 1993, numbered 1 to 10, inclusive, to purchase an aggregate of 50,000 shares of the Registrant's Common Stock, issued to the
              "Purchasers" under the Purchase Agreement (Exhibit 10.52) (4)
10.54        Form of Agreement dated as of March 21, 1996, by and between the Registrant and Manold, as representative and agent for the "Purchasers" listed therein, relating to the exchange of Bonds issued on behalf of Senior Lifestyles, Inc. and registered in the name of the Registrant, including bonds which are held beneficially and physically by The Manold Company, and are the subject of the Registrant's 1993 Agreement with The Manold Company, in exchange for cash and subordinate bonds issued by the York County Industrial Development Authority on behalf of
              Northwood Retirement Community, Inc. (13)
10.55        Management Agreement between the Registrant and Northwood Retirement Community, Inc., dated March
              20, 1996, for the management of Fox Ridge Manor, in York County, Pennsylvania (13)
10.56        Revolving Loan and Security Agreement between the Registrant and Northwood Retirement Community,
              Inc. dated as of March 21, 1996 (13)
10.57        $150,000 Promissory Note from Northwood Retirement Community, Inc. to the order of the Registrant dated as of March 21, 1996 (13)
10.58        Subordinated Trust Indenture between the Northwood Retirement Community, Inc. and First Valley
              Bank, as Subordinated Trustee dated as of March 21, 1996 (13)
10.59        Mortgage from the York County Industrial Development Authority to First Valley Bank, as
              Subordinated Trustee dated as of March 21, 1996 (13)
10.60        Form of Pledge, Security, Escrow and Subordination Agreement between the Registrant and The Manold
              Company dated as of March 21, 1996 (13)
10.61        Management Agreement dated July 6, 1995 by and between Cortland House and the Registrant for the management of Cortland House, Leominster, MA (13)
10.62        Management Agreement dated as of March 1, 1995 by and between CJK Enterprises and the Registrant for the management of Cadbury Commons, Dorchester, MA (13)
10.63        Limited Partnership Agreement of Standish Oaktree Limited Partnership dated as of April 30, 1993, by and among Stan/Oak Development Corp., Oaktree, Inc. and CJK Enterprises Limited Partnership
              (2)
10.64        Agreement of Limited Partnership of Cornish Realty Associates, L.P., bearing an unspecified date in
              1993, by and among Cornish Realty, Inc., as general partner, and the Registrant and other persons executing the Agreement from time to time, as limited partners (2)

                                     II-4

EXHIBIT
NUMBER       DESCRIPTION
- - -------      -----------
10.65        Purchase Agreement dated as of March 23, 1996, by and among the Registrant, as Seller, Cornish
              Realty Associates, L.P., Laurelmead Cooperative, Laurelmead Nursing Center L.L.C., James J.
              Skeffington and Arnold B. Chace, Jr., relating to the sale by the Registrant of the Registrant's limited partnership interest in Cornish Realty Associates, L.P. (13)
10.66        Amended and Restated Development Agency Agreement, dated as of April 30, 1993, by and among
              Oaktree, Inc., Arthur A. Klipfel, III, The Standish Oaktree Partnership, L.P. and the Registrant
              (2)
10.67        Agreement dated May 5, 1993, between the Registrant Tyler R. Ruhlman, d/b/a Central Capital, and
              Mayflower Partners, Inc., relating to a consulting fee payable in connection with the purchase by the Registrant of the Virginia Chain (2)
10.68        Management Agreement and Marketing Services Agreement between Adams Square Limited Partnership and the Registrant dated January 29, 1994 (6)
10.69        Development Services and Reimbursement Agreement between Adams Square Limited Partnership and
              Stan/Oak Development Corp., dated January 31, 1994 (6)
10.70        $127,000 Demand Note from the Registrant to Adams Square, Inc. dated January 31, 1994 (6)
10.71        Unconditional Guaranty from the Registrant to SAI Mortgage Group, Inc., dated February 25, 1994 (6)
10.72        Management and Marketing Agreement between Cornish Realty Associates, L.P., Laurelmead Cooperative
              and the Registration dated October, 1993 (6)
10.73        First Amendment to Management and Marketing Agreement between Cornish Realty Associates, L.P.,
              Laurelmead Cooperative and the Registrant, dated March 23, 1993 (6)
10.74        Laurelmead Resignation Agreement dated February 23, 1996, among the Registrant, Cornish Realty
              Associates, L.P. and Laurelmead Cooperative (13)
10.75        $1,000,000 Promissory Note from Bailey Retirement Center, Inc. and the Registrant to First Union
              National Bank of Florida dated January 26, 1994 (6)
10.76        Mortgage from Bailey Retirement Center, Inc. and the Registrant to First Union National Bank of
              Florida dated January 26, 1994 (13)
10.77        $100,000 Promissory Note from Bailey Retirement Center, Inc. to Mark V. Barrow, M.D. and Mary B.
              Barrow, dated January 26, 1994 (13)
10.78        Mortgage from Bailey Retirement Center, Inc. to Mark V. Barrow, M.D. and Mary B. Barrow, dated
              January 26, 1994 (13)
10.79        Form of $150,000 Promissory Note from Bailey Retirement Center, Inc. and the Registrant to First
              Union National Bank of Florida dated December 2, 1994 (13)
10.80        Mortgage from Bailey Retirement Center, Inc. and the Registrant to First Union National Bank of
              Florida dated December 2, 1994 (13)
10.81        Convertible Debenture Agreement between the Registrant and Columbia Pacific Group, Inc. dated June
              10, 1994 (9)
10.82        Form of Convertible Debenture issued in accordance with the Assisted Living of America, Inc. n/k/a
              Emeritus Corp. working capital credit facility (Exhibit 10.81) (9)
10.83        Warrant dated June 10, 1994 to purchase an aggregate of 50,000 shares of the Registrant's Common
              Stock issued to Assisted Living of America, Inc. n/k/a Emeritus Corp. (9)
10.84        Warranted Dated June 10, 1994 to purchase an aggregate of 50,000 shares of the Registrant's Common
              Stock issued to Daniel R. Baty (9)
10.85        Registration Rights Agreement dated June 10, 1994 between the Registrant, Columbia Pacific Group,
              Inc. and Daniel R. Baty (9)
10.86        Advisory Agreement between the Registrant and Daniel R. Baty dated as of June 10, 1994 (9)
10.87        Management Agreement dated June 29, 1995 between Emeritus Corp. and the Registrant, for the management of Woodholme Commons in Pikesville, MD (13)
10.88        Management Agreement dated June 9, 1995 by and between Emeritus Corp. and the Registrant for the management of The Pines of Tewskbury, Tewksbury, MA (13)

                                     II-5

EXHIBIT
NUMBER       DESCRIPTION
- - -------      -----------
10.89        Asset Purchase Agreement dated as of July 28, 1995 by and among Painted Post Partnership, Allentown
              Personal Care General Partnership, Unity Partnership and Saulsbury General Partnership, each of the partners of such partnerships, P. Jules Patt, as the managing general partner of each of the foregoing named general partnerships and individually, and the Registrant relating to the Green
              Meadows Acquisition (the "Asset Purchase Agreement") (13)
10.90        Assignment and Assumption Agreement dated August 31, 1995, by and between the Registrant and
              Emeritus Corp., relating to the assignment of the Registrant's rights and obligations as purchaser under the Asset Purchase Agreement dated as of July 28, 1995 with a group of partnerships, as seller (10)
10.91        Stock Purchase Warrant dated February 13, 1992 to purchase an aggregate of 67,000 shares of the
              Registrant's Common Stock issued to J. Edmund & Co. (3) [Those warrants were split-up by the holder and as of the date hereof, those warrants are held by Dennis Waldman, John Deshazo and
              Roger O. Peterkin III.]
10.92        Underwriter's Warrant Agreement dated as of August 31, 1993 issued to RAS Securities corp. (2)
10.93        Warrants dated June 10, 1994 to purchase an aggregate of 32,500 shares of Registrant's Common Stock issued to RAS Securities Corp. (13)
10.94        Draft of Warrants dated September 29, 1994, to purchase an aggregate of 37,500 Common Shares issued to The Equity Group, Inc. as partial consideration for public relations services (13)
10.95        Warrants dated January 15, 1995 to purchase an aggregate of 30,000 shares of Registrant's Common
              Stock issued to Neil Berkman Associates (13)
10.96        Form of Indemnification Agreement for officers and directors (3)
10.97        Confidentiality Agreements dated May 20 and May 22, 1996 exchanged between the Registrant and
              CareMatrix (14)
10.98        Preferred Stock Purchase Agreement dated as of July 30, 1996 between the Registrant and Abraham D.
              Gosman (14)
10.99        Warrants dated July 30, 1996 to purchase an aggregate of 400,000 shares of the Registrant's Common
              Stock issued to Abraham D. Gosman (14)
10.100       Registration Rights Agreement dated as of July 30, 1996 between the Registrant and Abraham D.
              Gosman (14)
21.01        Subsidiaries of the Company (14)
23.01        Consent of Robinson & Cole (contained in Exhibit 5.01) (*)
23.02        Consents of Coopers & Lybrand (*)
23.03        Consent of Lovelace, Roby & Company, P.A. (*)
23.05        Consent of John A. Carucci (14)
24.01        Powers of Attorney of Messrs. Doyle, Miles and Sterman (14)
24.02        Power of Attorney of Mr. DeVore*



- - -------------



*  Filed herewith.


   In accordance with Rule 411 under the Securities Act of 1933, as amended, the following documents are hereby incorporated by reference:

(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-18 (No. 33-43187-B)

(2) Filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-64720)

(3) Filed as an Exhibit to the Registrant's Registration Statement on Form S-18 (No. 33-44966-B)

(4) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992

(5) Filed as an Exhibit to the Registrant's Report on Form 8-K dated March 10, 1994

(6) Filed as an Exhibit to the Registrant's Report on Form 10-K dated for the fiscal year ended December 31, 1993

(7) Filed as an Exhibit to the Registrant's Report on Form 8-K dated May 4,
    1995

(8) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991

(9) Filed as an Exhibit to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994

(10) Filed as an Exhibit to the Registrant's Report on Form 8-K dated October 5, 1995

(11) Filed as an Exhibit to the Registrant's Report on Form 8-K dated January 3, 1996

(12) Filed as an Exhibit to the Registrant's Report on Form 8-K dated July 20, 1992

(13) Filed as an Exhibit to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1995


(14) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-5364)


(b) Financial Statement Schedules
THE STANDISH CARE COMPANY

Schedule II--Valuation and Qualifying Accounts

- - -------------
Item
22. Undertakings

   (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 20 Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities bring registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   (b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10 (b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (e) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145 (c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.


   (e) (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (e) (1) immediately preceding, or (ii) that purports to meet the requirements of section 10 (a) (3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on August 19, 1996.



                                      The Standish Care Company

                                      By: /s/ Michael J. Doyle
                                          --------------------------------------
                                                    Michael J. Doyle
                                           Chairman and Chief Executive Officer



   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                     Title                     Date
- - ----------------------      -------------------------      ----------------
                           Director, Chairman and
/s/  Michael J. Doyle      Chief Executive Officer
- - ----------------------     (Principal Executive
   Michael J. Doyle        Officer)                       August 19, 1996

                           Chief Financial Officer
                           and
          *                Treasurer (Principal
- - ----------------------     Financial and Accounting
  Kenneth M. Miles         Officer)                       August 19, 1996


- - ----------------------
    John A. Carucci        Director                       August   , 1996


           *
- - ----------------------
  Marshall S. Sterman      Director                       August 19, 1996


           *
- - ----------------------
   Robert W. DeVore        Director                       August 19, 1996

*The undersigned, by signing his name hereto, does sign and execute this Amendment No. 1 to the Registration Statement of The Standish Care Company pursuant to Powers of Attorney executed by the above-named Officers and Directors.



                                                           /s/  Michael J. Doyle
                                                           ---------------------
                                                              Attorney-in-Fact

                           THE STANDISH CARE COMPANY
               SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                    Charges to
                                     Balance at        costs       Charged to
                                      beginning         and          other                   Balance at end
           Description                of period      expenses       accounts  Deductions       of period
- - --------------------------------     ------------    ----------    ----------    --------   --------------
Balance at 1/1/93                     $      0          --             --           --          $      0
Amounts reserved and then
  written off against related
  parties                                --          $132,000          --        ($132,000)        --

Allowance for doubtful accounts        108,000          --             --           --             --
                                      --------       --------          --        ---------      --------
Balance at 12/31/93                   $108,000       $132,000          --        ($132,000)     $108,000

Allowance for doubtful accounts          --           252,946          --           --             --
                                      --------       --------          --        ---------      --------
Balance at 12/31/94                   $108,000       $252,946          $0           --          $360,946
                                      --------       --------          --        ---------      --------
Allowance for doubtful accounts          --            87,479          --           --             --
                                      --------       --------          --        ---------      --------
Balance at 12/31/95                   $360,946       $ 87,479          $0        $      0       $448,425
                                      ========       ========          ==        =========      ========

                                 EXHIBIT INDEX

 EXHIBIT
  NUMBER     DESCRIPTION                                                                        PAGE NO.
- - ---------     ------------------------------------------------------------------------------     ---------
2.01         Lease/Purchase Agreement dated as of July 1, 1992 by and among Mark V. Barrow,
              M.D. and Mary B. Barrow, Victoria Enterprises, Inc., and Bailey Retirement
              Center, Inc. (12)
2.02         Purchase and Sale Agreement dated as of February 24, 1992 between the
              Registrant and Life Prime, Inc., relating to purchase by the Registrant of assets comprising Heritage Word, Heritage Place and Heritage Common communities (2)
2.03         Asset Transfer Agreement dated February 24, 1994 by and between Chapman and
              Cood Enterprises and the Registrant, related to Statesville Village,
              Statesville, North Carolina (5)
2.04         Asset Transfer Agreement dated February 24, 1994 by and between C-M Villas and the Registrant, related to Yadkin Village, Yadkinville, North Carolina (5)
2.05         Asset Transfer Agreement dated February 24, 1994 by and between Jerry R.
              Chapman and the Registrant, related to Catawba House, Newton, North Carolina
              (5)
2.06         Lease Agreement dated July 26, 1994, James Post and Elizabeth Bass Horton-
              Post, as landlord and Bailey Retirement Center, Inc., as tenant for property in Gainesville, Florida, known as Bailey Homes Suites (13)
2.07         Asset Purchase Agreement dated January 12, 1995 by and among Sunny Knoll
              Retirement Home, Inc., Donna Holden and Peter Holden, and the Registrant
              (with exhibits and schedules attached thereto) (7)
2.08         Amendment and Restatement of Asset Purchase Agreement dated as of May 1, 1995 by and among Sunny Knoll Retirement Home, Inc., Donna Holden and Peter
              Holden, Benjamin Bartley, L.L.C. and the Registrant and Lake Region
              Villages, L.L.C. (with exhibits and schedules attached thereto) (7)
2.09         Agreement and Plan of Merger dated as July 3, 1996 by and among the
              Registrant, each of the Standish Subs and each of the CareMatrix
              Corporations (with certain exhibits and schedules attached thereto)
              contained in Appendix I in the Proxy Statement-Prospectus included in Part I of this Registration Statement (*)
3.01         Restated Certificate of Incorporation of the Registrant (1)
3.02         Certificate of Amendment to Restated Certificate of Incorporation of the
              Registrant filed August 23, 1993 (2)
3.03         Certificate of Designations of the Registrant filed on August 31, 1993 (2)
3.04         Certificate of Correction of the Registrant filed on September 1, 1993 (2)
3.05         Certificate of Amendment to Restated Certificate of Incorporation of the
              Registrant filed June 8, 1994 (13)
3.06         Certificate of Amendment to Restated Certificate of Incorporation of the
              Registrant filed June 30, 1995 (13)
3.07         Certificate of Retirement and Prohibition of Reissuance of Shares of the
              Registrant filed July 28, 1995 (13)
3.08         Certificate of Designations of the Registrant filed July 30, 1996 (14)
3.09         By-Laws of the Registrant (3)
3.10         Amendment to By-Laws of the Registrant dated July 24, 1995 (13)
4.01         Specimen Certificate for Common Stock (3)
5.01         Legal Opinion of Robinson & Cole (*)
10.01        Lease Agreement dated as of November 10, 1993, between Health Care REIT, Inc.
              and Dominion Villages Inc. (6)


                                      E-1


EXHIBIT
  NUMBER     DESCRIPTION                                                                        PAGE NO.
- - ---------     ------------------------------------------------------------------------------     ---------
10.02        Lease Guaranty by the Registrant to Health Care REIT, Inc. dated November 10,
              1993, related to the obligations of Dominion Villages, Inc. under its Lease
              Agreement (6)
10.03        Lease Agreement dated February 11, 1994 between Health Care REIT, Inc. and
              Lowry Village Limited Partnership (6)
10.04        Lease Guaranty by the Registrant to Health Care REIT, Inc., dated February 11,
              1994, related to the obligations of Lowry Village Limited Partnership under its Lease Agreement (6)
10.05        Management Agreement dated January 1, 1994, by and between Lowry Village
              Limited Partnership and the Registrant (6)
10.06        Lease Agreement dated as of March 2, 1994, between Health Care REIT, Inc. and
              Piedmont Villages, Inc. (6)
10.07        Lease Guaranty by the Registrant to Health Care REIT, Inc. dated March 1,
              1994, related to the obligations of Piedmont Villages, Inc. under its Lease
              Agreement (6)
10.08        Commitment Letter dated October 5, 1993, between Health Care REIT, Inc., a corporate wholly owned subsidiary to be formed by Registrant, as amended
              March 31, 1995 (13)
10.09        Warrants dated November 9, 1993, January 13, 1994, February 4, 1994, March 1,
              1994, May 25, 1995 and June 28, 1995 to purchase an aggregate of 35,833 shares of the Registrant's Common Stock issued to Health Care REIT, Inc.
              (13)
10.10        Adams Square Limited Partnership First Amended and Restated Limited
              Partnership Agreement dated as of January 31, 1994 (with certain exhibits attached) (13)
10.11        Operating Agreement of Lakes Region Villages L.L.C. dated May 1, 1995 (13)
10.12        Amended and Restated Employment Agreement dated October 1, 1991 between
              Registrant and Michael J. Doyle (3)
10.13        Amendment to Amended and Restated Employment Agreement dated January 1, 1993 between the Registrant and Michael J. Doyle (4)
10.14        Amendment No. 2 to Amended and Restated Employment Agreement dated July 29,
              1993 between the Registrant and Michael J. Doyle (2)
10.15        Second Amended and Restated Employment Agreement dated as of July 1, 1995 between the Registrant and Michael J. Doyle (13)
10.16        First Amendment to Second Amended and Restated Employment Agreement dated as of March 1, 1996 between the Registrant and Michael J. Doyle (13)
10.17        Form of Third Amended and Restated Employment Agreement between the Registrant and Michael J. Doyle contained in Appendix I in the Proxy
              Statement-Prospectus included in Part I of this Registration Statement(*)
10.18        New Employment Agreement dated as of December 1, 1995 between the Registrant and Michael J. Brenan (13)
10.19        First Amendment to New Employment Agreement dated as of March 1, 1996 between the Registrant and Michael J. Brenan (13)
10.20        Termination Agreement dated as of August 15, 1996 between the Registrant and
              Michael J. Brenan (*)
10.21        Employment Agreement dated as of July 1, 1995 between the Registrant and
              Kenneth M. Miles (13)
10.22        First Amendment to Employment Agreement dated as of March 1, 1996 between the
              Registrant and Kenneth M. Miles (13)



                                      E-2


EXHIBIT
  NUMBER     DESCRIPTION                                                                        PAGE NO.
- - ---------     ------------------------------------------------------------------------------     ---------
10.23        Form of Amended and Restated Employment Agreement between the Registrant and
              Kenneth M. Miles contained in Appendix I in the Proxy Statement-Prospectus included in Part I of this Registration Statement (*)
10.24        Agreement between the Registrant and Christopher W. Hollister dated as of May
              26, 1995 related to termination of employment and the surrender of unexercised options to purchase 35,000 shares of stock (13)
10.25        Amended and Restated Employment Agreement dated March 1, 1993 between the
              Registrant and C. Joel Glovsky (4)
10.26        Early Retirement and Non-Competition Agreement dated as of December 29, 1995, between the Registrant and C. Joel Glovsky, relating to early retirement, consulting services, non-complete covenants and related matters (11)
10.27        Restated 1991 Combination Stock Option Plan of the Registrant (8)
10.28        Amendment to the Registrant's Restated 1991 Combination Stock Option Plan (2)
10.29        Amendment No. 2 to Registrant's Restated 1991 Combination Stock Option Plan
              (13)
10.30        Amendment No. 3 to Registrant's Restated 1991 Combination Stock Option Plan
              (13)
10.31        Amendment No. 4 to Registrant's Restated 1991 Combination Stock Option Plan
              (13)
10.32        1995 Non-Qualified Stock Option Plan for Non-Employee Directors ("1995
              Non-Employee Directors' Plan") (13)
10.33        Warrants dated May 26, 1993 to purchase an aggregate of 15,000 shares of the
              Registrant's Common Stock granted to Robert W. DeVore at a price of $4.50 per share (13)
10.34        Form of Stock Option Exchange Agreements dated as of February 28, 1995 between the Registrant and each of Michael J. Doyle, C. Joel Glovsky, Marshall S.
              Sterman, Robert W. DeVore, Jeffrey R. Rayport, Kenneth M. Miles, Christopher
              W. Hollister and Faye Godwin relating to repricing of stock options (13)
10.35        Stock Option Agreement between the Registrant and Christopher W. Hollister dated February 28, 1995 for 35,000 shares of stock at a price of $2.00 per share (13)
10.36        Stock Option Agreement between the Registrant and Michael J. Doyle dated
              February 28, 1995 for 50,000 shares of stock at a price of $2.00 per share
              (13)
10.37        Stock Option Agreement between the Registrant and C. Joel Glovsky dated
              February 28, 1995 for 15,000 shares of stock at a price of $2.00 per share
              (13)
10.38        Stock Option Agreement between the Registrant and Marshall S. Sterman dated
              February 28, 1995 for 15,000 shares of stock at a price of $2.00 per share
              (13)
10.39        Stock Option Agreement between the Registrant and Jeffrey F. Rayport dated
              February 28, 1995 for 15,000 shares of stock at a price of $2.00 per share
              (13)
10.40        Stock Option Agreement between the Registrant and Kenneth M. Miles dated
              February 28, 1995 for 4,500 shares of stock at $2.00 per share (13)
10.41        Stock Option Agreement between the Registrant and Kenneth M. Miles dated
              February 28, 1995 for 15,000 shares of stock at $2.00 per share (13)
10.42        Stock Option Agreement between the Registrant and Robert W. DeVore dated
              February 28, 1995 for 15,000 shares of stock at $2.00 per share (13)



                                      E-3



EXHIBIT
  NUMBER     DESCRIPTION                                                                        PAGE NO.
- - ---------     ------------------------------------------------------------------------------     ---------
10.43        Stock Option Agreement between and the Registrant and Marshall S. Sterman, dated as of June 23, 1995, for 6,000 shares of common stock at a price of
              $2.28 per share, under the 1995 Non-Employee Directors' Plan (13)
10.44        Stock Option Agreement between the Registrant and Robert W. DeVore, dated as of June 23, 1995, for 6,000 shares of the Registrant's Common Stock at a purchase price of $2.28 per share, under the 1995 Non-Employee Directors'
              Plan (13)
10.45        Stock Option Agreement between the Registrant and Michael J. Doyle dated as of
              July 1, 1995, for 50,000 shares of stock at a price of $2.38 a share (13)
10.46        Stock Option Agreement between the Registrant and Kenneth M. Miles dated as of
              July 1, 1995, for 35,000 shares of stock at a price of $2.38 a share (13)
10.47        Stock Option Agreement between the Registrant and Michael J. Brenan dated as of July 1, 1995 for 45,000 shares of stock at a price of $2.38 a share (13)
10.48        Stock Option Agreement between the Registrant and Faye Godwin dated February
              28, 1995 for 50,000 shares of stock at a price of $6.25 per share (expired)
              (13)
10.49        Form of Amended and Restated Stock Option Agreement between the Registrant and
              Michael J. Doyle dated as of June 28, 1996 for 50,000 shares of the
              Registrant's Common Stock at a price of $2.94 a share (14)
10.50        Form of Amended and Restated Stock Option Agreement between the Registrant and
              Kenneth M. Miles dated as of June 28, 1996 for 25,000 shares of the
              Registrant's Common Stock at a price of $2.94 a share (14)
10.51        Gain Participation Agreement between the Registrant and certain limited partners of Lakeview Estates of Sandestin, L.P. dated October 30, 1991 (3)
10.52        Purchase Agreement dated as of January 28, 1993 between the Registrant and
              Manold Company as representative and agent for the "Purchasers" listed therein, relating to sale by the Registrant of subordinated bonds on Senior
              Lifestyles, Inc. projects, 50,000 shares of the Registrant's Common Stock and Stock Purchase Warrants to purchase an aggregate of 50,000 shares of the
              Registrant's Common Stock (4)
10.53        Form of Stock Purchase Warrants dated as of January 28, 1993, numbered 1 to
              10, inclusive, to purchase an aggregate of 50,000 shares of the Registrant's
              Common Stock, issued to the "Purchasers" under the Purchase Agreement
              (Exhibit 10.52) (4)
10.54        Form of Agreement dated as of March 21, 1996, by and between the Registrant and Manold, as representative and agent for the "Purchasers" listed therein, relating to the exchange of Bonds issued on behalf of Senior Lifestyles,
              Inc. and registered in the name of the Registrant, including bonds which are held beneficially and physically by The Manold Company, and are the subject of the Registrant's 1993 Agreement with The Manold Company, in exchange for cash and subordinate bonds issued by the York County Industrial Development
              Authority on behalf of Northwood Retirement Community, Inc. (13)
10.55        Management Agreement between the Registrant and Northwood Retirement
              Community, Inc., dated March 20, 1996, for the management of Fox Ridge
              Manor, in York County, Pennsylvania (13)
10.56        Revolving Loan and Security Agreement between the Registrant and Northwood
              Retirement Community, Inc. dated as of March 21, 1996 (13)



                                      E-4



EXHIBIT
  NUMBER     DESCRIPTION                                                                        PAGE NO.
- - ---------     ------------------------------------------------------------------------------     ---------
10.57        $150,000 Promissory Note from Northwood Retirement Community, Inc. to the order of the Registrant dated as of March 21, 1996 (13)
10.58        Subordinated Trust Indenture between the Northwood Retirement Community, Inc.
              and First Valley Bank, as Subordinated Trustee dated as of March 21, 1996
              (13)
10.59        Mortgage from the York County Industrial Development Authority to First Valley
              Bank, as Subordinated Trustee dated as of March 21, 1996 (13)
10.60        Form of Pledge, Security, Escrow and Subordination Agreement between the
              Registrant and The Manold Company dated as of March 21, 1996 (13)
10.61        Management Agreement dated July 6, 1995 by and between Cortland House and the
              Registrant for the management of Cortland House, Leominster, MA (13)
10.62        Management Agreement dated as of March 1, 1995 by and between CJK Enterprises and the Registrant for the management of Cadbury Commons, Dorchester, MA
              (13)
10.63        Limited Partnership Agreement of Standish Oaktree Limited Partnership dated as of April 30, 1993, by and among Stan/Oak Development Corp., Oaktree, Inc.
              and CJK Enterprises Limited Partnership (2)
10.64        Agreement of Limited Partnership of Cornish Realty Associates, L.P., bearing an unspecified date in 1993, by and among Cornish Realty, Inc., as general partner, and the Registrant and other persons executing the Agreement from time to time, as limited partners (2)
10.65        Purchase Agreement dated as of March 23, 1996, by and among the Registrant, as
              Seller, Cornish Realty Associates, L.P., Laurelmead Cooperative, Laurelmead
              Nursing Center L.L.C., James J. Skeffington and Arnold B. Chace, Jr.,
              relating to the sale by the Registrant of the Registrant's limited partnership interest in Cornish Realty Associates, L.P. (13)
10.66        Amended and Restated Development Agency Agreement, dated as of April 30, 1993, by and among Oaktree, Inc., Arthur A. Klipfel, III, The Standish Oaktree
              Partnership, L.P. and the Registrant (2)
10.67        Agreement dated May 5, 1993, between the Registrant Tyler R. Ruhlman, d/b/a
              Central Capital, and Mayflower Partners, Inc., relating to a consulting fee payable in connection with the purchase by the Registrant of the Virginia
              Chain (2)
10.68        Management Agreement and Marketing Services Agreement between Adams Square
              Limited Partnership and the Registrant dated January 29, 1994 (6)
10.69        Development Services and Reimbursement Agreement between Adams Square Limited
              Partnership and Stan/Oak Development Corp., dated January 31, 1994 (6)
10.70        $127,000 Demand Note from the Registrant to Adams Square, Inc. dated January
              31, 1994 (6)
10.71        Unconditional Guaranty from the Registrant to SAI Mortgage Group, Inc., dated
              February 25, 1994 (6)
10.72        Management and Marketing Agreement between Cornish Realty Associates, L.P.,
              Laurelmead Cooperative and the Registration dated October, 1993 (6)
10.73        First Amendment to Management and Marketing Agreement between Cornish Realty
              Associates, L.P., Laurelmead Cooperative and the Registrant, dated March 23,
              1993 (6)
10.74        Laurelmead Resignation Agreement dated February 23, 1996, among the
              Registrant, Cornish Realty Associates, L.P. and Laurelmead Cooperative (13)




                                      E-5



EXHIBIT
  NUMBER     DESCRIPTION                                                                        PAGE NO.
- - ---------     ------------------------------------------------------------------------------     ---------
10.75        $1,000,000 Promissory Note from Bailey Retirement Center, Inc. and the
              Registrant to First Union National Bank of Florida dated January 26, 1994
              (6)
10.76        Mortgage from Bailey Retirement Center, Inc. and the Registrant to First Union
              National Bank of Florida dated January 26, 1994 (13)
10.77        $100,000 Promissory Note from Bailey Retirement Center, Inc. to Mark V.
              Barrow, M.D. and Mary B. Barrow, dated January 26, 1994 (13)
10.78        Mortgage from Bailey Retirement Center, Inc. to Mark V. Barrow, M.D. and Mary
              B. Barrow, dated January 26, 1994 (13)
10.79        Form of $150,000 Promissory Note from Bailey Retirement Center, Inc. and the
              Registrant to First Union National Bank of Florida dated December 2, 1994
              (13)
10.80        Mortgage from Bailey Retirement Center, Inc. and the Registrant to First Union
              National Bank of Florida dated December 2, 1994 (13)
10.81        Convertible Debenture Agreement between the Registrant and Columbia Pacific
              Group, Inc. dated June 10, 1994 (9)
10.82        Form of Convertible Debenture issued in accordance with the Assisted Living of
              America, Inc. n/k/a Emeritus Corp. working capital credit facility (Exhibit
              10.81) (9)
10.83        Warrant dated June 10, 1994 to purchase an aggregate of 50,000 shares of the
              Registrant's Common Stock issued to Assisted Living of America, Inc. n/k/a
              Emeritus Corp. (9)
10.84        Warranted Dated June 10, 1994 to purchase an aggregate of 50,000 shares of the
              Registrant's Common Stock issued to Daniel R. Baty (9)
10.85        Registration Rights Agreement dated June 10, 1994 between the Registrant,
              Columbia Pacific Group, Inc. and Daniel R. Baty (9)
10.86        Advisory Agreement between the Registrant and Daniel R. Baty dated as of June
              10, 1994 (9)
10.87        Management Agreement dated June 29, 1995 between Emeritus Corp. and the
              Registrant, for the management of Woodholme Commons in Pikesville, MD (13)
10.88        Management Agreement dated June 9, 1995 by and between Emeritus Corp. and the
              Registrant for the management of The Pines of Tewskbury, Tewksbury, MA (13)
10.89        Asset Purchase Agreement dated as of July 28, 1995 by and among Painted Post
              Partnership, Allentown Personal Care General Partnership, Unity Partnership
              and Saulsbury General Partnership, each of the partners of such partnerships, P. Jules Patt, as the managing general partner of each of the foregoing named general partnerships and individually, and the Registrant relating to the Green Meadows Acquisition (the "Asset Purchase Agreement")
              (13)
10.90        Assignment and Assumption Agreement dated August 31, 1995, by and between the
              Registrant and Emeritus Corp., relating to the assignment of the
              Registrant's rights and obligations as purchaser under the Asset Purchase
              Agreement dated as of July 28, 1995 with a group of partnerships, as seller
              (10)
10.91        Stock Purchase Warrant dated February 13, 1992 to purchase an aggregate of
              67,000 shares of the Registrant's Common Stock issued to J. Edmund & Co. (3)
              [Those warrants were split-up by the holder and as of the date hereof, those warrants are held by Dennis Waldman, John Deshazo and Roger O. Peterkin
              III.]




                                      E-6


EXHIBIT
  NUMBER     DESCRIPTION                                                                        PAGE NO.
- - ---------     ------------------------------------------------------------------------------     ---------
10.92        Underwriter's Warrant Agreement dated as of August 31, 1993 issued to RAS
              Securities corp. (2)
10.93        Warrants dated June 10, 1994 to purchase an aggregate of 32,500 shares of
              Registrant's Common Stock issued to RAS Securities Corp. (13)
10.94        Draft of Warrants dated September 29, 1994, to purchase an aggregate of 37,500
              Common Shares issued to The Equity Group, Inc. as partial consideration for public relations services (13)
10.95        Warrants dated January 15, 1995 to purchase an aggregate of 30,000 shares of
              Registrant's Common Stock issued to Neil Berkman Associates (13)
10.96        Form of Indemnification Agreement for officers and directors (3)
10.97        Confidentiality Agreements dated May 20 and May 22, 1996 exchanged between the
              Registrant and CareMatrix (14)
10.98        Preferred Stock Purchase Agreement dated as of July 30, 1996 between the
              Registrant and Abraham D. Gosman (14)
10.99        Warrants dated July 30, 1996 to purchase an aggregate of 400,000 shares of the
              Registrant's Common Stock issued to Abraham D. Gosman (14)
10.100       Registration Rights Agreement dated as of July 30, 1996 between the Registrant and Abraham D. Gosman (14)
21.01        Subsidiaries of the Company (14)
23.01        Consent of Robinson & Cole (contained in Exhibit 5.01) (*)
23.02        Consents of Coopers & Lybrand (*)
23.03        Consent of Lovelace, Roby & Company, P.A. (*)
23.05        Consent of John A. Carucci (14)
24.01        Powers of Attorney of Messrs. Doyle, Miles and Sterman (14)
24.02        Power of Attorney of Mr. DeVore*


- - -------------



*  Filed herewith.


   In accordance with Rule 411 under the Securities Act of 1933, as amended, the following documents are hereby incorporated by reference:

(1) Filed as an Exhibit to the Registrant's Registration Statement on Form S-18 (No. 33-43187-B)

(2) Filed as an Exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-64720)

(3) Filed as an Exhibit to the Registrant's Registration Statement on Form S-18 (No. 33-44966-B)

(4) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992

(5) Filed as an Exhibit to the Registrant's Report on Form 8-K dated March 10, 1994

(6) Filed as an Exhibit to the Registrant's Report on Form 10-K dated for the fiscal year ended December 31, 1993

(7) Filed as an Exhibit to the Registrant's Report on Form 8-K dated May 4,
    1995

(8) Filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991

(9) Filed as an Exhibit to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1994

(10) Filed as an Exhibit to the Registrant's Report on Form 8-K dated October 5, 1995

(11) Filed as an Exhibit to the Registrant's Report on Form 8-K dated January 3, 1996

(12) Filed as an Exhibit to the Registrant's Report on Form 8-K dated July 20, 1992

(13) Filed as an Exhibit to the Registrant's Report on Form 10-K for the fiscal year ended December 31, 1995


(14) Filed as an Exhibit to the Registrant's Registration Statement on Form S-4 (No. 333-5364)




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